As filed with the Securities and Exchange Commission on May 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFÓNICA DE ARGENTINA S.A.

(Exact name of Registrant as specified in its charter)

TELEFONICA OF ARGENTINA INC.

(Translation of Registrant’s name into English)

Republic of Argentina	4813	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Avenida Ingeniero Huergo 723

(C1107A0T) Buenos Aires, Argentina

54-11-4332-2066

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, NY 10011

(212) 894-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Antonia E. Stolper, Esq.	David L. Williams, Esq.
Shearman & Sterling	Simpson Thacher & Bartlett
599 Lexington Avenue	425 Lexington Avenue
New York, NY 10022	New York, NY 10017
(212) 848-4000	(212) 455-2000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

11 7/8% Notes due 2007	U.S.$277,500,000	N/A	U.S.$277,500,000	U.S.$22,449.75

9 1/8% Notes due 2010	U.S.$350,075,000	N/A	U.S.$350,075,000	U.S.$28,321.07

8.85% Notes due 2011(3)	U.S.$263,190,000	N/A	U.S.$263,190,000	U.S.$21,292.07
Conversion Notes due 2011(3)

(1)	This Registration Statement registers the maximum amount of the Registrant’s 11 7/8% Notes due 2007 and 9 1/8% Notes due 2010 that may be issued in connection with the exchange offer by the Registrant for up to U.S.$300,000,000 aggregate principal amount of the Registrant’s existing 11 7/8% Notes due 2004 and U.S.$368,500,000 aggregate principal amount of the Registrant’s existing 9 1/8% Notes due 2008. This Registration Statement also registers the maximum amount of the Registrant’s 8.85% Notes due 2011 that may be issued in connection with the exchange offer by the Registrant for up to U.S.$225,000,000 aggregate principal amount of Compañía Internacional de Telecomunicaciones S.A.’s existing 8.85% Notes due 2004 and Ps.175,000,000, or U.S.$59,520,000, aggregate principal amount of Compañía Internacional de Telecomunicaciones S.A.’s 10 3/8% Notes due 2004. For purposes of calculating the amount of both series of Notes due 2011 to be registered, the Registrant has used the closing exchange rate in effect as published by Banco Nación between the Argentine peso and the U.S. dollar in effect on May 16, 2003, which was Ps.2.94 per U.S. dollar.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(3)	Pursuant to Rule 457(o), we have calculated the registration fee on the basis of the maximum aggregate offering price of the two series of 2011 notes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus and proxy solicitation. The first, which immediately follows this explanatory note, will be used by the Registrant to conduct its offer to exchange its 11 7/8% Notes due 2007 and its 9 1/8% Notes due 2010 (plus, in each case, cash) for the Registrant’s existing 11 7/8% Notes due 2004 and its 9 1/8% Notes due 2008, respectively, and solicitation of proxies to vote in favor of amendments to the terms of the 11 7/8% Notes due 2004 and the 9 1/8% Notes due 2008. The second prospectus and proxy solicitation will be used by the Registrant to conduct its offer to exchange its 8.85% Notes due 2011 (plus cash) for the 8.85% Notes due 2004 and 10 3/8% Notes due 2004 of Compañía Internacional de Telecomunicaciones S.A., its controlling shareholder, and solicitation of proxies to vote in favor of amendments to the terms of the 8.85% Notes due 2004 and 10 3/8% Notes due 2004.

The information in this prospectus and proxy solicitation may be changed or amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus and proxy solicitation is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer is not permitted.

PROSPECTUS AND PROXY SOLICITATION

(Subject to Completion) Issued May 22, 2003

Telefónica de Argentina S.A.

Offers to Exchange

11 7/8% Notes due 2007 and a cash payment for existing U.S.$300 million 11 7/8% Notes due 2004	9 1/8% Notes due 2010 and a cash payment for existing U.S.$368.5 million 9 1/8% Notes due 2008
and
solicitations of proxies to vote in favor
of amendments to the terms of the existing notes

We are offering:

•	for each U.S.$1,000 principal amount of our existing 11 7/8% Notes due 2004 that you validly tender:

•	for holders tendering before the proxy delivery deadline, U.S.$850 principal amount of our new 11 7/8% Notes due November 1, 2007 and U.S.$150 in cash (U.S.$75 of which constitutes a proxy payment) and

•	for holders tendering after the proxy delivery deadline, U.S.$925 principal amount of our new 11 7/8% Notes due November 1, 2007 and U.S.$75 in cash; and

•	for each U.S.$1,000 principal amount of our existing 9 1/8% Notes due 2008 that you validly tender:

•	for holders tendering before the proxy delivery deadline, U.S.$900 principal amount of our new 9 1/8% Notes due November 7, 2010 and U.S.$100 cash (U.S.$50 of which constitutes a proxy payment) and

•	for holders tendering after the proxy delivery deadline, U.S.$950 principal amount of our new 9 1/8% Notes due November 7, 2010 and U.S.$50 in cash.

Each of the exchange offers described in this prospectus and proxy solicitation, as well as our simultaneous exchange offers for Compañía Internacional de Telecomunicaciones S.A., or Cointel, is conditioned upon the receipt of at least 90% of the relevant class or series of existing notes. None of the exchange offers is conditioned upon the success of any other exchange offer.

If you tender your existing notes in the exchange offers, you will receive any accrued and unpaid interest up to, but not including, the settlement date for the exchange offer for those existing notes.

The exchange offers expire 20 business days after the commencement of the offers, at 11:59 p.m., New York City time, on      , 2003, unless extended by us. The proxy delivery deadline is      business days after the commencement of the exchange offers, at 11:59 p.m., New York City time, on      , 2003, unless extended as provided in this prospectus and proxy solicitation.

The interest rate on the new 2007 notes will be payable semi-annually on May 1 and November 1 beginning on November 1, 2003. The interest rate on the new 2010 notes will be payable semi-annually on May 7 and November 7 beginning on November 7, 2003. We intend to list our new notes on The New York Stock Exchange and the Luxembourg Stock Exchange.

Information relating to the exchange offers and proxy solicitations is also available via “MCM Corporate Watch” on Bloomberg pages      and      and Telerate pages      and      .

Proxy solicitations:

We are soliciting proxies from holders of the existing notes to amend important provisions of the indenture governing the existing 2004 notes and the terms and conditions of the existing 2008 notes. The effect of these amendments will be to eliminate substantially all of the covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of existing notes that is required to accelerate the existing notes from 25% to 51% and eliminate the ability of the trustee or fiscal agent to accelerate the existing notes absent instructions.

You should consider carefully the “Risk Factors” beginning on page 33 of this prospectus and proxy solicitation before you make a decision as to whether to tender your notes and deliver proxies in favor of the proposed amendments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with these exchange offers or passed upon the accuracy or adequacy of this prospectus and proxy solicitation. Any representation to the contrary is a criminal offense.

The dealer manager and solicitation agent for the exchange offers and proxy solicitations is:

MORGAN STANLEY

            , 2003

	Page		Page
Legal Matters Related to Jurisdictions Outside the United States	ii	Exchange Rates	73
Presentation of Financial Information	v	Use of Proceeds	74
Summary	1	Capitalization	75
Risk Factors	33	Description of the New Notes	76
Forward-Looking Statements	51	Taxation	93
The Exchange Offers	52	Enforcement of Civil Liabilities	101
Proxy Solicitation to Holders of Existing 2004 Notes	63	Experts	101
		Legal Matters	102
Proxy Solicitation to Holders of Existing 2008 notes	68	Where to Find Additional Information About Us	102

This prospectus and proxy solicitation incorporates important business and financial information about our company that is included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 dated April 15, 2003, and our Reports on Form 6-K dated May 5 and 22, 2003, all of which accompany this prospectus and proxy solicitation.

You should rely only on the information contained or incorporated by reference in this prospectus and proxy solicitation. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and proxy solicitation. We are offering our new notes only in jurisdictions where the exchange offers are permitted. The information contained in this prospectus and proxy solicitation and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus and proxy solicitation. Our business, financial condition, results of operation and prospects may have changed since those dates.

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LEGAL MATTERS RELATED TO JURISDICTIONS OUTSIDE THE UNITED STATES

Argentine Legal Matters

The public offering of the new notes in Argentina has been authorized by Certificate No.         dated            , 2003, of the Comisión Nacional de Valores, or CNV. This authorization means only that the information requirements of the CNV have been satisfied. The CNV has not rendered any opinion in respect of the information contained in this prospectus and proxy solicitation. The accuracy of all the accounting, financial and economic information and all other information contained in this prospectus and proxy solicitation is the sole responsibility of our board of directors, and with regard to matters within their competence, of our statutory auditors and of the auditors in relation to the reports on the consolidated financial statements contained in this prospectus and proxy solicitation. Our board of directors represents and warrants that this prospectus and proxy solicitation contains, as of the date hereof, true and complete information regarding any material fact that might affect our net worth or financial and economic condition and all other information that is required to be furnished to investors in connection with the exchange offers and proxy solicitations in accordance with applicable Argentine law and regulations.

The offering of the new notes is being made in Argentina by a separate prospectus in Spanish.

Austrian Legal Matters

The information contained in this prospectus and proxy solicitation does not contain an offer to purchase or sell nor a solicitation to make a purchase or subscription order for the new notes nor may the information contained in this prospectus and proxy solicitation be construed to contain such information. In particular, this prospectus and proxy solicitation may not be construed to contain a public offer or a public solicitation to subscribe for or purchase the new notes or an invitation to make an offer for the new notes or any advertisement or marketing which is equivalent to such an offer or solicitation pursuant to the Austrian Capital Markets Act, Federal Gazette 1991/625, as amended. Whenever the new notes will be resold or sold by the purchaser and whenever investment advise is given, or brokerage services are provided, in relation to the new notes, the information contained in this prospectus and proxy solicitation must not be used for purposes of a public offer or a public solicitation to subscribe for the new notes or an invitation to make an offer for the new notes or any marketing or advertisement which is equivalent to such an offer or solicitation pursuant to the Austrian Capital Markets Act, Federal Gazette 1991/625, as amended. Each investor is hereby informed and acknowledges that the new notes are being distributed within Austria exclusively by way of a private placement and that only professional investors acting within the scope of their business or professional activity, as defined in § 3 subpara 1 no. 11 of the Austrian Capital Markets Act, Federal Gazette 1991/625, as amended, will be approached. The following information does not contain exhaustive and/or complete information on the new notes and does not constitute a prospectus under the Austrian Civil law nor under Austrian Capital Markets law.

Belgian Legal Matters

This prospectus and proxy solicitation have not been notified to or approved by the Banking and Finance Commission (Commission bancaireetfinancière/CommissievoorhetBank-en Financiëwezen). Accordingly, the new notes may not be offered or sold, and this prospectus and proxy solicitation or similar document may not be distributed, directly or indirectly, to and may not be further distributed by any person in Belgium other than, amongst others, the following, acting for their own account: (i) the Belgian State, the Regions (Régions/Gewesten) and Communities (Communautés/Gemeenschappen), (ii) the European Central Bank, the National Bank of Belgium, the Fondsdes Rentes/Rentenfonds, the Fondsde protection des dépôtset des instruments financiers/Beschermingsfondsvoordeposito’sen financiëleinstrumenten and the Caissede Dépôtset Consignations/Deposito-en Consignatiekas, (iii) licensed Belgian and foreign credit institutions, (iv) licensed Belgian and foreign investment firms, (v) licensed Belgian and foreign collective investment institutions, (vi) licensed

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Belgian and foreign insurance and reinsurance companies and pension funds, (vii) qualifying Belgian holding companies, (viii) licensed Belgian coordination centres and (ix) Belgian or foreign companies listed on a Belgian or a foreign regulated exchange with consolidated own funds of at least EUR 25 million, all within the meaning of Article 3.20, of the Belgian Royal Decree of July 7, 1999, on the public character of financial transactions, or for an amount of minimum EUR 250,000 per investor.

Brazilian Legal Matters

The new notes have not been and will not be registered with the Comissão de Valores Mobiliários (the Brazilian Securities Commission). The new notes and the documents relating to this exchange offer may not be publicly offered, distributed or sold in Brazil, except under circumstances that do not constitute a public offering of securities under Brazilian law and regulations. This prospectus and proxy solicitation is for the use and information only of the person to whom it is addressed.

Notice to the Public in the Cayman Islands

No invitation may be made to the public in the Cayman Islands to subscribe for the new notes.

French Legal Matters

This prospectus and proxy solicitation has not been submitted and will not be submitted to the clearance procedures of the COB (French Commission des opérations de bourse) and has not been used and may not be used in connection with any offer to the public to purchase or sell the new notes in France. Offers and sales of the new notes in France will be made to a limited number of investors acting for their own accounts and/or qualified investors acting for their own accounts, in each case in accordance with Article L.411-2 of the Code Monétaire et Financier and Decree no. 98-880 dated 1 October 1998.

German Legal Matters

No action has been, or will be, taken that would permit a public offering of the new notes or the distribution of this prospectus and proxy solicitation or any other offering or publicity material relating to the new notes in Germany. The new notes may only be offered and sold in Germany in accordance with the restrictions set forth in the German Securities Selling Prospectus Act (Verkaufsprospektgesetz).

Irish Legal Matters

This prospectus and proxy solicitation, together with the other documentation relating to the exchange offer, may not be offered or distributed to the public in Ireland. The new notes are not being offered to the public in Ireland. This documentation and the information contained in this prospectus and proxy solicitation is confidential and is intended for use on a confidential basis in Ireland solely by those persons to whom it is sent. It may not be reproduced, redistributed or passed on to any other person or published in whole or in part for any other purpose. It does not constitute an invitation to the public in Ireland or any section thereof to subscribe for or purchase any securities and, accordingly, it is not a prospectus within the meaning of the Irish Companies Act, 1963 (as amended) or the Irish European Communities (Transferable Securities and Stock Exchange) Regulations, 1992.

Italian Legal Matters

The offer of the new notes is subject to the approval of the Bank of Italy under the Italian regulations on the collection of savings. Prior to such authorization the exchange offer may not commence in Italy and any relevant information or document, including this prospectus, may not be distributed in Italy. The offer does not constitute a solicitation of investment or a public exchange offer under Italian law because it is addressed to no more than 200 Italian-resident investors and hence is not subject to the requirement of a prospectus.

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Legal Matters in The Netherlands

This prospectus and proxy solicitation may not be distributed in The Netherlands and the new notes may not be offered in The Netherlands prior to the statement of approval within the meaning of section 3 of the Securities Markets (Supervision) Decree 1995 having been lodged with the Autoriteit Financiele Markten as prescribed by section 5 of the Securities Markets (Supervision) Decree 1995.

Panamanian Legal Matters

This new notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 and may not be publicly offered or sold within Panama, except in connection with certain very limited transactions exempt from the registration requirements of the Panamanian securities law.

Portuguese Legal Matters

This exchange offer and this prospectus and proxy solicitation have not been registered with the Portuguese Stock Exchange Commission (Comissão do Mercado dos Valores Mobiliários), and therefore the exchange offer is not directed to Portuguese resident investors and the new notes may not be offered or sold publicly in Portugal. In addition, this prospectus and proxy solicitation are only being publicly distributed in the above noted jurisdictions where lawful and may not be publicly distributed in Portugal.

Spanish Legal Matters

The exchange offer has not been registered with the Spanish National Commission for the Securities Market (Comisión Nacional del Mercado de Valores) and, therefore, the new notes may not be offered, sold or distributed in the Kingdom of Spain except in accordance with the requirements of the Spanish Securities Market Law (Ley 24/1988 de 28 de julio, del Mercado de Valores) as amended and restated, and Royal Decree 291/1992, of March 27, on Issues and Public Offerings of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Públicas de Venta de Valores) as amended and restated, and the decrees and regulations made thereunder. Neither this pricing supplement nor the accompanying offering circular has been verified or registered in the administrative registries of the Spanish National Commission for the Securities Market.

United Kingdom Legal Matters

The new notes have not been offered or sold and, prior to the expiry of a period of six months from the Issue Date of such Notes, will not be offered or sold to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

The exchange offer and proxy solicitation has been and will only be communicated or caused to be communicated in circumstances which comply with the provisions of the Financial Services and Markets Act 2000 (the “FSMA”). A person may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (with in the meaning of section 21 of the FSMA) received by it in connection with issue or sale of new notes in circumstances in which section 21(1) of the FSMA does not apply. The exchange offer and proxy solicitation has been, and will be, conducted in a manner which complies with all applicable provisions of the FSMA with respect to anything done by it in relation to any new notes in, from or otherwise involving the United Kingdom.

Uruguayan Legal Matters

The exchange offer constitutes a private placement and the new notes are not and will not be registered with the Central Bank of Uruguay.

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PRESENTATION OF FINANCIAL INFORMATION

Our audited consolidated financial statements as of December 31, 2002 and 2001, and for the fiscal year ended December 31, 2002, the three-month fiscal year ended December 31, 2001 and the fiscal years ended September 30, 2001 and 2000 and the notes thereto are included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 which accompanies, and is incorporated by reference into, this prospectus and proxy solicitation. Our unaudited consolidated financial statements as of March 31, 2003, and for the three-month periods ended March 31, 2003 and 2002, and the notes thereto are included in our Report on Form 6-K dated May 22, 2003. The incorporated Forms 20-F and 6-K accompany this prospectus and proxy solicitation.

In this prospectus and proxy solicitation, references to “$”, “U.S.$”, “U.S. dollars” and “dollars” are to United States dollars and references to “Ps.” or “pesos” are to Argentine pesos. Percentages and some currency amounts in this prospectus and proxy solicitation were rounded for ease of presentation.

Unless otherwise indicated, our balance sheets and income statements use the exchange rate as of each relevant date or period-end quoted by Banco de la Nación Argentina, which we refer to as Banco Nación. In the case of dollars, the Banco Nación quotes for such exchange rates were Ps.1.00 = U.S.$1.00 until December 23, 2001. From December 24, 2001 to January 10, 2002, the exchange market was officially suspended. On January 10, 2002, the Argentine government established a dual exchange rate system. The exchange rate in the free market began to float for the first time since April 1991. On January 10, 2002, the free market rate was Ps.1.70 = U.S.$1.00 while the official market rate was Ps.1.40 = U.S.$1.00. On February 8, 2002, the Argentine government repealed the dual exchange rate and since February 11, 2002, Argentina has had one freely floating exchange rate for all transactions.

Our financial data as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002 have been restated in constant pesos as of February 28, 2003. With the exception of this financial data, and except as otherwise indicated, financial data for all other periods throughout this prospectus and proxy solicitation have been restated in constant pesos as of December 31, 2002. We have not restated all of the financial data included in this prospectus and proxy solicitation in constant pesos as of February 28, 2003 because there was low inflation in Argentina during the period. From January 1, 2003 to February 28, 2003 the wholesale price index in Argentina increased 0.7%.

The exchange rate between the peso and the U.S. dollar was Ps.3.37 per U.S. dollar at December 31, 2002, Ps.2.98 per U.S. dollar at March 31, 2003 and Ps.2.94 per U.S. dollar on May 16, 2003. You should not construe the translation of currency amounts in this prospectus and proxy solicitation to be representations that the peso amounts actually represent U.S. dollar amounts or that any person could convert the peso amounts into U.S. dollars at the rate indicated or at any other exchange rate.

Fiscal year-end change:    On September 18, 2001, our shareholders held a special shareholders’ meeting and approved an amendment to our by-laws to change our fiscal year end from September 30 to December 31 of each year. On September 14, 2001, the Comisión Nacional de Comunicaciones issued Resolution No. 1,322, authorizing us to change our fiscal year-end date. As a result, we had a three-month fiscal year ended December 31, 2001. In this prospectus and proxy solicitation, unless otherwise indicated, references to fiscal years 2002, 2001 and 2000 are to fiscal years ended December 31, 2002, September 30, 2001, and September 30, 2000, respectively.

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SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and proxy solicitation. Accordingly, this summary may not contain all of the information that may be important to you. We urge you to carefully read and review this prospectus and proxy solicitation, our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 that is incorporated by reference and accompanies this prospectus and proxy solicitation and the financial statements included in that Annual Report, our Report on Form 6-K dated May 22, 2003 that is incorporated by reference and accompanies this prospectus and proxy solicitation and the unaudited financial statements included in that Report on Form 6-K and the other documents to which this prospectus and proxy solicitation refer in order to fully understand our company, the exchange offers and the terms of the new notes. You should also read the “Risk Factors” section to determine whether participating in the exchange offers is appropriate for you.

TELEFÓNICA OF ARGENTINA

General

Telefónica of Argentina is a licensed supplier of wireline public telecommunications services and basic telephone services in Argentina. Basic telephone services include (1) the supply of fixed telecommunications connections which form part of the public telephone network or are connected to such network and (2) the provision through these links of local, domestic long distance and international telephone voice services.

As of March 31, 2003, our telephone system had approximately 4.4 million lines in service. As of  March 31, 2002, our consolidated net worth was Ps.2,937 million, compared to consolidated net worth of Ps.2,410 million at December 31, 2002 (in constant pesos as of February 28, 2003).

Our principal executive office is located at Avenida Ingeniero Huergo 723, (C1107A0T) City of Buenos Aires, Argentina, our telephone number is (5411) 4332-2066 and our website is www.telefonica.com.ar.

Developments Adversely Affecting our Financial Condition

The Argentine economy has been mired in a severe economic recession that began in the second half of 1998. Argentina’s GDP has fallen every year since then, culminating in a decrease of 10.9% in 2002. In 2002, the peso was devalued by 237.0% (having reached 290% as of June 25, 2002) and Argentina experienced a rise in the wholesale price index of 118.2%.

Our financial results and results of operations for the fiscal year ended December 31, 2002 were significantly and negatively impacted by the drastic political and economic changes that took place in Argentina in 2002. Our independent auditors have noted in their audit report included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 which is incorporated by reference in this prospectus and proxy solicitation that there is substantial doubt as to our ability to continue as a going concern due to the following factors:

•	uncertainty regarding our ability to repay or refinance our short-term debt;

•	uncertainty regarding the potential adverse effect of the outcome of our pending tariff renegotiation with the Argentine government; and

•	uncertainty regarding our ability to obtain the required authorization of the Argentine Central Bank, or the Central Bank, to transfer funds abroad to pay our foreign creditors.

1

On May 6, 2003, the Central Bank lifted most of the above restrictions on the transfer of funds abroad. Accordingly, the uncertainty related to obtaining authorization from the Central Bank for transfers abroad no longer applies.

The most important factors that affected our financial results and results of operations were the following:

•	Pesification and freezing of our tariffs and devaluation. Prior to 2002, our tariffs were denominated in U.S. dollars, however dollar-based tariffs were abolished by the Ley de Emergencia Pública y Reforma del Régimen Cambiario No. 25,561, known as the Public Emergency Law, and all public service tariffs, including ours, were converted into pesos at a one-to-one exchange rate. This conversion is commonly referred to as pesification. Furthermore, the Public Emergency Law put a freeze on our tariffs, which is still in effect. The Public Emergency Law also eliminated the U.S. dollar—peso parity, thereby exposing us to changes in the exchange rate between the U.S. dollar and the peso, which resulted in substantial financial losses. As a result of the devaluation of the peso and the pesification and freezing of our tariffs, our cash flows from operations alone are not sufficient to meet our short-term debt obligations as they mature and may not be sufficient to meet our debt obligations maturing or subject to repurchase in 2004.

•	Inflation and inflation accounting. Inflation accounting was reintroduced as a result of an inflation rate of 42% in the consumer price index and 118% in the wholesale price index in Argentina during 2002. The most important impact of inflation on our results was the incorporation into our financial statements of the effect of exposure of our monetary assets and liabilities to inflation and the restatement of the rest of our income statements in constant currency. The effect on our balance sheet and our shareholders’ equity was the restatement of our non-monetary net assets in constant pesos. As of March 1, 2003, inflation accounting has been discontinued. The wholesale price index during the first two months of 2003 increased 0.7%.

•	Mandatory tariff renegotiation. The Public Emergency Law authorized the Argentine government to renegotiate public service contracts, including our tariffs. As a result, the amount of our future telecommunications service revenues and net cash flows cannot be predicted with certainty. As of March 31, 2003, the recoverability of the amount booked in fixed assets in accordance with Argentine GAAP corresponding to our telecommunications business and minimum presumed income tax credit, totaling Ps.8,148 million and Ps.56 million, respectively, may be negatively affected by the outcome of the tariff renegotiation and the resulting impact on our operations.

•	Elimination of access to financing. Companies operating in Argentina, including us, have had no access to either local or international financing due to the macroeconomic crisis and political uncertainty that continues to affect Argentina, which has resulted in a substantial increase in our short-term debt, an inability to refinance this short-term debt except by rolling it over generally on a monthly basis and may give rise to substantial doubt that we will be able to refinance our debt obligations maturing or subject to repurchase in 2004.

•	Recession and unemployment. The current recession, unemployment and underemployment, coupled with the rise of inflation in 2002 led to a reduction of wages in real terms and a reduction in disposable income of all class sectors of the Argentine population. This has resulted in a decrease in the number of clients that use our services and in a reduction on the usage per telephone line. This resulted in a drop in our revenues for 2002. Although some indicators of the Argentine economy stabilized during the first quarter of 2003, unemployment remained unaffected by such stabilization.

In response to the negative effect that these drastic political and economic changes have had on our operating results, we took important short-term steps to manage our cash flow and our balance sheet to maintain needed liquidity. To that end we made the following changes:

•	Reduced our capital expenditures. We implemented a plan to reduce our capital expenditures rapidly. To that end we continued only those projects that are required to maintain the quality of our services, generate cash flow in the near term and which we deem to be high priority.

2

•	Reduced operating costs. We renegotiated most of our contracts, in particular foreign-exchange linked contracts, and eliminated discretionary costs. The goal of these renegotiations was to reduce costs, including a reduction of the exposure of our costs to inflation and devaluation, and adapting our costs to lower demand for our services. We have also taken measures with respect to our suppliers’ contracts, including, among others, adjustments to service quality, changing the timing of delivery and services and, in some cases, their outright termination. In addition, we implemented a series of spending controls and took certain actions in order to decrease and prevent expenses.

•	Increased our collection rates. We implemented new plans and collection policies for collecting receivables, including disconnection policies tailored to each customer segment and tied our sales force’s incentives to collections rather than sales. As a result, we reduced the amount of our accounts receivable and uncollectibles and, consequently, reduced our collection risks.

•	Debt renegotiation, cash management and roll-over of short-term debt. We implemented a series of actions to decrease the exchange rate risk on our current assets while managing our main accounts payable, especially with foreign suppliers. Additionally, we exchanged U.S.$100 million of notes that were scheduled to mature in 2002 for U.S.$71 million of notes maturing in 2006 (and cash), which may become due in July 2004 if, as of July 1, 2004, the outstanding principal amount of our existing 2004 notes, including any refinancing or renegotiation of those notes with indebtedness having a maturity date prior to July 1, 2006, exceeds U.S.$90 million. We have also been rolling over a significant portion of our short-term debt with Telefónica Internacional, which at March 31, 2003 was equal to approximately Ps.2,589 million (U.S.$869 million).

Even though we took these measures to mitigate the effects of the changes to our business and some indicators of the Argentine economy have begun to stabilize, the future for our company remains highly uncertain.

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DEBT RENEGOTIATION

Our Debt

As of March 31, 2003, our short-term debt was approximately Ps.2,863 million (equivalent to U.S.$961 million) and long-term debt was approximately Ps.2,560 million (U.S.$859 million), which includes U.S.$300 million of our existing 2004 notes maturing in November 2004 and U.S.$71.4 million of our existing 2006 notes that we may be required to repurchase in July 2004. Almost all of our indebtedness was denominated in foreign currencies (primarily all of which was in U.S. dollars) as of March 31, 2003. In addition, as of March 31, 2003 we had an approximately Ps.524 million (equivalent to U.S.$176 million) in cash and current investments.

As of March 31, 2003, our short-term indebtedness consisted of the following:

•	Approximately U.S.$869 million of short-term debt owed to Telefónica Internacional S. A., a wholly owned subsidiary of Telefónica S.A., our ultimate parent company which we refer to as Telefónica. As of March 31, 2003, Telefónica directly or indirectly owned approximately 98% of our capital stock. Substantially all of our debt to Telefónica Internacional is currently rolled over on a monthly basis, subject to Telefónica Internacional’s right to immediately accelerate such indebtedness under certain circumstances. Telefónica Internacional has advised us in writing that it has waived these acceleration conditions until September 20, 2003 and will not accelerate our debt as a result of the effects of the Public Emergency Law. Notwithstanding this waiver, Telefónica Internacional is under no obligation to continue rolling over our debt when it becomes due. If it were to stop rolling over such debt, we would not have the ability to repay, refinance or renegotiate this short-term indebtedness.

Our debt to Telefónica Internacional is unsecured and unsubordinated and, in an Argentine bankruptcy proceeding, would be treated as part of the same class of debt as all of our other unsecured and unsubordinated debt obligations to unaffiliated parties. However, in any bankruptcy proceeding, Telefónica Internacional will not be entitled to vote. As of March 31, 2003, all of our outstanding indebtedness was unsecured and unsubordinated.

•	The equivalent of U.S.$92 million of other short-term indebtedness relating to import financing, long-term financing, local and foreign bank loans, credit balances with banks and accrued interest on our outstanding notes.

As of March 31, 2003 our long-term debt consisted of the following:

•	U.S.$300 million of our existing 2004 notes maturing in November 2004,

•	U.S.$71.4 million of our 9 7/8% Notes due 2006 with respect to which we will be required to make an offer to purchase in July 2004 at 100% of their principal amount, plus accrued and unpaid interest if, as of July 1, 2004, the outstanding principal amount of our existing 2004 notes, including any refinancing or renegotiation of those notes with indebtedness having a maturity date prior to July 1, 2006, exceeds U.S.$90 million,

•	U.S.$368.5 million of our existing 2008 notes maturing on May 7, 2008, and

•	The equivalent of U.S.$119 million of other long-term indebtedness related to import financing, long-term financing and local and foreign bank loans.

Cointel’s Debt

Compañía Internacional de Telecomunicaciones S.A., or Cointel, is our holding company. It conducts its business through its controlling interest in us and its only significant asset is its 64.83% ownership interest in our capital stock. Cointel is an almost wholly owned subsidiary of Telefónica Internacional. As of March 31, 2003, Cointel’s consolidated debt consisted of our debt described above and the following additional indebtedness:

•	U.S.$123 million of short-term debt owed to Telefónica Internacional,

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•	U.S.$225 million of 8.85% Series A Notes due 2004,

•	Ps.175 million (equivalent to U.S.$59 million) of 10 3/8% Series B Notes due 2004, and

•	Ps.39 million and Ps.5 million (equivalent to U.S.$15 million) in Cointel’s preferred stock and preferred dividends, respectively. Cointel’s obligation to pay dividends on the preferred shares is currently suspended.

Our Debt Renegotiation Strategy

Background

In the past, we have relied to a significant extent on cash flows from operations and our ability to access the capital and credit markets in order to provide us with the liquidity necessary for us to meet our principal and interest payments on our outstanding debt and to make dividend payments.

In light of recent macroeconomic developments in Argentina, and the negative impact that such macroeconomic events had on our financial condition, we are unable to access the capital markets, and third-party financing sources, both domestically and internationally, are no longer available in amounts sufficient to enable us to meet our debt obligations. In addition, as a result of the devaluation of the peso and the pesification and freezing of our tariffs, our internally generated funds alone are not sufficient for us to meet our substantial short-term debt obligations, and may not be sufficient to meet our debt obligations maturing or subject to repurchase in 2004, even if Telefónica Internacional decides to roll over our short-term indebtedness.

Our liquidity and subsequent dividend payments have also been historically relied upon by Cointel as the primary source of liquidity for it to meet its principal and interest payments on its outstanding debt. From January 1, 1994 through December 31, 2001, we paid Cointel cash dividends aggregating U.S.$1,190 million. Due to accumulated losses attributable to the macroeconomic crisis in Argentina, we did not pay dividends last year, are not able to pay dividends in 2003 in respect of our 2002 fiscal year and may not be able to pay dividends in 2004. Accordingly, Cointel’s primary source of liquidity has been eliminated. Furthermore, even if we could legally pay dividends in 2003 and 2004, we do not expect that our cash flows would be sufficient to be able to pay enough cash dividends to our shareholders for Cointel to pay its debt maturing in 2004.

The existing Cointel notes we are soliciting for tender in the Cointel exchange offer represent substantially all of Cointel’s indebtedness owed to non-affiliates. In order to meet interest payments on the existing Cointel notes, Cointel has been relying on cash received from the assignment by Telefónica Internacional of debt payments made to it by us on our short-term debt. However, Telefónica Internacional is not required to make these assignments and if it were to stop doing so, or if we were to stop making payments on our debt to Telefónica Internacional, Cointel could not meet its principal or interest payment obligations under the existing Cointel notes maturing in 2004. In order for Cointel to be able to repay its existing 2004 notes at maturity, assuming an exchange rate of Ps.2.94 per U.S. dollar, we would have to pay dividends in 2004 totaling at least U.S.$440 million in the aggregate. Alternatively, we would have to be able to generate sufficient cash flows from operations to be able to repay our existing 2004 notes, make the offer to purchase our existing 2006 notes and repay at least U.S.$285 million (assuming the same exchange rate) of our short-term indebtedness owed to Telefónica Internacional. Thereafter, Telefónica Internacional would need to assign such payments to Cointel (which it is not required to do) in order for Cointel to repay the existing 2004 notes at maturity.

We believe that we may not be able to generate sufficient cash flows through 2004 in order to repay our indebtedness maturing or subject to repurchase in 2004 and to make the dividend or principal repayments (or combinations thereof) described above that are necessary for Cointel to be able to repay its existing 2004 notes at maturity. If Cointel were to default on its payment obligations, it is likely that Cointel would have to commence reorganization proceedings in Argentina. Any reorganization of Cointel would put us at risk of losing our license

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to provide telecommunications services because the List of Conditions governing our license to provide telecommunications services requires Cointel to own at least 51% of our capital stock in class A shares except if otherwise approved by the Secretary of Communications of Argentina. Whether we would continue to be owned by Cointel or at what percentage ownership level after any reorganization proceeding is uncertain.

Due to the macroeconomic crisis in Argentina, Cointel also currently has no access to the capital and credit markets. As a result of this difficulty, it may not be possible for us to refinance our substantial short-term debt obligations or our debt obligations maturing or subject to repurchase in 2004 or for Cointel to refinance or repay its existing Cointel notes when they mature in 2004. These repayment difficulties will continue to exist even if Telefónica Internacional decides to roll over all of our and Cointel’s short-term indebtedness.

Strategy

As a result of the foregoing, we have developed the following debt renegotiation strategy in order to:

•	extend the maturities of our long-term public debt,

•	reduce the risk of losing our license,

•	replace a portion of our short-term indebtedness with long-term indebtedness and reduce our outstanding indebtedness, and

•	provide additional time for Argentina to stabilize economically and politically.

Our debt renegotiation strategy consists of the following:

1.	Exchange offer for existing 2004 notes. We are offering to exchange our new 2007 notes and cash for any and all existing 2004 notes. As of March 31, 2003, U.S.$300 million principal amount was outstanding under the existing 2004 notes and is scheduled to mature in November 2004. We are seeking to acquire at least 90% of the existing 2004 notes in this exchange offer.

2.	Exchange offer for existing 2008 notes. We are offering to exchange our new 2010 notes and cash for any and all existing 2008 notes. As of March 31, 2003, U.S.$368.5 million principal amount was outstanding under the existing 2008 notes and is scheduled to mature in May 2008. We are seeking to acquire at least 90% of the existing 2008 notes in this exchange offer.

3.	Exchange offers for existing Cointel notes and transfer of the acquired Cointel notes to Telefónica Internacional. We are offering to exchange (1) our new U.S. dollar-denominated 8.85% Notes due 2011 and cash for any and all existing Cointel 8.85% Series A Notes due 2004 and (2) our new peso-denominated Conversion Notes due 2011 or our new U.S. dollar-denominated 8.85% Notes due 2011 and cash for any and all existing Cointel 10 3/8% Series B notes due 2004. Our new conversion notes will initially be peso denominated but will convert into dollar-denominated debt on August 1, 2004 as described under “Summary of Cointel Exchange Offers and New U.S. Dollar-Denominated Notes and New Conversion Notes”. We are seeking to acquire at least 90% of each series of existing Cointel notes in these exchange offers. We will transfer all of the existing Cointel notes that we acquire in the exchange offers to Telefónica Internacional in exchange for a reduction of our short-term indebtedness owed to Telefónica Internacional. For more information on the terms and conditions of the Cointel exchange offers, see “Summary of Cointel Exchange Offers.”

The exchange offers described above are not contingent on the success of any of the other exchange offers. Should less than all of the exchange offers be consummated, we may accept for exchange those notes that are tendered in those exchange offers when all of the conditions to such exchange have been met or waived by us.

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Benefits of Our Debt Renegotiation Strategy

The benefits to us in conducting this debt renegotiation strategy are the following:

•	Extends the maturities of our long-term public debt. If the exchange offers for the existing 2004 notes and existing 2008 notes are successful, we will have extended the maturities of these long-term obligations by three years and two and one-half years, respectively. A successful exchange offer for the existing 2004 notes is our best means of refinancing the existing 2004 notes prior to maturity given that we believe our prospects to gain access to the capital and credit markets in the near or medium term are very poor and we may not generate sufficient cash flow from operations to repay the existing 2004 notes at maturity. Furthermore, under the terms and conditions of our existing 2006 notes, if, as of July 1, 2004, the outstanding principal amount of our existing 2004 notes, including any refinancing or renegotiation of those notes with indebtedness having a maturity date prior to July 1, 2006, exceeds U.S.$90 million, we will be required in July 2004 to make an offer to purchase our existing 2006 notes at 100% of their principal amount, plus accrued and unpaid interest. As of December 31, 2002, U.S.$71.4 million of existing 2006 notes were outstanding. A successful completion of the exchange offer for the existing 2004 notes will allow us to avoid having to make an offer to purchase the existing 2006 notes, thereby effectively maintaining the maturity of the existing 2006 notes in July 2006.

•	Reduces the risk of losing our license. According to the list of conditions governing our license to provide telecommunications services, if the outcome of any reorganization of Cointel results in its failure to own at least 51% of our capital stock in class A shares without the prior authorization of the Secretary of Communications of Argentina, our license may be revoked. Accordingly, any reorganization of Cointel would put us at risk of losing our license to provide telecommunications services because the outcome of our ownership by Cointel in any reorganization proceeding would be uncertain. As discussed above, Cointel could default on its payment obligations, including its payment obligations under the existing Cointel notes. If Cointel were to default on its payment obligations, it is likely that Cointel would have to commence reorganization proceedings, thereby putting our license at risk.

We will transfer any existing Cointel notes that we acquire to Telefónica Internacional upon consummation of the exchange offers for the existing Cointel notes. Assuming a 90% acceptance, immediately after the exchange offers are consummated substantially all of Cointel’s outstanding indebtedness will be held by Telefónica Internacional, making it likely that Cointel would continue to own at least 51% of our capital stock in class A shares, even after the conclusion of any reorganization proceeding that may be instituted against it.

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Replaces a portion of our short-term debt with long-term indebtedness.    As of March 31, 2003, we had U.S.$869 million of short-term indebtedness owed to Telefónica Internacional. If the exchange offer for existing Cointel notes is successful, 90% of the existing Cointel notes are tendered for exchange prior to the proxy delivery deadline, holders of 50% of the existing Cointel Series B notes tendered for exchange elect our new U.S. dollar-denominated notes due 2011 and the remaining holders elect our new conversion notes, we will issue approximately U.S.$     million of our new U.S. dollar denominated 2011 notes and Ps.      million of new conversion notes (equivalent to U.S. $     million as of March 31, 2003) and pay cash in exchange for approximately U.S.$     million of existing Cointel notes. We have agreed with Telefónica Internacional that, upon consummation of the exchange offers for existing Cointel notes, we will transfer to Telefónica Internacional all existing Cointel notes that we acquire in exchange for a reduction of our short-term indebtedness owed to Telefónica Internacional. This amount will be equal to the principal amount of the existing Cointel notes that we acquire plus the amount of cash payments we make to holders of existing Cointel notes in respect of accrued and unpaid interest on those notes. With respect to the existing Cointel Series B notes, Telefónica Internacional will reduce our debt by an amount equal to the U.S. dollar equivalent of any existing Cointel Series B notes that we transfer to it, calculated using the forward exchange rate we are using to convert the principal amount of existing Cointel Series B notes that are tendered in exchange

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for our new U.S. dollar-denominated notes due 2011. Assuming we have acquired 90% of all existing Cointel notes in the manner described above, we are not required to make any cash payment in respect of accrued and unpaid interest and we have transferred all acquired Cointel notes to Telefónica Internacional, as of March 31, 2003 our short-term indebtedness owed to Telefónica Internacional would have been approximately U.S.$     million. The successful completion of this exchange offer is our best means of replacing a portion of our short-term indebtedness owed to Telefónica Internacional with long-term indebtedness.

•	Reduces our outstanding indebtedness. Assuming 90% of the existing notes and existing Cointel notes are tendered and accepted in the exchange offers prior to the proxy delivery deadline, 50% of the existing Cointel Series B notes tendered for exchange elect our new U.S. dollar denominated 2011 notes and the remainder elect our new conversion notes and we have transferred all acquired Cointel notes to Telefónica Internacional in exchange for a reduction of our short-term debt, we will reduce our total debt by approximately U.S.$ million to U.S.$ million. This reduction is attributable to the cash payments that we will make in connection with the exchange offers.

•	Provides additional time for Argentina to stabilize economically and politically. Argentina is continuing to suffer from a severe recession and from political instability. The successful completion of this exchange offer will provide additional time for the political and economic situation in Argentina to improve, which may provide Argentine companies, including ours, with opportunities to access the capital and credit markets once again.

The benefits described above assume that each of the exchange offers forming part of our renegotiation strategy is successful. However, because none of the exchange offers are contingent on the success of any of the other exchange offers, if less than all of the exchange offers are successful or we decide to materially lower the minimum tender condition of any exchange offer we may not fully realize the benefits described above.

Our Financial Debt Maturity Profile if the Debt Renegotiation is Successful

The table below sets forth our actual aggregate scheduled payments of principal and our principal payments as adjusted to give effect to a successful renegotiation strategy assuming 90% of the existing 2004 notes, existing 2008 notes and existing Cointel notes are tendered for exchange prior to the relevant proxy delivery deadline. The table below does not include any cash payments that may be made in respect of accrued and unpaid interest. In order to prepare the table, we have assumed that holders of 50% of the existing Cointel Series B notes tendered for exchange elect our new U.S. dollar-denominated notes and the remaining holders elect our new conversion notes.

Total Financial Debt in U.S. dollars as of March 31, 2003	2003	2004	2005	2006	2007	2008	2009	2010	2011	Thereafter	Total
Actual
As adjusted

The table above only represents an example of our possible financial debt maturity profile. Because none of the exchange offers are contingent on the success of any of the other exchange offers, our actual maturity profile will depend on the number of exchange offers that are successfully concluded, the principal amount of notes tendered for exchange in the successful exchange offers, the amount of existing notes tendered prior to the proxy delivery deadline and the principal amount of existing Cointel Series B notes tendered for the new conversion notes. In particular, if we decide to materially lower the minimum tender condition of any exchange offer our debt maturity profile may differ materially from the debt maturity profile set forth above.

Consequences if Our Debt Renegotiation Strategy Fails

If our debt renegotiation strategy fails:

•	we may not generate sufficient cash flow from operations to be able to repay or refinance our existing 2004 notes and/or purchase any of our 2006 notes that we may be required to purchase in 2004, even if Telefónica Internacional continues to roll over our short-term indebtedness;

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•	even if we were able to make the offer to purchase our existing 2006 notes and to repay our existing 2004 notes, we may not be able to generate sufficient cash flows from operations to be able to provide Cointel with sufficient liquidity (either through dividend payments or the repayment of short term debt owed to Telefónica Internacional which would be assigned to Cointel, or combinations thereof) for Cointel to repay its existing Cointel notes at maturity, which puts our license at risk if Cointel were to commence reorganization or bankruptcy proceedings; and

•	we will continue to have a substantial amount of short-term indebtedness owed to Telefónica Internacional that we may not be able to repay and a substantial amount of indebtedness primarily owed to Telefónica Internacional maturing or subject to repurchase in 2004. Telefónica Internacional is under no obligation to roll over the debt we owe it and may assign all or part of that debt to third parties.

We cannot assure you that we will be able to repay, refinance or renegotiate the indebtedness described above or any other indebtedness at maturity. If we cannot repay, refinance or renegotiate such indebtedness we may not be able to continue as a going concern. See “Risk Factors—If we fail to complete our debt renegotiation strategy, we will continue to be burdened with a substantial amount of short-term debt, as well as with a substantial amount of additional indebtedness maturing in 2004, which may prove difficult for us to refinance at maturity due to our limited access to the capital and credit markets.”

Although our shareholders’ equity is currently positive, under Argentine corporate law, if our shareholders’ equity as calculated under Argentine GAAP is negative at the end of any fiscal year and we are not recapitalized, we may be forced to dissolve. Although the implementation of this law has been stayed until December 10, 2003, if our shareholders’ equity were to become negative at the end of any fiscal year and we were not recapitalized or if we were declared bankrupt for any other reason, we would be at risk of losing our license to provide telecommunications services. See “Risk Factors—Our license is revocable under certain circumstances, and revocation of the license would have a material and adverse effect on us.”

Proxy Solicitations and Meetings of Existing Noteholders

We are soliciting proxies from holders of the existing notes to amend important provisions of the indenture governing the existing 2004 notes and the terms and conditions of the existing 2008 notes. The effect of these amendments will be to eliminate substantially all of the covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of existing notes that is required to accelerate the existing notes from 25% to 51% and eliminate the ability of the trustee to accelerate the existing notes absent instructions. To effectuate these amendments, a vote at a noteholders’ meeting for the relevant class of existing notes at which a quorum is present will be necessary. The indenture governing the existing 2004 notes requires that 67% of the outstanding aggregate principal amount of the existing 2004 notes present or represented at a noteholders’ meeting at which quorum is present or represented must vote to approve any proposed changes. The terms and conditions of the existing 2008 notes require that holders representing the majority of the aggregate principal amount of existing 2008 notes present or represented at a duly noteholders’ meeting at which quorum is present or represented must vote to approve any proposed changes.

For each class of existing notes, the quorum requirement for the first meeting is 60% of the aggregate principal amount of the relevant class of existing notes. The first noteholders’ meeting for each class of existing notes is scheduled for            , 2003. If a quorum is not established for the first noteholders’ meeting, a second noteholders’ meeting to amend the existing notes will be necessary and will be held on            , 2003. The quorum for the second noteholders’ meeting is 30% of the aggregate principal amount of the relevant class of existing notes. Once changes to terms and conditions of the existing 2004 notes or existing 2008 notes are approved at the relevant noteholders’ meeting, the only condition to effectiveness is that we accept for tender the relevant class of existing notes.

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THE EXCHANGE OFFERS AND PROXY SOLICITATIONS

Securities for Which We Are Making the Exchange Offers and Proxy Solicitations	All of our existing 11 7/8% Notes due 2004 and all of our existing 9 1/8% Notes due 2008.

There are currently U.S.$300,000,000 aggregate principal amount of existing 2004 notes and U.S.$368,500,000 aggregate principal amount of existing 2008 notes.

The CUSIP number of the existing 2004 notes is 879378AC1 and the ISIN number of the existing 2004 notes is US879378AC15. The CUSIP numbers of the existing 2008 notes are 879378AD9 and P90325AE4 and the ISIN number of the existing 2008 notes is USP90325AE48.

The Exchange Offers	For each U.S.$1,000 principal amount of existing 2004 notes that you validly tender, we are offering:

•	for holders tendering before the proxy delivery deadline, U.S.$850 principal amount of our new 11 7/8% Notes due November 1, 2007 and U.S.$150 in cash (U.S.$75 of which constitutes a proxy payment) and

•	for holders tendering after the proxy delivery deadline, U.S.$925 principal amount of our new 11 7/8% Notes due November 1, 2007 and U.S.$75 in cash.

For each U.S.$1,000 principal amount of existing 2008 notes that you validly tender, we are offering:

•	for holders tendering before the proxy delivery deadline, U.S.$900 principal amount of our new 9 1/8% Notes due November 7, 2010 and U.S.$100 cash (U.S.$50 of which constitutes a proxy payment) and

•	for holders tendering after the proxy delivery deadline, U.S.$950 principal amount of our new 9 1/8% Notes due November 7, 2010 and U.S.$50 in cash.

The new notes will be issued in denominations of U.S.$1,000 principal amount and integral denominations of U.S.$1,000. Any fractional principal amount of new notes will be paid in cash.

Accrued Interest	If you tender your existing notes in the exchange offers, you will receive any accrued and unpaid interest up to, but not including, the settlement date for the exchange offer for those notes.

Expiration Date

11:59 p.m., New York City time,              ,              , 2003, unless extended by us in our sole discretion in respect of any class of existing notes, in which case the expiration date shall mean, with respect to any class of existing notes as to which we have made an extension, the latest date and time to which that expiration date is

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extended. We will announce such extension no later than 9:00 a.m., New York City time, on the day after the previously scheduled expiration date.

Minimum Tenders of Existing Notes	Each of the exchange offers for the existing 2004 notes and existing 2008 notes is conditioned on the receipt of a minimum number of tenders for such class of existing notes, as follows:

Existing Notes	Minimum Tender
Existing 2004 Notes	90%
Existing 2008 Notes	90%

The minimum tender conditions set forth above are for our sole benefit and may be waived by us.

General Conditions to the Exchange Offers

In addition to the minimum tender conditions described above, the exchange offers are also subject to various customary conditions, all of which we may assert or waive. These conditions are described under “The Exchange Offers—Conditions to the Exchange Offers.” The exchange offers are not conditioned upon the success of the exchange offers for existing Cointel notes or the exchange offers for existing 2004 or 2008 notes, as the case may be.

Extensions; Amendments; Termination	We expressly reserve the right, in our sole discretion at any time prior to the expiration date, to:

•	terminate the exchange offers and proxy solicitations,

•	waive any condition to the exchange offers,

•	extend the exchange offers,

•	extend the proxy delivery deadline, or

•	amend the exchange offers and proxy solicitations in any respect.

Any amendment applicable to the exchange offers and proxy solicitations will apply to all existing notes tendered for the relevant exchange offer.

Proxy Delivery Deadline

11:59 p.m., New York City time, on              ,              , 2003, unless extended by us in our sole discretion in respect of any class of existing notes, in which case the proxy delivery deadline shall mean, with respect to any class of existing notes as to which we have made such an extension, the latest date and time to which that proxy delivery deadline is extended. The proxy delivery deadline for any class of existing notes shall be automatically extended to              , 2003 if a second noteholders’ meeting is necessary for the existing 2004 notes or existing 2008 notes, as the case may be. We will announce any extension no later than 9:00 a.m., New York City time, on the day after the previously scheduled proxy delivery deadline.

Proxy Solicitations and Deliveries

Each holder that tenders existing notes pursuant to the exchange offers prior to the proxy delivery deadline will have (a) delivered its proxy to vote in favor of the proposed resolutions described below

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under “—The Proposed Resolutions” and (b) appointed the exchange agent or representatives of the exchange agent to appear on its behalf as proxy with authority at the noteholders’ meeting for the existing 2004 notes or existing 2008 notes, as the case may be, to vote in favor of the proposed resolutions. You may not tender your existing notes without delivering your proxy to vote in favor of the proposed resolutions.

We must receive your proxy to vote in favor of the proposed resolutions by no later than the proxy delivery deadline. The first noteholders’ meeting will be held on              , 2003, which is three business days after the initial proxy delivery deadline, if a number of proxies sufficient to establish a quorum have been delivered. Quorum for the first noteholders’ meeting will be established if holders representing 60% of the aggregate principal amount of the relevant class of existing notes are present or represented. If a second meeting is necessary for the relevant class of existing notes, it will be held on                     , 2003 and we will publish a notice calling such noteholders’ meeting in order to inform you of the second meeting. Quorum for the second noteholders’ meeting will be established if holders representing 30% of the aggregate principal amount of the relevant class of existing notes are present or represented. If you do not wish to participate in the exchange offers you do not need to deliver a proxy in respect of the proposed resolutions.

The Proposed Amendments to Existing Notes

We are soliciting proxies from holders of the existing 2004 notes to vote in favor of a resolution that would authorize amendments to the indenture under which the existing 2004 notes were issued and the terms and conditions of the existing 2004 notes in order to delete substantially all of the covenants and events of default, as well as eliminate our contractual obligation to file reports with the SEC. We are also soliciting proxies from holders of the existing 2008 notes to vote in favor of resolutions that would authorize amendments to the terms and conditions of the existing 2008 notes in order to delete substantially all of the covenants and events of default. In addition, the proposed resolutions would also authorize amending the acceleration provisions contained in the indenture governing the existing 2004 notes and the terms and conditions of the existing 2008 notes in order to increase the principal amount of the relevant existing notes that is required to accelerate the principal due on such existing notes from 25% to 51% and would eliminate the trustee or the fiscal agent’s ability, as the case may be, to accelerate the principal due on such existing notes absent instructions from holders representing at least 51% of the aggregate principal amount of such existing notes.

The covenants and events of default we propose to delete from the existing notes include the following:

•	the limitation on mergers,

•	the limitation on liens,

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•	the limitation on sale and leaseback transactions,

•	the requirement to maintain our corporate existence and properties,

•	the requirement that we maintain adequate insurance,

•	the requirement that we maintain adequate books and records,

•	the requirement that we comply with all applicable laws and material agreements,

•	the requirement that we comply with the reporting requirements of the Exchange Act, and

•	all events of default, including the cross-default provisions, except the event of default triggered by our failure to make a scheduled principal or interest payment on the existing notes, or pay any additional amounts due on such dates.

For details regarding the proxy solicitation for your particular class of existing notes, see “Proxy Solicitation to Holders of Existing 2004 Notes” or “Proxy Solicitation to Holders of Existing 2008 Notes,” as the case may be.

Procedures for Tendering Existing Notes	To tender existing notes and participate in the exchange offers and proxy solicitations:

•	If your existing notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct this custodial entity to tender, on your behalf, pursuant to such custodial entity’s procedures. This instruction will authorize the completion, execution, and delivery of a letter of transmittal in respect of your existing notes.

•	If you are a DTC Participant, the exchange agent and DTC have confirmed that the exchange offers and proxy solicitations are eligible for DTC’s Automated Tender Offer Program, or ATOP. Accordingly, DTC participants must electronically transmit their acceptance of the exchange offers and proxy solicitations by causing DTC to transfer their existing notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer. DTC will then send an outstanding “agent’s message” to the exchange agent.

•	If your existing notes are held through Euroclear or Clearstream Luxembourg, you must comply with the procedures established by Euroclear or Clearstream Luxembourg, as applicable, for the exchange offer. Direct participants must instruct Euroclear and Clearstream Luxembourg to (i) tender existing notes held by them on behalf of their direct participants and (ii) ”block” any transfer of existing notes so tendered until the completion of the exchange offer. Euroclear and Clearstream Luxembourg may impose additional deadlines in order to properly process these instructions. As a part of tendering through Euroclear or Clearstream Luxembourg, you are required to become aware of any such deadlines.

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Holders desiring to tender their existing notes on or prior to the proxy delivery deadline or expiration date should allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on the relevant dates and should allow sufficient time for completion of the procedures of Euroclear and Clearstream Luxembourg. See “The Exchange Offers—Procedures for Tendering Notes” for more information on how to tender existing notes. We are not responsible for the consequences if you fail to meet these deadlines and cannot participate in the exchange offers.

By tendering notes (or instructing your custodian to tender such notes on your behalf), you will have:

(1)	delivered your proxy to vote in favor of the proposed resolutions; and

(2)	appointed the exchange agent or representatives of the exchange agent to appear on your behalf as proxy with authority at the relevant noteholders’ meeting to vote in favor of the proposed resolutions.

You may not tender your existing notes without delivering your proxy to vote in favor of the proposed resolutions.

Withdrawal of Tenders and Proxies

Tenders of existing notes may be withdrawn, and proxies may be revoked, at any time prior to 11:59 p.m., New York City time, on                     , 2003 (which is the initial proxy delivery deadline) in accordance with the procedures described under “The Exchange Offers—Withdrawal of the Tenders”. In addition, if your existing notes have not been accepted for exchange, you will be able to withdraw tenders of existing notes beginning on                     , 2003. Proxies may be revoked only by making a valid withdrawal of your existing notes prior to the initial proxy delivery deadline. After the initial proxy delivery deadline, you will not be able to withdraw your existing notes or revoke your proxies, even if you tender after the initial proxy delivery deadline, unless the notes have not been accepted for exchange by                     , 2003.

Settlement Date	The new notes will be issued, and the cash payments will be paid, on the third business day following the expiration date, or as soon as practicable thereafter.

United States Federal Income Taxation

While the matter is not free from doubt, the exchange by a U.S. Holder (as defined under the heading “Taxation—U.S. Federal Income Taxation”) of either existing 2004 or 2008 notes for new 2007 or 2010 notes, as the case may be, pursuant to the exchange offers should not constitute a taxable exchange for U.S. federal income tax purposes, except with respect to the receipt of a cash payment. For additional information regarding U.S. federal income tax considerations relating to the exchange offers and proxy solicitations, including the U.S. federal income tax consequences of the proxy payment, and the ownership and disposition of our new notes, you should read the discussion under the heading “Taxation—U.S. Federal Income Taxation.”

14

Argentine Taxation

For Argentine income tax purposes, when the aggregate of the principal amount of the new notes and the cash payment arising from the exchange offers is equal to or less than the principal amount of the existing notes, the cash payment arising from the exchange offers could be characterized as a partial repayment of the principal amount of the existing notes, and therefore not subject to income tax in Argentina.

Exchange Agent

The Bank of New York is the exchange agent for the exchange offers and proxy solicitations. The address and telephone number of the exchange agent are set forth on the back cover page of this prospectus and proxy solicitation.

Information Agent

D.F. King & Co., Inc. is the information agent for the exchange offers and proxy solicitations. The address and telephone number of the information agent are set forth on the back cover page of this prospectus and proxy solicitation.

Dealer Manager and Solicitation Agent

Morgan Stanley & Co. Incorporated, together with its affiliates, is the dealer manager and solicitation agent for the exchange offers and proxy solicitations. The address and telephone number of the dealer manager and solicitation agent are set forth on the back cover page of this prospectus and proxy solicitation.

Argentine Solicitation Agent	We plan to appoint an Argentine Solicitation Agent.

Luxembourg Exchange Agent

Banque Générale du Luxembourg S.A. is the Luxembourg exchange agent for holders in Luxembourg wishing to participate in the exchange offers. The address and telephone number of the Luxembourg exchange agent are set forth on the back cover page of this prospectus and proxy solicitation.

Further Information

Any questions or requests for assistance concerning the exchange offers may be directed to either the dealer manager and solicitation agent or the information agent at their respective telephone numbers and addresses set forth on the back cover page of this prospectus and proxy solicitation. Additional copies of this prospectus and proxy solicitation may be obtained by contacting the information agent at the telephone number and address set forth on the back cover page of this prospectus and proxy solicitation. Information relating to the exchange offers and proxy solicitations is also available via “MCM Corporate Watch” on Bloomberg pages      and      and Telerate pages      and     .

15

THE NEW NOTES

Issuer	Telefónica de Argentina S.A.

New Notes Offered	11 7/8% Notes due 2007
9 1/8% Notes due 2010

Maturity Date

New 2007 Notes	November 1, 2007

New 2010 Notes	November 7, 2010

Interest Payment Dates

New 2007 Notes	May 1 and November 1 of each year, commencing November 1, 2003.

New 2010 Notes	May 7 and November 7 of each year, commencing November 7, 2003.

Interest on the new notes will accrue from the settlement date of the exchange offers.

Currency	U.S. dollars.

Status and Ranking

The new notes will constitute non-convertible obligaciones negociables (negotiable obligations) under, and will be issued pursuant to, and in compliance with, all of the requirements of Law No. 23,576, as amended (the Negotiable Obligations Law) and any other applicable Argentine laws and regulations. Our payment obligations under the new notes will be, except as is or may be provided by Argentine law, direct, unsecured and unconditional and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations and will be senior in right of payment to all existing and future subordinated obligations.

Optional Redemption for Tax Reasons

We may redeem all, but not less than all, of each series of our new notes upon not less than 15 nor more than 60 days notice in the event that we become obligated to pay additional amounts as described under “Description of the New Notes—Additional Amounts.” The redemption price will equal 100% of the principal amount of the new notes, plus accrued and unpaid interest to the date fixed for redemption. See “Description of the New Notes—Tax Redemption.”

Optional Redemption Related to Changes in Personal Assets Tax

We may redeem all, but not less than all, of each series of our new notes upon not less than 30 nor more than 60 days notice to holders in the event that we become obligated for the payment of the Argentine personal assets tax in respect of the relevant series of new notes. The redemption price will equal 100% of the principal amount of the new notes, plus accrued and unpaid interest to the date fixed for redemption. See “Description of the New Notes—Redemption Related to the Personal Assets Tax.”

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Withholding Taxes; Additional Amounts

Subject to certain exceptions, we will pay additional amounts, as defined under “Description of the New Notes—Additional Amounts”, so that the net amount received by each holder after payment of any Argentine withholding tax will be equal to the amount that would have been received by that holder if no withholding tax had been payable. For additional information about these additional amounts and the applicable exceptions, see “Description of the New Notes—Additional Amounts.”

Covenants

The new indenture will contain covenants that will restrict us from, among other things, engaging in certain mergers, consolidations or sales of assets, sale and leaseback transactions and, in some cases, the creation of liens on our assets. Except as otherwise described under “Summary—Comparison of Noteholder Rights,” the new indenture will have the same covenants as the existing notes.

Listing	We intend to list the new notes on the New York Stock Exchange and the Luxembourg Stock Exchange.

Form and Denomination	The new notes may be issued in denominations of U.S.$1,000 or integral multiples thereof.

Book Entry, Delivery and Form	The new notes will initially be held through The Depository Trust Company, the book-entry transfer facility.

Governing Law

The Negotiable Obligations Law will govern the requirements for the new notes to qualify as non-convertible obligaciones negociables (negotiable obligations) thereunder, while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations will govern our capacity and corporate authorization to execute and deliver the new notes and the authorization of CNV for the offering of the new notes in Argentina. All other matters in respect of the new notes will be governed by and construed in accordance with the law of the State of New York, United States of America.

Trustee, Co-Registrar and Principal Paying Agent	The Bank of New York

Registrar and Argentine Paying Agent	Banco Río de la Plata S.A.

Luxembourg Listing Agent	Banque Générale du Luxembourg S.A.

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COMPARISON OF NOTEHOLDER RIGHTS

The terms of the existing notes and the new notes are substantially similar. The following is a summary of the material differences between your rights as holders of the existing notes and your rights under the new notes.

	New Notes	11 7/8% Notes due 2004	9 1/8% Notes due 2008
Covenants:

Redemption for changes in personal assets tax	We may redeem the new notes if we become liable for payment of the Argentine personal assets tax as described under “Description of the New Notes—Redemption Related to Personal Assets Tax”.	Does not include this provision.	Includes the same provision.

Purchase of new notes by us	We may purchase new notes at any time and from time to time.	Includes the same provision.	Includes a substantially similar provision to that in the new notes except that this covenant requires us to make any tender offer available to all holders of existing 2008 notes.

Reports to SEC	Does not include this provision.

Requires us to comply with the reporting requirements of the Exchange Act notwithstanding that the Exchange Act may not require us to file such reports. If the Exchange Act no longer requires us to comply with its reporting obligations, we intend to no longer comply with such reporting requirements.

Does not include this provision.

Definition of material subsidiary:

A material subsidiary is defined to be any subsidiary whose total assets, net worth or gross revenues represents not less than 10% of the total consolidated assets, consolidated net worth or consolidated gross revenues of our company.

		Sets the threshold for being a material subsidiary at 8%, rather than at 10% as it is in the new indenture.	Includes the same provision.

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	New Notes	11 7/8% Notes due 2004	9 1/8% Notes due 2008

Defeasance and covenant defeasance:	The new indenture provides for defeasance and covenant defeasance as described below under “Description of the New Notes—Defeasance and Covenant Defeasance”.	Includes the same provision.	Does not include this provision.

Quorum requirements:

The new indenture establishes quorum for first call noteholders’ meetings at 60% of the aggregate principal amount of outstanding new notes of any series and quorum for second call noteholders’ meetings at 30% of the aggregate principal amount of outstanding new notes of any series.

Establishes quorum requirements for first call noteholders’ meetings ranging from a majority to 75% and for second call noteholders’ meetings ranging from the presence of at least one holder of existing 2004 notes to a majority, rather than at 60% and 30%, respectively, as under the new notes.

Includes the same provision.

Noteholder consent:

Under the new indenture, decisions requiring noteholder consent must be made by the affirmative vote of holders of at least a majority in aggregate principal amount of new notes of any series present or represented at a meeting of such holders at which a quorum is present.

		Requires the affirmative vote of holders of at least 67% in aggregate principal amount of the existing 2004 notes present or represented at a meeting of such holders at which a quorum is present.	Includes the same provision.

Indemnification of court taxes:	Does not include this provision.

Requires us to indemnify the holders from and against all court taxes or other taxes and duties, including interest and penalties, imposed on or paid in any jurisdiction in connection with any action to enforce our obligations under the 2004 notes.

Does not include this provision.

Events of default:

Grace period for interest payment default	Provides a grace period for a default of an interest payment of 10 days before it is an event of default.	Does not provide for a grace period for an interest payment default.	Does not provide for a grace period for an interest payment default.

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	New Notes	11 7/8% Notes due 2004	9 1/8% Notes due 2008

Cross default provision

The new indenture contains the cross default provision set forth in paragraph (2) under “Description of Notes—Events of Default”, which provides that, if we default in our payment of indebtedness under our existing 2004 notes or our existing 2008 notes, it will not trigger a cross default on the new notes.

		Contains substantially similar provision except it does not carve-out payment default under existing notes.	Contains substantially similar provision except it does not carve-out payment default under existing notes.

Enforcement proceedings provision

The new indenture contains the enforcement proceedings provisions set forth in paragraphs (5) and (6) under “Description of Notes— Events of Default”, which provides that only enforcement proceedings commenced against our property that exceed U.S.$20,000,000, except for those proceedings relating to our existing 2004 notes or our existing 2008 notes, will give rise to an event of default.

Contains substantially similar provision except that it sets the event of default threshold for enforcement proceedings at U.S.$10,000,000 and does not exclude proceedings relating to our existing 2004 notes or existing 2008 notes.

Contains substantially similar provision except that it sets the event of default threshold for enforcement proceedings at U.S.$10,000,000 and does not exclude proceedings relating to our existing 2008 notes.

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SUMMARY OF COINTEL EXCHANGE OFFERS AND NEW U.S. DOLLAR-DENOMINATED NOTES AND NEW CONVERSION NOTES

Exchange Offer

Securities for Which We Are Making the Cointel Exchange Offer	All existing 8.85% Series A Notes due 2004 and 10 3/8% Series B Notes due 2004 of Compañía Internacional de Telecomunicaciones S.A.

There are currently U.S.$225 million aggregate principal amount of existing Cointel Series A notes and Ps.175 million aggregate principal amount of existing Cointel Series B notes. The existing Cointel Series A notes are denominated in U.S. dollars and the existing Cointel Series B notes are denominated in Argentine pesos.

The Exchange Offer	For each U.S.$1,000 principal amount of existing Cointel Series A notes, we are offering:

•	for holders tendering before the proxy delivery deadline, U.S.$850 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011 and U.S.$150 in cash (U.S.$75 of which constitutes a proxy payment) and

•	for holders tendering after the proxy delivery deadline, U.S.$925 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011 and U.S.$75 in cash.

For each Ps.1,000 principal amount of existing Cointel Series B notes, we are offering either:

(a)	for holders tendering before the proxy delivery deadline, the U.S. dollar equivalent of Ps.850 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011, calculated using the forward exchange rate set forth below and Ps.150 in cash (Ps.75 of which constitutes a proxy payment);

and

for holders tendering after the proxy delivery deadline, the U.S. dollar equivalent of Ps.925 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011, calculated using the forward exchange rate set forth below and Ps.75 in cash;

or

(b)	for holders tendering before the proxy delivery deadline, Ps.850 principal amount of our new peso-denominated Conversion Notes due August 1, 2011 and Ps.150 in cash (Ps.75 of which constitutes a proxy payment);

and

for holders tendering after the proxy delivery deadline, Ps.925 principal amount of our new peso-denominated Conversion Notes due August 1, 2011 and Ps.75 in cash.

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Forward Exchange Rate	The forward exchange rate used in connection with the exchange of the existing Cointel Series B notes for new U.S. dollar-denominated notes due 2011 will be equal to the sum of:

•	Ps. , the average reference spot exchange rate quoted by the Central Bank for the last five trading days prior to , 2003, the commencement date of the exchange offers, plus

•	Ps. , which is an amount equal to the difference between the twelve-month forward price of the U.S. dollar (as calculated by us taking into account available information) on the trading day immediately preceding , 2003, the commencement date of the exchange offers, less Ps. , the average reference spot exchange rate.

We make no representation that the forward price of the U.S. dollar that we have chosen to use in order to calculate the forward exchange rate set forth above is a forward price that is available for the purchase of U.S. dollars with pesos in the forward exchange markets.

Accrued Interest	We will also pay any accrued and unpaid interest on the existing Cointel notes up to, but not including, the settlement date of the Cointel exchange offer.

Expiration Date

11:59 p.m., New York City time,            ,             , 2003, unless extended by us in our sole discretion in respect of any series of existing Cointel notes, in which case the expiration date shall mean, with respect to any series of existing Cointel notes as to which we have made an extension, the latest date and time to which that expiration date is extended.

Minimum Tender Condition

The exchange offer for the existing Cointel Series A notes and existing Cointel Series B notes is conditioned on the receipt of a minimum number of tenders for such series of existing Cointel notes, as follows:

Existing Cointel notes	Minimum Tender
Existing Series A Notes	90%
Existing Series B Notes	90%

The minimum tender conditions set forth above are for our sole benefit and may be waived by us.

General Conditions to the Exchange Offer

The exchange offers are also subject to the same general conditions as the exchange offers for the existing 2004 and 2008 notes. The exchange offers for existing Cointel notes are not conditioned upon the success of either of the exchange offers described in this prospectus and proxy solicitation.

New U.S. dollar-denominated Notes and New Conversion Notes

Issuer	Telefónica de Argentina S.A.

New Notes Offered	U.S. dollar-denominated 8.85% Notes due 2011 and

Peso-denominated Conversion Notes due 2011.

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Currency Conversion

The new notes will be issued under the same indenture and have identical terms, except that the new conversion notes will be initially denominated in pesos and accrue interest at the rate of 10 3/8% until August 1, 2004. Thereafter, the new conversion notes will be converted into U.S. dollars and accrue interest at the rate of 8.85%. The aggregate principal amount of the new conversion notes will be converted from pesos to U.S. dollars at the average reference spot exchange rate quoted by the Central Bank for the last five available trading days ending on or prior to July 30, 2004.

Maturity Date	August 1, 2011.

Interest Payment Dates	February 1 and August 1 of each year, commencing February 1, 2004.

Interest on the new U.S. dollar-denominated notes and new conversion notes will accrue from the settlement date of the Cointel exchange offer.

Status and Ranking

The new U.S. dollar-denominated notes and new conversion notes will constitute non-convertible obligaciones negociables (negotiable obligations) under, and will be issued pursuant to, and in compliance with, all of the requirements of Law No. 23,576, as amended (the Negotiable Obligations Law) and any other applicable Argentine laws and regulations. Our payment obligations under the new U.S. dollar-denominated notes and new conversion notes will be, except as is or may be provided by Argentine law, direct, unsecured and unconditional and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations and will be senior in right of payment to all existing and future subordinated obligations.

Listing

We intend to list the new U.S. dollar-denominated notes on the New York Stock Exchange and on the Buenos Aires Stock Exchange. We intend to list the new conversion notes on the Buenos Aires Stock Exchange.

Terms and Conditions of New U.S. dollar-denominated Notes and New Conversion Notes

The new U.S. dollar-denominated notes and new conversion notes will each be a series of notes issued under the indenture that will govern the new 2007 notes and the new 2010 notes. Accordingly, these notes will be subject to the same general terms and conditions as those notes. See “—The New Notes” or “Description of Notes” for more information on these terms and conditions.

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SELECTED CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

The following tables set forth our selected consolidated financial and operating information for the fiscal year ended December 31, 2002, the three-month fiscal year ended December 31, 2001, the unaudited three-month period ended December 31, 2000 and the unaudited twelve-month period ended December 31, 2001, and for each of the fiscal years ended September 30, 2001, 2000, 1999 and 1998. The financial information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated annual financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 which is incorporated by reference in this prospectus and proxy solicitation, Item 5: “Operating and Financial Review and Prospects” included in that Annual Report. The financial information presented as of and for the fiscal years ended September 30, 1999 and 1998 was derived from our audited financial statements that are not included in the Annual Report, and as of and for the unaudited financial information for the three-month period ended December 31, 2000 and the twelve-month period ended December 31, 2001, have been included in the selected financial data for comparative purposes.

We maintain our financial books and records and publish our financial statements in pesos and prepare our financial statements to conform to generally accepted accounting principles in Argentina. This prospectus and proxy solicitation sometimes refers to those accounting principles as Argentine GAAP. Argentine GAAP differs from generally accepted accounting principles in the United States. For example, one of the reasons why we have larger accumulated losses than under Argentine GAAP and our shareholders’ equity under U.S. GAAP was negative in 2002 is primarily because of the elimination of inflation accounting under U.S. GAAP. Note 21 to the consolidated annual financial statements provides a summary of this and other significant differences between Argentine GAAP and U.S. GAAP, as they relate to us, including the impact of such differences on net income and total shareholders’ equity.

The financial statements as of December 31, 2002 have been prepared assuming that we will continue as a going concern. As discussed in Note 14 to the consolidated annual financial statements, as of December 31, 2002 our consolidated current assets in foreign currency are lower than our current liabilities in foreign currency, and it is uncertain whether we will obtain refinancing or additional credit lines to be able to pay our short-term debt or whether the Central Bank will authorize us to make transfers abroad to pay to foreign creditors when required. Also, the amount booked in fixed assets in accordance with Argentine GAAP corresponding to our telecommunications business and the minimum presumed income tax credit may be negatively affected by the outcome of the tariff renegotiation with the Argentine government and therefore impact our results of operations. These situations give rise to substantial doubt about our ability to continue as a going concern. On May 6, 2003, the Central Bank lifted most of the above restrictions on the transfer of funds abroad. Accordingly, the uncertainty related to obtaining authorization from the Central Bank for transfers abroad no longer applies. Our discussion concerning these matters are also described in Notes 11 and 14 to the consolidated audited financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002. The financial statements as of December 31, 2002 do not include any adjustments or reclassifications that might result from the outcome of these uncertainties. The consolidated audited financial statements incorporated by reference in this prospectus and proxy solicitation should be read in conjunction with “Summary—Developments Adversely Affecting Our Financial Results.”

During the time we and Telecom Argentina STET-France Telecom S.A. jointly owned several companies, we allocated our equity share in the income (loss) of these companies among the various lines of our consolidated income statement. The main objective of such allocation was to provide more complete and representative information on our results of operations. We obtained approval for this method of presentation from CNV and the Buenos Aires Stock Exchange.

Financial statements prior to those for fiscal year 2002 were audited by Pistrelli Díaz y Asociados, a member of Arthur Andersen, and have not been reaudited. See “Financial Statements Incorporated by Reference into the Registration Statement and this Prospectus and Proxy Solicitation.”

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The effective date of our 2001 reorganization was February 1, 2001. This reorganization is described in detail in Item 4: “Information on the Company—Our History and Development—Our Reorganization” included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 which is incorporated by reference in this prospectus and proxy solicitation. As a result, the consolidated balance sheets at December 31, 2002 and 2001 included in the consolidated annual financial statements do not include the assets and liabilities of the spun-off businesses.

Following our policy to present our interest in the income (loss) from companies in which we have control or joint control and taking into account the effects of our 2001 reorganization, the income statements for the fiscal year ended December 31, 2002, the three-month fiscal year ended December 31, 2001, the fiscal years ended September 30, 2001, 2000, 1999, and the unaudited three-month period ended December 31, 2000 and twelve-month period ended December 31, 2001, include:

•	the income (loss) from the businesses that were spun off, either from us, or from companies over which we exercised control or joint control until the spin-off, in the line “Net income (loss) from spun-off businesses”;

•	the income (loss) from businesses merged into us belonging to companies in which we had control or joint control before our 2001 reorganization, for years prior to such merger, incorporated line-by-line; and

•	the income (loss) from our interests held in E-Commerce Latina S.A. in the line “Income (loss) from long-term investments” is not incorporated line-by-line because in the opinion of our management the income from this company is not material to our income (loss).

We have not applied this policy to balance sheet figures for 1999 and 1998 and income statement and cash flow figures of 1998. We present these figures as originally reported in previous Annual Reports on Form 20-F that we have filed with the SEC. See Notes 1.2, 2.4 and 2.5 to the consolidated annual financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 and incorporated by reference in this prospectus and proxy solicitation.

Our financial statements included the effects of inflation through August 31, 1995, utilizing the inflation restatement methodology established in Technical Resolution No. 6 of the Federación Argentina de Consejos Profesionales de Ciencias Económicas, the Argentine Federation of Professional Councils in Economic Science, or FACPCE. On August 22, 1995, the Argentine government issued Decree 316/95 discontinuing the requirement that financial information for any date or period after August 31, 1995 be restated for inflation. Effective September 1, 1995, as required by rules issued by the CNV, we discontinued the restatement methodology, maintaining the effects of inflation accounted for in the prior periods.

As a result of the new inflationary environment in Argentina (there was an increase in the applicable index for restatement of financial statements (wholesale prices) of 118.2% in the period January through December 31, 2002) and the conditions created by the Public Emergency Law No.25,561, which we refer to as the Public Emergency Law, the Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires, the Professional Council of Economic Sciences of The City of Buenos Aires approved on March 6, 2002, Resolution MD No. 3/2002 applicable to financial statements for fiscal years or interim periods ending on or after March 31, 2002, requiring the reinstatement of inflation accounting in financial statements in accordance with the guidelines contained in Technical Resolution No. 6 with the changes recently incorporated by Technical Resolution No. 19 issued by the FACPCE adopted by Resolution CD No. 262/01 of the Professional Council of the Economic Sciences, and provides that all recorded amounts restated by changes in the general purchasing power through August 31, 1995, as well as those arising between that date and December 31, 2001 are considered to be stated in currency as of December 31, 2001 (the stability period).

25

On July 16, 2002, the Argentine government issued Decree 1,269/02 repealing Decree 316/95, instructing the CNV, among others, to issue the necessary regulations for the acceptance of balance sheets or financial statements prepared in constant currency. On July 25, 2002, under Resolution No. 415/02, the CNV reinstated the requirement to submit financial statements in constant currency.

As required by Decree 316/95, the financial statements as of December 31, 2001, September 30, 2001, 2000, 1999 and 1998 and for the three-month fiscal year ended December 31, 2001 and for the fiscal years ended September 30, 2001, 2000, 1999 and 1998 were not restated to reflect changes in the Argentine wholesale price index published by the Instituto Nacional de Estadísticas y Censos, the Argentine Institute of Statistics and Census, corresponding to periods between September 1995 and December 2001. However, for comparative purposes, figures presented in this prospectus and proxy solicitation corresponding to balance sheet data as of the three-month fiscal year ended December 31, 2001, the unaudited three-month period ended December 31, 2000 and the fiscal years ended September 30, 2001, 2000, 1999 and 1998 and the unaudited twelve-month period ended December 31, 2001 and income statements and cash flow data for the three-month fiscal year ended December 31, 2001, the unaudited three-month period ended December 31, 2000 and the unaudited twelve-month period ended December 31, 2001 and the fiscal years ended September 30, 2001, 2000, 1999 and 1998, are restated for inflation from January 1, 2002 to December 31, 2002 of 118.2% based on the wholesale price index. See Note 2.2 to the consolidated annual financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002.

On March 25, 2003, Decree 664/03 rescinded the requirement that financial statements be prepared in constant currency, effective for financial statements issued in future periods. On April 8, 2003, the CNV issued Resolution No. 441/03 discontinuing inflation accounting as of March 1, 2003.

According to generally accepted accounting principles applied by Telefónica, for purposes of its consolidated financial statements for its own financial reporting, Argentina did not meet the definition of a highly inflationary economy. Therefore, Telefónica incorporates, for purposes of preparing its consolidated financial statements, our balances without computing any inflation adjustments for the inflation experienced during 2002. In line with this, and for our own U.S. GAAP reconciliation, we have elected not to use the alternative of maintaining the 2002 inflation adjustment that the Securities and Exchange Commission permits for countries such as Argentina, where local GAAP continues to require price level adjustments. Therefore, we have included in our U.S. GAAP reconciliation an item eliminating the effect of the restatement computed under Argentine GAAP for inflation during the fiscal year ended December 31, 2002.

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SELECTED CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

	Twelve-Month Fiscal Year Ended December 31,	Unaudited Twelve-Month Period Ended December 31,	Three-Month Fiscal Year Ended December 31,	Unaudited Three-Month Period Ended December 31,	Twelve-Month Fiscal Year Ended September 30,
	2002	2001	2001	2000	2001	2000	1999		1998(1)
	(in millions of constant pesos as of December 31, 2002, except share capital)
Operations Statement Data:(2)
Argentine GAAP
Net revenues	3,039	5,966	1,414	1,558	6,112	6,456	6,247		7,496
Costs of services provided(3)	(2,220)	(3,043)	(766)	(820)	(3,099)	(3,742)	(3,256)		(3,533)
Gross profit	819	2,923	648	738	3,013	2,714	2,991		3,963
Administrative expenses(3)	(433)	(610)	(153)	(161)	(618)	(476)	(487)		(596)
Selling expenses(3)	(439)	(1,113)	(382)	(179)	(912)	(456)	(622)		(1,366)
Operating loss/income	(53)	1,200	113	398	1,483	1,782	1,882		2,001
Income (loss) on equity investments	2	(11)	(9)	(2)	(4)	(4)	2		—
Other expenses, net	(152)	(234)	(52)	(65)	(247)	(329)	(290)		(172)
Financial (loss)/income on assets	(725)	68	15	11	63	105	89		87
Financial (loss)/income on liabilities	(2,511)	(334)	(79)	(74)	(329)	(362)	(303)		(251)
Unusual items	—	(15)	—	—	(15)	—	—		—
Income tax	—	(312)	(65)	(124)	(371)	(441)	(415)		(550)
Net loss/income from continuing operations	(3,439)	362	(77)	144	580	751	965		1,115
Net loss/income of spun-off businesses	—	(13)	—	(76)	(89)	(2)	28		—
Net loss/income	(3,439)	349	(77)	68	491	749	993		1,115

U.S. GAAP
Net loss/income(4)	(3,454)	(1,185)	(1,409)	(23)	201	339	412		506

Balance Sheet Data:
Argentine GAAP
Cash and current investments	397	145	145	140	69	849 (6)	360	(1)	247
Fixed assets	8,417	9,649 (5)	9,649 (5)	10,195	9,821	10,363	11,775	(1)	11,205
Total assets	9,564	11,736	11,736	13,924	12,176	14,893	15,366	(1)	14,288
Share capital(7)	1,746	1,746	1,746	2,141	1,746	2,141	2,141	(1)	2,141
Short-term bank and financial debt	3,271	2,494	2,494	2,854	2,557	3,502	1,628	(1)	1,298
Long-term bank and financial debt	2,943	1,796	1,796	1,925	1,859	2,217	4,153	(1)	4,100
Total liabilities	7,171	5,904	5,904	6,476	5,942	7,511	8,076	(1)	7,338
Shareholders’ equity (net assets)	2,393	5,832	5,832	7,448	6,236	7,383	7,288	(1)	6,948
Net assets of spun-off business	—	—	—	1,325	—	1,445	—	(1)	—
Unappropriated losses/earnings	(3,490)	(51)	(51)	229	706	1,292	1,302		583

U.S. GAAP
Shareholders’ equity(4)	(2,242)	1,212	1,212	3,306	2,771	3,329	3,290		3,178

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SELECTED CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

	Twelve-Month Fiscal Year Ended December 31,	Unaudited Twelve-Month Period Ended December 31,	Three-Month Fiscal Year Ended December 31,	Unaudited Three-Month Period Ended December 31,	Twelve-Month Fiscal Year Ended September 30,
	2002	2001	2001	2000	2001	2000	1999	1998(1)
	(in millions of constant pesos as of December 31, 2002
	except per share amounts, share capital, operating information and ratios)
Other Financial Data:
Argentine GAAP
Cash dividends paid	—	654	327	—	327	654	654	622
Cash dividends per share:
in pesos	—	0.30 (8)	0.15 (8)	—	0.15 (8)	0.30	0.30	0.28
in dollars(9)	—	0.14	0.07	—	0.07	0.14	0.14	0.13
Capital expenditures(10)	135	915	208	135	844	943	890	1,497
Depreciation and amortization(11)	1,377	1,380	364	332	1,349	1,521	1,503	1,798

Cash Flow Data:
Argentine GAAP
Cash flows from continuing operating activities	808	1,945	535	364	1,777	2,086	2,426	2,891
Cash used in continuing investing activities	(135)	(991)	(208)	(135)	(920)	(943)	(831)	(1,602)
Cash used in continuing financing activities	(421)	(949)	(251)	(984)	(1,682)	(137)	(1,178)	(1,135)
Spun-off assets	—	(144)	—	—	(144)	—	—	—
Cash flows provided by spun-off businesses	—	107	—	55	161	(489)	(303)	—
Increase (decrease) in cash and cash equivalents	252	(32)	76	(700)	(808)	517	114	155

CNV Required Data:
Current assets to current liabilities	0.24	0.49	0.49	0.52	0.54	0.58	0.67	0.74
Shareholders’ equity to total liabilities	0.33	0.99	0.99	1.15	1.05	0.98	0.90	0.95
Non-current assets to total assets	0.90	0.85	0.85	0.84	0.84	0.81	0.85	0.85
Return on equity(12)	(0.84)	0.05	(0.01)	0.01	0.07	0.10	0.14	0.15

Fixed-charge coverage ratio:
Argentine GAAP	(14)	2.8	1.1	3.1	3.1	3.4	4.1	5.0
U.S. GAAP	(14)	N/A	(14)	N/A	2.9	2.9	3.5	4.6

Operating Information: (unaudited)
Lines installed	4,888,902	4,876,264	4,876,264	4,737,920	4,851,308	4,669,189	4,384,041	4,232,756
Lines in service	4,419,162	4,556,297	4,556,297	4,319,183	4,521,414	4,258,924	3,934,178	3,973,798
Lines in service per 100 inhabitants (Southern region)(13)	23.8	24.5	24.5	24.7	24.4	24.4	22.9	23.4
Number of employees	8,998	9,410	9,410	9,856	9,680	9,984	10,186	11,107
Lines in service per employee	491.1	484.2	484.2	438.2	467.1	426.6	386.2	357.8
Digitalization	100%	100%	100%	100%	100%	100%	100%	100%

(1)	Figures have not been restated to reflect the effect of our 2001 reorganization. See Item 4: “Information on the Company—Our History and Development—Our Reorganization” included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002.

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(2)	See Note 2.4 to the consolidated annual financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 for the basis of presentation of consolidated operations statement amounts and presentation of financial information elsewhere in this document.
(3)	Includes depreciation and amortization.
(4)	Not adjusted for inflation.
(5)	Net of Ps.4 million transferred to inventories.
(6)	Net of Ps.28 million (in constant pesos of December 31, 2002) corresponding to the spun-off business.
(7)	Our 2001 reorganization had the effect of reducing our capital stock by 394,789,234 class B ordinary shares. Share capital at Ps.1.00 per share is shown rounded to the nearest Ps.1 million.
(8)	Dividends per share were computed based on the number of shares outstanding before the capital stock reduction, since the related share exchange had not yet been completed as of the distribution date. See Note 1.2 to the Consolidated Annual Financial Statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002.
(9)	Cash dividends per share in U.S. dollars are translated into U.S. dollars from pesos using the exchange rate as of each payment date.
(10)	Net of Ps.388 million, Ps.652 million, Ps.180 million, Ps.40 million, Ps. 41 million and Ps.15 million financed by trade, bank and financial payables for the fiscal years ended September 30, 1998, 1999, 2000 and 2001, the three-month period ended December 31, 2000 and the fiscal year ended December 31, 2002 (each in constant pesos of December 31, 2002), respectively, and the fiscal year ended December 31, 2002 net of Ps.29 million of capitalized exchange difference.
(11)	Excludes portion included in financial expenses. Consolidated on the basis of presentation of consolidated operations statement amounts. See Note 2.4 to the Consolidated Annual Financial Statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002.
(12)	Ratio of net (loss) income to average shareholders’ equity for the period.
(13)	Southern region means the southern half of Argentina, including most of the province of Buenos Aires and more than half of the City of Buenos Aires. According to INDEC as of December 31, 2002, there were approximately 17 million inhabitants in the southern region.
(14)	The ratio of earnings to fixed charges is not meaningful for the periods that result in a deficit.

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RECENT DEVELOPMENTS

Consolidated Financial Data and Operating Data as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002

The following tables set forth our consolidated financial and operating information as of March 31, 2003 and for the unaudited three-month periods ended March 31, 2003 and 2002. The financial information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our Report on Form 6-K dated May 22, 2003, which is incorporated by reference in this prospectus and proxy solicitation, including our unaudited financial statements included therein. Our consolidated financial information as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002 have been derived from our unaudited consolidated financial statements. The results of operations for interim periods are not necessarily indicative of our full year’s operations.

Our financial data as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002 have been restated in constant pesos as of February 28, 2003. With the exception of this financial data, and except as otherwise indicated, financial data for all other periods throughout this prospectus and proxy solicitation have been restated in constant pesos as of December 31, 2002. We have not restated all of the financial data included in this prospectus and proxy solicitation in constant pesos as of February 28, 2003 because there was low inflation in Argentina during the period. From January 1, 2003 to February 28, 2003 the wholesale price index in Argentina increased 0.7%. On April 8, 2003, the CNV issued Resolution No. 441/03 discontinuing inflation accounting as of March 1, 2003.

As described in note 2.3 to our consolidated financial statements as of March 31, 2003 and December 31, 2002 and for the three-month periods ended March 31, 2003 and 2002 included in our Report on Form 6-K dated May 22, 2003 and incorporated by reference in this prospectus, we have begun to apply new Argentine professional accounting rules, which have had the following effects. We have modified the initial balance of retained earnings (losses) for the three-month period ended March 31, 2002 and the fiscal year ended December 31, 2002 amounting to an accumulated loss of Ps.51 million relating to the effect of deferred income tax balances as of December 31, 2001. We also charged retained earnings (losses) as of January 1, 2003 for a loss of Ps.37 million to take into account the transition effect for the initial valuation of derivative financial instruments at fair value. Under the new accounting rules, when financial statements are presented for comparative purposes, the changes resulting from the application of deferred income tax accounting must be applied retroactively to all periods presented while the changes resulting from the fair value calculation of derivative instruments do not. The calculation of the retroactive effect of the deferred income tax accounting for the year ended December 31, 2002 would have resulted in a decrease to income tax expense and net loss of Ps.51 million. We have not calculated the retroactive effect on the rest of the periods presented in this prospectus or incorporated by reference from our annual report because they are not presented for comparative purposes in the abovementioned interim financial statements included in Form 6-K. Accordingly, the financial data for the three-month periods ended March 31, 2003 and March 31, 2002 presented in the following tables may not be comparable to the results of operations for the periods presented in “Selected Consolidated Financial Data and Operating Data”.

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	Unaudited Three-Month Period Ended March 31,
	2003	2002
	(in millions of constant pesos as of February 28, 2003)
Operations Statement Data:(1)
Argentine GAAP
Net revenues	611	1,145
Costs of services provided(2)	(480)	(628)
Gross profit	131	517
Administrative expenses(2)	(92)	(131)
Selling expenses(2)	(43)	(190)
Operating (loss) income	(4)	196
Income (loss) on equity investments	(1)	3
Other expenses, net	(22)	(30)
Financial (loss) on assets	(58)	(180)
Financial income (loss) on liabilities	649	(3,670)
Income tax	—	51
Net income (loss)	564	(3,630)

	Unaudited As of March 31,
	2003	2002
	(in millions of constant pesos as of February 28, 2003, except share capital)

Balance Sheet Data:
Argentine GAAP
Cash and current investments	524
Fixed assets	8,162
Total assets	9,313
Share capital(3)	1,746
Short-term bank and financial debt	2,863
Long-term bank and financial debt	2,560
Total liabilities	6,376
Shareholders’ equity (net assets)	2,937
Unappropriated (losses)/earnings	(2,986)

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	Unaudited Three-Month Period Ended March 31,
	2003	2002
	(in million of pesos as of February 28, 2003, except for operating information and ratios)
Other Financial Data:
Argentine GAAP
Capital expenditures(4)	16	105
Depreciation and amortization(5)	323	322

Cash Flow Data:
Argentine GAAP
Cash flows from continuing operating activities	342	530
Cash used in continuing investing activities	(16)	(105)
Cash used in continuing financing activities	(201)	(298)

Increase in cash and cash equivalents	125	127

CNV Required Data:
Current assets to current liabilities	0.28
Shareholders’ equity to total liabilities	0.46
Non-current assets to total assets	0.90
Return on equity(6)	0.21

Fixed-charge coverage ratio:
Argentine GAAP	4.9

Operating Information:
Lines installed	4,890,481	4,884,052
Lines in service	4,413,506	4,546,068
Lines in service per 100 inhabitants (Southern region)(7)	23.7	24.4
Number of employees	8,808	9,418
Lines in service per employee	501.1	482.7
Digitalization	100	100

(1)	See Note 2.5 to the consolidated financial statements included in our Report on Form 6-K dated May 22, 2003 as of and for the three-month period ended March 31, 2003 for the basis of presentation of consolidated operations statement amounts
(2)	Includes depreciation and amortization.
(3)	Share capital at Ps.1.00 per share is shown rounded to the nearest Ps.1 million.
(4)	Net of Ps.3 million financed by bank and financial payables for the three-month period ended March 31, 2002, and for the three-month period ended March 31, 2002 net of Ps.1,250 million of capitalized exchange difference.
(5)	Excludes portion included in financial expenses.
(6)	Ratio of net (loss) income to average shareholders’ equity for the period.
(7)	Southern region means the southern half of Argentina, including most of the province of Buenos Aires and more than half of the City of Buenos Aires. According to INDEC as of March 31, 2003, there were approximately 17 million inhabitants in the southern region.

Our Management Contract

Pursuant to an agreement between us and Telefónica dated April 30, 2003, the parties have agreed to continue to negotiate during the period from May 1, 2003 until June 30, 2003 with respect to the amount to be paid by us under the management contract and, that during the negotiation period, we will suspend payment of the management fee. Once an agreement is reached as to the amount of the applicable fee, we will pay such amount retroactively as from May 1, 2003. See “Risk Factors—The interests of our affiliates, as our equity owners and Creditors, may conflict with the interests of the holders of our notes or shares”.

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RISK FACTORS

In addition to the other information contained in this prospectus and proxy solicitation, holders of existing notes should review carefully the following risk factors before tendering their existing notes in the exchange offers and delivering their proxies in the proxy solicitation.

Risks Relating to the Current Economic Crisis in Argentina

Overview

We are an Argentine sociedad anónima (a corporation of limited liability) and substantially all of our operations, facilities and customers are presently located in Argentina. Accordingly, our financial condition and results of operations depend to a significant extent on the macroeconomic and political conditions of Argentina.

The Argentine economy has experienced significant volatility in recent decades, characterized by periods of low or negative growth and high and variable levels of inflation and devaluation. In 1988, 1989 and 1990, the annual inflation rates were approximately 338%, 4,924% and 1,344%, respectively, based on the Argentine consumer price index and approximately 432%, 5,386% and 798%, respectively, based on the Argentine wholesale price index. As a result of inflationary pressures, the Argentine currency was devalued repeatedly during the 1960s, 1970s and 1980s, and macroeconomic instability led to broad fluctuations in the real exchange rate of the Argentine currency relative to the U.S. dollar. To address these pressures, the Argentine government during this period implemented various plans and utilized a number of exchange rate systems during this period. Prior to December 1989, the Argentine foreign exchange market was subject to exchange controls.

In April 1991, the Argentine government launched a plan aimed at controlling inflation and restructuring the economy, enacting Law No. 23,928 and its Regulatory Decree No. 529/91, known as the Convertibility Law. The Convertibility Law fixed the exchange rate at one peso per U.S. dollar and required that the Central Bank maintain reserves in gold and foreign currency at least equivalent to the monetary base. Following the enactment of the Convertibility Law, inflation declined steadily and the economy experienced growth through most of the period from 1991 to 1997. In the fourth quarter of 1998, however, the Argentine economy entered into a recession that caused the gross domestic product to decrease by 3.4% in 1999, 0.8% in 2000, 4.4% in 2001 and 10.9% in 2002. Beginning in the second half of 2001, Argentina’s recession worsened significantly, precipitating the political and economic crisis described in greater detail below.

Beginning in December 2001, the Argentine government implemented a number of monetary and currency-exchange control measures that included restrictions on the free disposition of funds deposited with banks and tight restrictions on the transfer of funds abroad, with certain exceptions for transfers related to foreign trade and other authorized transactions, which were generally subject to prior approval by the Central Bank, most of which as of May 6, 2003 are no longer applicable in connection with repayments to foreign creditors. In December 2001, the Argentine government declared an official default on Argentina’s foreign debt payments. On January 7, 2002, the Argentine Congress enacted the Public Emergency Law, which introduced dramatic changes to Argentina’s economic model and amended the currency board that had pegged, statutorily, the peso at parity with the U.S. dollar since the enactment of the Convertibility Law in 1991. The Public Emergency Law empowered the Federal Executive Branch of Argentina to implement, among other things, additional monetary, financial and exchange measures to overcome the current economic crisis in the short term, such as determining the rate at which the peso was to be exchanged into foreign currencies. Since a new administration was appointed by the Argentine Congress on January 1, 2002, the Argentine government has implemented measures, whether by decrees, Central Bank regulation or legislation passed by the Argentine Congress, attempting to address the effects of amending the Convertibility Law, recovering access to financing, reducing government spending, restoring liquidity to the financial system, reducing unemployment, and generally stimulating the economy.

As detailed below, the Argentine economy has experienced a severe recession and political and economic crisis, and the abandonment of dollar-peso parity has led to significant devaluation of the peso against major international currencies. Argentine government actions concerning the economy, including with respect to

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inflation, interest rates, price controls, foreign exchange controls and taxes, have had and may continue to have a material adverse effect on private sector entities including us. Although some economic indicators of the Argentine economy stabilized in the first quarter of 2003, we cannot provide any assurance that future economic, social and political developments in Argentina, over which we have no control, will not further impair our business, financial condition, or results of operations or impair our ability to make payments of principal and/or interest on our outstanding indebtedness. The recession, the macroeconomic situation in Argentina and the actions taken by the Argentine government pursuant to the Public Emergency Law will continue to affect us.

Recent economic and political instability resulted in a severe recession in 2002 and may result in continued economic turmoil and recession.

In the fourth quarter of 1998, the Argentine economy entered into a recession that caused the gross domestic product to decrease by 3.4% in 1999. Following his election in October 1999, President Fernando De la Rúa was confronted with the challenges of dealing with Argentina’s enduring recession and obtaining political consensus on critical issues related to the economy, public sector spending, legal reforms and social programs. The De la Rúa administration failed to address adequately the growing public sector deficit, both at the federal and at the provincial levels. Gross domestic product contracted by 0.8% in 2000 and by 4.4% in 2001. As the recession caused tax revenues to drop, the public sector relied increasingly on financing from local and, to a lesser extent, foreign banks, effectively foreclosing private sector companies from bank financing. As the public sector’s creditworthiness deteriorated, interest rates reached record highs, bringing the economy to a virtual standstill. The lack of confidence in the country’s economic future and its ability to sustain the peso’s parity with the U.S. dollar led to massive withdrawals of deposits and capital outflows.

To prevent further capital outflows, on December 1, 2001, the Argentine government effectively froze bank deposits and introduced exchange controls restricting capital outflows. The measures were perceived as further paralyzing the economy for the benefit of the banking sector and caused a sharp rise in social discontent, ultimately triggering public protests, outbreaks of violence and the looting of stores throughout Argentina. On December 20, 2001, after declaring a state of emergency and suspending civil liberties, President Fernando De la Rúa tendered his resignation to Congress. After a series of interim presidents, on January 1, 2002, Eduardo Duhalde, a Peronist senator who had lost the presidential election to President De la Rúa in 1999, was appointed by Congress at a joint session to complete the remaining term of former President De la Rúa until December 2003.

Since his appointment on January 1, 2002, President Duhalde has undertaken a number of far-reaching initiatives including:

•	ratifying the suspension of payment of certain of Argentina’s sovereign debt declared by interim President Rodríguez Saá;

•	amending the Convertibility Law, with the resulting devaluation and volatility of the peso;

•	converting certain U.S. dollar-denominated debts into peso-denominated debts, which we refer to as pesification, at a one-to-one exchange rate plus an adjustment for variations in consumer prices, referred to as the CER, or in salaries, referred to as the CVS, and U.S. dollar-denominated bank deposits into peso-denominated bank deposits at an exchange rate of Ps.1.40 per U.S.$1.00 as adjusted by the CER;

•	converting most U.S. dollar-denominated obligations with non-financial institutions into peso-denominated debts at a one-to-one exchange rate, plus an adjustment by CER or CVS, as the case may be, plus an equitable adjustment, in certain cases;

•	restructuring the maturity and interest rates on bank deposits and maintaining restrictions on bank withdrawals;

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•	enacting an amendment to the Central Bank’s charter to (1) allow it to print currency in excess of the amount of foreign asset reserves it holds, (2) make short-term advances to the federal government and (3) provide financial assistance to financial institutions with liquidity constraints or solvency problems;

•	converting public service tariffs, including those of telephone services, which had been originally established in U.S. dollars, into pesos at a one-to-one exchange rate;

•	freezing public service tariffs, including those of telephone services, and not permitting indexing of any kind;

•	authorizing the federal government to renegotiate public service rates on a case-by-case basis;

•	imposing restrictions on transfers of funds abroad subject to certain exceptions, most restrictions in connection with repayments to foreign creditors having recently been lifted; and

•	requiring the deposit into the Argentine financial system of foreign currency earned from exports, subject to certain exceptions.

On April 27, 2003 presidential elections were held in Argentina. Néstor Kirchner, the candidate supported by Argentina’s current president, Eduardo Duhalde, became the president-elect of Argentina and is scheduled to assume office on May 25, 2003.

Commercial and financial activities were virtually paralyzed in 2002, further aggravating the economic recession that precipitated the current crisis. Moreover, due to the ongoing social and political protests, Argentina’s economy and society continue to or may face risks including (1) civil unrest, rioting, looting, nationwide protests, widespread social unrest and strikes, (2) expropriation, nationalization and forced renegotiation or modification of existing contracts, (3) changes in taxation policies, including tax increases and retroactive tax reforms and (4) mandatory salary increases.

The recession, including a 10.9% decrease in GDP in 2002, high unemployment and underemployment that preceded and that has followed the devaluation of the peso and high inflation has led to a reduction of wages in real terms and of disposable income and has resulted in changes in consumer behavior across all class sectors of the Argentine population. Such effects have resulted and may continue to result in a decrease in the number of clients, the use of our services and the type of products and services demanded, with a possible corresponding reduction in our revenues. See “Factors Related to Us—Our revenues have been and may continue to be adversely affected by a decrease in the number of customers and usage of our services.”

During the first quarter of 2003, some economic indicators of Argentine economy began to stabilize. GDP growth during the first quarter of 2003 was estimated at 1.8%. Inflation has also stabilized as the peso has strengthened versus the U.S. dollar. As of March 31, 2003, the exchange rate was Ps.2.98 per U.S. dollar compared to Ps.3.37 per U.S. dollar as of December 31, 2002. Notwithstanding this recent and partial stabilization, the Argentine economy has quickly deteriorated in the past, and may quickly deteriorate in the future, and until sustained growth is achieved, we cannot assure you if, or when, the Argentine economy will begin a sustained recovery.

Argentina’s insolvency and default on its public debt could prolong the current financial crisis.

As a result of its growing fiscal deficit, Argentina’s ability in the short-term to stimulate economic growth, appease social unrest and repay its debt is likely to depend on external financial assistance. Due to failure to meet fiscal deficit targets, including those for the fourth quarter of 2001, on December 5, 2001, the International Monetary Fund, or IMF, suspended further disbursements. This decision deepened the economic and political crisis.

On December 23, 2001, interim President Rodríguez Saá declared the suspension of debt payments on approximately U.S.$63 billion of Argentina’s sovereign debt total of approximately U.S.$144.5 billion as of

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December 31, 2001. On January 2, 2002, President Duhalde ratified such decision. Consequently, the principal international rating agencies downgraded the rating of Argentina’s sovereign debt.

In January 2002, President Duhalde initiated talks with the IMF. On January 24, 2003, the IMF approved an eight-month stand-by credit facility for Argentina of approximately U.S.$2.98 billion that is designed to provide transitional financial support through the period ending August 31, 2003, which replaces Argentina’s prior arrangements with the IMF. In addition, the IMF agreed to extend by one year U.S.$3.8 billion dollars in payments Argentina would have been expected to make through August 2003. On March 19, 2003, the IMF made available to Argentina U.S.$307 million under this stand-by credit facility granted to Argentina in January. To date the IMF and other multilateral and official sector lenders have indicated that additional amounts of financial aid will be dependent on the implementation of a sustainable economic program. The IMF, through various pronouncements, indicated that such program should include improving methods of tax collection, reforming intergovernmental tax distributions between the federal government and the provinces, imposing spending controls on the federal and provincial governments, and restructuring the foreign indebtedness on which Argentina has defaulted.

The Argentine government’s current insolvency and inability to obtain financing can be expected to affect significantly its ability to implement any reforms and restore economic growth. This could further undermine the ability to restore economic growth and may result in deeper recession, higher inflation, greater unemployment, and greater social unrest. If this happens, our financial condition and results of operations would likely continue to be materially and adversely affected.

The Argentine financial system may collapse, thereby impeding economic recovery.

In 2001, especially in the fourth quarter, a significant amount of deposits was withdrawn from financial institutions as a result of increasing political instability and uncertainty. This run on deposits had a material adverse effect on the Argentine financial system as a whole. The magnitude of deposit withdrawals, the general unavailability of external or local credit, together with the restructuring of the public sector debt with local holders (a substantial portion of which was placed with banks), created a liquidity crisis which undermined the ability of Argentine banks to pay their depositors. To prevent a run on the U.S. dollar reserves of local banks, on December 1, 2001, the De la Rúa administration restricted the amount of cash that account holders could withdraw from banks and introduced exchange controls restricting capital outflows. Although many of these restrictions, known as the corralito, are no longer in place, the Duhalde administration subsequently implemented a schedule, known as the corralón, which stated how and when money in savings and checking accounts and maturing time deposits would become available, in an attempt to stop the continuing drain on bank reserves. Despite the corralito and corralón, between January 1 and April 30, 2002, approximately Ps.13.0 billion were withdrawn from banks as the result of judicial orders, an average of Ps.109 million per day.

On February 4, 2002, pursuant to Emergency Decree No. 214/02, the Argentine government converted all foreign-denominated bank deposits into peso-denominated deposits at the exchange rate of Ps.1.40 per U.S. dollar, with an adjustment of such new peso deposits pursuant to the CER. The Argentine government also announced the conversion of most U.S. dollar-denominated debts with Argentine financial institutions into peso-denominated debts at a one-to-one exchange rate, to be adjusted pursuant to the CER. In March 2002, the Argentine government issued Decree No. 762/02 by which it replaced the CER, for certain debts, with the CVS.

All these factors, including the different exchange rates applied to the conversion of foreign currency-denominated bank deposits and loans have increasingly strained the Argentine financial system. Since January 2002, the Central Bank has been forced to grant substantial financial aid to most of the banks in the Argentine financial system. The corralito, corralón and certain other measures have, to a significant extent, shielded banks from a further massive withdrawal of deposits, but they have also led to the paralysis of virtually all commercial and financial activities, diminished spending and greatly increased social unrest, exacerbating the already severe recession. As a result, there has been widespread public repudiation of, and protests directed against, financial institutions, which also has had a material adverse effect on the Argentine financial system.

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On June 1, 2002, the Argentine government enacted Decree No. 905/02, which gave owners of rescheduled foreign- and peso-denominated bank deposits the option (during a period of 30 banking business days starting on June 1, 2002) to receive certain bonds issued by the Argentine government in lieu of payment of such deposits. These bonds could be applied to the payment of certain loans under certain conditions. On September 17, 2002, Decree No. 1,836/02 launched another exchange option. Depositors, however, showed little interest in the first or second stages of the voluntary exchange of deposits for bonds. The Argentine government has continued to indicate that it is committed to providing depositors the option to exchange their money for bonds, rather than forcing them to do so through an obligatory exchange.

In a decision dated March 5, 2003, the Supreme Court of Argentina struck down the mandatory conversion of U.S. dollar deposits held by the Province of San Luis with Banco Nación pursuant to Emergency Decree No. 214/02 on constitutional grounds. Under Argentine law, the Supreme Court rulings are limited to the particular facts and defendant in the case; however, lower courts tend to follow the precedents set by the Supreme Court. There are also numerous other cases in the Argentine judicial system challenging the constitutionality of the pesification pursuant to the Public Emergency Law. The Supreme Court’s rulings create uncertainty as to the implications for the banking system as a whole, including the need for the Argentine government to provide additional financial assistance to the banks in the form of U.S. dollar-denominated bonds. This, in turn, could add to the country’s outstanding debt and is viewed with concern by holders of Argentina’s outstanding bonds.

Through Decree 739/03 dated March 28, 2003 the Argentine government made a further attempt to eliminate the corralón by giving depositors the option to be reimbursed pursuant to a schedule for their deposits in pesos, at a Ps.1.40 per U.S.$1.00 exchange rate adjusted pursuant to CER, plus accrued interest, and to receive a 10-year U.S. dollar denominated bond to be issued by the Argentine government to cover the difference between the amount in pesos to be received by the depositors and the face amount of the original deposit made in U.S. dollars at the exchange rate applicable on April 1, 2003.

The factors mentioned above have increased the pressures on a weakened financial system. Certain foreign controlled banks have closed down operations. Given the depositors’ loss of confidence in the financial system, the elimination of the corralón could likely result in an attempt by such depositors to withdraw all of their deposits and convert such pesos into U.S. dollars. If these withdrawals were to flow to the foreign exchange market, the recent increase in the level of bank deposits could be quickly reversed, causing a sharp increase in the exchange rate and inflation. Moreover, due to the liquidity problems of Argentine banks, these withdrawals could result in the collapse of the financial system and could exacerbate the depreciation of the peso. In the event that the Central Bank provides financial assistance to financial institutions in order to avoid such collapse, liberated funds could flow into the foreign exchange market.

The banking system’s collapse, or the collapse of one or more of the largest banks in the system, would have a material and adverse effect on the prospects for economic recovery and political stability resulting in a loss of consumer confidence, lower disposable income and few financing alternatives for consumers. Such a collapse and its effect on consumers would also have a material and adverse effect on us, including lower usage of our services and a higher level of delinquent and uncollectible accounts.

The devaluation of the Argentine peso, the pesification and freezing of our tariffs, and the macroeconomic conditions currently prevailing in Argentina, have had, and may continue to have, a material adverse effect on our results of operations and financial condition.

The Argentine government’s economic policies and any future decrease in the value of the peso against the U.S. dollar could adversely affect our financial condition and results of operations. The peso has been subject to large devaluations in the past and may be subject to significant fluctuations in the future.

The Public Emergency Law put an end to ten years of U.S. dollar-peso parity and authorized the Argentine government to set the exchange rate. After devaluing the peso, the Argentine government initially established a

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dual exchange rate of Ps.1.40 per U.S. dollar for certain transactions and a free-floating rate for all other transactions. This dual system was later eliminated in favor of a single free-floating exchange rate for all transactions. Since the devaluation of the peso, the peso has fluctuated significantly, causing the Central Bank to intervene in the market to support the value of the peso by selling U.S. dollars and, lately, by buying U.S. dollars. As of May 12, 2003, the exchange rate was Ps.2.79 per U.S. dollar; however, it reached Ps. 3.90 per U.S. $1.00 as of June 25, 2002.

We cannot assure you that future polices to be adopted by the Argentine government will be able to control the value of the peso, and, therefore, the peso could be subject to significant fluctuations and depreciations in the future, which could materially and adversely affect our financial conditions and results of operations. Also, the Argentine government is facing severe fiscal problems as a result of the devaluation of the peso. As most of the Argentine government’s financial liabilities are U.S. dollar-denominated, there has been an increase in the amount of the Argentine government’s total debt as a result of the devaluation. Peso-denominated tax revenues constitute the majority of its tax receipts and, due to inflation, tax revenues have increased in nominal terms, but have decreased in U.S dollar terms. Therefore, the government’s ability to honor its foreign debt obligations has been materially and adversely affected by the devaluation of the peso.

We realize substantially all of our revenues in Argentina in pesos and, as a result, the devaluation of the peso and the pesification and freezing of our tariffs have had a material adverse effect on our earnings, because our indebtedness is largely denominated in foreign currency and therefore the devaluation has significantly increased our debt in peso terms. In addition, some portion of our expenses, including capital expenditures, is also denominated in foreign currency. Furthermore, the devaluation of the peso has had a material adverse effect on our financial condition, as our largely peso-denominated assets have depreciated accordingly against our largely foreign currency-denominated indebtedness. Any further depreciation of the peso against the U.S. dollar will correspondingly increase the amount of our debt in pesos, with further adverse effects on our results of operations and financial condition. As of December 31, 2002 and March 31, 2003, our consolidated debt in foreign currency was the equivalent of U.S.$1,842 million and U.S.$1,819 million, respectively.

Given the continuing economic crisis in Argentina and the economic and political uncertainties, it is impossible to predict whether, and to what extent, the value of the peso may further depreciate or appreciate against the U.S. dollar and how those uncertainties will affect consumption of telephone services. Moreover, we cannot predict whether the Argentine government will further modify its monetary policy and, if so, what impact these changes could have on our financial condition and results of operations.

The Argentine economy may continue to experience significant inflation and a substantial part of our revenues is not currently subject to indexing.

On January 24, 2002, the Argentine government amended the charter of the Central Bank to allow the Central Bank to print currency without having to maintain a fixed and direct relationship to the foreign currency and gold reserves. This change allows the Central Bank to make short-term advances to the federal government to cover its anticipated budget deficits and to provide assistance to financial institutions with liquidity or solvency problems.

There is considerable concern that if the Central Bank prints currency to finance public-sector spending or assist financial institutions in distress, significant inflation could result. During 2002, the Argentine consumer price index increased 41% and the wholesale price index increased 118%. During the first quarter of 2003 the Argentine consumer price index increased by 2.5% and the wholesale price index increased by 0.2%. In the past, inflation materially undermined the Argentine economy and the Argentine government’s ability to create conditions that would permit growth.

We derive our revenues from monthly basic charges, measured service charges and other charges. Prior to the enactment of the Public Emergency Law, those revenues were linked to a rate per unit of usage expressed in U.S. dollars and we also had the right to adjust that rate semiannually in accordance with variations in the U.S.

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consumer price index. Currently, however, the Public Emergency Law provides that, in agreements executed by the federal government under public law regulations, including those related to public works and services, which includes the telecommunications services offered by us, indexation clauses based on foreign currency price indices or any other indexation mechanism are annulled. In this regard, the law sets forth that the prices and rates resulting from such provisions be established in pesos at a rate of Ps.1.00 per U.S.$1.00. Any further inflation will result in further decreases in our revenues in real terms and will adversely affect our results of operations, provided that our tariffs do not keep pace with inflation. We are in the process of renegotiating our tariffs with the Argentine government. We cannot give you any assurance that the outcome of these negotiations will be favorable to us. See “Risk Factors Related to Us—In January 2002, the Argentine government pesified and froze our tariffs and the current renegotiation of our tariffs may result in tariffs that may have a material adverse impact on our future financial position. We may continue to have operating losses as a result and the value of our assets may be negatively affected.”

Moreover, any further inflation could result in further increases in our expenses, including capital expenditures. The current mismatch between revenues and expenses, especially in a potentially inflationary economy like that of Argentina, has affected and may continue to affect materially our results of operations.

Future exchange controls may prevent us from servicing our foreign currency-denominated debt obligations.

Since early December 2001, the Argentine authorities implemented a number of monetary and currency exchange control measures that included restrictions on the withdrawal of funds deposited with banks and tight restrictions for making transfers abroad, most restrictions in connection with repayments to foreign creditors having recently been lifted. However, transfers abroad in connection with payments of principal on financial debt prior to the maturity or repayment of interest on financial debt prior to 15 days before its due date requires prior Central Bank approval. These regulations have been changing constantly since they were first promulgated and we cannot assure you that they will not be put in place again and if they are, whether they will be made stricter than they were before.

Factors Related to Us

If we fail to complete our exchange offer for existing 2004 notes, we do not expect to generate sufficient cash flows from operations or be able to access the capital or credit markets in order to repay or refinance our debt obligations maturing or subject to repurchase in 2004.

Since 2001, we have been unable to access the capital markets and credit markets and we believe it will be difficult for us to access the capital and credit markets in the near or medium term. As a result, it is not possible for us to refinance our substantial short-term debt obligations and it may not be possible for us to refinance or repay our debt obligations maturing or subject to repurchase in 2004 even if Telefónica Internacional decided to continue to roll over our short-term indebtedness.

As of March 31, 2003, we had U.S.$300 million of our existing 2004 notes outstanding and scheduled to mature in November 2004. Furthermore, if as of July 1, 2004, the outstanding principal amount of our existing 2004 notes exceeds U.S.$90 million, including any refinancing or renegotiation of those notes with indebtedness having a maturity date prior to July 1, 2006, we will be required in July 2004 to make an offer to purchase all of these notes at 100% of their principal amount, plus accrued and unpaid interest. As of March 31, 2003 there was U.S.$71.4 million of our 2006 notes outstanding.

As a result of our poor prospects for gaining access to the capital or credit markets and because we may not generate sufficient cash flows to repay our existing 2004 notes, the exchange offer for the existing 2004 notes is our best means for attempting to refinance the existing 2004 notes prior to maturity. A successful completion of the exchange offer for the existing 2004 notes will also allow us to avoid having to make an offer to purchase existing 2006 notes in July 2004, thereby effectively maintaining the maturity of the existing 2006 notes in July 2006.

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If the exchange offer for the existing 2004 notes fails, we cannot assure you that we will be able to repay, refinance or renegotiate the existing 2004 notes at maturity, be able to complete the offer to purchase the existing 2006 notes or repay any other indebtedness maturing during or after 2004. If we cannot repay, refinance or renegotiate this indebtedness we may not be able to continue as a going concern. See “—The effects on us of the current macroeconomic situation in Argentina and of recent changes to regulations have given rise to conditions that raise substantial doubt as to our ability to remain as a going concern.”

Even if all or part of our debt renegotiation strategy is successful, we will continue to have a substantial amount of short-term indebtedness owed to Telefónica Internacional and there will continue to be substantial doubt regarding our ability to remain a going concern.

As of March 31, 2003, we had Ps.2,863 million (equivalent to U.S.$961 million) of short-term debt obligations, of which Ps.2,589 million (U.S.$869 million) was owed to Telefónica Internacional, a wholly owned subsidiary of Telefónica (our ultimate parent company). Assuming that the debt renegotiation strategy is successful and 90% of our existing notes and existing Cointel notes are tendered in the exchange offers prior to the proxy delivery deadline, holders of 50% of the existing Cointel Series B notes tendered in the exchange elect our new U.S. dollar-denominated notes and the remaining holders of the existing Cointel Series B Notes elect our new conversion notes and we have transferred all acquired existing Cointel notes to Telefónica Internacional in exchange for a reduction of our short-term debt, as of March 31, 2003, we would still have had a substantial amount of short-term debt, equal to U.S.$             million, of which U.S.$             million would be short-term debt owed to Telefónica Internacional.

Substantially all of our debt to Telefónica Internacional is currently rolled over on a monthly basis, subject to Telefónica Internacional’s right to immediately accelerate such indebtedness if, among other things:

•	there are changes in our equity, economic and financial situation that, due to their adverse nature, may adversely affect our ability to comply with our obligations under the loan agreements, including our ability to pay interest, and

•	proceedings are commenced against us which may result in an auction or attachment of an amount which is greater than a certain percentage of our shareholders’ equity.

Telefónica Internacional has advised us in writing that it has waived these acceleration conditions until September 20, 2003 and will not accelerate our debt on the basis of the effects of the Public Emergency Law. Notwithstanding this waiver, Telefónica Internacional is under no obligation to continue rolling over our debt when it becomes due and may also assign the debt to third parties. If it were to stop rolling over such debt, we would not have the ability to repay, refinance or renegotiate this short-term indebtedness.

Given that after the successful completion of our debt renegotiation strategy there will continue to be uncertainty regarding our ability to repay or refinance the substantial amount of our short-term debt that will remain outstanding, due to the uncertainty surrounding the outcome of tariff renegotiations with the Argentine government and the uncertainty regarding our ability to access the capital markets, we believe that even if our debt renegotiation strategy is successful that there will continue to be substantial doubt regarding our ability to remain a going concern.

The effects on us of the current macroeconomic situation in Argentina and of changes to regulations have given rise to conditions that raise substantial doubt as to our ability to remain as a going concern.

Our financial statements included in our Annual Report on Form 20-F and incorporated by reference herein contain the following uncertainties affecting our assumption that we will remain as a going concern:

•	the potential adverse effect of the outcome of our pending tariff renegotiation with the Argentine government;

•	whether we will be able to obtain refinancing or additional credit lines to be able to pay our short-term debt; and

•	whether the Central Bank will authorize transfers abroad to pay our foreign creditors.

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Our auditors have noted in their audit report dated February 12, 2003 that the potential results of the issues listed above give rise to substantial doubt about our ability to continue as a going concern. However, on May 6, 2003, the Central Bank lifted most of the above restrictions on the transfer of fund abroad. Accordingly, the uncertainty related to obtaining authorization from the Central Bank for transfers abroad no longer applies. Our financial statements as of December 31, 2002 do not include any adjustments or reclassifications that might result from the outcome of these uncertainties.

In January 2002, the Argentine government pesified and froze our tariffs and the current renegotiation of our tariffs may result in new tariffs that may have a material adverse impact on our future financial position. We may continue to have operating losses as a result and the value of our assets may be negatively affected.

We have stated in our financial statements included in our Annual Report on Form 20-F and incorporated by reference herein that the amount booked in fixed assets in accordance with Argentine GAAP corresponding to our telecommunications business and the minimum presumed income tax credit, totaling Ps.8,402 million and Ps.48 million, respectively, as of December 31, 2002 may be negatively affected by the outcome of our tariff renegotiation and the resulting impact on our operations. See Notes 2.3e, 2.3i and 11 to our financial statements included in an Annual Report on Form 20-F and incorporated by reference herein. Future negative economic developments may result in the adoption of further measures by the Argentine government, including changes to measures already adopted. We cannot assure you what effect these developments and measures may have on the value of our assets or our results of operations.

In January 2002, tariffs for basic telephone services and long-distance services which we charge our customers were converted to pesos from U.S. dollars and fixed at an exchange rate of Ps.1.00 per U.S. dollar. Our tariffs were also frozen, as indexation of any kind is not permitted under the Public Emergency Law. The Public Emergency Law also authorized the Argentine government to renegotiate its contracts related to public works and services. We are currently in negotiations with the Argentine government regarding the rates we may charge in the future. According to the Public Emergency Law, the government must consider the following factors when negotiating the new tariff regime:

•	the effect of these tariffs on the competitiveness of the general economy and in the distribution of income,

•	the quality of the services,

•	the investment plans when such issues are included in the pertinent agreements,

•	consumer protection and accessibility of the services,

•	the security of the systems, and

•	profitability of the company.

The outcome of the tariff renegotiation is uncertain and therefore we cannot assure you that our tariffs that result from the renegotiation will maintain their value in U.S. dollars or constant pesos over time to compensate for any past and future increases in inflation or declines in exchange rates. Inflation in terms of wholesale price index and consumer price index for the year ended December 31, 2002 was 118% and 41%, respectively, and devaluation amounted to 237%. Pursuant to the process established for the renegotiations, we have submitted both an interim request for a tariff increase and a comprehensive proposal regarding our tariff regime within the time period established. We do not know when the renegotiations will be concluded and whether they would be concluded in a manner that will not have a material adverse effect on us.

On January 23, 2003, the Argentine government issued Emergency Decree No. 120/03 which established that the Argentine government may provide for interim tariff increases or adjustments until the process of renegotiation of public service contracts and licenses required under the Public Emergency Law is completed. On

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January 29, 2003, the Argentine government declared an interim tariff increase of approximately 10% for the electricity and gas sectors. The National Ombudsman, the Ombudsman of the City of Buenos Aires and certain other organizations filed objections to both these decrees with various courts. Pursuant to these objections, a court issued a preliminary injunction prohibiting the increase in these tariffs. Furthermore, there is a possibility that electricity and gas providers may be required to refund the portion of their revenues corresponding to such interim rate increase if the court determines that the increase in tariffs was prohibited under the Public Emergency Law. We cannot assure you that we will receive any interim tariff increase, or if we do, that we will not be enjoined from increasing our rates pursuant to any such increase.

We are subject to tariff regulation and we could be subject to further adverse regulatory “price caps”.

We are currently and will continue to be subject to tariff regulation in areas of service where “effective competition” does not exist. Pursuant to our license to provide telephone services, we had to decrease our rates by 4% (in constant U.S. dollar terms) annually between 1997 and 1999. In connection with this tariff reduction, we agreed to implement price cap reductions. The Argentine government may also subject us to additional reductions.

In addition, Decree No. 764/00 reduced, as of November 2000, the interconnection fee rates for the origin and destination of calls in local areas for those districts with more than 5,000 inhabitants or a telephone-set density above 15 telephones for every 100 inhabitants for the remaining districts, in those areas included in the original license of independent operators, and for the transit within local areas. A 3% semiannual “price cap” reduction was applied during the first two years after these rules and regulations became effective.

The price cap system as applied to our and other regulated industries may also be subject to renegotiation as provided by the Public Emergency Law, although no assurance can be given as to the results of any such renegotiation. We do not know when the Secretary of Communications may determine that effective competition exists in any particular area or in the case of any service, and therefore we cannot assure you that we will not be subject to further reductions of our tariffs.

Tariff reductions of differing scopes and magnitudes may continue for a number of years and may reduce revenues from basic and other services. While we intend to continue to strive to control operating costs and improve productivity, those efforts may not offset, in whole or in part, the decline in operating margins that may result from mandatory tariff reductions.

We are uncertain whether the evolution of the regulatory framework will adversely affect the viability or general competitiveness of our telecommunications business. We are not in a position to control the nature, extent and timing of government action in this area. Future modifications of the regulatory framework may have a material adverse effect on our business, financial condition or results of operations.

Our revenues have been and may continue to be adversely affected by a decrease in the number of our customers and usage of our services.

Our revenues depend on our ability to retain customers. However, the current recession, unemployment and underemployment, coupled with the rise of inflation in 2002, have led to a reduction of wages in real terms and a reduction of disposable income of all class sectors of the Argentine population, which resulted in a decrease in the number of customers that use our services and in a reduction of usage per telephone line. In 2002, our lines in service were further reduced by approximately 140,000 lines with a reduction of total traffic per line of approximately 5%. This reduction in lines in service and usage of our services had a consequent reduction in our revenues and cash inflows. In addition, we cannot assure you that further reductions in demand for our service will not take place, further negatively affecting our cash flow and revenues.

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Our license is revocable under certain circumstances, and revocation of the license would have a material and adverse effect on us.

We are subject to a complex series of laws and regulations with respect to the telecommunications services we provide. We provide telecommunications services pursuant to a license that is subject to regulation by various regulatory bodies. Our dissolution and the declaration of bankruptcy are events that may lead to a revocation of our license under the List of Conditions. Our dissolution will occur if our shareholders’ equity according to Argentine GAAP becomes negative for any future fiscal year end and the shareholders do not recapitalize. See “—We may be forced to make a reduction of our capital or dissolve if our shareholders do not contribute additional capital.” In addition, our license is revocable if our direct parent, Cointel, ceases to own at least 51% of our common stock in class A shares without regulatory approval. Accordingly, if Cointel entered into reorganization proceedings due to its inability to pay its debts and such proceedings resulted in Cointel ceasing to own at least 51% of our capital stock in class A shares without regulatory approval, our license could be revoked.

Our cash flows and subsequent dividend payments have been historically relied upon by Cointel, as the primary source of liquidity for it to meet its principal and interest payments on its outstanding debt. From January 1, 1994 through December 31, 2001, we paid Cointel cash dividends aggregating U.S.$1,190 million. Due to accumulated losses attributable to the macroeconomic crisis in Argentina, we did not pay dividends last year, are not able to pay dividends in 2003 in respect of our 2002 fiscal year and may not be able to pay dividends in 2004. Accordingly, Cointel’s primary source of liquidity has been eliminated. Furthermore, even if we could legally pay dividends in 2003 and 2004, we do not expect that our cash flows would be sufficient to be able to pay enough cash dividends to our shareholders for Cointel to pay its debts maturing in 2004. If Cointel were to default on its payment obligations, it is likely that Cointel would have to commence reorganization proceedings, thereby putting our license at risk. The revocation of our license, due to a change in Cointel’s ownership interest or otherwise, would have an immediate and material adverse impact on our financial condition and results of operations.

The interests of our affiliates, as our equity owners and creditors, may conflict with the interests of the holders of our notes or shares.

The Spanish telecommunications and media company Telefónica, through affiliates including Cointel, beneficially owns directly or indirectly approximately 98% of our capital stock. Cointel, which is almost 100% beneficially owned by Telefónica, owns 64.83% of our capital stock and, therefore, controls us and can determine the outcome of any action requiring shareholder approval. Actions within the control of Telefónica and its affiliates include the election of the board of directors and, subject to the requirements of Argentine laws, the payment of dividends. Our day-to-day management and operations are the responsibility of Telefónica, as the operator under a management contract entered into between us and Telefónica (formerly Telefónica de España S.A.) in connection with our privatization in 1990. Affiliates of Telefónica are also involved in other investments and operations in the Argentine communications and media sector, some of which may involve or affect us.

The interests of Telefónica and Cointel as our equity investors may conflict with the interests of the holders of our debt or shares. Moreover, Telefónica Internacional has made substantial extensions of credit to us and represents our largest creditor. As of March 31, 2003, we owed approximately U.S.$869 million of short-term debt to Telefónica Internacional. The interests of Telefónica Internacional as our creditor may conflict with the interests of the holders of our debt or shares. All of the intercompany loans made to us are short-term in nature and as a result, Telefónica Internacional has the legal right to cause us to pay such debt in full prior to the time we are required to make scheduled payments on our third party debt obligations. Furthermore, Telefónica Internacional may assign its rights under these loans without our consent. If Telefónica Internacional, or any assignee, as applicable, were to demand payment in respect of all of our short-term debt it would have a material adverse effect on our ability to repay our remaining debt obligations as they become due. As a result, the claims of Telefónica Internacional may, as a practical matter, enjoy payment priority over claims of any other debt holders. We cannot assure you that Telefónica or its affiliates will provide us with additional intercompany financing support or continue to roll over existing financing even after the offers are completed.

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Apart from requirements of Argentine law that dividends must be paid out of net earned profits arising from an approved financial statement, there are currently no contractual restrictions on our ability to pay dividends. Under Argentine law we will be able to resume paying dividends when we have new gains and to the extent we have not consumed our legal reserve to absorb accumulated losses. Telefónica, through Cointel, may exercise its control over our ability to pay dividends (subject to requirements of Argentine law) or to increase the amount or frequency of dividend payments in order to fund expenditures or distributions by Cointel or for other purposes. As a result, Telefónica through Cointel has the legal right and voting power to cause us to pay cash dividends to our shareholders in amounts and at times that may not be in the interests of our creditors.

Conflicts of interest between us, Telefónica and other of our affiliates may also arise in connection with the negotiation and performance of duties and the payment of fees under the management contract, as well as in connection with other business activities. Telefónica, through affiliates, also has joint and separate investments in the communications and media sector in Argentina, including mobile cellular and PCS services following the effectiveness of the spin-off of our wireless services business and data transmission business. These businesses’ operations became controlled by Telefónica Móviles, S.A. and Telefónica DataCorp S.A., respectively, each of which is a controlled subsidiary of Telefónica and independent of us. In some circumstances, our interests may not be aligned with and may perhaps be adverse to the interests of Telefónica or its affiliates with influence over Cointel’s actions. We cannot assure you that Telefónica or its affiliates will not limit or cause us to forego business opportunities that other Telefónica affiliates may pursue, or that the pursuit of opportunities by other affiliates will be in our interest.

A substantial portion of our assets may be immune from attachment by creditors, preventing creditors from obtaining the amount represented by a judgment against us.

Under Argentine law, attachment prior to judgment or related to the enforcement of judgments will not be ordered by courts of Argentina with respect to property which is located in Argentina and determined by those courts to be dedicated to the provision of essential public services. A substantial portion of our assets may be considered to be dedicated to the provision of essential public services. If an Argentine court were to make such a determination with respect to certain of our assets, those assets would not be subject to attachment or other legal process, possibly limiting the ability of our creditors to obtain a judgment against our assets.

We suffered a significant loss in 2002, which resulted in an elimination of our unappropriated earnings, and therefore we lost our ability to distribute dividends.

The effect of the devaluation of the peso and the pesification and freezing of our tariffs have eliminated unappropriated retained earnings and caused us to carry accumulated losses. By the end of the fiscal year ended December 31, 2002, such losses exceeded our reserves, including our reserve for future dividends out of which cash dividends are distributed. Apart from requirements of Argentine law that dividends must be paid out of net earned profits arising from an approved financial statement, there are currently no contractual restrictions on our ability to pay dividends. Under Argentine law we will be able to resume paying dividends when we have new gains and to the extent we have not consumed our legal reserve to absorb accumulated losses.

We may be forced to make a reduction of our capital stock or dissolve if our shareholders do not contribute additional capital.

As of March 31, 2003, we had accumulated net losses of Ps.2,986 million and such losses exceeded our reserves, including our reserve for future dividends. If the losses exceed 50% of our capital stock plus reserves at any fiscal year end, we would fall under the condition for mandatory capital stock reduction set forth in under Argentine corporate law. However, Decree 1,269/02 dated July 16, 2002 has suspended the enforcement of such requirement until December 10, 2003. Also, if, after December 10, 2003, our shareholders’ equity becomes negative at any fiscal year-end and our shareholders do not recapitalize, a dissolution event will occur. We cannot assure you that, in the future, Argentine corporate law or any other law or regulation will not force us under these circumstances to effect mandatory capital reductions or to dissolve. As of the date of this prospectus

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and proxy solicitation, we cannot provide any assurance that, should such dissolution event occur, our shareholders would make additional capital contributions, or that we, consequently, would be able to continue our ordinary operations.

Access to the Argentine telecommunications market is now fully deregulated and as a result competition could have a material adverse effect on our results of operations.

Since 1999, the Argentine government has issued a number of decrees liberalizing the access to the telecommunications market. As a result, a number of new operators have entered the market, including the southern region of Argentina, where we are the incumbent provider of telecommunications services. The new providers of local, domestic long-distance and international telephone services are now direct competitors of wireline basic telephone service providers. Although as a result of the liberalization we began to offer telephone services in the northern region of Argentina, Telecom Argentina is the incumbent provider of telecommunications services in the northern region. The operators of data transmission networks and other companies providing wireless services (including companies spun off from us), may be our indirect competitors to the extent those services may be substitutes for wireline telephony.

Since the liberalization of access to our market, competition has affected our results of operations as we have lost customers of our long-distance service to Telecom Argentina and other smaller competitors and have had to increase our efforts in order to retain existing customers, to win back the customers we lost and to acquire new customers. We may experience, as a result of the current competitive environment, an additional loss of market share and additional competition in prices to competitors in the southern region of Argentina beyond that which has already taken place since October 1999. We may also experience a loss of market share in the future as a result of the future ability of a caller to select a long-distance provider for each call, data or internet providers entering the telecommunications market. In light of the range of regulatory, business and economic uncertainties, it is difficult for us to predict with meaningful precision and accuracy our future market share in relevant geographic areas and customer segments, the speed with which changes in our market share or prevailing prices for services may occur, or the effects of competition. Those effects could be material and adverse to our overall results of operations and financial condition.

We have a significant number of legal claims against us regarding obligations of our state-owned predecessor, Empresa Nacional de Telecomunicaciones or ENTeL; if we were to have to satisfy those claims in full without the benefit of timely and sufficient indemnification, the obligation to do so would represent a significant liability.

As of March 31, 2003, the total amount of claims against us based upon ENTel’s alleged contractual and statutory obligations to former ENTel employees (including accrued interest and legal expenses) was approximately Ps.104 million. Court decisions have followed the precedent set by the Supreme Court of Argentina in the area of joint and several liability in labor matters, under which it upheld the provisions of the Work Contract Law No. 20,744, as amended, and declared a decree derogating portions of that law unconstitutional. In the transfer contract, under which ENTel was privatized by selling 60% of its common stock to Cointel, ENTel agreed to indemnify us with respect to such claims. Also, the Argentine government has assumed joint and several liability with ENTel for such indemnity obligations and has authorized us to debit an account of the Argentine government at Banco Nación for any related amount payable by us with respect to such indemnification. We believe the Argentine government’s indemnification obligations if duly performed by the Argentine government should protect us from any material economic consequences of the employees’ claims. Under Debt Consolidation Law No. 23,982, ENTel and the Argentine government may discharge their indemnity obligations through the issuance of debt instruments such as negotiable 16-year bearer bonds. We have not created any reserve for such claims.

As of March 31, 2003, we had satisfied a number of claims through Ps.6.3 million in cash payments. We filed a claim against ENTel on December 16, 1999 seeking indemnification and reimbursement in connection with these payments in satisfaction of the labor claims. Our case has been argued in court; however, no ruling has

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been issued. If we lose a material portion of the current claims and the Argentine government fails to reimburse us timely and sufficiently for the claims, our results of operations may be adversely affected.

Technological advances and replacement of our equipment may require us to make significant expenditures to maintain and improve the competitiveness of the services we offer.

The telecommunications industry is subject to continuous, rapid and significant changes in technology and the related introduction of new products and services. We cannot predict the effect of technological changes on our business. New services and technological advances are likely to offer additional opportunities to compete against us on the basis of cost, quality or functionality. It may not be practicable or cost-effective for us to replace or upgrade our installed technologies in response to competitors’ actions. Responding to such change may require us to devote substantial capital to the development, procurement or implementation of new technologies, and may be dependent upon the final cost in local currency of imported technology and our ability to obtain additional financing. We may also have to devote resources to the replacement of our equipment lost to theft or vandalism. Should we need to make substantial capital expenditures due to such technological changes in order to improve our system or to compete with others in the market or to replace our equipment, no assurance can be given that we will have the funds to make such capital expenditures.

We employ a largely unionized labor force and could be subject to an organized labor action.

As of March 31, 2003, approximately 64.4% of our employees were union members. Unlike our state-owned predecessor, we have not experienced a work stoppage that has had a material effect on our operations. We have reached agreements with the unions over the terms of new collective bargaining agreements. Although our relations with unions are currently stable and constructive, in recent years general labor unrest and related strikes in Argentina have increased in frequency. Strikes or other types of conflict with the unions or unionized personnel may have a material adverse effect on our ability to maintain ordinary service levels or otherwise operate our business in the manner that customers expect. In those circumstances, we might face an immediate loss of revenue. Damage to our reputation might also result, with a potential longer-term negative effect on revenues.

In addition, while maintaining frozen tariffs, the government may force private sector companies to increase salaries of unionized employees, as it did last year, resulting in an increase in our expenses and a negative impact on our operating income. We were required to increase salaries for unionized workers on an average of Ps.100 per month per employee.

Because the Argentine standards for disclosure and accounting differ from those of the United States, information about us may not be as detailed or comprehensive as that of non-Argentine issuers, including that of U.S. companies.

We are subject to the periodic reporting requirements of the Securities and Exchange Act of 1934. However, the periodic disclosure required of foreign issuers under the Exchange Act is more limited than the periodic disclosure required of U.S. issuers. Publicly available information about issuers of securities listed on the Buenos Aires Stock Exchange also provides less detail in certain respects than the information that is regularly published by or about listed companies in the United States or in some other countries. Furthermore, there is a lower level of regulation of the Argentine securities markets and of the activities of investors in such markets as compared with the securities markets in the United States and certain other developed countries. We prepare our financial statements in accordance with Argentine GAAP, which differs in certain respects from U.S. GAAP.

Risks Relating to the Exchange Offers and the Proxy Solicitations

If the exchange offer for the existing Cointel notes is successful, in an Argentine reorganization proceeding there would be a greater number of independent creditors entitled to vote.

In an Argentine reorganization proceeding, the indebtedness owed by us to Telefónica Internacional would be treated as part of the same class as all of our other unsecured and unsubordinated indebtedness but would not

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be entitled to vote in an Argentine reorganization proceeding. Accordingly, as of March 31, 2003, U.S.$869 million of our unsecured and unsubordinated indebtedness would not have been entitled to vote in an Argentine reorganization proceeding. The fact that Telefónica Internacional would not be entitled to vote would allow our other creditors to reach an agreement with respect to our assets in any reorganization proceeding without having to consult with Telefónica Internacional in its capacity as an unsecured creditor.

If the debt renegotiation strategy is successful and 90% of the existing Cointel notes are tendered for exchange and 50% of the holders of the existing Cointel Series B notes tendered in the exchange elect our new U.S. dollar denominated notes and the remainder elect our new conversion notes, we will thereafter transfer the existing Cointel notes that we acquire to Telefónica Internacional in exchange for a reduction of our short-term indebtedness owed to Telefónica Internacional equal to the principal amount of the existing Cointel notes that we acquire plus the amount of cash payments we make to holders of existing Cointel notes in respect of accrued and unpaid interest on those notes. The result of these transactions (assuming that no cash payments are required in respect of accrued and unpaid interest on the existing Cointel notes) would be that we would issue U.S.$     million of new U.S. dollar denominated notes and Ps.      million of new conversion notes to holders of Cointel’s existing notes and we would reduce our short-term indebtedness owed to Telefónica Internacional by approximately U.S.$     million, from U.S.$     million to U.S.$    million as of March 31, 2003. As a result, holders of existing Cointel notes would become our creditors and would be entitled to vote the principal amount of indebtedness owed to such creditors in any Argentine reorganization proceeding, thereby diluting your voting power in a reorganization proceeding.

Accordingly, if the debt renegotiation strategy is completed as described in the preceding paragraph, an additional U.S.$    million of our indebtedness would be entitled to vote in any Argentine reorganization proceeding. The increased number of creditors and increased principal amount of indebtedness entitled to vote may make it more difficult for our creditors to reach an agreement in any Argentine reorganization proceeding relating to our company.

Once holders of the relevant class of existing notes approve the changes to the terms and conditions of those existing notes at a duly convened noteholders’ meeting, those changes will become effective and binding at the time we accept any existing notes of the relevant class for exchange, notwithstanding the fact that the minimum tender condition for that class of existing notes may have been reduced or that existing notes may have been withdrawn subsequent to the relevant proxy delivery deadline.

We are soliciting proxies from holders of the existing notes to amend important provisions of the indenture governing the existing 2004 notes and the terms and conditions of the existing 2008 notes. The effect of these amendments will be to eliminate substantially all covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of existing notes that is required to accelerate the existing notes from 25% to 51% and eliminate the ability of the trustee to accelerate the existing notes absent instructions. To effectuate these amendments, a vote at a noteholders’ meeting for the relevant class of existing notes at which a quorum is present will be necessary. The indenture governing the existing 2004 notes requires that 67% of the outstanding aggregate principal amount of the existing 2004 notes present or represented at a noteholders’ meeting at which quorum is present or represented must vote to approve any proposed changes. The terms and conditions of the existing 2008 notes require that holders representing the majority of the aggregate principal amount of existing 2008 notes present or represented at a duly noteholders’ meeting at which quorum is present or represented must vote to approve any proposed changes.

For each class of existing notes, the quorum requirement for the first meeting is 60% of the aggregate principal amount of the relevant class of existing notes. The first noteholders’ meeting for each class of existing notes is scheduled for            , 2003. If a quorum is not established for the first noteholders’ meeting, a second noteholders’ meeting to amend the existing notes will be necessary and will be held on            , 2003. The quorum for the second noteholders’ meeting is 30% of the aggregate principal amount of the relevant class of existing notes. Once changes to terms and conditions of the existing 2004 notes or existing 2008 notes are

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approved at the relevant noteholders’ meeting, the only condition to effectiveness is that we accept for tender the relevant class of existing notes.

Although holders that tender existing notes do not currently have the ability to withdraw their existing notes subsequent to the initial proxy delivery deadline, we may elect to grant such withdrawal rights. However, there will be no circumstances under which you will be able to revoke proxies after the initial proxy delivery deadline. As a result, although holders may be able to withdraw their existing notes after the relevant noteholders’ meeting, those notes will still be subject to the amendments approved at the noteholders’ meeting. If the amount withdrawn is large enough, there could be a situation in which the aggregate principal amount of existing notes participating in the exchange offer is below the amount that was needed to initially approve the changes to the terms and conditions of the relevant class of existing notes. Although each exchange offer has a minimum tender requirement of 90%, we may waive this requirement. Accordingly, if there is a material change in the exchange offer and we provide additional withdrawal rights to holders, you may be able to withdraw your tender of existing notes, but you will not be able to withdraw the affirmative vote you made by proxy for the removal of covenants and events of default from the terms and conditions of the relevant class of existing notes and those changes may be approved notwithstanding the fact that the participation level in the relevant exchange offer is below the amount that was needed to initially approve the changes to the terms and conditions of the relevant class of existing notes.

If we are declared bankrupt, you may have to return any cash you receive in the exchange offers

Under Argentine bankruptcy law, payments of debts before the scheduled maturity date made during the suspicious period by a party that is declared bankrupt are not effective against third party creditors and, accordingly, must be returned to the bankrupt estate. The suspicious period is the period from the date the court determines that the debtor was insolvent to the date on which the judgment declaring the bankruptcy of the creditor is declared, which period may not exceed two years. Any proxy payment or other payment made in cash in these exchange offers might be construed as a prepayment of principal, as it is being made prior to the scheduled maturity date of the existing notes. Therefore, if it determined that we were insolvent at the time of making the cash proxy payment, you may be required to return this cash proxy payment to our estate in bankruptcy.

If you do not tender your existing notes and the exchange offers and proxy solicitations are consummated, your rights under the indenture governing your existing 2004 notes and under the terms and conditions of the existing 2008 notes will be substantially diminished.

If the exchange offers are consummated, the proposed resolutions are approved and the amendments become effective, existing notes not tendered pursuant to the exchange offers will no longer be entitled to the benefit of virtually all of the covenants and events of default contained in the indenture governing the existing 2004 notes and the terms and conditions of the existing 2008 notes. The changes would, among other things:

•	eliminate the covenants restricting us and our significant subsidiaries from creating liens and undertaking certain mergers, consolidations or asset sales,

•	eliminate all of the events of default, except the event of default triggered by our failure to make a scheduled principal or interest payment on the existing notes, or pay additional amounts due on such dates,

•	increase the percentage of the principal amount of the existing notes required to accelerate such existing notes if there is an event of default and eliminate the ability of the trustee or the fiscal agent, as the case may be, to accelerate such existing notes if there is an event of default without the instruction of the noteholders, and

•	eliminate certain reporting obligations.

The modification of the covenants would permit us, absent the existence of similar covenants under other indebtedness, such as the new notes, to take actions that could increase the credit risks, with respect to us, faced

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by the holders of the existing notes or that could otherwise be adverse to the interests of the holders of the existing notes. The elimination of the events of default, the increase in the percentage of the principal amount of the existing notes required to accelerate the existing notes and the elimination of the trustee’s and fiscal agent’s right to accelerate the existing notes could limit or delay your ability to enforce your current rights under the indenture governing the existing 2004 notes or the terms and conditions of the existing 2008 notes which could prejudice your rights under the existing notes. This would apply to existing notes that remain outstanding after the offers, even if you do not deliver a proxy to vote in favor of the proposed resolutions.

We may make repurchases of existing notes or pay those notes at maturity and any repurchases or repayments could be more favorable to holders of existing notes than the terms of these offers.

We may, at any time, purchase existing notes in the open market, in privately negotiated transactions, through subsequent tender offers or otherwise. If any existing notes remain outstanding after consummation of the exchange offers, we may also pay in full at maturity those notes. Any other purchases may be on the same terms or on terms which may be more or less favorable to holders than the terms of the exchange offers. Any other purchases by us will depend on various factors existing at that time. The exchange offers will not prevent us from exercising our rights under the indenture under which your existing 2004 notes were issued to defease or otherwise discharge our obligations with respect to the existing 2004 notes.

The exchange offers will result in reduced liquidity and fewer rights for the existing notes.

To the extent the exchange offers are successful, the trading market for existing notes that are not tendered and exchanged will become very limited due to the reduction in the amount of existing notes outstanding after the exchange offers, which might adversely affect the liquidity and market price of such existing notes. In addition, our board of directors has authorized the delisting of the existing 2004 notes from the NYSE upon a successful completion of the exchange offer for the existing 2004 notes, subject to final approval by certain of our officers. As a result, the existing notes may trade at a significant discount depending on prevailing interest rates, the market for existing notes with similar credit features, our performance and other factors. Furthermore, the prices at which any such trading occurs in the existing notes could be extremely volatile. Holders of existing notes not tendered and exchanged may attempt to obtain quotations for their existing notes from their brokers; however, there can be no assurance that an active market in the existing notes will exist following consummation of the exchange offers and no assurance can be given as to the prices at which the existing notes may trade. In addition, if the proxy solicitation for the existing notes is successful, the existing notes will provide fewer rights to holders than are currently available.

Risks Related to the New Notes

Our former use of Pistrelli Díaz y Asociados, former member of Andersen, as our independent financial auditors will limit your ability to seek potential recoveries from them related to their work.

Deloitte’s audit report dated February 12, 2003 and Pistrelli’s audit reports dated February 26, 2002 and November 16, 2001, except with respect to the matters discussed in Note 22 as to which the date is February 26, 2002, are included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 and are incorporated by reference in this prospectus and proxy solicitation. In connection the filing of our Registration Statement on Form F-4 for the registration of our new notes, of which this prospectus and proxy solicitation forms a part, the SEC requires us to file as an exhibit to the registration statement the consent of any person that is named as an expert or whose report is included in the registration statement. Because Pistrelli is no longer an Andersen member firm and Andersen ceased practice before the SEC, we cannot obtain their consent for the use of their report that has been incorporated by reference in this prospectus and proxy solicitation which forms part of our registration statement. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement of which this prospectus and proxy solicitation is a part without their written consent. Accordingly, investors will not be able to sue Pistrelli, and any recovery they may have from Pistrelli under Section 11 of the Securities Act for any material misstatements or omissions in the registration statement relating to our new notes, related to any claims that they may assert related to the financial statements audited by Pistrelli, may be limited as a result of the lack of consent from Pistrelli.

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Any recovery you may have from Pistrelli related to any claims that you may assert related to the financial statements audited by Pistrelli may be limited by the financial circumstances of Pistrelli, as well as by Pistrelli’s lack of consent, which as stated above cannot be given by them.

We may be able to repay the unexchanged existing notes when they mature, but we may not be able to repay or refinance the new notes when they mature.

Although the exchange offers will delay the maturity of our debt, giving us more time to improve our operations and Argentina more time to stabilize, we will remain highly leveraged after completion of the exchange offers. Our ability to service our debt following the exchange offers will depend upon our future operating performance, which is in turn subject to market conditions and conditions in Argentina generally. Accordingly, we cannot assure you that we will have the ability to repay or refinance the new notes when they become due.

It is possible that, following the maturity date of a given series of existing notes but prior to the maturity of the corresponding series of new notes, we may become subject to a bankruptcy or similar proceeding. If so, holders of that class of existing notes who did not exchange may be paid in full and there is a significant risk that holders of that series who exchanged for new notes may not. Your decision to tender your existing notes should be made with the understanding that the lengthened maturity of the new notes exposes you to the risk of nonpayment for a longer period of time.

Our new notes may not have an active trading market.

Each series of new notes will constitute a new issue that may not be widely distributed and for which there may be no established active trading market. When new notes corresponding to either series are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon the prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. While a listing or quotation may be obtained with respect to the new notes we cannot assure you that trading markets will develop or be maintained for them. The dealer manager and solicitation agent is not under any obligation to make a market with respect to either series of new notes. Accordingly, we cannot assure you as to the development or liquidity of any trading market for either series of new notes. If an active market of the new notes does not develop or is interrupted, the market price and liquidity of the new notes may be adversely affected.

We cannot assure you that the payments of principal under the new notes will not require the prior approval of the Central Bank if such payments are made with funds remitted from Argentina.

On May 6, 2003, the Central Bank lifted most of the requirements to obtain its prior approval to make principal payments at maturity on our foreign debt. According to current Central Bank regulations the repayment of principal on foreign currency debt instruments issued by us on or after September 3, 2002, such as the new notes, is not subject to prior Central Bank approval if the proceeds of such debt instruments are brought into Argentina and converted into pesos. The new notes will not comply with this last requirement. Our Argentine legal counsel has concluded that our existing notes do not require Central Bank approval for repayment at maturity and, therefore, it is reasonable to conclude that no approval would be required to repay new notes (which are issued to refinance our existing notes) at their respective maturity dates. Nevertheless, if the Central Bank were not to share such interpretation we may be required to seek such approval at the maturity of the new notes if exchange controls were to be in place at such time.

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FORWARD-LOOKING STATEMENTS

This prospectus and proxy solicitation contains or incorporates by reference certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Some of these forward-looking statements include forward-looking phrases such as, “anticipates”, “believes”, “could”, “estimates”, “expects”, “foresees”, “intends”, “may”, “should” or “will continue”, or similar expressions or the negatives thereof or other variations on these expressions, or similar terminology, or discussions of strategy, plans or intentions. These statements also include descriptions in connection with, among other things:

•	the renegotiation of our tariffs with the Argentine government;

•	our debt maturity profile;

•	anticipated revenues, capital expenditures, future cash flows and financing requirements;

•	our ability to remain as a going concern and remain solvent;

•	the economic and political developments in Argentina (including the effects of the devaluation and restrictions on payments abroad);

•	the effect of inflation and currency volatility on our financial condition and results of operations;

•	the implementation of our business strategy;

•	descriptions of new services and anticipated demand for services and other changes in rates and tariff regulations and charges for telecommunication services;

•	descriptions of the tax consequences for holders participating in the exchange offers;

•	descriptions of the expected effects of our competitive strategies and descriptions of the effect of the liberalization of the Argentine telecommunications industry; and

•	the impact of actions taken by our competitors and other third parties, including courts and other governmental authorities.

These statements reflect our current views regarding future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that forward-looking statements may express or imply, for example:

•	the success of our renegotiation strategy,

•	the economic and political instability of Argentina,

•	the Argentine government’s insolvency,

•	the devaluation and volatility of the Argentine peso,

•	changes in inflation,

•	changes in financial and telecommunications regulation,

•	revocation of our license to provide telecommunications services,

•	our ability to successfully restructure our indebtedness or refinance our financial obligations when they become due; and

•	the outcome of pending legal claims against us.

Some of these factors are discussed in more detail under “Risk Factors” and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 which accompanies, and is incorporated by reference into, this prospectus and proxy solicitation. If one or more of these risks or uncertainties affect future events and circumstances, or if underlying assumptions did not materialize, actual results may vary materially from those described in this prospectus and proxy solicitation as anticipated, believed, estimated or expected. We have no plans to update any industry information or forward-looking statements set out or incorporated by reference in this prospectus and proxy solicitation and have no obligation to update any such statements.

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THE EXCHANGE OFFERS

We are offering to exchange new notes for existing notes upon the terms and subject to the conditions set forth in this prospectus and proxy solicitation and in the letter of transmittal.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and proxy solicitation and in the letter of transmittal we are offering to exchange:

•	for each U.S.$1,000 principal amount of our existing 2004 notes that you validly tender:

•	for holders tendering before the proxy delivery deadline, U.S.$850 principal amount of our new 2007 notes and U.S.$150 in cash (U.S.$75 of which constitutes a proxy payment) and

•	for holders tendering after the proxy delivery deadline, U.S.$925 principal amount of our new 2007 notes and U.S.$75 in cash; and

•	for each U.S.$1,000 principal amount of our existing 2008 notes that you validly tender:

•	for holders tendering before the proxy delivery deadline, U.S.$900 principal amount of our new 2010 notes and U.S.$100 cash (U.S.$50 of which constitutes a proxy payment) and

•	for holders tendering after the proxy delivery deadline, U.S.$950 principal amount of our new 2010 notes and U.S.$50 in cash.

If you tender your existing notes in the exchange offers, you will receive any accrued but unpaid interest up to, but not including, the settlement date for the exchange offer for those notes.

The new notes will be issued and the cash payments will be made on the settlement date, which will be the third business day following the expiration date, or as soon as practicable thereafter. All payments required to be made in connection with the exchange offers will be made free of any Argentine withholding taxes or deductions. We will return any tendered existing notes that are not accepted for exchange, without expense, to the tendering holder as promptly as practicable following the expiration date or after we terminate the exchange offer for such class of existing notes.

Our new notes will be issued in denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000. Any fractional principal amount of new notes will be paid in cash.

If you desire to tender your existing notes in the exchange offers, you will be required to deliver a proxy to vote in favor of resolutions that would authorize the amendment of the terms and conditions of such existing notes to delete substantially all of the covenants and related events of default, as well as increase the percentage of the principal amount of the existing notes that is required to accelerate the relevant class of existing notes from 25% to 51% upon the occurrence of an event of default and eliminate the ability of the trustee or fiscal agent, as the case may be, to accelerate the relevant class of existing notes absent instructions from holders representing at least 51% of the aggregate principal amount of the relevant class of existing notes. By tendering your existing notes in the exchange offers, you will have, among other things, delivered your proxy and appointed the exchange agent or its representatives to appear as proxy on your behalf at the relevant noteholders’ meeting to vote in favor of the proposed resolutions. For more information on the proxy solicitation and the proposed resolutions for your particular class of existing notes, see “Proxy Solicitation to Holders of Existing 2004 Notes” or “Proxy Solicitation to Holders of Existing 2008 Notes,” as the case may be.

Only registered holders of existing notes can effectively tender and deliver proxies. Beneficial owners of existing notes registered in the name of a broker, dealer, commercial bank, trust company or nominee are urged

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to contact the registered holder promptly and instruct the registered holder to tender existing notes and deliver a proxy on their behalf pursuant to the exchange offers and proxy solicitations.

We reserve our right to purchase or make offers for any existing notes that remain outstanding subsequent to the expiration date or to terminate the exchange offers as set forth under “—Conditions to the Exchange Offers.” We also reserve our right to purchase existing notes in the open market in privately negotiated transactions or otherwise, to the extent permitted by applicable law. Following consummation of the exchange offers, the terms of any purchases or offers could differ from the terms of the exchange offers.

We reserve the right to amend the exchange offers in our sole discretion. If any exchange offer is amended in a manner that we determine constitutes a material change, we will extend the exchange offer for a period of at least five business days following notice of a material change to the exchange offer and at least ten business days following notice of a change in the consideration offered to holders of the existing notes, including any change in the amount of the proxy payments, or a change in the percentage of the relevant existing notes sought. Any change in the consideration offered to holders of existing notes, including any change in the amounts of the proxy payments, will be paid to all holders of the relevant existing notes whose existing notes have previously been validly tendered and not withdrawn pursuant to the exchange offers.

As of the date of this prospectus and proxy solicitation, U.S. $300.0 million principal amount of the existing 2004 notes and U.S.$368.5 million principal amount of existing 2008 notes are outstanding.

Tendering holders of existing notes will not be required to pay any brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offers. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offers.

Expiration Date; Extensions; Amendments; Termination

The exchange offers will expire at 11:59 p.m., New York City time, on             ,             2003, unless extended, which is 20 business days after commencement of the exchange offers. When we use the term “expiration date” in this prospectus and proxy solicitation, we mean 11:59 p.m., New York City time, on             ,              2003, unless we, in our sole discretion, extend the date and time for the exchange offer in respect of any class of existing notes, in which case the expiration date means, with respect to any extended exchange offer in relation to any class of existing notes, the latest date and time to which the exchange offer is extended.

With respect to the existing notes, we may, at any time before or concurrently with the expiration date for the exchange offers:

(1)    terminate the exchange offer and proxy solicitation in respect of any class of existing notes if the conditions to the exchange offer have not been satisfied on or prior to the expiration date;

(2)    modify, extend or otherwise amend any of the exchange offers and retain all tendered existing notes of any class until the expiration date, as extended, of the exchange offers, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders”); or

(3)    waive the unsatisfied conditions with respect to the exchange offers and accept all existing notes of any class tendered and not previously withdrawn.

We reserve the right to terminate or amend any exchange offer and proxy solicitation at any time prior to the expiration date.

We will give oral (promptly confirmed in writing) or written notice of such delay, termination, extension or amendment to the exchange agent and the outstanding noteholders. If any exchange offer is amended in a manner

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that we determine constitutes a material change, we will extend the exchange offer for a period of at least five business days following notice of a material change to the exchange offer and at least ten business days following notice of a change in the consideration offered for the existing notes or a change in the percentage of the relevant existing notes sought. Any change in the consideration offered to holders of existing notes, including any change in the amounts of the proxy payments, will be paid to all holders of the relevant existing notes whose existing notes have previously been tendered and not withdrawn pursuant to the exchange offers and, in the case of the proxy payments, to holders who are eligible to receive this payment. There can be no assurance that we will exercise our rights to extend, terminate or amend the exchange offers.

We will announce any extension, amendment or termination of the offers by 9:00 a.m. New York City time, on the business day following such action through a press release in accordance with applicable law and the regulations of the CNV, the Buenos Aires Stock Exchange and the Luxembourg Stock Exchange or such other means of announcement as we deem appropriate. Without limiting the manner in which we may choose to make such announcements, a press release given to the Dow Jones New Service, the newspaper La Nación based in Buenos Aires, Argentina, the Buenos Aires Stock Exchange Bulletin, and the Luxembourger Wort with a copy to the trustee for the existing 2004 notes, the fiscal agent for the existing 2008 notes, DTC, Euroclear and Clearstream, Luxembourg will, in all cases, be deemed sufficient means of announcement.

Conditions to the Exchange Offers

Minimum Tenders of Existing Notes

The exchange offer for each class of existing notes is conditioned on the receipt of a minimum number of tenders for such class of existing notes, as follows:

Existing Notes	Minimum Tender
Existing 2004 Notes	90%
Existing 2008 Notes	90%

The minimum tender conditions set forth above are for our sole benefit and may be waived by us.

General Conditions to the Exchange Offers

Notwithstanding any other provisions of the exchange offers, or any extension of the exchange offers, we will not be required to distribute cash or issue new notes, and we may, at our sole discretion, terminate any exchange offer and proxy solicitation or modify, extend or otherwise amend any exchange offer and proxy solicitation at any time prior to or concurrently with the expiration of any exchange offer, if we determine, in our reasonable judgment, that any of the following conditions have not been satisfied or waived:

(1)	the CNV shall have given all the relevant approvals for the issuance of the new notes;

(2)	the NYSE shall have approved, or subject only to issuance of the new notes will approve, the listing of the new notes on the NYSE;

(3)	the Luxembourg Stock Exchange shall have approved, or subject only to issuance of the new notes will approve, the listing of the new notes on the Luxembourg Stock Exchange;

(4)	the transfer abroad in connection with the cash payments relating to the exchange offers, including the payment of accrued interest 15 days prior to the due date, shall have been approved by the Central Bank;

(5)	there shall not have occurred an event of default under any of our outstanding debt;

(6)

all other consents, authorization and approvals from all applicable governmental and regulatory authorities shall have been received in respect of the exchange offers and proxy solicitations, and the issuance of the new notes, and such consents, authorizations and approvals shall remain in full

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force and effect, without the imposition of any condition that, in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects and that of our subsidiaries, taken as a whole, or materially impair the contemplated benefits to us of the exchange offers or the exchange of cash and new notes for existing notes under the exchange offers;

(7)	no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of cash and new notes for existing notes under the exchange offers, by or before any court or governmental regulatory or administrative agency, authority or tribunal, that either:

(a)	challenges the making of the exchange offers or proxy solicitations, the exchange of new notes and cash for existing notes under the exchange offers, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, or the exchange of new notes and cash for existing notes under the exchange offers; or

(b)	in our judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects and that of our subsidiaries, individually or taken as a whole, or materially impair the contemplated benefits to us of the exchange offers and proxy solicitations or the exchange of new notes and cash for existing notes under the exchange offers;

(8)	there shall not have occurred (a) any general suspension of or limitation on trading in securities in Argentina, the United States or other financial markets, including the over-the-counter market (whether or not mandatory), (b) any material adverse change in our business, financial conditions, results of operations or prospects or in the prices of the existing notes, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium in Argentina, the United States or other major financial markets (whether or not mandatory), (e) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to Argentina or the United States, (f) any material adverse change in political or economic conditions in the United States or other international securities or financial markets generally, (g) any imposition of exchange controls or (h) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

(9)	we shall not have received notice from any regulatory authority that the exchange offers and proxy solicitations are in violation of the laws of their jurisdiction; and

(10)	either the trustee with respect to the existing 2004 notes, or the fiscal agent of the existing 2008 notes, shall not have objected in any respect to, or taken any action that could, in our judgment, adversely affect the consummation of the exchange offers, the exchange of new notes and cash for existing notes under the exchange offers, nor shall either the trustee or the fiscal agent have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offers and proxy solicitations or the exchange of the new notes and cash for existing notes under the exchange offers.

The foregoing conditions and the minimum tender conditions are for our sole benefit and may be waived by us in whole or in part, and with respect to any class of existing notes, in our reasonable discretion. Any determination made by us concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

Effect of Tender

Any tender by a holder (and our subsequent acceptance of such tender) of any existing notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange

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offers described herein and in the letter of transmittal. The acceptance of the exchange offers by a tendering holder of existing notes will constitute the agreement by that holder to deliver good and marketable title to the existing notes it has agreed to tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind. We reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular existing notes, whether or not waived in the case of other existing notes.

By tendering your existing notes in the exchange offers prior to the proxy delivery deadline, you will have, among other things, delivered your proxy and appointed the exchange agent or its representatives to appear as proxy on your behalf at the relevant noteholders’ meeting to vote in favor of the proposed resolutions. You may not tender your existing notes without delivering your proxy to vote in favor of the proposed resolutions.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Existing Notes

The tender of your existing notes will constitute your agreement to the terms of the letter of transmittal, and when we accept your tender of existing notes, the terms of the letter of transmittal will constitute a binding agreement between you and us. Upon the agreement to the terms of the letter of transmittal, as to a class of existing notes, a holder of existing notes, or the beneficial owner of such existing notes on behalf of which the holder has tendered, will be deemed, among other things, to:

(1)	irrevocably sell, assign and transfer to or upon our order or the order of our nominee, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder’s status as a holder of, all existing notes tendered thereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, or other person connected with the existing notes arising under, from or in connection with such existing notes;

(2)	waive any and all rights with respect to the existing notes tendered thereby (including, without limitation, any existing, past or continuing defaults and their consequences in respect of such existing notes); and

(3)	release and discharge us or the trustee or fiscal agent or other person connected with the existing notes from any and all claims such holder may have, now or in the future, arising out of or related to the existing notes tendered thereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the existing notes tendered thereby (other than as expressly provided in this prospectus and proxy solicitation and the letter of transmittal) or to participate in any redemption or defeasance of the existing notes tendered thereby.

In addition, such holder of existing notes, or the beneficial owner of such existing notes on behalf of which the holder has tendered, will be deemed to acknowledge, represent, warrant and agree that:

(1)	it has received and reviewed this prospectus and proxy solicitation, as well as a copy of our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 and the Form 6-Ks incorporated by reference herein;

(2)	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the existing notes tendered thereby and it has full power and authority to agree to the terms of the letter of transmittal, and has full power and authority to tender, sell, assign and transfer the existing notes tendered hereby;

(3)	the existing notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that we will acquire good, indefeasible and unencumbered title to such existing notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

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(4)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any existing notes tendered thereby from the date that existing notes are tendered and the terms of the letter of transmittal have been agreed to pursuant to the delivery of the “agent’s message” and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)	it acknowledges that neither we, the information agent, the exchange agent nor the dealer manager and solicitation agent nor any person acting on behalf of any of the foregoing, have made any statement, representation or warranty, express or implied, to it with respect to ourselves or the exchange offers and proxy solicitations, other than the information included in this prospectus and proxy solicitation (as supplemented to the expiration date);

(6)	the tender of existing notes and the agreement to the terms of the letter of transmittal pursuant to the delivery of an “agent’s message” shall constitute an undertaking to execute, if necessary, any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in this prospectus and proxy solicitation;

(7)	the tender of existing notes and the agreement to the terms of the letter of transmittal pursuant to the delivery of an “agent’s message” shall, subject to the terms and conditions of the exchange offers generally, constitute the irrevocable appointment of the exchange agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney and agent in relation to the existing notes tendered thereby in favor of us or such other person or persons as we may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s opinion and/or the certificate(s) and other document(s) of title relating to such existing notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offers, and to vest in us or our nominees such existing notes;

(8)	with respect to the existing notes, by tendering such existing notes prior to the proxy delivery deadline, it will have: (a) delivered its proxy to vote in favor of the proposed resolutions; and (b) appointed the exchange agent or representatives of the exchange agent to appear on its behalf as proxy with authority at the relevant noteholders’ meeting to vote in favor of the proposed resolutions;

(9)	the terms and conditions of the exchange offers shall be deemed to be incorporated in, and form a part of, the letter of transmittal which shall be read and construed accordingly; and

(10)	we and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its acquisition of the new notes are no longer accurate, it will promptly notify us.

The acknowledgments, representations, warranties and agreements of a holder tendering existing notes shall be deemed to be repeated and reconfirmed on and as of the expiration date and the exchange offer settlement date for the relevant class of existing notes. For purposes of this prospectus and proxy solicitation, the “beneficial owner” of any existing notes shall mean any holder that exercises sole investment discretion with respect to such existing notes.

Procedures for Tendering Existing Notes

Existing notes tendered in the exchange offers must be in denominations of U.S.$1,000 principal amount and any integral multiple of U.S.$1,000.

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The existing notes are issued in global form and held of record by the nominee of DTC. Only DTC participants that have security positions in the existing notes in their DTC accounts will be entitled to directly participate in the exchange offers and proxy solicitations. If you are a beneficial holder and wish to tender existing notes held on your behalf by a DTC participant, you must (1) inform your nominee of your interest in tendering your existing notes pursuant to the exchange offers and (2) instruct your nominee to tender all existing notes you wish to tender in the exchange offers into the exchange agent’s account at DTC on or prior to the expiration date on the proxy delivery deadline, as the case may be.

The exchange agent and DTC have confirmed that the exchange offers and proxy solicitations are eligible for DTC’s Automated Tender Offer Program (or ATOP). Accordingly, to tender your existing notes, a DTC participant, including Euroclear and Clearstream Luxembourg, must (1) transfer existing notes to the account established by the exchange agent in respect of such existing notes as described below under “—Book-Entry Transfer” and (2) deliver a computer generated message, called an “agent’s message” to the exchange agent by means of the ATOP system. The agent’s message, in part, confirms that a book-entry transfer of the existing notes into the exchange agent’s account at the book-entry transfer facility has occurred. The agent’s message also states that the book-entry facility has received an express acknowledgement from the DTC participant tendering existing notes that:

(1)	it has received the letter of transmittal;

(2)	it has agreed to be bound by its terms;

(3)	we may enforce the terms of the letter of transmittal; and

(4)	with respect to the existing notes, it has (a) delivered its proxy to vote in favor of the proposed resolutions and (b) appointed the exchange agent or representatives of the exchange agent to appear on its behalf as proxy with authority at the relevant noteholders’ meeting to vote in favor of the proposed resolutions.

In order for a book-entry transfer to constitute a valid tender of your existing notes in the exchange offers, the exchange agent must receive a confirmation of book-entry transfer prior to the expiration date or, if you wish to receive the proxy payments in cash, prior to the proxy delivery deadline.

The method of delivery of agent’s messages and all other required documents is at your election and at the risk of the holder. In all cases, you should allow sufficient time to assure timely delivery. Do not send letters of transmittal or agent’s messages or other required documents to us.

We will determine all questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered existing notes in our sole discretion, which determination will be final and binding. We reserve the right to reject any and all tendered existing notes determined by us not to be in proper form or not to be properly tendered or any tendered existing notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our sole discretion, any defects, irregularities or conditions of tender as to particular existing notes, whether or not waived in the case of other existing notes. Our interpretation of the terms and conditions of the exchange offers (including the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of existing notes, neither we, the exchange agent, the Luxembourg Exchange Agent, the information agent, the dealer manager and solicitation agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification. Tenders of existing notes may not be deemed to have been made until such defects or irregularities have been cured or waived.

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Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to each class of existing notes at DTC for purposes of the exchange offers and proxy solicitations within two business days after the date of this prospectus and proxy solicitation. Once established, any financial institution that is a DTC participant in the book-entry transfer facility’s systems may make book-entry delivery of existing notes by causing the book-entry transfer facility to transfer the existing notes into the exchange agent’s account at the book-entry transfer facility in accordance with the book-entry facility’s procedures for transfer. When you tender your existing notes by book-entry delivery, you will be bound by the terms of the letter of transmittal.

Existing Notes Held Through Euroclear or Clearstream Luxembourg

A beneficial owner, which holds the existing notes through Euroclear or Clearstream Luxembourg and wishes to tender its existing notes, must instruct Euroclear or Clearstream Luxembourg, as the case may be, to block the account in respect of the tendered existing notes in accordance with the procedures established by Euroclear or Clearstream Luxembourg. Beneficial owners are encouraged to contact Euroclear or Clearstream Luxembourg directly to ascertain their procedure for tendering existing notes.

It is our understanding that Euroclear and Clearstream Luxembourg intend to collect from their direct participants (a) instructions to (1) tender existing notes held by them on behalf of their direct participants in the offers, (2) ”block” any transfer of existing notes so tendered until the completion of the exchange offers and (3) debit their account on the settlement date of the relevant exchange offer in respect of all existing notes accepted by us and (b) give irrevocable authorizations to disclose the name of the direct participants and information about the foregoing instructions. Upon the receipt of these instructions, Euroclear and Clearstream Luxembourg will advise, indirectly, the exchange agent of the amount of existing notes being tendered, and other required information. Euroclear and Clearstream Luxembourg may impose additional deadlines in order to process properly these instructions. As a part of tendering through Euroclear or Clearstream Luxembourg you are required to become aware of any such additional deadlines. We are not responsible if you fail to meet these deadlines and cannot participate in the exchange offers.

Signatures and Signature Guarantees

A DTC participant of the book-entry facility may require that a beneficial holder of an existing note sign the letter of transmittal or a notice of withdrawal, as the case may be, and provide a signature guaranty. Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either (1) a registered holder of an existing note and have not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) you are exchanging existing notes for the account of an eligible guarantor institution. An eligible guarantor institution means:

•	banks, as defined in Section 3(a) of the Federal Deposit Insurance Act;

•	brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers, as defined in the Exchange Act;

•	credit unions, as defined in Section 19B(1)(A) of the Federal Reserve Act;

•	national securities exchanges, registered securities associations, and clearing agencies, as these terms are defined in the Exchange Act; and

•	savings associations, as defined in Section 3(b) of the Federal Deposit Insurance Act.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an eligible guarantor institution.

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If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and are requested to sign the letter of transmittal or a notice of withdrawal, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless this requirement is waived.

Acceptance of Existing Notes for Exchange; Delivery of Cash and New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offers, we will accept all existing notes validly tendered prior to the expiration date and not properly withdrawn and the tender of a holder’s existing notes in the exchange offers and the acceptance thereof by us will constitute a binding agreement between the tendering holder of existing notes and us upon the terms and subject to the conditions set forth in this prospectus and proxy solicitation and in the letter of transmittal. We will be deemed to have accepted validly tendered existing notes that have not been validly withdrawn or revoked as provided in this prospectus and proxy solicitation when, and if, we have given written notice thereof to the exchange agent.

We will deliver new notes and cash in exchange for existing notes on the settlement date of the relevant exchange offer, which will be no later than three business days after the expiration date, or as promptly as practicable after that date.

On the exchange offer settlement date for the relevant class of existing notes, new notes to be issued in exchange for existing notes accepted pursuant to the exchange offer will be delivered in book-entry form, and all cash that you are eligible to receive will be distributed by the exchange agent through DTC.

The exchange agent will act as agent for tendering holders of the existing notes for the purpose of receiving existing notes and delivering new notes and cash on the exchange offer settlement date for the applicable class of existing notes.

If any tendered existing notes are not accepted for any reason, the unaccepted existing notes will be credited to the appropriate account maintained with the book-entry transfer facility as promptly as practicable after the expiration or termination of the exchange offer without cost to the holder.

Other Procedures

You will not be responsible for the payment of any fees or commissions to the exchange agent or the Luxembourg Exchange Agent, the trustee for the existing 2004 notes or the fiscal agent for the existing 2008 notes, the trustee for the new notes, the dealer manager and solicitation agent or the information agent. Participants of DTC, Euroclear or Clearstream, Luxembourg should contact the exchange agent or the Luxembourg Exchange Agent for assistance. You should contact the information agent for additional copies of the materials for the exchange offers and proxy solicitations. You may contact the dealer manager and solicitation agent for answers to questions concerning the terms of the exchange offers and proxy solicitations. Luxembourg holders are also invited to refer to “—Luxembourg Exchange Agent” below.

Withdrawal of Tenders

Tenders of existing notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on             , 2003 (which is the initial proxy delivery deadline). In addition, if your existing notes have not been accepted for exchange, you will be able to withdraw tenders of existing notes on             , 2003, which is the 60th day after the date of this prospectus and proxy solicitation. If you tendered your existing notes prior to the initial proxy delivery deadline, for a withdrawal of a tender to be effective, a written notice of the withdrawal must be received by the exchange agent at the address set forth on the back cover of this prospectus and proxy solicitation prior to the initial proxy delivery deadline. After the initial proxy delivery deadline but before             , 2003, you will not be entitled to withdraw your existing notes. However, in our sole discretion, we may grant the holders of existing notes the ability to withdraw their existing notes after the initial proxy delivery deadline but before             , 2003 if we amend the terms of the exchange offers, but we are not obligated to do so.

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If you are eligible to withdraw existing notes, a written notice of the withdrawal must be received by the exchange agent at the address set forth on the back cover of this prospectus and proxy solicitation from you prior to the time that you are no longer eligible to withdraw your existing notes as set forth in the preceding paragraph. Any notice of withdrawal must:

•	specify the name of the participant in DTC that tendered the existing notes to be withdrawn;

•	identify the existing notes to be withdrawn, including the principal amount of existing notes;

•	specify the number of the account at DTC from which the existing notes were tendered and specify the name and number of the account at DTC to be credited with the withdrawn existing notes and otherwise comply with the procedures of DTC; and

•	contain a statement that the existing noteholder is withdrawing its election to have the existing notes exchanged.

We will determine all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any existing notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offers. Any existing notes that have been tendered but are withdrawn will be credited to an account maintained on behalf of the tendering holder with DTC for the existing notes as soon as practicable after withdrawal. Properly withdrawn existing notes may be retendered by following the procedures described under “—Procedure for Tendering Existing Notes” above at any time prior to the expiration date.

Exchange Agent

The Bank of New York has been appointed the exchange agent for the exchange offers. All correspondence in connection with the exchange offers should be sent or delivered by each holder of existing notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address and facsimile number set forth on the back cover page of this prospectus and proxy solicitation. We will pay the exchange agent’s customary fees for its services and will reimburse it for its out-of-pocket expenses in connection therewith.

Luxembourg Exchange Agent

Banque Générale du Luxembourg S.A. is the Luxembourg exchange agent for holders in Luxembourg wishing to participate in the exchange offers. We will maintain such an agency until completion or termination of the exchange offers. In Luxembourg, all services in connection with the exchange offers, including but not limited to acceptance of the exchange offers, delivery of cash and withdrawal of notes tendered, are available through the Luxembourg exchange agent. You may contact the Luxembourg exchange agent for assistance in relation to the exchange offers.

Copies of this prospectus and proxy solicitation and the letter of transmittal will be available at the office of the Luxembourg exchange agent until completion or termination of the exchange offers. The address and facsimile numbers of the Luxembourg exchange agent is set forth on the back cover page of this prospectus and proxy solicitation.

Information Agent

D.F. King & Co., Inc. has been appointed as the information agent for the exchange offers and proxy solicitations and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus and proxy solicitation or the letter of transmittal should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus and proxy solicitation. Holders of existing notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offers.

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Dealer Manager and Solicitation Agent

We have retained Morgan Stanley to act as dealer manager and solicitation agent in connection with the exchange offers and proxy solicitations. We will pay a fee to the dealer manager and solicitation agent for soliciting acceptances of the exchange offers and delivery of proxies. We will also reimburse the dealer manager and solicitation agent for reasonable out-of-pocket expenses it incurs in such capacity. The obligations of the dealer manager and solicitation agent to perform such functions are subject to certain conditions. We have agreed to indemnify the dealer manager and solicitation agent against certain liabilities, including certain liabilities under U.S. federal securities laws. Questions regarding the terms of the exchange offers and proxy solicitations may be directed to the dealer manager and solicitation agent at the address or telephone number set forth on the back cover page of this prospectus and proxy solicitation.

From time to time, the dealer manager and solicitation agent has provided us with investment banking and other services for customary compensation.

Source and Amount of Funds

We will bear the expenses of soliciting tenders of the existing notes. Assuming all of the existing notes and all of the existing Cointel notes are tendered prior to the proxy delivery deadline and we accept all such tenders, the total amount of funds we require (excluding fees and expenses and accrued interest) to pay the necessary cash payments in connection with all of these exchange offers, is estimated to be approximately U.S.$124.5 million. For purposes of this estimate, we have converted the cash payments to be made in pesos into U.S. dollars at Ps.2.94 per U.S. dollar, the exchange rate in effect on May 16, 2003. We will use cash on hand to make these cash payments.

Notification in Luxembourg

On or prior to the commencement of the exchange offers in Luxembourg and in addition to the notices described elsewhere in this prospectus and proxy solicitation, we will give notice in the Luxemburger Wort of such commencement setting forth:

•	the period of time during which holders of such existing notes may exchange their existing notes for new notes of the applicable class and cash;

•	the Luxembourg exchange agent for the exchange offer;

•	the ability of holders of existing notes to receive documentation relating to the exchange offers from the Luxembourg exchange agent; and

•	the procedure for the exchange offers.

After the exchange offers are completed, we will notify the Luxembourg Stock Exchange and provide publication in the Luxemburger Wort as soon as practicable thereafter, of:

•	the amount of each class of the existing notes exchanged in the exchange offers;

•	the amount of new notes of each class issued in the exchange offers;

•	the day upon which the exchange offers were closed; and

•	the CUSIP numbers and the ISINs for each class of new notes.

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PROXY SOLICITATION TO HOLDERS OF EXISTING 2004 NOTES

We are soliciting proxies in respect of the existing 2004 notes to vote in favor of a resolution, which we refer to as the 2004 Proposed Resolution, that would, if adopted, authorize the amendment of the indenture governing the existing 2004 notes and the terms and conditions of the existing 2004 notes in order to delete substantially all of the covenants and events of default, as well as eliminate our contractual obligation to file reports with the SEC. In addition, the 2004 Proposed Resolution would also increase the percentage of the principal amount of the existing 2004 notes that is required to accelerate the notes from 25% to 51% and eliminate the ability of the trustee to accelerate the existing 2004 notes absent instructions from the holders of the required majority of the existing 2004 notes. We are seeking your proxy to vote in favor of these amendments in order to encourage the holders of existing 2004 notes to participate in the exchange offer. These amendments are described in greater detail below under “—The 2004 Proposed Amendments”.

In accordance with the Argentine law and the requirements of the indenture for the existing 2004 notes, we have prepared and will publish a notice of the 2004 noteholders’ meeting. The notice will be published in the Luxemburger Wort, the Official Gazette of Argentina and La Nación. A notice of the 2004 noteholders’ meeting will also be distributed through DTC’s notification system. If a second meeting is necessary, we will prepare and publish another notice in such publications and distribute the notice through DTC’s notification system. You may also obtain a copy of the notice of 2004 noteholders’ meeting from the trustee for the existing 2004 notes.

Adoption of the Proposed Resolutions

Adoption of the 2004 Proposed Resolution requires a resolution to be adopted by holders of at least 67% of the aggregate principal amount of the existing 2004 notes present or represented at a duly convened meeting of the holders of the existing 2004 notes with a quorum of one or more persons present (either in person or by proxy), holding or representing, on the first call, at least 60% of the aggregate principal amount of existing 2004 notes or, on the second call (if necessary), at least 30% of the aggregate principal amount of existing 2004 notes. If the 2004 Proposed Resolution is approved and we accept any existing 2004 notes for exchange, the amendments described below will become effective. See “Risk Factors—Once holders of the relevant class of existing notes approve the changes to the terms and conditions of those existing notes at a duly convened noteholders’ meeting, those changes will become effective at the time we accept any existing notes of the relevant class for exchange, notwithstanding the fact that the minimum tender condition for that class of existing notes may have been reduced or that existing notes may have been withdrawn subsequent to the relevant proxy delivery deadline.”

Proxy Payment

If you validly deliver and do not revoke your proxy prior to the initial proxy delivery deadline in the manner described below under “—Delivery of Proxies” and we accept tenders of existing 2004 notes pursuant to the exchange offer, then, on the settlement date of the exchange offer for the existing 2004 notes, we will pay you a proxy payment of U.S.$75 in cash per U.S.$1,000 principal amount of existing 2004 notes that you validly tender and do not withdraw in the exchange offer.

We will not make the proxy payment if we do not receive sufficient proxies to approve the 2004 Proposed Resolution or if we do not consummate the exchange offer for the existing 2004 notes. If you withdraw your tender of existing 2004 notes prior to the expiration date you will not be entitled to the proxy payment in respect of those existing 2004 notes that have been withdrawn and not retendered.

By tendering existing 2004 notes, or by instructing a holder of record to tender existing 2004 notes on your behalf (if you are a beneficial holder of such existing 2004 notes), you will have delivered proxies with respect to such existing 2004 notes that vote FOR the 2004 Proposed Resolution.

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Proxy Delivery Deadline

We must receive all proxies to vote in favor of the 2004 Proposed Resolution by no later than 11:59 p.m. (New York City time) on             , 2003, unless extended by us in our sole discretion, in which case the proxy delivery deadline shall mean the latest date and time to which that proxy delivery deadline is extended. The proxy delivery deadline shall be automatically extended to 11:59 p.m. (New York City time) on                     , 2003 if a second call noteholders’ meeting is necessary for the existing 2004 notes. We will announce any extension of the proxy delivery deadline by no later than 9:00 a.m., New York City time, on the day after the previously scheduled proxy delivery deadline. In addition, if a second call noteholders’ meeting is necessary we will publish a notice of such noteholders’ meeting in order to inform you of the second call noteholders’ meeting.

Delivery of Proxies

By tendering your existing 2004 notes, or by instructing a holder of record to tender existing 2004 notes on your behalf (if you are a beneficial holder of such existing 2004 notes), in the exchange offer in accordance with the procedures described under “The Exchange Offer—Procedures for Tendering Existing Notes”, you will have (a) delivered your proxy to vote in favor of the 2004 Proposed Resolution and (b) irrevocably appointed representatives of the exchange agent to appear on your behalf as proxy with authority at the noteholders’ meeting for the existing 2004 notes to vote for the 2004 Proposed Resolution.

Revocation of Proxies

You may only revoke your proxy by validly withdrawing your tender of existing 2004 notes prior to 11:59 p.m., New York City time, on             , 2003 (which is the initial proxy delivery deadline for the existing 2004 notes) in accordance with the procedures described under “The Exchange Offer—Withdrawal of Tenders”. After the initial proxy delivery deadline, you will not be able to revoke your proxy, even if we grant you the ability to withdraw your existing 2004 notes after that date.

The Noteholders’ Meeting

The noteholders’ meeting for the existing 2004 notes will be held in accordance with the Negotiable Obligations Law and the terms and conditions of the indenture governing the existing 2004 notes. The noteholders’ meeting for the existing 2004 notes has been called for   :00 p.m. (Buenos Aires time) on             , 2003 at our offices located at Avenida Ingeniero Huergo 723, City of Buenos Aires, Argentina, and if necessary due to a lack of quorum, a second meeting will be called to be held at the same location at   :00 p.m. (Buenos Aires time) on             , 2003.

We intend to execute a supplemental indenture promptly following the adoption of the 2004 Proposed Resolution at the noteholders’ meeting in order to give effect to the proposed amendments. Although the supplemental indenture will be executed at or promptly following the date of the adoption of the 2004 Proposed Resolution, the proposed amendments will not become operative until the settlement date of the exchange offer. If we do not consummate the exchange for the existing 2004 notes, the indenture and the terms of the existing 2004 notes will remain unchanged.

Procedures for Attending and Voting at the Meeting

Each holder who tenders existing 2004 notes in this exchange offer in accordance with the procedures described under “The Exchange Offer—Procedures for Tendering Existing Notes” prior to the relevant proxy delivery deadline will have irrevocably appointed representatives of the exchange agent to appear on such holder’s behalf as proxy with authority at the noteholders’ meeting for the existing 2004 notes to vote for the

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2004 Proposed Resolution. On or prior to 5:00 p.m., Buenos Aires time, on the relevant third business day prior to the date called for the noteholders’ meeting, the exchange agent will deliver to us a Notice of Attendance. Each holder to which such a Notice of Attendance relates will thereupon be prevented from attending or voting at the meetings in person.

However, any holder or beneficial holder has the right to attend in person or appoint a proxy to appear on its behalf to attend and vote at the meeting, provided that we are given notice by such proxy acting on behalf of such beneficial holder (a “Notice of Attendance”). A Notice of Attendance must state such holder’s or beneficial holder’s intention to attend and vote at the meeting, including the manner in which such person will vote. Such Notice of Attendance must be delivered to us at Avenida Ingeniero Huergo 723, (C1107AOT) Buenos Aires, Argentina, Attn: Manuel Alvarez Trongé, on or prior to the third business day prior to the date called for the noteholders’ meeting.

We will keep a register of attendance to the noteholders’ meeting for the existing 2004 notes and will make notations therein setting forth the Notice of Attendance or the proxies, if any, received from the exchange agent or holders and the proxies, if any, received on behalf of other beneficial holders, as the case may be, on or prior to the third business day prior to the date called for the noteholders’ meeting. After such date, we will not make any further notations in the register of attendance to the meetings and any Notice of Attendance or proxy received by us will not entitle the holders to which any such documents relate to attend or vote at the noteholders’ meeting for the existing 2004 notes either in person or by proxy.

The Proposed Amendments

The 2004 Proposed Resolution, if adopted, would authorize us to enter into a supplemental indenture with the trustee of the existing 2004 notes to eliminate or amend the following covenants, events of default and other provisions from the indenture governing the existing 2004 notes:

•	Maintenance of Existence, Properties and Insurance. Under Sections 4.3 and 4.4 of the indenture governing the existing 2004 notes, we agreed to do all things necessary to preserve our and our material subsidiaries’ corporate existence, properties and insurance in sufficient amounts to adequately cover our business. Under the amendments, these covenants will be deleted in their entirety. If these covenants are deleted, under the terms of the indenture we would no longer be required to do all things necessary to preserve our and our material subsidiaries’ corporate existence and properties and we will no longer be required to have insurance. If our corporate existence is terminated or we do not maintain our properties, or if we eliminate our insurance and are adversely affected by unforeseen risks, it would adversely impact our ability to conduct our business, which would adversely impact our ability to satisfy our obligations to holders of existing 2004 notes.

•	Negative Pledge and Sale and Leaseback Transactions. Sections 4.5 and 4.6 of the indenture governing the existing 2004 notes prohibit us and our material subsidiaries, subject to certain exceptions, from granting liens upon any of our or their property or assets or entering into sale and leaseback transactions. Under the amendments, these covenants will be deleted in their entirety. If these covenants are deleted, we and our material subsidiaries would be able to grant liens on any of our or their property or assets or enter into sale and leaseback transactions under the terms of the indenture. As a result, we may be able to incur obligations which may be senior to our obligations under the existing 2004 notes and which could adversely impact our ability to repay the existing 2004 notes.

•

Financial Statements and Reports.    Sections 4.7 and 5.3 of the indenture governing the existing 2004 notes require us to furnish to the trustee certain reports, including financial statements and notices of an event of default, and to file reports with the SEC as required by the Exchange Act. Under the amendments, these covenants will be deleted in their entirety. If these covenants are deleted, we would

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no longer be required to furnish reports to the trustee or file reports with the SEC under the terms of the indenture. As a result, there may be substantially less information available to you about us and you may not know if or when a default or an event of default under the indenture or the terms of the existing 2004 notes has occurred.

•	Compliance with Laws and Other Agreements. Section 4.8 of the indenture governing the existing 2004 notes requires us and our material subsidiaries to comply with applicable laws and the terms of our or their material agreements. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, under the terms of the indenture neither we nor our material subsidiaries would be required to comply with applicable laws or the terms of our or their material agreements. As a result, we would not be prohibited from violating a law or breaching a material agreement, which could negatively impact our business and our ability to repay the existing 2004 notes.

•	Maintenance of Books and Records. Section 4.9 of the indenture governing the existing 2004 notes requires us and our subsidiaries to keep proper books of record and accounts in compliance with Argentine GAAP. Under the amendments, this covenant would be deleted in its entirety. If this covenant is deleted, we would no longer be required to keep proper books of record and accounts under the terms of the indenture. Inadvertent mistakes or omissions of accounting may occur and could adversely impact our ability to repay your existing 2004 notes.

•	Mergers, Consolidations, Sales and Leases. Section 4.10 of the indenture governing the existing 2004 notes prohibits us from consolidating or merging or transferring all or substantially all of our assets unless certain conditions are met. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, we would be able to consolidate, merge or transfer all or substantially all of our assets under the terms of the indenture. As a result, we may consolidate or merge with another corporation, which could increase our credit risk and adversely impact our ability to repay our existing 2004 notes.

•	Further Assurances. Section 4.11 of the indenture governing the existing 2004 notes requires us to take any action necessary for us to lawfully exercise our rights and comply with our obligations under the indenture and the existing 2004 notes and to ensure that those obligations are legally binding and enforceable. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, we would no longer be required to take such action, which could adversely impact your ability to enforce the notes and the indenture, as currently in effect, and negatively impact the likelihood that we will be able to satisfy our obligations under the existing 2004 notes.

•	Events of Default. All of the events of default listed in Section 6.1 of the indenture governing the existing 2004 notes, other than Section 6.1(a) which establishes as an event of default our failure to pay principal and interest on the existing 2004 notes when due, will be deleted in their entirety. These are Sections 6.1(b) through 6.1(l) of the indenture, which include, among other things, the cross default and bankruptcy proceedings events of default. If these events of default are deleted, the holders of existing 2004 notes will only have the ability to require acceleration of the maturity of the existing 2004 notes if we fail to pay principal or interest on the existing 2004 notes when due. As a result, your ability to enforce certain provisions of the indenture, as currently in effect, may be delayed or impaired, which could prejudice your interests and adversely impact the likelihood that we will be able to satisfy our obligations under the existing 2004 notes.

•

Acceleration of Maturity.    Section 6.02 of the indenture governing the existing 2004 notes provides that upon the occurrence of certain events of default, the trustee or the holders of at least 25% in aggregate principal amount of the existing 2004 notes may, by written notice, and that the trustee upon the request of the holders of not less than 25% in aggregate principal amount of the existing 2004 notes shall, declare the default amount of the outstanding principal amount of the existing 2004 notes to be immediately due and payable. Under the amendments, these acceleration rights will be amended to allow only holders of at least 51% in aggregate principal amount of the existing 2004 notes (and not the trustee) to declare the default amount of the outstanding principal amount of the existing 2004 notes to

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be immediately due and payable. If these provisions are amended, the holders of existing 2004 notes will find it more difficult to declare the default amount of the outstanding principal amount of the existing 2004 notes to be immediately due and payable. As a result, your ability to enforce the provisions of the indenture for the existing 2004 notes may be delayed or impaired which could prejudice your interests and adversely impact the likelihood that we will be able to satisfy our obligations under the existing 2004 notes.

The 2004 Proposed Resolution, if adopted, would also authorize (i) us to execute, and the trustee to authenticate, a new global note representing the existing 2004 notes in order to modify the terms and conditions of the existing 2004 notes to reflect the amendments to the indenture and (ii) authorize us and the trustee to make any additional changes to the indenture, execute and deliver any additional documents and make any governmental filings as may be necessary in order to properly effectuate the amendments to the indenture.

For more complete information regarding the covenants, events of default and other provisions proposed to be deleted or amended we urge you to review the indenture governing the existing 2004 notes, copies of which the information agent can provide to you upon request.

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PROXY SOLICITATION TO HOLDERS OF EXISTING 2008 NOTES

We are soliciting proxies in respect of the existing 2008 notes to vote in favor of a resolution, which we refer to as the 2008 Proposed Resolution, that would, if adopted, authorize the amendment of the terms and conditions of the existing 2008 notes in order to delete substantially all of the covenants and events of default. In addition, the 2008 Proposed Resolution would also increase the percentage of the principal amount of the existing 2008 notes that is required to accelerate the notes from 25% to 51% and eliminate the ability of the fiscal agent to accelerate the existing 2008 notes absent instructions from the holders of the required majority of the existing 2008 notes. We are seeking your proxy to vote in favor of these amendments in order to encourage the holders of existing 2008 notes to participate in the exchange offer. These amendments are described in greater detail below under “—The 2004 Proposed Amendments”.

In accordance with Argentine law and the requirements of the fiscal agency agreement under which the existing 2008 notes were issued and condition 16 of the existing 2008 notes, we have prepared and will publish a notice of the 2008 noteholders’ meeting. The notice will be published in the Luxemburger Wort, the Official Gazette of Argentina and La Nación. A notice of the 2008 noteholders’ meeting will also be distributed through DTC’s notification system. If a second meeting is necessary, we will prepare and publish another notice in such publications and distribute the notice through DTC’s notification system. You may also obtain a copy of the notice of 2008 noteholders’ meeting from the fiscal agent for the existing 2008 notes.

Adoption of the Proposed Resolutions

Adoption of the 2008 Proposed Resolution requires a resolution to be adopted by holders representing a majority of the aggregate principal amount of the existing 2008 notes present or represented at a duly convened meeting of the holders of the existing 2008 notes with a quorum of one or more persons present (either in person or by proxy) holding or representing, on the first call, at least 60% of the aggregate principal amount of existing 2008 notes or, on the second call (if necessary), at least 30% of the aggregate principal amount of existing 2008 notes. If the 2008 Proposed Resolution is approved and we accept any existing 2008 notes for exchange, the amendments described below will become effective. See “Risk Factors—Once holders of the relevant class of existing notes approve the changes to the terms and conditions of those existing notes at a duly convened noteholders’ meeting, those changes will become effective at the time we accept any existing notes of the relevant class for exchange, notwithstanding the fact that the minimum tender condition for that class of existing notes may have been reduced or that existing notes may have been withdrawn subsequent to the relevant proxy delivery deadline.”

Proxy Payment

If you validly deliver and do not revoke your proxy prior to the initial proxy delivery deadline in the manner described below under “—Delivery of Proxies” and we accept tenders of existing 2008 notes pursuant to the exchange offer, then, on the settlement date of the exchange offer for the existing 2008 notes, we will pay you a proxy payment of U.S.$50 in cash per U.S.$1,000 principal amount of existing 2008 notes that you validly tender and do not withdraw in the exchange offer.

We will not make the proxy payment if we do not receive sufficient proxies to approve the 2008 Proposed Resolution or if we do not consummate the exchange offer for the existing 2008 notes. If you withdraw your tender of existing 2008 notes prior to the expiration date you will not be entitled to the proxy payment in respect of those existing 2008 notes that have been withdrawn and not retendered.

By tendering existing 2008 notes, or by instructing a holder of record to tender existing 2008 notes on your behalf (if you are a beneficial holder of such existing 2008 notes), you will have delivered proxies with respect to such existing 2008 notes that vote FOR the 2008 Proposed Resolution.

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Proxy Delivery Deadline

We must receive all proxies to vote in favor of the 2008 Proposed Resolution by no later than 11:59 p.m. (New York City time) on             , 2003, unless extended by us in our sole discretion, in which case the proxy delivery deadline shall mean the latest date and time to which that proxy delivery deadline is extended. The proxy delivery deadline shall be automatically extended to 11:59 p.m. (New York City time) on             , 2003 if a second call noteholders’ meeting is necessary for the existing 2008 notes. We will announce any extension of the proxy delivery deadline by no later than 9:00 a.m., New York City time, on the day after the previously scheduled proxy delivery deadline. In addition, if a second call noteholders’ meeting is necessary we will publish a notice of such noteholders’ meeting in order to inform you of the second call noteholders’ meeting.

Delivery of Proxies

By tendering your existing 2008 notes, or by instructing a holder of record to tender existing 2008 notes on your behalf (if you are a beneficial holder of such existing 2008 notes), in the exchange offer in accordance with the procedures described under “The Exchange Offer—Procedures for Tendering Existing Notes”, you will have (a) delivered your proxy to vote in favor of the 2008 Proposed Resolution and (b) irrevocably appointed representatives of the exchange agent to appear on your behalf as proxy with authority at the noteholders’ meeting for the existing 2008 notes to vote for the 2008 Proposed Resolution.

Revocation of Proxies

You may only revoke your proxy by validly withdrawing your tender of existing 2008 notes prior to 11:59 p.m., New York City time, on             , 2003 (which is the initial proxy delivery deadline for the existing 2008 notes) in accordance with the procedures described under “The Exchange Offer—Withdrawal of Tenders”. After the initial proxy delivery deadline, you will not be able to revoke your proxy, even if we grant you the ability to withdraw your existing 2008 notes after that date.

The Noteholders’ Meeting

The noteholders’ meeting for the existing 2008 notes will be held in accordance with the Negotiable Obligations Law and the terms and conditions of the existing 2008 notes. The noteholders’ meeting for the existing 2008 notes has been called for   :00 p.m. (Buenos Aires time) on             , 2003 at our offices located at Avenida Ingeniero Huergo 723, City of Buenos Aires, Argentina, and if necessary due to a lack of quorum, a second meeting will be called to be held at the same location at     :00 p.m. (Buenos Aires time) on             , 2003.

We intend to execute an amendment to the terms and conditions of the existing notes promptly following the adoption of the 2008 Proposed Resolution at the noteholders’ meeting in order to give effect to the proposed amendments. Although the amendment will be executed at or promptly following the date of the adoption of the 2008 Proposed Resolution, the proposed amendments will not become operative until the settlement date of the exchange offer. If we do not consummate the exchange for the existing 2008 notes, the terms and conditions of the existing 2008 notes will remain unchanged.

Procedures for Attending and Voting at the Meeting

Each holder who tenders existing 2008 notes in this exchange offer in accordance with the procedures described under “The Exchange Offer—Procedures for Tendering Existing Notes” prior to the relevant proxy delivery deadline will have irrevocably appointed representatives of the exchange agent to appear on such holder’s behalf as proxy with authority at the noteholders’ meeting for the existing 2008 notes to vote for the 2008 Proposed Resolution. On or prior to 5:00 p.m., Buenos Aires time, on the relevant third business day prior to the date called for the noteholders’ meeting, the exchange agent will deliver to us a Notice of Attendance. Each holder to which such a Notice of Attendance relates will thereupon be prevented from attending or voting at the meetings in person.

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However, any holder or beneficial holder has the right to attend in person or appoint a proxy to appear on its behalf to attend and vote at the meeting, provided that we are given notice by such proxy acting on behalf of such beneficial holder (a “Notice of Attendance”). A Notice of Attendance must state such holder’s or beneficial holder’s intention to attend and vote at the meeting, including the manner in which such person will vote. Such Notice of Attendance must be delivered to us at Avenida Ingeniero Huergo 723, (C1107AOT) Buenos Aires, Argentina, Attn: Manuel Alvarez Trongé, on or prior to the third business day prior to the date called for the noteholders’ meeting.

We will keep a register of attendance to the noteholders’ meeting for the existing 2008 notes and will make notations therein setting forth the Notice of Attendance or the proxies, if any, received from the exchange agent or holders and the proxies, if any, received on behalf of other beneficial holders, as the case may be, on or prior to the third business day prior to the date called for the noteholders’ meeting. After such date, we will not make any further notations in the register of attendance to the meetings and any Notice of Attendance or proxy received by us will not entitle the holders to which any such documents relate to attend or vote at the noteholders’ meeting for the existing 2008 notes either in person or by proxy.

The Proposed Amendments

The 2008 Proposed Resolution, if adopted, would authorize us to amend the terms and conditions of the existing 2008 notes in order to eliminate or amend the following covenants, events of default and other provisions:

•	Maintenance of Existence, Properties and Insurance. Under Conditions 10(c) and 10(d) of the terms and conditions of the existing 2008 notes, we agreed to do all things necessary to preserve our and our material subsidiaries’ corporate existence, properties and insurance in sufficient amounts to adequately cover our business. Under the amendments, these covenants will be deleted in their entirety. If these covenant are deleted, under the terms and conditions of the existing 2008 notes we would no longer be required to do all things necessary to preserve our and our material subsidiaries’ corporate existence and properties and we will no longer be required to have insurance. If our corporate existence is terminated or we do not maintain our properties, or if we eliminate our insurance and are adversely affected by unforeseen risks, it would adversely impact our ability to conduct our business, which would adversely impact our ability to satisfy our obligations to holders of existing 2008 notes.

•	Negative Pledge and Sale and Leaseback Transactions. Conditions 10(e) and 10(f) of the terms and conditions of the existing 2008 notes prohibit us and our material subsidiaries, subject to certain exceptions, from granting liens upon any of our or their property or assets or entering into sale and leaseback transactions. Under the amendments, these covenants will be deleted in their entirety. If these covenants are deleted, we and our material subsidiaries would be able to grant liens on any of our or their property or assets or enter into sale and leaseback transactions under the terms and conditions of the existing 2008 notes. As a result, we may be able to incur obligations which may be senior to our obligations under the existing 2008 notes and which could adversely impact our ability to repay the existing 2008 notes.

•	Financial Statements and Rule 144A Information. Conditions 10(g) and 10(l) of the terms and conditions of the existing 2008 notes require us to furnish to the fiscal agent our financial statements and, in the event that we are no longer subject to the reporting requirements of the Exchange Act, to make available to holders the information specified in Rule 144A(d)(4). Under the amendments, these covenants will be deleted in their entirety. If these covenants are deleted, we would no longer be required to furnish financial statements to the fiscal agent or make information about our company available to holders under the terms and conditions of the existing 2008 notes. As a result, there may be substantially less information available to you about us.

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•	Compliance with Laws and Other Agreements. Condition 10(h) of the terms and conditions of the existing 2008 notes requires us and our material subsidiaries to comply with applicable laws and the terms of our or their material agreements. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, under the terms and conditions of the existing 2008 notes, neither we nor our material subsidiaries would be required to comply with applicable laws or the terms of our or their material agreements. As a result, we would not be prohibited from violating a law or breaching a material agreement, which could negatively impact our business and our ability to repay the existing 2008 notes.

•	Maintenance of Books and Records. Condition 10(i) of the terms and conditions of the existing 2008 notes requires us to keep proper books of record and accounts in compliance with Argentine GAAP. Under the amendments, this covenant would be deleted in its entirety. If this covenant is deleted, we would no longer be required to keep proper books of record and accounts under the terms and conditions of the existing 2008 notes. Inadvertent mistakes or omissions of accounting may occur and could adversely impact our ability to repay your existing 2008 notes.

•	Mergers, Consolidations, Sales and Leases. Condition 10(j) of the terms and conditions of the existing 2008 notes prohibits us from consolidating or merging or transferring all or substantially all of our assets unless certain conditions are met. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, we would be able to consolidate, merge or transfer all or substantially all of our assets under the terms and conditions of the existing 2008 notes. As a result, we may consolidate or merge with another corporation, which could increase our credit risk and adversely impact our ability to repay our existing 2008 notes.

•	Further Assurances. Condition 10(k) of the terms and conditions of the existing 2008 notes requires us to take any action necessary for us to lawfully exercise our rights and comply with our obligations under the existing 2008 notes and to ensure that those obligations are legally binding and enforceable. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, we would no longer be required to take such action, which could adversely impact your ability to enforce the notes and negatively impact the likelihood that we will be able to satisfy our obligations under the existing 2008 notes.

•	Events of Default. All of the events of default listed in Condition 11 of the terms and conditions of the existing 2008 notes, other than Condition 11(a) which establishes as an event of default our failure to pay principal and interest on the existing 2008 notes when due, will be deleted in their entirety. These are Conditions 11(b) through 11(l) of the terms and conditions of the existing 2008 notes, which include, among other things, the cross default and bankruptcy proceedings events of default. If these events of default are deleted, the holders of existing 2008 notes will only have the ability to require acceleration of the maturity of the existing 2008 notes if we fail to pay principal or interest on the existing 2008 notes when due. As a result, your ability to enforce certain provisions of the fiscal agency agreement and the terms and conditions of the existing 2008 notes, as currently in effect, may be delayed or impaired, which could prejudice your interests and adversely impact the likelihood that we will be able to satisfy our obligations under the existing 2008 notes.

•

Acceleration of Maturity.    Condition 11 of the terms and conditions of the existing 2008 notes also provides that upon the occurrence of certain events of default, the fiscal agent or the holders of at least 25% in aggregate principal amount of the existing 2008 notes may, by written notice, and that the fiscal agent upon the request of the holders of not less than 25% in aggregate principal amount of the existing 2008 notes shall, declare the default amount of the outstanding principal amount of the existing 2008 notes to be immediately due and payable. Under the amendments, these acceleration rights will be amended to allow only holders of at least 51% in aggregate principal amount of the existing 2008 notes (and not the fiscal agent) to declare the default amount of the outstanding principal amount of the existing 2008 notes to be immediately due and payable. If these provisions are amended, the holders of

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existing 2008 notes will find it more difficult to declare the default amount of the outstanding principal amount of the existing 2008 notes to be immediately due and payable. As a result, your ability to enforce the provisions of the fiscal agency agreement and the terms and conditions of the existing 2008 notes may be delayed or impaired which could prejudice your interests and adversely impact the likelihood that we will be able to satisfy our obligations under the existing 2008 notes.

•	Making tender offers available to all holders. Condition 7(j) of the terms and conditions of the existing 2008 notes requires us to make a tender offer available to all holders of existing 2008 notes if we conduct any tender offer. Under the amendments, this requirement would be deleted. If this requirement is deleted, we would no longer be contractually obligated to make a tender offer available to all holders of existing 2008 notes. However, we may nevertheless be legally obligated to do so, and if so obligated will make the tender offer available to all holders of existing 2008 notes.

The 2008 Proposed Resolution, if adopted, would also authorize (i) us to execute, and the fiscal agent to authenticate, new global notes representing the existing 2008 notes in order to conform the terms and conditions of the existing 2008 notes described in such global notes to the amendments to the terms and conditions of the existing 2008 notes and (ii) authorize us and the fiscal agent to make any additional changes to the fiscal agency agreement or the terms and conditions of the existing 2008 notes, execute and deliver any additional documents and make any governmental filings as may be necessary in order to properly effectuate the amendments to the terms and conditions of the existing 2008 notes.

For more complete information regarding the covenants, events of default and other provisions proposed to be deleted or amended we urge you to review the fiscal agency agreement and the terms and conditions governing the existing 2008 notes, copies of which the information agent can provide to you upon request.

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EXCHANGE RATES

From April 1, 1991 until the beginning of 2002, the Convertibility Law introduced a system that established a fixed exchange rate under which the Central Bank was obliged to sell U.S. dollars at a fixed rate of one peso per U.S. dollar, was applicable in Argentina. Under the Convertibility Law, all foreign exchange controls were eliminated and no restrictions were placed on capital flows.

Beginning in December 2001, the Argentine government placed severe restrictions on the withdrawal of bank deposits and introduced exchange controls subjecting transfers of foreign currency abroad to Central Bank approval most of which have been lifted. The reintroduction of foreign exchange controls had a significant impact on the foreign exchange market, and the peso began to trade at less than parity with the U.S. dollar, despite the fact that the Convertibility Law remained in effect.

In the case of dollars, the Banco Nación quotes for such exchange rates were Ps.1.00 = U.S.$1.00 until December 23, 2001. From December 24, 2001 to January 10, 2002, the exchange market was officially suspended. On January 10, 2002, the Argentine government established a dual exchange rate system. The exchange rate in the free market began to float for the first time since April 1991. On January 10, 2002, the free market rate was Ps.1.70 = U.S.$1.00 while the official market rate was Ps.1.40 = U.S.$1.00. On February 8, 2002, the Argentine government repealed the dual exchange rate and since February 11, 2002, Argentina has had one freely floating exchange rate for all transactions. As of December 31, 2002, the only exchange market available was the free market and the quotation was approximately Ps.3.37 = U.S.$1.00 and as of May 16, 2003 the exchange rate was Ps.2.94 = U.S. dollar. You should not construe the translation of currency amounts in this prospectus and proxy solicitation to be representations that the peso amounts actually represent U.S. dollar amounts or that any person could convert the peso amounts into U.S. dollars at the rate indicated or at any other exchange rate.

The following table sets forth, for the periods indicated, the high, low, average and period-end exchange rates for the purchase of U.S. dollars expressed in nominal pesos per U.S. dollar. The Federal Reserve Bank of New York does not report a noon buying rate for pesos.

Nominal Exchange Rates

	Exchange Rate
	High(1)	Low(2)	Average(3)	Period End
Year Ended December 31, 1997	1.00	1.00	1.00	1.00
Year Ended December 31, 1998	1.00	1.00	1.00	1.00
Year Ended December 31, 1999	1.00	1.00	1.00	1.00
Year Ended December 31, 2000	1.00	1.00	1.00	1.00
Year Ended December 31, 2001(4)	1.00	1.00	1.00	N/A
Year Ended December 31, 2002	3.90	1.70	3.15	3.37
Month Ended November 30, 2002	3.64	3.48	3.54	3.64
Month Ended December 31, 2002	3.58	3.37	3.49	3.37
Month Ended January 31, 2003	3.35	3.10	3.26	3.21
Month Ended February 28, 2003	3.21	3.11	3.16	3.19
Month Ended March 31, 2003	3.21	2.88	3.07	2.98
Month Ended April 30, 2003	2.96	2.82	2.89	2.82
Period Ended May 16, 2003	2.94	2.76	2.81	2.94

Source:    Banco Nación

(1)	The high rate shown was the highest month-end rate during the year or any shorter period, as noted.
(2)	The low rate shown was the lowest month-end rate during the year or any shorter period, as noted.
(3)	Average of year-end, month-end or period-end daily closing rates, as noted.
(4)	From December 24, 2001 through January 10, 2002, Banco Nación did not publish an official exchange rate due to governmental suspension of the exchange market.

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USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes. See “The Exchange Offers—Source and Amount of Funds” for information on the cash we need to conduct these exchange offers.

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CAPITALIZATION

The following table sets forth our historical consolidated cash and capitalization as of March 31, 2003 in accordance with Argentine GAAP and as adjusted as described below. A U.S. dollar convenience translation has also been provided, with amounts converted at Ps.2.98 per U.S. dollar, the exchange rate published by Banco Nación on March 31, 2003. The adjusted columns gives effect to the exchange offers, the exchange offer for the existing Cointel notes and the transfer of these existing Cointel notes to Telefónica Internacional in exchange for a reduction of our short-term indebtedness owed to Telefónica Internacional, assuming that:

•	90% of the existing notes and 90% of the existing Cointel notes are tendered in the exchange offers prior to the proxy delivery deadline,

•	no cash payments are necessary in respect of accrued and unpaid interest, and

•	holders of 50% of the existing Cointel Series B notes tendered for exchange elect our new U.S. dollar-denominated notes due 2011 and the remaining existing Cointel Series B Notes elect our new conversion notes due 2011.

You should read this table in conjunction with “Item 5: Operating and Financial Review and Prospects” and our audited consolidated financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002, and our unaudited consolidated financial statements included in our Report on Form 6-K and filed on May 22, 2003, which are incorporated by reference in this prospectus and proxy solicitation. The adjusted amounts below represent only one possible outcome of the exchange offers based on the foregoing assumptions. Our actual long-term debt and total capitalization will differ, perhaps significantly, if the actual participation in the offers differs from our assumptions or if less than all of the tenders are made prior to the proxy delivery deadline.

	As of March 31, 2003
	Actual	As adjusted	Actual	As adjusted
	(Unaudited)		(Unaudited)
	(in millions of constant pesos as of February 28, 2003 )		(in millions of U.S.$)
Cash and temporary investments	Ps.524		U.S.$176

Short-term debt and current portion of long-term debt:
Negotiable obligations (interest accrued)	90		30
Telefónica Internacional	2,589		869
Bank loans	129		43
Imports financing	48		16
Long-term financing	7		2
Total short-term debt	2,863		960

Long-term debt, excluding current portion:
Bank loans	265		89
Imports financing	22		7
Long-term financing	68		23
Existing 2004 notes	894		300
Existing 2006 notes	213		71
Existing 2008 notes	1,098		369
New 2007 notes	—		—
New 2010 notes	—		—
New U.S. dollar-denominated notes due 2011	—		—
New conversion notes due 2011	—		—
Total long-term debt	2,560		859
Total debt	5,423		1,819

Shareholders’ equity:
Capital contribution	3,881		1,302
Legal reserve and reserves for future dividends	2,042		685
Unappropriated losses	(2,986)		(1,002)
Total shareholders’ equity	2,937		985

Total capitalization	Ps.7,836		U.S.$2,628

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DESCRIPTION OF THE NEW NOTES

General

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Telefónica of Argentina” or “our company” refers only to Telefónica de Argentina S.A. and not to its subsidiaries.

The issuance of the new notes has been authorized by resolutions of our shareholders adopted on             , 2003 and by resolutions of our board of directors adopted on             , 2003. The new 2007 notes and the new 2010 notes, as well as the new 2011 notes to be issued in connection with the Cointel exchange offer, will each be issued as a separate series under an indenture to be entered into among Telefónica of Argentina, The Bank of New York, as trustee, co-registrar and principal paying agent, and Banco Río de la Plata S.A., as registrar and Argentine paying agent, to be dated as of the issue date.

The new indenture and its associated documents contain the full legal text of the matters described in this section. The following summary is not complete. The summary is subject to, and is qualified in its entirety by reference to, all the provisions of the new indenture, including the definitions of certain terms in the new indenture and those terms made a part thereof by reference to the Trust Indenture Act. A copy of the new indenture has been filed with the SEC as part of our registration statement of which this prospectus and proxy solicitation forms a part. See “Where You Can Find More Information About Us” for information on how to obtain a copy. We are also filing a copy of the new indenture with the CNV.

Brief Description of the New Notes

The new notes will be issued only in the following manner:

•	in fully registered form,

•	without coupons, and

•	in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000.

You will not have to pay a service charge for any registration of transfer or exchange of the new notes, but Telefónica of Argentina may require payment of a sum to cover any transfer tax or other similar governmental charge payable in connection with the registration or exchange.

New 2007 notes

The new 2007 notes:

•	will be direct, unsecured and unconditional obligations of Telefónica of Argentina; and

•	will mature on November 1, 2007.

Interest on the new 2007 notes:

•	will bear interest at a rate of 11 7/8% per year from the issue date or will accrue from the most recent interest payment date to which interest has been paid or duly provided for,

•	will be payable semiannually in arrears on May 1 and November 1 commencing on November 1, 2003, and

•	will be computed on the basis of a 360-day year of twelve 30-day months.

Interest will be paid to the holders of record of the new 2007 notes at the close of business on the April 15 and October 15 immediately preceding the relevant interest payment date. If an event of default occurs, the stated interest rate will continue to apply with respect to the new 2007 notes.

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New 2010 notes

The new 2010 notes:

•	will be direct, unsecured and unconditional obligations of Telefónica of Argentina, and

•	will mature on November 7, 2010.

Interest on the new 2010 notes:

•	will bear interest at a rate of 9 1/8% per year from the issue date or will accrue from the most recent interest payment date to which interest has been paid or duly provided for,

•	will be payable semiannually in arrears on May 7 and November 7, commencing on November 7, 2003, and

•	will be computed on the basis of a 360-day year of twelve 30-day months.

Interest will be paid to the holders of the new 2010 notes at the close of business on the April 24 and October 24 immediately preceding the relevant interest payment date. If an event of default occurs, the stated interest rate will continue to apply with respect to the new 2010 notes.

Payments and Paying Agents

Payments in respect of the principal of and interest on the new notes will be made at the corporate trust office of the principal paying agent in the City of New York and at the office of the paying agent located in the City of Buenos Aires and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other paying agent appointed by our company for such purpose. Payments in respect of principal on the new notes will be made only against surrender of such new notes, in the same manner as payments of interest as set forth below. Payments in respect of interest on each interest payment date with respect to any new note will be made by dollar check drawn on a bank in the City of New York or, in the case of a registered holder of at least U.S.$1,000,000 principal amount of new notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States or in Argentina; provided that the registered holder so elects by giving written notice to such effect designating such account which is received by the trustee or a paying agent no later than the regular record date immediately preceding such interest payment date. Unless such designation is revoked, any such designation made by such holder with respect to such new notes will remain in effect with respect to any future payments with respect to such new note payable to such holder.

If the due date for payment of any principal or interest in respect of any new note is not a business day at the place in which it is presented for payment, the holder of such new note will not be entitled to payment of the amount due until the next succeeding business day at such place and will not be entitled to any further interest or other payment in respect of any such delay. When we refer to business day, we mean a day on which banks are open for business and carrying out transactions in U.S. dollars in The City of New York, except that, with respect to any date on which a payment is made in respect of the new notes by a paying agent located outside The City of New York, a day on which banks are open for business and carrying out transactions in U.S. dollars in the city of the paying agent effecting such payment.

The new indenture will provide that any money deposited with the trustee or any paying agent in trust for the payment of the principal of or interest or Additional Amounts (as defined below), if any, on any new note and remaining unclaimed for two years after such principal, interest or Additional Amounts, if any, has become due and payable shall be paid to our company on our company’s request, or shall be discharged from such trust; and the holder of such new note will thereafter, as an unsecured general creditor, look only to our company for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money shall thereupon cease.

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Under the terms of the new notes, in the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of the new notes will be made, to the extent permitted by such restriction or prohibition, in U.S. dollars obtained through (i) the sale of Bonex (External Bonds of Argentina) of any series or of any other public or private bond issued in dollars in Argentina or (ii) any other legal mechanism for the acquisition of dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain dollars will be borne by our company.

Global Notes

The new notes will be issued only in fully registered form, without coupons, in denominations of U.S.$1,000 and any integral multiples thereof. The new notes will initially be represented by one or more registered global notes which will be deposited with the trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company.

Ownership of beneficial interests in a global note will be limited to persons, known as participants, who have accounts with DTC or persons who hold interests through participants. Euroclear and Clearstream Luxembourg are participants of DTC. Accordingly, if you are a participant of Euroclear or Clearstream Luxembourg, or persons who hold interests through such clearing systems, your interest in the global note will be credited to your account by such clearing systems. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the global note for all purposes under the indenture and the new notes. No beneficial owner or an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures (and, if applicable, the procedures of Euroclear and Clearstream Luxembourg), in addition to those provided for under the indenture.

Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither our company, the trustee nor any paying agent will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Our company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Our company also expects that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Those payments will be the responsibility of the participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC participants, on the one hand, and directly or indirectly through Euroclear or Clearstream Luxembourg participants, on the other, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream Luxembourg as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg as the case may be, by the counterparty in such system in accordance with its rules and procedures

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and within its established deadlines (Brussels time). Euroclear or Clearstream Luxembourg as the case may be will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in any global note, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as the case may be) immediately following the DTC settlement date and such credit of any transactions in interests in a global note settled during such processing day will be reported to the relevant Euroclear or Clearstream Luxembourg participant on such day. Cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream Luxembourg participant to a DTC participant will be received for value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day following settlement in DTC.

Our company expects that DTC will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in a global note is credited and only in respect of such portion of the aggregate principal amount of new notes as to which that participant or participants has or have given such direction. However if there is an Event of Default under the new notes, DTC will exchange the applicable global note for certificated new notes, which it will distribute to its participants.

Our company understands that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York,

•	a “banking organization” within the meaning of New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the Uniform Commercial Code and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others, for example banks, brokers, dealers and trust companies and other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC, Euroclear and Clearstream Luxembourg are expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among their participants, DTC, Euroclear and Clearstream Luxembourg are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither our company nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Tax Redemption

If at any time after the date of the new indenture as a result of any change in, or amendment to, the laws or regulations of Argentina or any political subdivision or authority of Argentina having power to tax or as a result

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of any change in the application or official interpretation of these laws or regulations (including any assertion by any Argentine tax authority that debt securities issued pursuant to exchanges are not entitled to the benefits of the withholding tax exemption set forth in the Negotiable Obligations Law), which change or amendment becomes effective after the date of the new indenture, our company has become or will be obligated to pay any Additional Amounts as provided under “—Additional Amounts” and this obligation cannot be avoided by our company taking reasonable measures available to it, then each series of new notes will be redeemable as a whole, but not in part, at the option of Telefónica of Argentina, at any time upon not less than 30 nor more than 60 days’ notice given to the trustee and not less than 15 nor more than 60 days’ notice given to the holders of the new notes, as provided in the new indenture, at 100% of their principal amount together with accrued and unpaid interest on such new notes to the redemption date. Our company will also pay to the holders of the new notes on the redemption date any Additional Amounts which are then payable.

In order to effect a redemption of the new notes under this paragraph, our company is required to deliver to the trustee at least 45 days prior to the redemption date:

•	an officers’ certificate stating that the obligation to pay Additional Amounts cannot be avoided by our company taking reasonable measures available to it and

•	an opinion of independent legal counsel of recognized standing to the effect that our company has or will become obligated to pay Additional Amounts as a result of this change or amendment.

No notice of redemption may be given earlier than 60 days prior to the earliest date on which our company would be obligated to pay those Additional Amounts were a payment in respect of the new notes then due.

Redemption Related to Changes in Personal Assets Tax

If Telefónica of Argentina becomes responsible for the payment of the Argentine personal assets tax established by Law No. 23,996, what we refer to as the personal assets tax law, in respect of new notes of either series and this obligation cannot be avoided by Telefónica of Argentina taking reasonable measures available to it, then such new notes as to which Telefónica of Argentina has become responsible for the payment of the personal assets tax will be redeemable as a whole, but not in part, at the option of Telefónica of Argentina, at any time upon not less than 30 nor more than 60 days’ notice given to the holders of such new notes as provided for in the new indenture equal to 100% of their principal amount together with accrued and unpaid interest on such new notes to the redemption date and any Additional Amounts then payable on such new notes.

In order to affect a redemption of new notes as described in this section, Telefónica of Argentina is required to deliver to the trustee immediately prior to the filing of the redemption notice:

•	a certificate signed by an authorized officer of Telefónica of Argentina stating that the obligation to pay this personal assets tax with respect to such new notes cannot be avoided by Telefónica of Argentina taking reasonable measures available to it and

•	an opinion of independent legal advisers of recognized standing to the effect that Telefónica of Argentina has or will become obligated to pay such personal assets tax;

provided, however, that:

•	no notice of redemption may be given earlier than 60 days prior to the earliest date on which Telefónica of Argentina would be obligated to pay such personal assets tax and

•	at the time such notice of redemption with respect to any new notes is given, such obligation to pay such personal assets tax with respect to such new notes remains in effect. Such notice, once delivered by Telefónica of Argentina to the trustee, will be irrevocable.

In order to comply with the certification requirements of the personal assets tax law, Telefónica of Argentina may from time to time request each holder of new notes to provide Telefónica of Argentina with the

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documents required by Argentine laws and regulations to prove to the relevant Argentine authorities whether it is an offshore foreign entity and whether it is an exempt foreign entity, all as required by applicable Argentine law and regulations, and therefore subject to the personal assets tax.

Additional Amounts

All payments in respect of the new notes, including, without limitation, payments of principal and interest, will be made by our company without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature in effect on the date of the new indenture or imposed or levied in the future by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless our company is required by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, our company will make such withholding, make payment of the amount so withheld to the appropriate governmental authority and forthwith pay such additional amounts (which we define as “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holders of the new notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the new notes in the absence of such withholding or deduction. Notwithstanding the foregoing, no such Additional Amounts will be payable:

•	to or on behalf of a holder or beneficial owner of a new note that is liable for Argentine taxes with respect to such new note by reason of having some present or former connection with Argentina (or any political subdivision or taxing authority thereof or therein) other than solely by reason of the holding or owning of such new note or the receipt of income or any payments in respect thereof;

•	to or on behalf of a holder in respect of Argentine taxes that would not have been imposed but for the failure of such holder to present a new note for payment, where presentation is required, more than 30 days after the Relevant Date (as defined below), except to the extent that the holder would have been entitled to an Additional Amount on presenting the same for payment on such 30th day;

•	with respect to any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or governmental charges;

•	with respect to any Personal Assets Tax;

•	with respect to any tax, assessment or other governmental charges which is payable otherwise than by deduction or withholding from payments of principal or interest on such new note;

•	with respect to any taxes, duties, assessments or other governmental charges that would not have been imposed but for the failure of the holder to comply with any certification, identification, information, documentation or other reporting requirement (within 30 days following a written request from our company to the holder for compliance) to the extent such compliance is required by law, regulation, administrative practice or an applicable treaty, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such taxes; or

•	with respect to any payment of principal of or interest on the new notes to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such new notes.

For purposes of this “Additional Amounts” provision, the following definition shall apply:

“Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received in New York City by the principal paying agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the new notes.

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Any reference herein or in the new notes to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed so as to exclude Additional Amounts from references to principal and/or interest in those provisions hereof where such express reference to Additional Amounts is not made.

In addition, our company will pay any stamp, registration, documentary or other similar taxes and duties, including interest and penalties, imposed by Argentina or the United States or any political subdivision or taxing authority thereof or therein in respect of the creation, issuance and offering of the new notes.

Ranking

The indebtedness evidenced by the new notes will:

•	be direct, unsecured and unconditional obligations of Telefónica of Argentina,

•	rank equally among themselves in right of payment with all other existing and future unsecured and unsubordinated obligations of Telefónica of Argentina, and

•	be senior in right of payment to all existing and future subordinated obligations.

The new notes will be effectively subordinated to all secured indebtedness of Telefónica of Argentina, if any, and to all indebtedness and other obligations of subsidiaries of Telefónica of Argentina.

As of March 31, 2003 Telefónica of Argentina had no secured indebtedness and Telefónica of Argentina’s subsidiaries had approximately U.S.$39 million in liabilities.

Covenants

Under the terms of the new notes, Telefónica of Argentina will covenant and agree that, so long as any of the new notes remain outstanding:

Payment of Principal and Interest.    Our company will duly and punctually pay the principal of and interest and Additional Amounts, if any, on the new notes in accordance with the terms of the new notes and the new indenture.

Maintenance of Offices or Agencies.    Telefónica of Argentina will maintain in each of Buenos Aires and the Borough of Manhattan, The City of New York, an office or agency where the new notes may be presented or surrendered for payment, where the new notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the new notes and the new indenture may be served.

Maintenance of Existence and Properties.    Our company will, and will cause each of its Material Subsidiaries to,

•	maintain in effect its corporate existence and all registrations necessary therefor, except as otherwise permitted under the covenant “—Mergers, Consolidations, Sales and Leases” below,

•	take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations, and

•	keep all its property in good working order or condition with due regard to the age and condition of such property;

provided, however, that this covenant will not require our company or any Material Subsidiary to maintain any such right, privilege, title to property or franchise or to preserve the corporate existence of any Material Subsidiary, if the board of directors or the shareholders, as the case may be, of our company shall determine that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of our business and the business of our Material Subsidiaries, taken as a whole, and that the non-maintenance or non-preservation thereof is not, and will not be, adverse in any material respect to the holders of the new notes.

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Maintenance of Insurance.    Our company will and will cause each of our Material Subsidiaries to, maintain insurance in such amounts and covering such risks as is usually carried by major companies engaged in similar business and owning and/or operating properties in the same general areas of business in which we own and/or operate our properties, subject to any applicable laws and regulations of Argentina.

Negative Pledge.    Our company will not, and will not permit any of our Material Subsidiaries to, create or suffer to exist any Lien on any of its present or future property, in each case to secure Indebtedness, unless at the same time or prior thereto the obligations of our company under each series of new notes (x) are secured equally and ratably therewith or (y) have the benefit of such other Lien, guarantee, indemnity or other arrangement as shall be approved by a resolution passed at a meeting of the holders of the new notes of such series at which a quorum is present, except for any Permitted Lien.

Sale and Leaseback Transactions.    Our company will not, and will not permit any of our Material Subsidiaries to, enter into, assume, guarantee or otherwise become liable with respect to any sale and leaseback transaction, unless, immediately after entering into such transaction, the sum of (a) the aggregate Attributable Debt of our company and our Material Subsidiaries then existing in respect of all sale and leaseback transactions entered into after the date of the new indenture and (b) the aggregate Indebtedness of our company and our Material Subsidiaries secured by Permitted Liens would not exceed 15% of the consolidated tangible assets of our company as reported in the most recent audited financial statements of our company prepared in accordance with Argentine GAAP.

Financial Statements.    Our company will furnish or cause to be furnished to the trustee (a) annual reports in English, which shall include a report of our company’s board of directors and annual audited financial statements prepared in conformity with Argentine GAAP, together with a reconciliation to U.S. GAAP of net income and shareholders’ equity if we otherwise prepare such U.S. GAAP reconciliation and (b) quarterly reports in English which shall include unaudited interim financial information prepared in accordance with Argentine GAAP.

Compliance with Laws and Other Agreements.    Our company will and will cause each of our Material Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any governmental agency having jurisdiction over it or its business and all covenants and other obligations contained in any material agreements to which our company or any Material Subsidiary is a party, except where the failure to so comply would not be adverse in any material respect of the holders of the new notes.

Maintenance of Books and Records.    Our company will maintain books, accounts and records in accordance with Argentine GAAP.

Mergers, Consolidations, Sales and Leases.    Our company will not merge or consolidate with or into, or convey, transfer or lease,

•	our properties and assets substantially as an entirety or

•	our License,

to any person, unless, immediately after giving effect to such transaction,

•	no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and

•

with respect to a merger or consolidation of our company with or into any person (a) any corporation formed by any merger or consolidation with our company or other person which acquires by conveyance or transfer, or which leases, the properties of our company substantially as an entirety (“our company’s successor corporation”) shall expressly assume the due and punctual payment of the principal of and interest and Additional Amounts, if any, on all the new notes according to their terms

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and the due and punctual performance of all of the covenants and obligations of our company under all the new notes and the new indenture and (b) our company’s successor corporation, except in the case of leases, if any, succeeds to and becomes substituted for our company with the same effect as if it had been named in the new notes as our company.

Further Assurances.    Our company will take any action, satisfy any condition or do anything, including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration, at any time required in accordance with applicable laws and regulations to be taken, fulfilled or done in order (x) to enable our company lawfully to enter into, exercise its rights and perform and comply with its obligations under the new notes, (y) to ensure that those obligations are legally binding and enforceable and (z) to make the new notes admissible in evidence in the courts of Argentina.

Our company will, at its own cost and expense, execute and deliver to the trustee all such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the trustee, to enable the trustee to exercise and enforce its rights under the new indenture and under the documents, instruments and agreements required under the new indenture to be delivered and to carry out the intent of the new indenture.

Purchases of New Notes by Us

Telefónica of Argentina or any of its subsidiaries and affiliates may, to the extent permitted by applicable law, at any time or from time to time purchase new notes in the open market, or by an exchange, or by tender or by private agreement at any time. Any new notes purchased may be held by or for Telefónica of Argentina’s account or may be cancelled.

Events of Default

The following events will be defined as “Events of Default” in the new indenture:

(1)    our company shall fail to pay the principal of any of the new notes on the date when due; or

(2)    our company shall fail to pay any interest or Additional Amounts, if any, payable on any of the new notes on the date when due and such default continues for a period of ten days; or

(3)    except for indebtedness under our existing 2004 or 2008 notes, (a) any other Indebtedness of our company or any Material Subsidiary becomes due and payable prior to its maturity date otherwise than at the option of our company (or, as the case may be, the Material Subsidiary), or (b) any such Indebtedness is not paid when due or, as the case may be, within the applicable grace period, or (c) our company or any Material Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness, provided that the aggregate amount of the relevant Indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this subparagraph (2) have occurred and are continuing equals or exceeds U.S.$20,000,000 or its equivalent in other currencies; or

(4)    our company shall fail duly to perform or observe any other covenant or agreement in respect of the new notes contained in the new indenture and the new notes which is incapable of remedy or which, if capable of remedy, shall not have been remedied within 30 days of our company becoming aware of such failure; or

(5)    any representation or warranty made by us in the new indenture or any other document delivered in connection with the new indenture or the issuance of each series of new notes proves to have been incorrect, incomplete or misleading in any material respect at the time it was made and, if capable of remedy, shall not have been remedied within 30 days of our company becoming aware that such representation or warranty is incorrect, incomplete or misleading; or

(6)    a preliminary or final judicial or administrative decision has been made to temporarily or permanently displace the management of our company or any Material Subsidiary and such decision is not discharged or stayed within 30 business days; or

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(7)    a distress, attachment, execution, seizure before judgment or other proceeding, except a distress, attachment, execution, seizure before judgment or other proceeding relating to the existing notes, having a similar effect is levied, enforced or sued out on or against all or any part of the property, assets or revenues of our company or any Material Subsidiary and such process is not contested in good faith by our company or the relevant Material Subsidiary or is not discharged or stayed within 60 business days, provided that the sum of (a) the aggregate value of the property, assets or revenues subject to any such process and (b) the aggregate value of any property in respect of which foreclosure proceedings or other proceeding having a similar effect have been commenced under subparagraph (9) below exceeds U.S.$20,000,000 or its equivalent in other currencies; or

(8)    any foreclosure proceedings or other proceedings, except foreclosure or other proceedings relating to the existing notes, having a similar effect are commenced by any person to enforce any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by our company or any Material Subsidiary (including the taking of possession or the appointment of a receiver, manager or other similar person) and such process is not discharged or stayed within 60 business days after notification of the commencement of such proceedings to our company or such Material Subsidiary, provided that the sum of (a) the aggregate value of the property secured by such mortgage, charge, pledge, lien or other encumbrance, present or future, and (b) the aggregate value of any property, assets or revenues in respect of which a distress, attachment, execution, seizure before judgment or other proceeding having a similar effect is levied, enforced or sued out under subparagraph (7) above exceeds U.S.$20,000,000 or its equivalent in other currencies; or

(9)    our company or any Material Subsidiary (a) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, (b) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or consents to the entry of an order for relief in an involuntary case under any such law, (c) proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any such debts, or (d) declares or agrees to a moratorium in respect of or affecting all or any material part of the debts of our company or any Material Subsidiary; or

(10)    an order is made or an effective resolution passed for the winding-up or dissolution of our company or any Material Subsidiary, or our company or any Material Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation in the case of a Material Subsidiary, whereby the undertaking and the assets of the Material Subsidiary, or all of the undertaking and assets relating to our company’s direct or indirect shareholding in a Material Subsidiary, as the case may be, are transferred to or otherwise vested in our company or any other Material Subsidiary or Subsidiary which as a result of such transfer would become a Material Subsidiary; or

(11)    it becomes unlawful for our company to perform or comply with any one or more of its material obligations under any of the new notes or the new indenture; or

(12)    the License is revoked, suspended or terminated.

If an Event of Default (other than with respect to an Event of Default of the type described in subparagraph (9)(a), (9)(c) or (9)(d) above) has occurred and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the new notes of either series at any time outstanding may, by written notice to our company (and to the trustee, if given by the holders), declare the principal amount of all new notes of such series to be due and payable immediately (however, the holders of a series of new notes shall not have the right to declare the principal of (and premium and Additional Amounts, if any) and any accrued interest with respect to its own series of new notes to be due and payable immediately upon an Event of Default under an unrelated series of new notes). If an Event of Default of the type described in subparagraph (9)(a), (9)(c) or (9)(d) above

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shall occur, the principal of (and premium and Additional Amounts, if any) and any accrued and unpaid interest on all outstanding new notes shall become immediately due and payable without the need of any notice to our company or the trustee, as the case may be; provided, however, that after any such acceleration of the new notes of either series, the holders of a majority in aggregate principal amount of new notes of that series at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the new indenture. For information as to waiver of defaults, see “Modifications, Waivers and Amendments; Meetings of Holders.”

The foregoing provisions shall be without prejudice to the rights of each individual holder of new notes to initiate an action against our company for the payment of any principal (and premium and Additional Amounts, if any) and any interest past due on any new note, as the case may be.

Replacement of the New Notes

If any new note shall at any time become mutilated, defaced, destroyed, stolen or lost, such new note may be replaced at the cost of the applicant at the specified office of the trustee, upon provision of evidence satisfactory to the trustee and our company that such new note was destroyed, stolen or lost, together with such indemnity as the trustee and our company may require. Mutilated or defaced new notes must be surrendered before replacements will be issued.

Notices

Our company is required to give notice to the trustee of any event which requires notice to be given to the holders of the relevant series of new notes in sufficient time for the trustee to provide such notice to such holders in the manner provided in the new indenture. All notices regarding the relevant series of new notes will be given by the trustee.

All notices regarding the relevant series of new notes will be deemed to have been sufficiently given upon the mailing by first-class mail, postage prepaid, of such notices to each such holder at the address of such holder as it appears in the note register, in each case not earlier than the earliest date and not later than the latest date prescribed in the new indenture for the giving of such notice and, while there are holders of the relevant series of new notes domiciled in Argentina, published in a general newspaper having general circulation in Argentina and, in the cases required by Argentine law, in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. The trustee shall forward to each such registered holder the reports received by the trustee, as described under “—Covenants—Financial Statements.”

Satisfaction and Discharge of New Indenture

The new indenture will upon our company’s request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of new notes therein expressly provided for and except as otherwise therein expressly provided for), and the trustee, on demand of and at the expense of our company, will execute proper instruments acknowledging satisfaction and discharge of the new indenture, when:

(1)	either (a) all new notes theretofore authenticated and delivered (other than (i) new notes which have been destroyed, lost or stolen and which have been replaced or paid as described under “—Replacement of the New Notes” and (ii) new notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by our company and thereafter repaid to our company or discharged from such trust, as provided under the new indenture) have been delivered to the trustee for cancellation; or (b) all such new notes not theretofore delivered to the trustee for cancellation have become due and payable, and our company has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust for the purpose of an amount sufficient to pay and discharge the entire indebtedness on such new notes not theretofore delivered to the trustee for cancellation, for principal and Additional Amounts, if any, and interest to the date of such deposit (in the case of new notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

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(2)	our company has paid or caused to be paid all other sums payable under the new indenture by our company; and

(3)	our company has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the new indenture relating to the satisfaction and discharge of the new indenture have been complied with.

Notwithstanding the satisfaction and discharge of the new indenture, the obligations of our company to the trustee with respect to compensation and reimbursement, the obligations of our company to any registrar, co- registrar or paying agent under the new indenture and, if money shall have been deposited with the trustee pursuant to subclause (ii) of clause (a) above, the obligations of the trustee with respect to the application of trust money under the new indenture shall survive.

Defeasance and Covenant Defeasance

Our company may at its option by board resolution, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to any series of new notes, which we refer to as defeasance. In general, upon a defeasance, our company shall be deemed to have paid and discharged the entire indebtedness represented by the new notes of such series and to have satisfied all of its obligations under the new notes of such series except for

•	the rights of holders of the new notes of such series to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of and interest and Additional Amounts, if any, on the new notes of such series when such payments are due,

•	certain provisions relating to ownership, registration and transfer of the new notes,

•	the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and

•	certain provisions relating to the rights, powers, trusts, duties and immunities of the trustee.

In addition, our company may at its option by board resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released with respect to any series of new notes from the covenants described above under the captions “Covenants—Maintenance of Existence and Properties”, “—Maintenance of Insurance”, “—Negative Pledge”, “—Sale and Leaseback Transactions”, “—Financial Statements”, “—Compliance with Laws and Other Agreements”, “—Maintenance of Books and Records”, and the provisions of clause (a) under “—Mergers, Consolidations, Sales and Leases.” Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the new indenture with respect to the new notes of such series.

In order to cause a defeasance or covenant defeasance with respect to any series of new notes, our company will be required to satisfy, among other conditions, the following conditions:

(1)	our company shall have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust money or U.S. government obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of and each installment of interest on the new notes of such series on the stated maturity of such principal or installment of interest in accordance with the terms of the new notes of such series, and such amounts will be applied for such purpose;

(2)	in the case of an election fully to defease the new notes of such series, our company shall have delivered to the trustee an opinion of counsel stating that (x) our company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the new indenture there has been a change in the applicable U.S. federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the new notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

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(3)	in the case of a covenant defeasance, our company shall have delivered to the trustee an opinion of counsel to the effect that the holders of the new notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(4)	our company shall have delivered to the trustee an officers’ certificate to the effect that the new notes of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit;

(5)	no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(6)	such defeasance or covenant defeasance shall not cause the trustee to have a conflicting interest as defined under the new indenture and for the purposes of the Trust Indenture Act with respect to any new notes of such series;

(7)	such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which our company is a party or by which it is bound;

(8)	our company shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

(9)	such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

Reports to Holders by the Trustee

The trustee shall transmit to holders of the new notes such information, documents and reports, and such summaries thereof, concerning the trustee and its actions under the new indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same is so required to be filed with the SEC. A copy of each such report shall, at the time of such transmission to holders, be filed by the trustee with any stock exchange upon which any new notes are listed, with the SEC and with our company. Our company will notify the trustee when any new notes are listed on any stock exchange.

Modifications, Waivers and Amendments; Meetings of Holders

The trustee or our company shall, upon the request of the holders of at least five percent in aggregate principal amount of the new notes of any series at the time outstanding, or our company or the trustee, at its discretion, may, call a meeting of the holders of the new notes of any series at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the new notes of such series to be made, given or taken by the holders of the new notes of such series. With respect to all matters not contemplated in the new indenture, meetings of holders of the new notes of any series will be held in Buenos Aires in accordance with the Negotiable Obligations Law. In any such case, meetings shall be held at such time and at such place as our company or the trustee shall determine in such cities. If a meeting is being held pursuant to a request of holders of the new notes of any series, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the trustee or our company, as the case may be. Notice of any meeting of holders of the

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new notes of any series (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Official Gazette of Argentina and also in the manner provided above under “—Notices” and any publication of such notice shall be for five consecutive business days in each place of publication.

Any holder of new notes of the relevant series may attend the meeting in person or by proxy. Directors, officers, managers, members of the supervisory committee and employees of our company may not be appointed as proxies. Holders of new notes who intend to attend a meeting of holders must notify the registrar of their intention to do so at least three days prior to the date of such meeting.

Meetings are subject to a first and a second call. The quorum for a first call will be persons holding or representing 60% in aggregate principal amount of the new notes of any series at the time outstanding, and upon the failure to reach such quorum, persons holding or representing 30% in aggregate principal amount of the new notes of any series at the time outstanding, will constitute a quorum for the meeting convened on the second call. In both cases, decisions shall be made by the affirmative vote of holders of the majority in aggregate principal amount of the new notes of any series, as the case may be, at the time outstanding, present or represented at a meeting of such holders at which a quorum is present; provided, however, that the affirmative vote of the holders of the applicable percentage in aggregate principal amount of the new notes of any series at the time outstanding specified under “Events of Default” shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the holders of the new notes of any series affected thereby shall be required to adopt a valid decision on:

(1)	changing the stated maturity of the principal of or any installment of interest on any new note of such series;

(2)	reducing the principal amount or the rate of interest on or any Additional Amounts payable in respect of any new note of such series;

(3)	changing any obligation of our company to pay Additional Amounts in respect of any new note of such series;

(4)	changing the place of payment where, or the coin or currency in which, principal of or interest or Additional Amounts (if any) on any new note of such series is payable;

(5)	impairing the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(6)	reducing the percentage in principal amount of outstanding new notes of such series necessary to modify or amend the new notes of such series or consent to any waiver under the new notes of such series or the new indenture, as applicable to the new notes of such series, or reduce the requirements for voting or quorum described above; or

(7)	modifying the foregoing requirements or reducing the percentage in principal amount of outstanding new notes of such series necessary to waive a past default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the new notes will be conclusive and binding on all holders of the new notes of such series, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the new notes of such series, if duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

Telefónica of Argentina and the trustee may, without the consent of any holder, modify and amend the new notes or the new indenture for any of the following purposes:

•	to evidence the succession of another person to our company as obligor under the new indenture;

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•	to add to the covenants for the benefit of the holders of all or any series of new notes;

•	to add Events of Default for the benefit of the holders of all or any series of new notes;

•	to secure the new notes;

•	to provide for the acceptance of appointment by a successor trustee, registrar, co-registrar, paying agent or transfer agent;

•	to cure any ambiguity, defect or inconsistency in the new indenture or the new notes;

•	to comply with any requirements of the SEC in connection with the qualification of the new indenture under the Trust Indenture Act; or

•	make any change that, in the good faith opinion of our board of directors, does not materially and adversely affect the right of any holder of the relevant series of new notes.

Governing Law and Enforceability

The Negotiable Obligations Law governs the requirements for the new notes to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of our company to execute and deliver the new notes and the authorization of the public offering of the new notes by the CNV. All other matters in respect of the new notes and the new indenture, are governed by the laws of the State of New York, United States of America.

Our company has consented to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and has waived any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the new indenture and the new notes. Our company has appointed CT Corporation System as its agent to receive and forward any writs, process and summonses in any suit, action or proceeding brought in connection with the new indenture or the new notes against our company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City and has agreed that such appointment shall be so long as any of the new notes remain outstanding or until the appointment by our company of a successor in The City of New York as its agent for such purpose and the acceptance of such appointment by such successor.

Currency Indemnity

U.S. dollars is the sole currency of account and payment for all sums payable by our company under or in connection with the new notes, including damages. Any amount received or recovered in currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order or a court of any jurisdiction, in the winding up or dissolution of our company or otherwise) by any holder of new notes in respect of any sum expressed to be due to it from our company shall only constitute a discharge of our company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any new note, our company shall indemnify such recipient against any loss sustained by it as a result. In any event, our company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the holder of new notes to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from our

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company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any holder of new notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any new note or any other judgment or order.

Certain Definitions

The following terms have the following definitions in the new indenture:

“Attributable Debt” means, as to any lease that is the subject of any sale and leaseback transaction, at the date of determination, the present value, discounted at a rate per annum equal to 11 7/8% for so long as the new 2007 notes remain outstanding, and thereafter at a rate equal to 9 1/8% for so long as the new 2010 notes remain outstanding, and thereafter at a rate equal to 8.85%, compounded annually, of the total net amount of rent required to be paid under such lease during the remaining term thereof including renewal terms at the option of the lessor (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents).

“Indebtedness” means any present or future obligation (actual or contingent) for the payment or repayment of money which has been borrowed or raised, including obligations which may arise under a guarantee or indemnity or other similar obligation.

“License” means the license to provide basic telephone service in Argentina granted to our company by the National Executive Power pursuant to Decree No. 2344/90 as amended or modified from time to time after the date hereof.

“Lien” means any mortgage, pledge, lien, security interest, charge or other encumbrance or preferential arrangement having the effect of constituting a security interest including, without limitation, any equivalent created or arising under the laws of any country where our company owns property.

“Material Subsidiary” means at any relevant time a Subsidiary of our company (a) whose total assets, net worth or gross revenues (or, where the Subsidiary in question prepares consolidated accounts, whose total consolidated assets, net worth or consolidated gross revenues, as the case may be) attributable to our company represent not less than 10% of the total consolidated assets, consolidated net worth or the consolidated gross revenues of our company, all as calculated by reference to the then latest annual accounts (or consolidated accounts as the case may be) of such Subsidiary and the then latest consolidated annual audited accounts of our company and its consolidated Subsidiaries; or (b) to which is transferred all or substantially all the assets and undertakings of a Subsidiary which immediately prior to such transfer is a Material Subsidiary. At the date hereof, no Subsidiary is a Material Subsidiary.

“Permitted Lien” means any Lien:

(1)	existing at the date of the new indenture;

(2)	created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by our company or, as the case may be, any Material Subsidiary after the date of the new indenture, provided that any such Lien shall be confined solely to the property so acquired;

(3)	created by our company or any of our Material Subsidiaries or any successor in business or a Material Subsidiary by the pledge or assignment of current or future accounts receivable due from non-Argentine telecommunications carriers and administrators for connection to the Argentine telephone network and created to secure Indebtedness incurred solely for purposes of financing the acquisition, construction or installation of fixed assets by our company or any Material Subsidiary, which Indebtedness shall not at any time be greater than U.S.$60,000,000 or its equivalent in other currencies.

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(4)	created to secure an extension or refinancing of the Indebtedness for which that Lien was originally created, provided that:

(a)	the Lien is created over:

•	the original asset secured or

•	a substituted asset (x) of a similar class or nature to the original asset secured and (y) having no more than the market value of the original asset secured not later than 15 days prior to such substitution, to be evidenced in the case of (x) and (y) by the delivery by our company to the trustee of an officers’ certificate, and in the case of (y) by the delivery of our company to the trustee of an opinion of independent auditors of recognized international standing to the effect that the substituted asset has such value, and

(b)	the principal, capital or nominal amount of the relevant Indebtedness secured by the Lien as at the date on which the original Indebtedness was incurred is not increased;

(5)	arising by operation of law (including with respect to taxes); or

(6)	granted in circumstances where, immediately after the granting of the Lien, the aggregate Indebtedness of our company and our Material Subsidiaries secured by Liens on any of their property then outstanding (excluding any Liens referred to in paragraphs (1) through (5) of this definition) would not exceed U.S.$30,000,000 or its equivalent in other currencies.

“Subsidiary” means any corporation, partnership, joint venture, trust or estate or other entity of which (or in which) more than 50% of (a) the outstanding voting stock, (b) the interest in the capital or profits of such partnership or joint venture, or (c) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by our company, by our company and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Tangible Assets” means, for any person, the total assets of such person determined in accordance with Argentine GAAP consistent with those applied in the preparation of our company’s annual audited financial statements; excluding, however, from such determination (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles and (b) any items not included in clause (a) above which are treated as intangibles in conformity with Argentine GAAP.

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TAXATION

U.S. Federal Income Taxation

The following is a summary of the material U.S. federal income tax consequences of the exchange offer to U.S. Holders (as defined below) that have held the existing notes and that, if applicable, will hold the new notes as capital assets (generally, property held for investment). This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations (including proposed regulations) thereunder, and administrative and judicial interpretations thereof, all as in effect and available as of the date of this prospectus and proxy solicitation, and all of which are subject to change (which change could apply retroactively and could affect the U.S. federal income tax consequences described below) and to different interpretations. This summary does not address all of the U.S. federal income tax considerations that may be relevant to the particular circumstances of U.S. Holders, or to certain U.S. Holders that may be subject to special tax rules, such as the following: financial institutions; insurance companies; real estate investment trusts; regulated investment companies; dealers and traders in securities or foreign currencies; tax-exempt entities; persons subject to alternative minimum tax; persons that hold existing notes or new notes as part of an integrated investment, including a straddle, or as part of a hedging, conversion or repurchase transaction for U.S. federal income tax purposes; persons that have a functional currency other than the U.S. dollar; or partnerships or other entities classified as partnerships for U.S. federal income tax purposes. This summary does not discuss any state, local or non-U.S. tax consequences of the exchange offer, and does not consider any aspects of U.S. federal tax law other than income taxation.

U.S. Holders should be aware that the U.S. federal income tax treatment of certain aspects of the exchange offer is not entirely clear. We have not obtained, and will not request, a ruling from the Internal Revenue Service, or IRS, in connection with the exchange offer. Accordingly, no assurances can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

The existing notes and the new notes take the form of debt instruments. U.S. Holders should be aware that no statutory, administrative or judicial authority directly addresses the characterization of the existing notes or the new notes for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership or disposition of existing notes or new notes are not clear. In the absence of any authority directly on point, we intend to treat the existing notes and the new notes as debt instruments for U.S. federal income tax purposes, and this summary assumes that such characterization is appropriate.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISERS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PARTICIPATING IN THE EXCHANGE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of existing notes or new notes that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident alien individual of the United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (3) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds existing notes or new notes generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisers.

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Tax Consequences of Participating in the Exchange Offer—No Significant Modification

For U.S. federal income tax purposes, the exchange of existing notes for new notes and cash by a U.S. Holder pursuant to the exchange offer will be considered a modification of the existing notes. Under applicable U.S. Treasury regulations, the modification of a debt instrument is a taxable event upon which gain or loss is realized only if such modification is “significant.” A modification of a debt instrument is significant if, based on all the facts and circumstances and taking into account all modifications, other than certain specified modifications, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”

The applicable U.S. Treasury regulations provide specific rules to determine whether certain modifications, such as a change in the timing of payments or a change in yield of a debt instrument, are significant. A change in the timing of payments on a debt instrument is not a significant modification if payments are deferred by no more than the lesser of five years or 50 percent of the original term of the instrument (the “deferral safe-harbor period”). The deferral of payments beyond the deferral safe-harbor period is treated as a significant modification if the deferral is material, taking into account all of the facts and circumstances. A change in the yield of a debt instrument is a significant modification if the yield of the modified instrument (determined by taking into account any accrued but unpaid interest and any payments made to the holder as consideration for the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument. A change in yield that is less than the threshold change described in the prior sentence is not a significant modification.

While the matter is not free from doubt, the exchange of (i) 11 7/8% Notes due 2004 for 11 7/8% Notes due 2007 and cash and (ii) 9 1/8% Notes due 2008 for 9 1/8% Notes due 2010 and cash by a U.S. Holder pursuant to the exchange offer should not constitute a significant modification of the terms of the 11 7/8% Notes due 2004 and the 9 1/8% Notes due 2008, respectively.

Assuming that the exchange of existing notes for new notes and cash by a U.S. Holder pursuant to the exchange offer does not constitute a significant modification of the terms of the existing notes, such U.S. Holder generally would not recognize taxable gain or loss in respect of such exchange except, as discussed below, to the extent that such U.S. Holder receives cash in the exchange. For U.S. federal income tax purposes, immediately after the exchange of existing notes for new notes, the exchanging U.S. Holder would have the same holding period and adjusted tax basis (except as reduced by the allocable portion of the existing note treated as sold, as described in the next paragraph) in respect of the new notes that such U.S. Holder had in respect of the existing notes exchanged. In general, the exchanging U.S. Holder would be taxable in the same manner in respect of its new notes as the existing notes for U.S. federal income tax purposes.

Notwithstanding the foregoing, the receipt of cash by a U.S. Holder in the exchange (other than cash in respect of accrued but unpaid stated interest, which generally would be taxable as ordinary interest income to the extent not previously included in gross income by the U.S. Holder) generally would be treated as a sale of an allocable portion of each existing note to which such cash is attributable, and such U.S. Holder would recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in such existing notes. A U.S. Holder’s adjusted tax basis in its existing notes generally equals the cost of such existing notes to such U.S. Holder, (i) increased by the amount of any “market discount” previously included in gross income by the U.S. Holder with respect to such existing notes pursuant to an election to include market discount in gross income currently as it accrues and (ii) reduced by any “bond premium” allowed as an offset against interest income with respect to such existing notes pursuant to an election to amortize bond premium on an annual basis. In general, market discount is the excess, if any, of the principal amount of an existing note over the U.S. Holder’s tax basis therein at the time of acquisition (unless the amount of such excess is less than a specified de minimis amount, in which case market discount is considered to be zero). Generally, bond premium on an existing note equals the excess, if any, of the purchase price of the existing note over the amount payable at maturity of the existing note (other than stated interest thereon).

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Any gain or loss recognized by a U.S. Holder in respect of the receipt of cash in the exchange generally would be treated as capital gain or loss, and would be treated as long-term capital gain or loss if the existing notes had been held for more than one year at the time of the exchange, except that any gain recognized by the U.S. Holder on the sale of any existing notes acquired by such U.S. Holder at a market discount would be recharacterized as ordinary interest income to the extent of the accrued market discount that has not previously been included in gross income of the U.S. Holder. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The ability of a U.S. Holder to deduct a capital loss is subject to limitations under the Code.

Tax Consequences of Participating in the Exchange Offer—Significant Modification

Based upon the discussion above, our Company will not treat the exchange offer as giving rise to a significant modification for U.S. federal income tax purposes. If, contrary to expectations, the exchange by a U.S. Holder of existing notes for new notes and cash pursuant to the exchange offer is determined to constitute a significant modification of the terms of the existing notes, such exchange would constitute a taxable exchange for U.S. federal income tax purposes unless the exchange qualifies as a “recapitalization” under the Code. The following discussion describes the U.S. federal income tax consequences of the exchange offer to U.S. Holders in the event that the exchange offer results in a significant modification.

In general, the exchange would qualify as a recapitalization only if both the existing notes and the new notes are considered “securities” for U.S. federal income tax purposes. In this regard, the term “securities” is not clearly defined under current U.S. federal income tax law; instead, the status of a debt instrument as a security typically is determined based upon an overall evaluation of the nature of the debt instrument, the extent of the investor’s proprietary interest in the issuer of the debt instrument and certain other factors. The term of an instrument is regarded as significant in this analysis, and instruments with a term of five years or less are less likely than longer-term instruments to be considered securities.

11 7/8% Notes due 2004

While the matter is not free from doubt, we believe (based largely on the fact that the terms to maturity of the 11 7/8% Notes due 2007 will be less than five years) that the 11 7/8% Notes due 2007 should not be considered securities for U.S. federal income tax purposes and, thus, that the exchange of 11 7/8% Notes due 2004 for 11 7/8% Notes due 2007 and cash pursuant to the exchange offer should not qualify as a recapitalization under the Code. Accordingly, if the exchange of 11 7/8% Notes due 2004 for 11 7/8% Notes due 2007 and cash pursuant to the exchange offer were to constitute a significant modification for U.S. federal income tax purposes, a U.S. Holder would recognize taxable gain or loss equal to the difference, if any, between the amount realized on the exchange (other than amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income by the U.S. Holder) and the U.S. Holder’s adjusted tax basis in the existing notes. A U.S. Holder’s holding period for the new notes received in the exchange would not include the period during which the U.S. Holder held the existing notes exchanged therefor, and the U.S. Holder’s initial tax basis in the new notes would equal the issue price of such new notes (determined as described below).

Any gain or loss recognized by a U.S. Holder in respect of the exchange of existing notes for new notes and cash generally would be treated as capital gain or loss, and would be treated as long-term capital gain or loss if the new notes had been held for more than one year at the time of the exchange, except that any gain recognized by the U.S. Holder on the exchange of any existing notes acquired by such U.S. Holder at a market discount would be recharacterized as ordinary interest income to the extent of the accrued market discount that has not previously been included in gross income of the U.S. Holder. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The ability of a U.S. Holder to deduct a capital loss is subject to limitations under the Code.

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9 1/8% Notes due 2008

While the matter is not free from doubt, we believe that both the 9 1/8% Notes due 2008 and the 9 1/8% Notes due 2010 should be considered securities for U.S. federal income tax purposes and, thus, that the exchange of 9 1/8% Notes due 2008 for 9 1/8% Notes due 2010 and cash pursuant to the exchange offer should qualify as a recapitalization under the Code. Accordingly, if the exchange of 9 1/8% Notes due 2008 for 9 1/8% Notes due 2010 and cash pursuant to the exchange offer were to constitute a significant modification for U.S. federal income tax purposes, a U.S. Holder would not recognize taxable gain or loss in respect of the exchange of existing notes for new notes and cash, except that gain, if any, would be recognized to the extent of the amount of cash received by such U.S. Holder in the exchange (other than cash attributable to accrued but unpaid stated interest). In general, a U.S. Holder’s gain, if any, in the recapitalization would equal the excess of (i) the sum of the issue price of the new notes (determined as described below), and the amount of such cash received by the U.S. Holder in the exchange, over (ii) the U.S. Holder’s adjusted tax basis in the existing notes exchanged therefor. The U.S. Holder’s holding period for the new notes received in the exchange would include the period during which the U.S. Holder held the existing notes exchanged, and the U.S. Holder’s initial tax basis in the new notes would equal the adjusted tax basis of the existing notes immediately prior to the exchange, decreased by the amount of cash received in the exchange (other than cash attributable to accrued but unpaid stated interest) and increased by the amount of gain, if any, recognized by the U.S. Holder in respect of the exchange. Notwithstanding the foregoing discussion of recapitalization treatment, any amounts received by a U.S. Holder in the exchange offer that are attributable to accrued but unpaid stated interest on the existing notes will be taxable to the U.S. Holder as ordinary interest income to the extent that such accrued but unpaid interest has not previously been included in gross income of the U.S. Holder.

The New Notes

If, contrary to expectations, the exchange of existing notes by a U.S. Holder for new notes and cash constitutes a significant modification of the terms of the existing notes for U.S. federal income tax purposes, and irrespective of whether the exchange qualifies as a recapitalization under the Code, the new notes will be treated as issued with “original issue discount” (“OID”) for U.S. federal income tax purposes to the extent that the stated redemption price at maturity of the new notes exceeds their issue price, subject to a de minimis exception. A new note’s “stated redemption price at maturity” is the sum of all payments provided by the new note other than stated interest. Because it is expected that a substantial amount of the new notes will be “traded on an established market” (generally meaning that the new notes will be listed on a major securities exchange, appear on a quotation medium of general circulation or otherwise will be readily quotable by dealers, brokers or traders) during the 60-day period ending 30 days after the date of the exchange (“publicly-traded”), the issue price of such new notes should equal their fair market value at the time of the exchange. If the new notes are not considered publicly-traded, but the existing notes are considered publicly-traded, the issue price of the new notes would equal the fair market value of the existing notes at the time of the exchange. If neither the new notes nor the existing notes are publicly-traded, the issue price of the new notes would equal their stated principal amount, and there would not be any OID in respect of the new notes for U.S. federal income tax purposes.

A U.S. Holder of a new note with OID will be required to include OID in gross income as it accrues on a constant yield to maturity basis, regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. The amount of OID includible in the U.S. Holder’s gross income in any taxable year generally would be reduced by an allocable portion of any “acquisition premium” in respect of the new notes (the extent to which a U.S. Holder’s initial tax basis in such new notes is greater than their issue price, but is less than or equal to their stated redemption price at maturity, immediately after the exchange) or offset completely by any “bond premium” in respect of the new notes (the extent to which a U.S. Holder’s initial tax basis in the new notes is greater than their stated redemption price at maturity, immediately after the exchange). A U.S. Holder may elect to amortize bond premium in accordance with section 171 of the Code.

To the extent that, immediately after receipt of new notes pursuant to the exchange offer, a U.S. Holder has an initial tax basis in such new notes that is less than their issue price, such new notes would be treated for U.S.

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federal income tax purposes as issued with “market discount,” subject to a de minimis exception. If the exchange of existing notes for new notes qualifies as a recapitalization under the Code, any accrued market discount on the existing notes, to the extent not recognized at the time of the recapitalization as discussed above, would be treated as accrued market discount on the new notes received by the U.S. Holder in the exchange if such new notes have market discount, or as ordinary income upon the subsequent disposition of such new notes if such new notes do not have market discount. In the case of new notes having market discount, a U.S. Holder will be required to treat any partial principal payment received on, and any gain recognized upon the sale or other disposition of, such new notes as ordinary income to the extent of the market discount that accrued during the U.S. Holder’s holding period for such new notes, unless the U.S. Holder elects to include market discount in gross income annually as the market discount accrues (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis). In addition, a U.S. Holder that holds new notes with market discount and that does not elect to accrue market discount into gross income over time may be required to defer the deduction of interest expense incurred to purchase or carry the new notes.

Tax Consequences of Not Participating in the Exchange Offer

If the 2004 Proposed Resolution and the 2008 Proposed Resolution (the “Proposed Resolutions”) are adopted, U.S. Holders of existing notes that do not participate in the exchange offer may be deemed to have engaged in an exchange for U.S. federal income tax purposes if, under applicable U.S. Treasury regulations, the adoption of the Proposed Resolutions results in a “significant modification” of the existing notes. Adoption of the Proposed Resolutions would result in a “significant modification” if, based on all the facts and circumstances and taking into account all modifications, other than certain specified modifications, the legal rights and obligations under the existing notes are altered in a manner that is “economically significant.” Applicable U.S. Treasury regulations provide that a modification that adds, deletes or alters customary accounting and financial covenants is not a significant modification, but there is no authority that directly addresses certain other changes that would be made if the Proposed Resolutions are adopted.

While the matter is not free from doubt, we believe that the adoption of the Proposed Resolutions should not result in a significant modification of the existing notes. Accordingly, U.S. Holders should not recognize taxable gain or loss solely as a result of the adoption of the Proposed Resolutions, and, thus, should have the same adjusted tax basis and holding period in the existing notes after the adoption of the Proposed Resolutions that such U.S. Holder had in the existing notes immediately before such adoption. U.S. Holders, however, are urged to consult their own tax advisers with regard to the tax consequences of not participating in the exchange offer.

Additional Amounts and Argentine Withholding Taxes

If a U.S. Holder receives Additional Amounts in respect of Argentine income taxes withheld from payments on the new notes, such U.S. Holder generally should include such Additional Amounts in gross income as received or accrued in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. U.S. Holders should be aware, however, that the IRS might assert that Additional Amounts should be treated as OID, which could affect the manner in which the Additional Amounts are reported for U.S. federal income tax purposes.

If any Argentine income taxes are withheld from payment in respect of the new notes, a U.S. Holder would be entitled to claim a foreign tax credit for the amount of such Argentine incomes taxes against such U.S. Holder’s U.S. federal income tax liability, subject to certain limitations and restrictions that may vary depending upon such holder’s circumstances. For purposes of calculating the limitations applicable to foreign tax credits, interest income (including OID) in respect of the new notes generally would constitute “passive income” or, for certain types of U.S. Holders, “financial services income” (unless, in either case, such income is subject to withholding of Argentine income taxes at a rate of at least 5%, in which case such interest income (including OID) generally would constitute “high withholding tax interest”) derived from sources outside the United States. Instead of claiming the foreign tax credit, a U.S. Holder may, at such holder’s election, deduct the U.S. dollar value of such Argentine income taxes in computing such U.S. Holder’s U.S. taxable income, subject to generally applicable

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limitations under U.S. federal income tax law. The rules relating to foreign tax credits are extremely complex and the availability of a foreign tax credit would depend on various factors. U.S. Holders are urged to consult their own tax advisers with regard to the availability of foreign tax credits in light of their particular circumstances.

Backup Withholding Tax and Information Reporting

Under certain circumstances, a U.S. Holder may be subject to information reporting requirements with respect to certain payments, including certain payments of principal and interest with respect to existing notes or new notes and proceeds from the sale or redemption of such notes. Additionally, a U.S. Holder may be subject to “backup withholding tax” (currently at a rate of 30%) with respect to such payments, unless such U.S. Holder (i) is treated as a corporation for U.S. federal income tax purposes or falls within certain other exemptions (and demonstrates this fact when so required), or (ii) furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding tax rules. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder generally may be claimed as a credit against such U.S. Holder’s U.S. federal income tax liability provided that the required information is furnished to the IRS.

Argentine Tax Considerations

The following summary is based upon tax laws of Argentina as in effect on the date of this prospectus and proxy solicitation and is subject to any change in Argentine law that may come into effect after such date. You are advised to consult your own tax advisers as to the consequences of participating in the exchange offers according to the tax laws of your country of residence.

The Exchange Offer

For Argentine income tax purposes, when the aggregate of the principal amount of the new notes and the cash payment arising from the exchange offers is equal to or less than the principal amount of the existing notes, the cash payment arising from the exchange offers could be characterized as a partial repayment of the principal amount of the existing notes, and therefore not subject to income tax in Argentina.

The New Notes

Argentina has entered into tax treaties with several countries in order to avoid double taxation on income and capital. There is currently no income tax treaty in force or convention between Argentina and the United States.

Income Tax

Except as described below, interest payments on the new notes will be exempt from Argentine income tax, provided that the new notes are issued in accordance with the Argentine Negotiable Obligations Law, and qualify for tax exempt treatment under Article 36 of such law. Under this section, interest on the new notes shall be exempt if the following conditions (the “Article 36 Conditions”) are satisfied:

(a)	the new notes must be placed through a public offering authorized by the CNV;

(b)	the proceeds of the offering made hereby must be used by our company for one or more of the following purposes: (i) investments in tangible assets located in Argentina, (ii) working capital in Argentina, (iii) refinancing of debt, whether at its original maturity or prior to such maturity, and (iv) capital contributions to controlled or affiliated companies, provided that such corporations use the proceeds of such contributions for the purposes set forth in (i), (ii), or (iii) above; and

(c)	our company must provide evidence to the CNV, in the time and manner prescribed by regulation, as to the use of the proceeds of the offering made hereby for any of the purposes described in paragraph (b) above.

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If our company does not comply with the Article 36 Conditions, Article 38 of the Negotiable Obligations Law provides that our company will be responsible for the payment that would have corresponded to the holders. In such a case, our company will be liable for the payment of such taxes so that holders would receive the amount of interest provided in the new notes as though no such taxes had been required. See also “Description of the New Notes—Additional Amounts.”

Presidential Decree No. 1,076 of July 3, 1992 as amended by Decree No. 1,157 of July 15, 1992, both of which were ratified by Law No. 24,307 of December 30, 1993 (the “Decree”) eliminated the exemption from Argentine income tax described above with respect to those taxpayers subject to the tax adjustment for inflation rules pursuant to Title VI of the Argentine income tax law (in general entities organized or incorporated under Argentine law, local branches of foreign entities, sole proprietorships and individuals carrying on certain commercial activities in Argentina). As a result of the Decree, interest paid to holders that are subject to the tax adjustment for inflation rules (and thus cannot avail themselves of the Article 36 exemption) is subject to the Argentine income tax as prescribed by Argentine tax regulations.

Law No. 25,063, effective December 31, 1998, provided that the holders referred to in the proceeding paragraph are subject to a withholding of 35.0% of interest payments on negotiable obligations where an issuer having identical characteristics to those holders subject to the Argentine income tax makes such interest payments. This withholding will be considered a payment on account of the income tax to be paid by such local holder.

Resident and non-resident individuals and foreign entities without a permanent establishment in Argentina are not subject to taxation on capital gains derived from the sale or other disposition of the new notes. As a result of the Decree, those taxpayers subject to the tax adjustment for inflation rules of the Argentine Income Tax Law are subject to taxes on capital gains on the sale or other disposition of the New Notes as prescribed by Argentine tax regulations.

Personal Assets Tax

Certain amendments introduced by Law No. 24,468, dated March 23, 1995 and its implementing Decree No. 127/96 and Decree No. 812/96 to Law No. 23,966 dated August 20, 1991 (the “Personal Assets Tax Law”), have eliminated the previously existing exemption with respect to the tax on personal assets (the “Personal Assets Tax”) for negotiable obligations publicly offered in Argentina, such as the new notes. In accordance with such amendments, individuals domiciled and undivided estates located in Argentina or abroad must include securities, such as the new notes, in order to determine their tax liability for the Personal Assets Tax. This tax is upon the assets held as of December 31 of each year, at the rate of 0.5% on taxable amounts below Ps.200,000 and a rate of 0.75% on taxable amounts over Ps.200,000 of either the market value, in the case of listed securities, or acquisition cost plus accrued and unpaid interest, in the case of securities which are not tradable in local or foreign exchanges. There is a non-taxable amount of Ps.102,300 in respect of individuals domiciled and undivided estates located in Argentina. Although new notes directly held by individuals domiciled, and undivided estates located outside Argentina are technically subject to the Personal Assets Tax, the Personal Assets Tax Law foresees no specific method or procedure for the collection of such tax in respect of securities, including the new notes, that are directly held by such individuals or undivided estates.

Under Law 25,585, published in the Official Gazette on May 15, 2002, certain amendments have been introduced in connection with the Personal Assets Tax.

It is presumed as a matter of law that (i) the negotiable obligations governed by Law 23,576; (ii) the shares of other equity interests in companies, other than those governed by Law 19,550; (iii) interests in mutual funds; and (iv) quotas of cooperatives, belong to individuals estates domiciled or, as applicable, located in Argentina, if they are owned by: (i) corporations; (ii) any other legal entities; (iii) business concerns; (iv) permanent establishments; (v) trusts; or (vi) exploitations, domiciled, or, as applicable, established or located abroad in

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countries that do not require private securities to be held in registered form. In that case, the law imposes on our company (the “Substitute Obligor”) the obligation to pay Personal Assets Tax at a rate of 1.5% notwithstanding our company’s right to be reimbursed for the amount so paid by withholding or enforcing on the assets that gave rise to such payment.

The above legal presumption shall not apply to the following foreign legal entities that directly own securities: (i) insurance companies, (ii) open-end investments funds, (iii) pension funds and (iv) banks or financial entities whose head office is located in a country whose Central Bank or equivalent authority has adopted the international standards of supervision established by the Basle Committee. In addition, pursuant to Decree No. 127/96, dated February 16, 1996, the Argentine tax authority limited the extent of the presumption establishing that such presumption shall not apply to (a) foreign legal entities of which capital is represented by shares or other securities that are considered to be in registered form by the applicable law in the country of its incorporation or (b) foreign legal entities which, as a result of the legal nature of such entities or provisions of their by-laws do not have as a principal activity investing outside the country of incorporation, and/or are not prohibited from carrying out certain transactions and/or investments in the country of their incorporation.

Notwithstanding the above, Decree No. 812/96, dated July 24, 1996, establishes that the legal presumption discussed above shall not apply to debt-related private securities, such as the new notes, whose public offering has been authorized by the CNV and which are tradable on the stock exchanges located in Argentina or abroad. In order to ensure that this legal presumption will not apply and correspondingly, that our company will not be liable as a Substitute Obligor in respect of the new notes, our company shall keep in its records a duly certified copy of the CNV resolution authorizing the public offering of debt related private securities as well as the time limit that will be in effect as required by Resolution No. 4,203 of the DGI dated August 1, 1996.

Value Added Tax

Interest payments made in respect of the new notes will also be exempt from any value added tax when the new notes satisfy the Article 36 Conditions, including that the new notes are issued pursuant to a public offering authorized by the CNV. Further, so long as the new notes satisfy the Article 36 conditions, any benefits related to the offering, subscription, underwriting, transfer, authorization and cancellation will be exempt from any value added tax in Argentina.

Stamp and Transfer Taxes

No Argentine stamp taxes shall be payable by holders of the new notes under Article 35 of the Negotiable Obligations Law. No Argentine transfer taxes are applicable on the sale or transfer of the new notes.

Tax on bank accounts

Pursuant to Law 25,413 (Official Gazette March 26, 2001), as amended, a 0.6% tax applies to credits and debits made to or from accounts held at Argentine financial entities. Other money transfers not conducted through bank accounts may also be subject to this tax, at a rate of 1.2%.

Court Tax

In the event that it becomes necessary to institute enforcement proceedings in relation to the new notes in Argentina, a court tax (currently at a rate of 3%) will be imposed on the amount of any claim brought before the Argentine courts sitting in the city of Buenos Aires.

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ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Argentina. Most of our directors and officers are residents of Argentina or Spain and all or a substantial portion of the assets of those directors and officers and substantially all of our assets are located in Argentina and, in the case of certain directors, in Spain. As a result, it may not be possible for you to effect service of process upon us or those directors and officers outside Argentina or Spain, or to enforce judgments of courts outside Argentina predicated upon the civil liabilities of such directors or officers under the laws of jurisdictions other than Argentina, including any judgments predicated upon civil liabilities under U.S. federal securities laws. We have been advised by our Argentine counsel, Estudio O’Farrell, that there is doubt as to the enforceability, in original actions in Argentine courts, of liabilities predicated solely on the U.S. federal securities laws and that the enforceability in Argentine courts of judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws will be subject to compliance with certain requirements under Argentine law, including the condition that such judgments do not violate Argentine public policy.

EXPERTS

On June 30, 2002 we appointed Deloitte & Co. S.R.L., Member Firm of Deloitte, Touche Tohmatsu, or Deloitte, to replace Pistrelli Díaz y Asociados, Member Firm of Andersen, or Pistrelli, as our independent auditors. This decision was ratified at our shareholders’ meeting on April 22, 2003. Andersen ceased practicing before the SEC on August 31, 2002.

Our consolidated balance sheet as of December 31, 2001 and our consolidated statements of operations, cash flow and changes in shareholders’ equity for the three-month fiscal year ended December 31, 2001 and the fiscal years ended September 30, 2001 and 2000 incorporated by reference in this prospectus and proxy solicitation from our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 have been audited by Pistrelli, as stated in their audit reports, dated February 26, 2002 and November 16, 2001, respectively, except with respect to the matters discussed in Note 22 to our audited consolidated financial statements as to which the date is February 26, 2002, respectively (which include an explanatory paragraph with respect to the uncertainty regarding the Company’s ability to continue as a going concern).

Because Pistrelli is no longer an Andersen member and Andersen has ceased to practice before the SEC, we have not been able to obtain the consent of Pistrelli to the incorporation by reference in this prospectus and proxy solicitation of their audit reports. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement, of which this prospectus and proxy solicitation is a part, without their written consent. Accordingly, investors will not be able to sue Pistrelli, and any recovery they may have from Pistrelli under Section 11 of the Securities Act for any material misstatements or omissions in the registration statement and in the prospectus and proxy solicitation relating to our new notes or relating to any claims that they may assert with respect to the financial statements audited by Pistrelli, may be limited as a result of the lack of consent from Pistrelli.

The consolidated financial statements as of December 31, 2002 and for the year then ended incorporated in this prospectus and proxy solicitation by reference from our Annual Report on Form 20-F for the year ended December 31, 2002 have been audited by Deloitte & Co., S.R.L., independent auditors, as stated in their report dated February 12, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph with respect to uncertainties regarding our ability to continue as a going concern), which is incorporated in this prospectus and proxy solicitation by reference. The financial statements as of and for the year ended December 31, 2002 of our consolidated subsidiary Telinver S.A., which are not presented separately in our Annual Report on Form 20-F have been audited by PricewaterhouseCoopers, as stated in their report dated January 30, 2003 (which contains an explanatory paragraph relating to Telinver’s ability to continue as a going concern). This report is included in our Annual Report on Form 20-F and incorporated by reference in this prospectus and proxy solicitation. Our financial statements are included in our Annual Report on Form 20-F in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. The audited

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financial statements incorporated by reference to this prospectus and proxy solicitation should be read in conjunction with “Summary—Recent Developments” and our Report on Form 6-K dated May 22, 2003.

All of the foregoing firms are independent auditors.

LEGAL MATTERS

Certain legal matters in connection with U.S. law and New York law and with respect to the validity of the new notes will be passed upon for us by Shearman & Sterling, New York, New York. Certain legal matters in connection with U.S. law and New York law will be passed upon for the dealer manager and solicitation agent by Simpson Thacher & Bartlett, New York, New York. Certain matters in connection with Argentine law will be passed upon for us by Estudio O’Farrell. Certain matters as to Argentine law will be passed upon for the dealer manager and solicitation agent by Pérez Alati, Grondona, Benites, Arntsen & Martínez de Hoz (h). Shearman & Sterling will rely, without independent investigation, upon the opinion of Estudio O’Farrell with respect to matters of Argentine law.

WHERE TO FIND ADDITIONAL INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form F-4 with respect to the exchange offers and the new notes. This prospectus and proxy solicitation, which constitutes a part of the registration statement on Form F-4, does not contain all of the information set forth in that registration statement. For further information about us and the new notes we refer you to that registration statement.

This prospectus and proxy solicitation incorporates by reference the following documents which accompany this prospectus and proxy solicitation.

1.	Annual Report on Form 20-F for the fiscal year ended December 31, 2002.

2.	Form 6-K filing dated May 5, 2002.

3.	Form 6-K filing dated May 22, 2003.

We file annual and current reports and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings after November 8, 2002 are also available to the public through the SEC’s web site at http://www.sec.gov.

No person is authorized to give any information or represent anything not contained in this prospectus and proxy solicitation. We are only offering the new notes in places where sales of those securities are permitted. The information contained in this prospectus and proxy solicitation, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

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Telefónica de Argentina S.A.

Avenida Ingeniero Huergo 723

(C1107A0T) Buenos Aires, Argentina

INFORMATION AGENT D.F. King & Co., Inc.	EXCHANGE AGENT The Bank of New York	LUXEMBOURG LISTING AGENT AND EXCHANGE AGENT Banque Générale du Luxembourg S.A.
48 Wall Street, 22nd Floor New York, NY 10005 Fax: (212) 809-8839 Tel: (212) 493-6920	101 Barclay Street New York, NY 10286 Tel: (212) 815-5381 Fax: (212) 815-5802	50 Avenue J.F. Kennedy L-2951 Luxembourg Attention: Marie Boden Tel: 352-4242-4515 Fax: 352-4242-2887

AUDITORS

Deloitte & Co. SRL,

Member Firm of Deloitte Touche Tohmatsu

Florida 234, 5th Floor

C1005AAF Buenos Aires, Argentina

DEALER MANAGER AND SOLICITATION AGENT

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Tel. (toll free): (800) 624-1808

(Outside the U.S.): (212) 761-1893

LEGAL ADVISORS TO TELEFÓNICA DE ARGENTINA

In respect of U.S. Law Shearman & Sterling 599 Lexington Avenue New York, NY 10022	In respect of Argentine Law Estudio O’Farrell Avenida de Mayo 645/651 (1084) Buenos Aires, Argentina

LEGAL ADVISORS TO THE DEALER MANAGER AND SOLICITATION AGENT

In respect of U.S. Law Simpson Thacher & Bartlett 425 Lexington Avenue New York, NY 10017	In respect of Argentine Law Pérez Alati, Grondona, Benites, Arntsen & Martínez de Hoz (h) Suipacha 1111, piso 18º (C1008AAW) Buenos Aires, Argentina

Any questions or requests for assistance may be directed to Morgan Stanley & Co. Incorporated and its affiliates at the address and telephone numbers set forth below. You may also direct requests for additional copies of this prospectus and proxy solicitation, the reports incorporated by reference in this prospectus and proxy solicitation and the letter of transmittal to D.F. King & Co., Inc. at the address and telephone number set forth below. Beneficial owners should contact their brokers, dealers, banks, trust companies or other nominees for assistance concerning these exchange offers. Information relating to the exchange offers and proxy solicitations is also available via “MCM Corporate Watch” on Bloomberg pages     and     and    Telerate    pages     and    .

The information in this prospectus and proxy solicitation may be changed or amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus and proxy solicitation is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer is not permitted.

PROSPECTUS AND PROXY SOLICITATION

(Subject to Completion) Issued May 22, 2003

Telefónica de Argentina S.A.

Offers to Exchange

U.S. dollar-denominated 8.85% Notes due 2011 and a cash payment for existing U.S.$225 million 8.85% Series A Notes due 2004 of Cointel

U.S. dollar-denominated 8.85% Notes due 2011 and a cash payment or Argentine peso-denominated Conversion Notes due 2011 and a cash payment for existing Ps.175 million

10 3/8% Series B Notes due 2004 of Cointel

and
solicitations of proxies to vote in favor
of amendments to the terms of the existing notes

We are offering:

•	for each U.S.$1,000 principal amount of existing 8.85% Series A Notes due 2004 of Compañía Internacional de Telecomunicaciones S.A., or Cointel, that you validly tender:
•	for holders tendering before the proxy delivery deadline, U.S.$850 principal amount of our new 8.85% Notes due August 1, 2011 and U.S.$150 in cash (U.S.$75 of which constitutes a proxy payment that will only be paid if you deliver your proxy prior to the proxy delivery deadline) and
•	for holders tendering after the proxy delivery deadline, U.S.$925 principal amount of our new 8.85% Notes due August 1, 2011 and U.S.$75 in cash; and
•	for each Ps.1,000 principal amount of Cointel’s existing 10 3/8% Series B Notes due 2004 that you validly tender, either:
(a)	for holders tendering before the proxy delivery deadline, the U.S. dollar equivalent of Ps.850 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011, calculated using the forward exchange rate set forth under “The Exchange Offers and Proxy Solicitations—Forward Exchange Rate” and Ps.150 in cash (Ps.75 of which constitutes a proxy payment);
and
for holders tendering after the proxy delivery deadline, the U.S. dollar equivalent of Ps.925 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011, calculated using the forward exchange rate and Ps.75 in cash;
or
(b)	for holders tendering before the proxy delivery deadline, Ps.850 principal amount of our new peso-denominated Conversion Notes due August 1, 2011 and Ps.150 in cash (Ps.75 of which constitutes a proxy payment);
and
for holders tendering after the proxy delivery deadline, Ps.925 principal amount of our new peso-denominated Conversion Notes due August 1, 2011 and Ps.75 in cash.

The new conversion notes will be initially denominated in Argentine pesos and accrue interest at 10 3/8% until August 1, 2004. Thereafter, the new conversion notes will be denominated in U.S. dollars and accrue interest at 8.85%. The principal amount of the new conversion notes will be converted from pesos into U.S. dollars at the average reference spot exchange rate quoted by the Argentine Central Bank for the last five available trading days ending on or prior to July 30, 2004.

Each of the exchange offers described in this prospectus and proxy solicitation, as well as our simultaneous offers to exchange our new 11 7/8% Notes due 2007 for existing U.S.$300 million 11 7/8% Notes due 2004 and our new 9 1/8% Notes due 2010 for our existing U.S.$368.5 million 9 1/8% Notes due 2008, is conditioned upon the receipt of at least 90% of the relevant class or series of existing notes. None of the exchange offers is conditioned upon the success of any other exchange offer.

If you tender your existing Cointel notes in the exchange offers, you will receive any accrued and unpaid interest up to, but not including, the settlement date for the exchange offer for those existing Cointel notes.

The exchange offers expire 20 business days after the commencement of the offers, at 11:59 p.m., New York City time, on             , 2003, unless extended by us. The proxy delivery deadline is              business days after the commencement of the exchange offers, at 11:59 p.m., New York City time, on             , 2003, unless extended as provided in this prospectus and proxy solicitation.

The interest rate on the new notes will be payable semi-annually on February 1 and August 1 beginning on February 1, 2004. We intend to list our new U.S. dollar-denominated notes on The New York Stock Exchange and the Buenos Aires Stock Exchange. We intend to list our new conversion notes on the Buenos Aires Stock Exchange.

Information relating to the exchange offers and proxy solicitations is also available via “MCM Corporate Watch” on Bloomberg pages              and              and Telerate pages              and             .

Proxy solicitations:

We are soliciting proxies from holders of the existing Cointel notes to amend important provisions of the indenture governing the existing Cointel notes. The effect of these amendments will be to eliminate substantially all of the restrictive covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of existing Cointel notes required to accelerate the existing Cointel notes from 25% to 51% and eliminate the ability of the trustee to accelerate the existing Cointel notes absent instructions from holders.

You should consider carefully the “Risk Factors” beginning on page              of this prospectus and proxy solicitation before you make a decision as to whether to tender your notes and deliver proxies in favor of the proposed amendments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with these exchange offers or passed upon the accuracy or adequacy of this prospectus and proxy solicitation. Any representation to the contrary is a criminal offense.

The dealer manager and solicitation agent for the exchange offers and proxy solicitations is:

MORGAN STANLEY

            , 2003

	Page		Page
Legal Matters Related to Jurisdictions Outside the United States	ii	Exchange Rates Use of Proceeds	84 85
Presentation of Financial Information	v	Capitalization	86
Summary	1	Description of the New Notes	87
Risk Factors	45	Taxation	105
Forward-Looking Statements	65	Enforcement of Civil Liabilities	114
The Exchange Offers	66	Experts	114
Proxy Solicitation to Holders of Existing Cointel Notes	78	Legal Matters Where to Find Additional Information About Us	116 116

This prospectus and proxy solicitation incorporates important business and financial information about our company and Cointel that is included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 dated April 15, 2003, our Reports on Form 6-K dated May 5 and 22, 2003, Cointel’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002 dated April 15, 2003 and Cointel’s Reports on Form 6-K dated April 15, 2003, May 5 and 22, 2003, all of which accompany this prospectus and proxy solicitation.

You should rely only on the information contained or incorporated by reference in this prospectus and proxy solicitation. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and proxy solicitation. We are offering our new notes only in jurisdictions where the exchange offers are permitted. The information contained in this prospectus and proxy solicitation and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus and proxy solicitation. Our and Cointel’s business, financial condition, results of operation and prospects may have changed since those dates.

i

LEGAL MATTERS RELATED TO JURISDICTIONS OUTSIDE THE UNITED STATES

Argentine Legal Matters

The public offering of the new notes in Argentina has been authorized by Certificate No.              dated             , 2003, of the Comisión Nacional de Valores, or CNV. This authorization means only that the information requirements of the CNV have been satisfied. The CNV has not rendered any opinion in respect of the information contained in this prospectus and proxy solicitation. The accuracy of all the accounting, financial and economic information and all other information contained in this prospectus and proxy solicitation is the sole responsibility of our board of directors, and with regard to matters within their competence, of our statutory auditors and of the auditors in relation to the reports on the consolidated financial statements contained in this prospectus and proxy solicitation. Our board of directors represents and warrants that this prospectus and proxy solicitation contains, as of the date hereof, true and complete information regarding any material fact that might affect our net worth or financial and economic condition and all other information that is required to be furnished to investors in connection with the exchange offers and proxy solicitations in accordance with applicable Argentine law and regulations.

The offering of the new notes is being made in Argentina by a separate prospectus in Spanish.

Austrian Legal Matters

The information contained in this prospectus and proxy solicitation does not contain an offer to purchase or sell nor a solicitation to make a purchase or subscription order for the new notes nor may the information contained in this prospectus and proxy solicitation be construed to contain such information. In particular, this prospectus and proxy solicitation may not be construed to contain a public offer or a public solicitation to subscribe for or purchase the new notes or an invitation to make an offer for the new notes or any advertisement or marketing which is equivalent to such an offer or solicitation pursuant to the Austrian Capital Markets Act, Federal Gazette 1991/625, as amended. Whenever the new notes will be resold or sold by the purchaser and whenever investment advise is given, or brokerage services are provided, in relation to the new notes, the information contained in this prospectus and proxy solicitation must not be used for purposes of a public offer or a public solicitation to subscribe for the new notes or an invitation to make an offer for the new notes or any marketing or advertisement which is equivalent to such an offer or solicitation pursuant to the Austrian Capital Markets Act, Federal Gazette 1991/625, as amended. Each investor is hereby informed and acknowledges that the new notes are being distributed within Austria exclusively by way of a private placement and that only professional investors acting within the scope of their business or professional activity, as defined in § 3 subpara 1 no. 11 of the Austrian Capital Markets Act, Federal Gazette 1991/625, as amended, will be approached. The following information does not contain exhaustive and/or complete information on the new notes and does not constitute a prospectus under the Austrian Civil law nor under Austrian Capital Markets law.

Belgian Legal Matters

This prospectus and proxy solicitation have not been notified to or approved by the Banking and Finance Commission (Commission bancaireetfinancière/CommissievoorhetBank-en Financiëwezen). Accordingly, the new notes may not be offered or sold, and this prospectus and proxy solicitation or similar document may not be distributed, directly or indirectly, to and may not be further distributed by any person in Belgium other than, amongst others, the following, acting for their own account: (i) the Belgian State, the Regions (Régions/Gewesten) and Communities (Communautés/Gemeenschappen), (ii) the European Central Bank, the National Bank of Belgium, the Fondsdes Rentes/Rentenfonds, the Fondsde protection des dépôtset des instruments financiers/Beschermingsfondsvoordeposito’sen financiëleinstrumenten and the Caissede Dépôtset Consignations/Deposito-en Consignatiekas, (iii) licensed Belgian and foreign credit institutions, (iv) licensed Belgian and foreign investment firms, (v) licensed Belgian and foreign collective investment institutions, (vi) licensed Belgian and foreign insurance and reinsurance companies and pension funds, (vii) qualifying Belgian holding companies, (viii) licensed Belgian coordination centres and (ix) Belgian or foreign companies listed on a Belgian or a foreign regulated exchange with consolidated own funds of at least EUR 25 million, all within the meaning of Article 3.2, of the Belgian Royal Decree of July 7, 1999, on the public character of financial transactions, or for an amount of minimum EUR 250,000 per investor.

Brazilian Legal Matters

The new notes have not been and will not be registered with the Comissão de Valores Mobiliários (the Brazilian Securities Commission). The new notes and the documents relating to this exchange offer may not be publicly offered, distributed or sold in Brazil, except under circumstances that do not constitute a public offering of securities under Brazilian law and regulations. This prospectus and proxy solicitation is for the use and information only of the person to whom it is addressed.

Notice To The Public In The Cayman Islands

No invitation may be made to the public in the Cayman Islands to subscribe for the new notes.

French Legal Matters

This prospectus and proxy solicitation has not been submitted and will not be submitted to the clearance procedures of the COB (French Commission des opérations de bourse) and has not been used and may not be used in connection with any offer to the public to purchase or sell the new notes in France. Offers and sales of the new notes in France will be made to a limited number of investors acting for their own accounts and/or qualified investors acting for their own accounts, in each case in accordance with Article L.411-2 of the Code Monétaire et Financier and Decree no. 98-880 dated 1 October 1998.

German Legal Matters

No action has been, or will be, taken that would permit a public offering of the new notes or the distribution of this prospectus and proxy solicitation or any other offering or publicity material relating to the new notes in Germany. The new notes may only be offered and sold in Germany in accordance with the restrictions set forth in the German Securities Selling Prospectus Act (Verkaufsprospektgesetz).

Irish Legal Matters

This prospectus and proxy solicitation, together with the other documentation relating to the exchange offer, may not be offered or distributed to the public in Ireland. The new notes are not being offered to the public in Ireland. This documentation and the information contained in this prospectus and proxy solicitation is confidential and is intended for use on a confidential basis in Ireland solely by those persons to whom it is sent. It may not be reproduced, redistributed or passed on to any other person or published in whole or in part for any other purpose. It does not constitute an invitation to the public in Ireland or any section thereof to subscribe for or purchase any securities and, accordingly, it is not a prospectus within the meaning of the Irish Companies Act, 1963 (as amended) or the Irish European Communities (Transferable Securities and Stock Exchange) Regulations, 1992.

Italian Legal Matters

The offer of the new notes is subject to the approval of the Bank of Italy under the Italian regulations on the collection of savings. Prior to such authorization the exchange offer may not commence in Italy and any relevant information or document, including this prospectus, may not be distributed in Italy. The offer does not constitute a solicitation of investment or a public exchange offer under Italian law because it is addressed to no more than 200 Italian-resident investors and hence is not subject to the requirement of a prospectus.

Legal Matters In The Netherlands

This prospectus and proxy solicitation may not be distributed in The Netherlands and the new notes may not be offered in The Netherlands prior to the statement of approval within the meaning of section 3 of the Securities Markets (Supervision) Decree 1995 having been lodged with the Autoriteit Financiele Markten as prescribed by section 5 of the Securities Markets (Supervision) Decree 1995.

Panamanian Legal Matters

This new notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 and may not be publicly offered or sold within Panama, except in connection with certain very limited transactions exempt from the registration requirements of the Panamanian securities law.

Portuguese Legal Matters

This exchange offer and this prospectus and proxy solicitation have not been registered with the Portuguese Stock Exchange Commission (Comissão do Mercado dos Valores Mobiliários), and therefore the exchange offer is not directed to Portuguese resident investors and the new notes may not be offered or sold publicly in Portugal. In addition, this prospectus and proxy solicitation are only being publicly distributed in the above noted jurisdictions where lawful and may not be publicly distributed in Portugal.

Spanish Legal Matters

The exchange offer has not been registered with the Spanish National Commission for the Securities Market (Comisión Nacional del Mercado de Valores) and, therefore, the new notes may not be offered, sold or distributed in the Kingdom of Spain except in accordance with the requirements of the Spanish Securities Market Law (Ley 24/1988 de 28 de julio, del Mercado de Valores) as amended and restated, and Royal Decree 291/1992, of March 27, on Issues and Public Offerings of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Públicas de Venta de Valores) as amended and restated, and the decrees and regulations made thereunder. Neither this pricing supplement nor the accompanying offering circular has been verified or registered in the administrative registries of the Spanish National Commission for the Securities Market.

United Kingdom Legal Matters

The new notes have not been offered or sold and, prior to the expiry of a period of six months from the Issue Date of such Notes, will not be offered or sold to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

The exchange offer and proxy solicitation has been and will only be communicated or caused to be communicated in circumstances which comply with the provisions of the Financial Services and Markets Act 2000 (the “FSMA”). A person may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (with in the meaning of section 21 of the FSMA) received by it in connection with issue or sale of new notes in circumstances in which section 21(1) of the FSMA does not apply. The exchange offer and proxy solicitation has been, and will be, conducted in a manner which complies with all applicable provisions of the FSMA with respect to anything done by it in relation to any new notes in, from or otherwise involving the United Kingdom.

Uruguayan Legal Matters

The exchange offer constitutes a private placement and the new notes are not and will not be registered with the Central Bank of Uruguay.

PRESENTATION OF FINANCIAL INFORMATION

Our audited consolidated financial statements as of December 31, 2002 and 2001, and for the fiscal year ended December 31, 2002, the three-month fiscal year ended December 31, 2001 and the fiscal years ended September 30, 2001 and 2000 and the notes thereto are included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002. Cointel’s audited consolidated financial statements as of September 30, 2002 and 2001 and for the fiscal years ended September 30, 2002, 2001 and 2000 and the notes thereto are included in Cointel’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002. Our Form 20-F and Cointel’s Form 20-F accompany and are incorporated by reference into this prospectus and proxy solicitation.

Our unaudited consolidated financial statements as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002, and the notes thereto are included in our Report on Form 6-K dated May 22, 2003. Cointel’s unaudited consolidated financial statements for the three-month fiscal year ended December 31, 2002 and the notes thereto are included in its Report on Form 6-K dated April 15, 2003 and Cointel’s unaudited consolidated financial statements as of March 31, 2003, and for the three-month periods ended March 31, 2003 and 2002, and the notes thereto are included in its Report on Form 6-K dated May 22, 2003, each of which accompany, and are incorporated by reference into, this prospectus and proxy solicitation.

In this prospectus and proxy solicitation, references to “$”, “U.S.$”, “U.S. dollars” and “dollars” are to United States dollars and references to “Ps.” or “pesos” are to Argentine pesos. Percentages and some currency amounts in this prospectus and proxy solicitation were rounded for ease of presentation.

Unless otherwise indicated, our balance sheets and income statements use the exchange rate as of each relevant date or period-end quoted by Banco de la Nación Argentina, which we refer to as Banco Nación. In the case of dollars, the Banco Nación quotes for such exchange rates were Ps.1.00 = U.S.$1.00 until December 23, 2001. From December 24, 2001 to January 10, 2002, the exchange market was officially suspended. On January 10, 2002, the Argentine government established a dual exchange rate system. The exchange rate in the free market began to float for the first time since April 1991. On January 10, 2002, the free market rate was Ps.1.70 = U.S.$1.00 while the official market rate was Ps.1.40 = U.S.$1.00. On February 8, 2002, the Argentine government repealed the dual exchange rate and since February 11, 2002, Argentina has had one freely floating exchange rate for all transactions.

Our and Cointel’s financial data as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002 have been restated in constant pesos as of February 28, 2003. With the exception of this financial data, and except as otherwise indicated, financial data for all other periods throughout this prospectus and proxy solicitation with respect to us and Cointel have been restated in constant pesos as of December 31, 2002. We and Cointel have not restated all of the financial data included in this prospectus and proxy solicitation in constant pesos as of February 28, 2003 because there was low inflation in Argentina during the period. From January 1, 2003 to February 28, 2003 the wholesale price index in Argentina increased 0.7%.

Cointel’s financial statements for the fiscal years ended September 30, 2002, 2001 and 2000 included in its Annual Report on Form 20-F for the fiscal year ended September 30, 2002 have been restated in constant pesos as of September 30, 2002. We have elected to present the financial information derived from Cointel’s financial statements in constant pesos as of December 31, 2002 because we believe that it provides you with better comparative information.

The exchange rate between the peso and the U.S. dollar was Ps.3.74 per U.S. dollar at September 30, 2002, Ps.3.37 per U.S. dollar at December 31, 2002, Ps.2.98 per U.S. dollar at March 31, 2003 and Ps.2.94 per U.S. dollar on May 16, 2003. You should not construe the translation of currency amounts in this prospectus and proxy solicitation to be representations that the peso amounts actually represent U.S. dollar amounts or that any person could convert the peso amounts into U.S. dollars at the rate indicated or at any other exchange rate.

v

Fiscal year-end change:     On September 18, 2001, our shareholders held a special shareholders’ meeting and approved an amendment to our by-laws to change our fiscal year end from September 30 to December 31 of each year. On September 14, 2001, the Comisión Nacional de Comunicaciones issued Resolution No. 1,322, authorizing us to change our fiscal year-end date. As a result, we had a three-month fiscal year ended December 31, 2001. In this prospectus and proxy solicitation, unless otherwise indicated, references to fiscal years 2002, 2001 and 2000 are to fiscal years ended December 31, 2002, September 30, 2001, and September 30, 2000, respectively.

On November 11, 2002, Cointel’s shareholders approved an amendment to change its fiscal year-end from September 30 to December 31. On December 12, 2002, the CNV approved such fiscal year-end change and on January 21, 2003, this amendment was registered with the Public Registry of Commerce. Its consolidated financial statements corresponding to the three-month fiscal year commencing on October 1, 2002 and ended December 31, 2002 were submitted to the Commission on Form 6-K on April 15, 2003. In this prospectus and proxy solicitation, unless otherwise indicated, references to Cointel’s fiscal years 2002, 2001, 2000, 1999 and 1998 are to fiscal years ended September 30, 2002, September 30, 2001, September 30, 2000, September 30, 1999 and the nine-month fiscal year ended September 30, 1998, respectively.

SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and proxy solicitation. Accordingly, this summary may not contain all of the information that may be important to you. We urge you to carefully read and review this prospectus and proxy solicitation, our Annual Report on Form 20-F for the fiscal year ended December 31, 2002, Cointel’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002 that are incorporated by reference and accompany this prospectus and proxy solicitation and the financial statements included in those Annual Reports, our Report on Form 6-K dated May 22, 2003 that is incorporated by reference and accompanies this prospectus and proxy solicitation and the unaudited financial statements included in that Report on Form 6-K, Cointel’s Report on Form 6-K dated May 22, 2003 that is incorporated by reference and accompanies this prospectus and proxy solicitation and the unaudited financial statements included in that Report on Form 6-K and the other documents to which this prospectus and proxy solicitation refer in order to fully understand our company, the exchange offers and the terms of the new notes. You should also read the “Risk Factors” section to determine whether participating in the exchange offers is appropriate for you.

TRANSACTION SUMMARY

We are offering to exchange:

•	our new U.S. dollar-denominated 8.85% Notes due 2011 and cash for your existing 8.85% Series A Notes due 2004 of Compañía Internacional de Telecomunicaciones S.A., or Cointel, and

•	a choice of either:

•	our new U.S. dollar-denominated 8.85% Notes due 2011 and cash (payable in pesos) or

•	our new Conversion Notes due 2011 and cash (payable in pesos),

for your existing 10 3/8% Cointel Series B Notes due 2004.

We seek to acquire at least 90% of each series of existing Cointel notes in these exchange offers. Upon consummation of the exchange offers for the existing Cointel notes, we will transfer to Telefónica Internacional S.A. all existing Cointel notes that we acquire in exchange. Telefónica Internacional owns directly or indirectly approximately 98% of our capital stock and is a wholly owned subsidiary of Telefónica S.A., our ultimate parent company that we refer to as Telefónica. Telefónica Internacional also owns almost all of Cointel’s capital stock. In return for such exchange, Telefónica Internacional has agreed to reduce our short-term indebtedness in an amount equal to the principal amount of the existing Cointel notes that we acquire in the exchange offers and then transfer to it plus the amount of any accrued and unpaid interest that we pay to holders of those notes. Holders who participate in these exchange offers will cease to be creditors of Cointel, our holding company, and will become creditors of our company and will have direct recourse to our operating cash flow and assets.

The exchange offers described in this prospectus and proxy solicitation are part of our debt renegotiation strategy, which is more fully described below under “—Debt Renegotiation”. Our debt renegotiation strategy also includes two other concurrent exchange offers and proxy solicitations. In those exchange offers and proxy solicitations, we are offering to exchange our new 11 7/8% Notes due 2007 and cash for our existing 11 7/8% Notes due 2004, and our new 9 1/8% Notes due 2010 and cash for our existing 9 1/8% Notes due 2008.

In this prospectus and proxy solicitation, we refer to our new U.S. dollar-denominated notes and our new conversion notes collectively as the new notes; we also refer to our existing 11 7/8% Notes due 2004 as our existing 2004 notes, our existing 9 1/8% Notes due 2008 as our existing 2008 notes, and collectively as our existing notes. We refer to our new 11 7/8% Notes due 2007 as our new 2007 notes and our new 9 1/8% Notes due 2010 as our new 2010 notes.

COINTEL

Cointel is our holding company. It conducts its business through its controlling interest in us and its only significant asset is its 64.83% ownership interest in our capital stock. The existing Cointel notes we are soliciting for tender in these exchange offers represent substantially all of Cointel’s indebtedness owed to non-affiliates. Our cash flows and subsequent dividend payments have been historically relied upon by Cointel as the primary source of liquidity for it to make principal and interest payments on its outstanding debt. From January 1, 1994 through December 31, 2001, we paid to Cointel cash dividends aggregating U.S.$1,190 million.

Due to accumulated losses attributable to the macroeconomic crisis in Argentina, we did not pay dividends last year, are not able to pay dividends in 2003 in respect of our 2002 fiscal year and may not be able to pay dividends in 2004. Accordingly, Cointel’s primary source of liquidity has been eliminated. Furthermore, even if we could legally pay dividends in 2003 and 2004, we do not expect that our cash flows would be sufficient to be able to pay enough cash dividends to our shareholders for Cointel to pay its debt maturing in 2004.

In order to meet interest payments on the existing Cointel notes, Cointel has been relying on cash received from the assignment by Telefónica Internacional of debt payments made to it by us on our short-term debt. Concurrently, Cointel has been increasing short-term debt it owed to Telefónica Internacional. However, Telefónica Internacional is not required to make these assignments and if it were to stop doing so, or if we stopped making payments on our debt to Telefónica Internacional, Cointel would not be able to meet its principal or interest payment obligations under the existing Cointel notes.

In order for Cointel to be able to repay its existing 2004 notes at maturity, assuming an exchange rate of Ps.2.94 per U.S. dollar, we would have to pay dividends in 2004 totaling at least U.S.$440 million in the aggregate. Alternatively, we would have to be able to generate sufficient cash flows from operations to be able to repay our existing 2004 notes, make the offer to purchase our existing 2006 notes and repay at least U.S.$285 million (assuming the same exchange rate) of our short-term indebtedness owed to Telefónica Internacional. Thereafter, Telefónica Internacional would need to assign such payments to Cointel (which it is not required to do) in order for Cointel to repay its existing 2004 notes at maturity. We believe that we may not be able to generate sufficient cash flows through 2004 in order to either make the dividend or principal repayments (or combinations thereof) described above that are necessary for Cointel to be able to repay its existing 2004 notes at maturity.

In addition to Cointel’s lack of liquidity since 2001, Cointel has been unable to access the capital and credit markets and does not expect to be able to access these markets in the near or medium term. As a result, we believe Cointel will not be able to refinance or repay the existing Cointel notes when they mature in 2004. Accordingly, we believe that the success of these exchange offers and proxy solicitations is the best means for Cointel to eliminate substantially all of its indebtedness owed to non-affiliates.

Cointel’s financial results and results of operations were significantly and negatively impacted by the drastic political and economic changes that took place in Argentina in 2002. Cointel’s independent auditors have noted in its audit report included in Cointel’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002 which is incorporated by reference in this prospectus and proxy solicitation that there is substantial doubt as to Cointel’s and our ability to continue as a going concern due to the following factors:

•	uncertainty regarding its and our ability to repay or refinance its and our short-term debt;

•	uncertainty regarding the potential adverse effect of the outcome of our pending tariff renegotiation with the Argentine government; and

•	uncertainty regarding its and our ability to obtain the required authorization of the Argentine Central Bank, or the Central Bank, to transfer funds abroad to pay its and our foreign creditors.

On May 6, 2003, the Central Bank lifted most of the restrictions on the transfer of funds abroad. Accordingly, the uncertainty related to obtaining authorization from the Central Bank for transfers abroad no longer applies.

Cointel’s principal executive office is located at Avenida Ingeniero Huergo 723, (C1107A0T) City of Buenos Aires, Argentina, our telephone number is (5411) 4332-2066.

TELEFÓNICA OF ARGENTINA

Telefónica of Argentina is a licensed supplier of wireline public telecommunications services and basic telephone services in Argentina. Basic telephone services include (1) the supply of fixed telecommunications connections which form part of the public telephone network or are connected to such network and (2) the provision through these links of local, domestic long distance and international telephone voice services.

As of March 31, 2003, our telephone system had approximately 4.4 million lines in service. As of March 31, 2003, our consolidated net worth was Ps.2,937 million, compared to consolidated net worth of Ps.2,410 million at December 31, 2002 (in constant pesos as of February 28, 2003).

Our principal executive office is located at Avenida Ingeniero Huergo 723, (C1107A0T) City of Buenos Aires, Argentina, our telephone number is (5411) 4332-2066 and our website is www.telefonica.com.ar.

Developments Adversely Affecting our Financial Condition

The Argentine economy has been mired in a severe economic recession that began in the second half of 1998. Argentina’s GDP has fallen every year since then, culminating in a decrease of 10.9% in 2002. In 2002, the peso was devalued by 237.0% (having reached 290% as of June 25, 2002) and Argentina experienced a rise in the wholesale price index of 118.2%.

Our financial results and results of operations for the fiscal year ended December 31, 2002 were significantly and negatively impacted by the drastic political and economic changes that took place in Argentina in 2002. Our independent auditors have noted in their audit report included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 which is incorporated by reference in this prospectus and proxy solicitation that there is substantial doubt as to our ability to continue as a going concern due to the following factors:

•	uncertainty regarding our ability to repay or refinance our short-term debt;

•	uncertainty regarding the potential adverse effect of the outcome of our pending tariff renegotiation with the Argentine government; and

•	uncertainty regarding our ability to obtain the required authorization of the Central Bank to transfer funds abroad to pay our foreign creditors.

On May 6, 2003, the Central Bank lifted most of the restrictions on the transfer of funds abroad. Accordingly, the uncertainty related to obtaining authorization from the Central Bank for transfers abroad no longer applies.

The most important factors that affected our financial results and results of operations were the following:

•	Pesification and freezing of our tariffs and devaluation. Prior to 2002, our tariffs were denominated in U.S. dollars, however dollar-based tariffs were abolished by the Ley de Emergencia Pública y Reforma del Régimen Cambiario No. 25,561, known as the Public Emergency Law, and all public service tariffs, including ours, were converted into pesos at a one-to-one exchange rate. This conversion is commonly referred to as pesification. Furthermore, the Public Emergency Law put a freeze on our tariffs, which is still in effect. The Public Emergency Law also eliminated the U.S. dollar – peso parity, thereby exposing us to changes in the exchange rate between the U.S. dollar and the peso, which resulted in substantial financial losses. As a result of the devaluation of the peso and the pesification and freezing of our tariffs, our cash flows from operations alone are not sufficient to meet our short-term debt obligations as they mature and may not be sufficient to meet our debt obligations maturing or subject to repurchase in 2004.

•	Inflation and inflation accounting. Inflation accounting was reintroduced as a result of an inflation rate of 42% in the consumer price index and 118% in the wholesale price index in Argentina during 2002. The most important impact of inflation on our results was the incorporation into our financial statements of the effect of exposure of our monetary assets and liabilities to inflation and the restatement of the rest of our income statements in constant currency. The effect on our balance sheet and our shareholders’ equity was the restatement of our non-monetary net assets in constant pesos. As of March 1, 2003, inflation accounting has been discontinued. The wholesale price index during the first two months of 2003 increased 0.7%.

•	Mandatory tariff renegotiation. The Public Emergency Law authorized the Argentine government to renegotiate public service contracts, including our tariffs. As a result, the amount of our future telecommunications service revenues and net cash flows cannot be predicted with certainty. As of March 31, 2003, the recoverability of the amount booked in fixed assets in accordance with Argentine GAAP corresponding to our telecommunications business and minimum presumed income tax credit, totaling Ps.8,148 million and Ps.56 million, respectively, may be negatively affected by the outcome of the tariff renegotiation and the resulting impact on our operations.

•	Elimination of access to financing. Companies operating in Argentina, including us, have had no access to either local or international financing due to the macroeconomic crisis and political uncertainty that continues to affect Argentina, which has resulted in a substantial increase in our short-term debt, an inability to refinance this short-term debt except by rolling it over generally on a monthly basis and may give rise to substantial doubt that we will be able to refinance our debt obligations maturing or subject to repurchase in 2004.

•	Recession and unemployment. The current recession, unemployment and underemployment, coupled with the rise of inflation in 2002 led to a reduction of wages in real terms and a reduction in disposable income of all class sectors of the Argentine population. This has resulted in a decrease in the number of clients that use our services and in a reduction on the usage per telephone line. This resulted in a drop in our revenues for 2002. Although some indicators of the Argentine economy stabilized in the first quarter of 2003, unemployment remained unaffected by such stabilization.

As a result of the negative effect these drastic political and economic changes have had on our operating results, we have not been able to pay dividends to Cointel and our other shareholders. Furthermore, in response to the impact these changes had on our operating results, we took important short-term steps to manage our cash flow and our balance sheet to maintain needed liquidity. To that end we made the following changes:

•	Reduced our capital expenditures. We implemented a plan to reduce our capital expenditures rapidly. To that end we continued only those projects that are required to maintain the quality of our services, generate cash flow in the near term and which we deem to be high priority.

•	Reduced operating costs. We renegotiated most of our contracts, in particular foreign-exchange linked contracts, and eliminated discretionary costs. The goal of these renegotiations was to reduce costs, including a reduction of the exposure of our costs to inflation and devaluation, and adapting our costs to lower demand for our services. We have also taken measures with respect to our suppliers’ contracts, including, among others, adjustments to service quality, changing the timing for delivery and services and, in some cases, their outright termination. In addition, we implemented a series of spending controls and took certain actions in order to decrease and prevent expenses.

•	Increased our collection rates. We implemented new plans and collection policies for collecting receivables, including disconnection policies tailored to each customer segment and tied our sales force’s incentives to collections rather than sales. As a result, we reduced the amount of our accounts receivable and uncollectibles and, consequently, reduced our collection risks.

•	Debt renegotiation, cash management and roll-over of short-term debt. We implemented a series of actions to decrease the exchange rate risk on our current assets while managing our main accounts payable, especially with foreign suppliers. Additionally, we exchanged U.S.$100 million of notes that were scheduled to mature in 2002 for U.S.$71 million of notes maturing in 2006 (and cash), which may become due in July 2004 if, as of July 1, 2004, the outstanding principal amount of our existing 2004 notes, including any refinancing or renegotiation of those notes with indebtedness having a maturity date prior to July 1, 2006, exceeds U.S.$90 million. We have also been rolling over a significant portion of our short-term debt with Telefónica Internacional, which at March 31, 2003 was equal to approximately Ps.2,589 million (U.S.$869 million).

Even though we took these measures to mitigate the effects of the changes to our business, and some indicators of the Argentine economy have begun to stabilize, the future for our company remains highly uncertain.

DEBT RENEGOTIATION

Cointel’s Debt

As of March 31, 2003, Cointel’s unconsolidated indebtedness consisted of the following:

•	U.S.$123 million of short-term debt owed to Telefónica Internacional. Substantially all of Cointel’s debt to Telefónica Internacional is currently rolled over, subject to Telefónica Internacional’s right to immediately accelerate such indebtedness under certain circumstances. Telefónica Internacional has advised Cointel in writing that it has waived these acceleration conditions until September 20, 2003 and will not accelerate Cointel’s debt as a result of the effects of the Public Emergency Law. Notwithstanding this waiver, however, Telefónica Internacional is under no obligation to continue rolling over its debt when it becomes due. If it were to stop rolling over such debt, Cointel would not have the ability to repay, refinance or renegotiate this short-term indebtedness.

•	U.S.$225 million of existing Series A notes maturing August 1, 2004.

•	Ps.175 million (equivalent to U.S.$59 million) of existing Series B notes maturing August 1, 2004.

•	Ps.39 million and Ps.5 million (equivalent to U.S.$15 million) in Cointel’s preferred stock and preferred dividends, respectively. The terms and conditions of Cointel’s preferred shares require Cointel to pay preferred dividends. However, due to Cointel’s unconsolidated accumulated losses, the obligation to pay dividends on the preferred shares is currently suspended until such accumulated losses are absorbed and sufficient net profits are generated to pay preferred dividends.

All of Cointel’s indebtedness described above is structurally subordinated to Ps.5,423 million of our outstanding debt described below. Our indebtedness, which is structurally senior to the indebtedness described above, represents approximately 82% of Cointel’s total consolidated indebtedness. As of March 31, 2003, there were no material cash and short-term investments held directly by Cointel.

Our Debt

As of March 31, 2003, our short-term debt was approximately Ps.2,863 million (equivalent to U.S.$961 million) and long-term debt was approximately Ps.2,560 million (equivalent to U.S.$859 million), which includes U.S.$300 million of our existing 2004 notes maturing in November 2004 and U.S.$71.4 million of our existing 2006 notes that we may be required to repurchase in July 2004 as described below. Almost all of our indebtedness was denominated in foreign currencies (primarily all of which was in U.S. dollars) as of March 31, 2003. In addition, as of March 31, 2003 we had an approximately Ps.524 million (equivalent to U.S.$176 million) in cash and current investments.

As of March 31, 2003, our short-term indebtedness consisted of the following:

•	Approximately U.S.$869 million of short-term debt owed to Telefónica Internacional. Substantially all of our debt to Telefónica Internacional is currently rolled over on a monthly basis, subject to Telefónica Internacional’s right to immediately accelerate such indebtedness under certain circumstances. Telefónica Internacional has advised us in writing that it has waived these acceleration conditions until September 20, 2003 and will not accelerate our debt as a result of the effects of the Public Emergency Law. Notwithstanding this waiver, Telefónica Internacional is under no obligation to continue rolling over our debt when it becomes due. If it were to stop rolling over such debt, we would not have the ability to repay, refinance or renegotiate this short-term indebtedness.

Our debt to Telefónica Internacional is unsecured and unsubordinated and, in an Argentine bankruptcy proceeding, would be treated as part of the same class of debt as all of our other unsecured and unsubordinated debt obligations to unaffiliated parties. However, in any bankruptcy proceeding, Telefónica Internacional will not be entitled to vote. As of March 31, 2003, all of our outstanding indebtedness was unsecured and unsubordinated.

•	The equivalent of U.S.$92 million of other short-term indebtedness relating to import financing, long-term financing, local and foreign bank loans, credit balances with banks and accrued interest on our outstanding notes.

As of March 31, 2003 our long-term debt consisted of the following:

•	U.S.$300 million of our existing 2004 notes maturing in November 2004,

•	U.S.$71.4 million of our 9 7/8% Notes due 2006 with respect to which we will be required to make an offer to purchase in July 2004 at 100% of their principal amount, plus accrued and unpaid interest if, as of July 1, 2004, the outstanding principal amount of our existing 2004 notes, including any refinancing or renegotiation of those notes with indebtedness having a maturity date prior to July 1, 2006, exceeds U.S.$90 million,

•	U.S.$368.5 million of our existing 2008 notes maturing on May 7, 2008, and

•	The equivalent of U.S.$119 million of other long-term indebtedness related to import financing, long-term financing and local and foreign bank loans.

Our Debt Renegotiation Strategy

Background

In the past, we have relied to a significant extent on cash flows from operations and our ability to access the capital and credit markets in order to provide us with the liquidity necessary for us to meet our principal and interest payments on our outstanding debt and to make dividend payments.

In light of recent macroeconomic developments in Argentina, and the negative impact that such macroeconomic events had on our financial condition, we are unable to access the capital markets, and third-party financing sources, both domestically and internationally, are no longer available in amounts sufficient to enable us to meet our debt obligations. In addition, as a result of the devaluation of the peso and the pesification and freezing of our tariffs, our internally generated funds alone are not sufficient for us to meet our substantial short-term debt obligations and may not be sufficient to meet our debt obligations maturing or subject to repurchase in 2004, even if Telefónica Internacional decides to roll over our short-term indebtedness.

Our liquidity and subsequent dividend payments have also been historically relied upon by Cointel as the primary source of liquidity for it to meet its principal and interest payments on its outstanding debt. From January 1, 1994 through December 31, 2001, we paid Cointel cash dividends aggregating U.S.$1,190 million. Due to accumulated losses attributable to the macroeconomic crisis in Argentina, we did not pay dividends last year, are not able to pay dividends in 2003 in respect of our 2002 fiscal year and may not be able to pay dividends in 2004. Accordingly, Cointel’s primary source of liquidity has been eliminated. Furthermore, even if we could legally pay dividends in 2003 and 2004, we do not expect that our cash flows would be sufficient to be able to pay enough cash dividends to our shareholders for Cointel to pay its debt maturing in 2004.

The existing Cointel notes represent substantially all of Cointel’s indebtedness that is owed to non-affiliates. In order to meet interest payments on the existing Cointel notes, Cointel has been relying on cash received from the assignment by Telefónica Internacional of debt payments made to Telefónica Internacional by us on our short-term debt. However, Telefónica Internacional is not required to make these assignments and if it were to stop doing so, or if we were to stop making payments on our short-term debt owed to Telefónica Internacional,

Cointel would not be able to meet its principal or interest payment obligations under the existing Cointel notes maturing in 2004. In order for Cointel to be able to repay its existing 2004 notes at maturity, assuming an exchange rate of Ps.2.94 per U.S. dollar we would have to pay dividends in 2004 totaling at least U.S.$440 million in the aggregate. Alternatively, we would have to be able to generate sufficient cash flows from operations to be able to repay our existing 2004 notes, make the offer to purchase our existing 2006 notes and repay at least U.S.$285 million (assuming the same exchange rate) of our short-term indebtedness owed to Telefónica Internacional. Thereafter, Telefónica Internacional would need to assign such payments to Cointel (which it is not required to do) in order for Cointel to repay the existing 2004 notes at maturity.

We believe that we may not be able to generate sufficient cash flows through 2004 in order to repay our indebtedness maturing or subject to repurchase in 2004 and make the dividend or principal repayments (or combinations thereof) described above that are necessary for Cointel to be able to repay its existing 2004 notes at maturity. If Cointel were to default on its payment obligations, it is likely that Cointel would have to commence reorganization proceedings in Argentina. Any reorganization of Cointel would put us at risk of losing our license to provide telecommunications services because the List of Conditions governing our license to provide telecommunications services requires Cointel to own at least 51% of our capital stock in class A shares except if otherwise approved by the Secretary of Communications of Argentina. Whether we would continue to be owned by Cointel or at what percentage ownership level after any reorganization proceeding is uncertain.

Due to the macroeconomic crisis in Argentina, Cointel also currently has no access to the capital and credit markets. As a result it will be difficult for Cointel to refinance its existing Cointel notes when they mature in 2004. These repayment difficulties will continue to exist even if Telefónica Internacional decides to roll over all of our and Cointel’s short-term indebtedness.

Strategy

As a result of the foregoing, we have developed the following debt renegotiation strategy in order to:

•	extend the maturities of our long-term public debt,

•	reduce the risk of losing our license,

•	replace a portion of our short-term indebtedness with long-term indebtedness and reduce our outstanding indebtedness, and

•	provide additional time for Argentina to stabilize economically and politically.

Our debt renegotiation strategy consists of the following:

1.	Exchange offers for existing Cointel notes and transfer of existing Cointel notes to Telefónica Internacional. We are offering to exchange (1) our new U.S. dollar-denominated notes and cash for any and all existing Series A notes and (2) our new U.S. dollar-denominated notes or new conversion notes and cash for any and all existing Series B notes. As of March 31, 2003, U.S.$225 million of the existing Series A notes and Ps.175 million of the existing Series B notes were outstanding. We are seeking to acquire at least 90% of each series of existing Cointel notes in these exchange offers. We will transfer all of the existing Cointel notes that we acquire in the exchange offers to Telefónica Internacional in exchange for a reduction of our short-term indebtedness owed to Telefónica Internacional.

2.	Exchange offer for existing 2004 notes. We are offering to exchange our new 2007 notes and cash for any and all our existing 2004 notes. As of March 31, 2003, U.S.$300 million principal amount was outstanding under the existing 2004 notes and is scheduled to mature in November 2004. We are seeking to acquire at least 90% of the existing 2004 notes in this exchange offer. For more information on the terms and conditions of the 2004 Notes exchange offer see “Summary of our 2004 Notes Exchange Offer and new 11 7/8 Notes due 2007”.

3.	Exchange offer for existing 2008 notes. We are offering to exchange our new 2010 notes and cash for any and all our existing 2008 notes. As of March 31, 2003, U.S.$368.5 million principal amount was outstanding under the existing 2008 notes and is scheduled to mature in May 2008. We are seeking to acquire at least 90% of the existing 2008 notes in this exchange offer. For more information on the terms and conditions of the 2008 Notes exchange offer see “Summary of our 2008 Notes Exchange Offer and New 2010 Notes”.

The exchange offers described above are not contingent on the success of any of the other exchange offers. Should less than all of the exchange offers be consummated, we may accept for exchange those notes that are tendered in those exchange offers when all of the conditions to such exchange have been met or waived by us.

Benefits to You in Exchanging Your Existing Cointel Notes For Our New Notes

The benefits to you in exchanging are the following:

•	You will become a creditor of the operating company and will no longer be structurally subordinated to our indebtedness. Creditors of Cointel, including you, are structurally subordinated to our creditors because Cointel is a holding company whose only significant assets are its equity interest in our company. If you participate in the exchange offers and they are successful, you will become a creditor of our company and your new notes will rank equally with our other unsecured, unsubordinated indebtedness. Also, Cointel’s only source of cash inflow is dividends from us, which we are currently unable to declare or pay. As a result of becoming a creditor of our company, you will have recourse to the operating cash flow and assets of our company.

•	Reduces the risk of losing our license. According to the list of conditions governing our license to provide telecommunications services, if the outcome of any reorganization of Cointel results in its failure to own at least 51% of our capital stock in class A shares without the prior authorization of the Secretary of Communications of Argentina, our license may be revoked. Accordingly, any reorganization of Cointel would put us at risk of losing our license to provide telecommunications services because the outcome of our ownership by Cointel in any reorganization proceeding would be uncertain. As discussed above, Cointel could default on its payment obligations, including its payment obligations under the existing Cointel notes. If Cointel were to default on its payment obligations, it is likely that Cointel would have to commence reorganization proceedings, thereby putting our license at risk.

We will transfer any existing Cointel notes that we acquire to Telefónica Internacional upon consummation of the exchange offers for the existing Cointel notes. Assuming a 90% acceptance, immediately after the exchange offers are consummated substantially all of Cointel’s outstanding indebtedness will be held by Telefónica Internacional, making it likely that Cointel would continue to own at least 51% of our capital stock in class A shares, even after the conclusion of any reorganization proceeding that may be instituted against it.

•	Provides additional time for Argentina to stabilize economically and politically. Argentina is continuing to suffer from a severe recession and from political instability. The successful completion of this exchange offer will provide additional time for the political and economic situation in Argentina to improve, which may provide Argentine companies, including ours, with opportunities to access the capital and credit markets once again.

The benefits described above assume that each of the exchange offers forming part of our renegotiation strategy is successful. However, because none of the exchange offers are contingent on the success of any of the other exchange offers, if less than all of the exchange offers are successful or we decide to materially lower the minimum tender condition of any exchange offer we may not fully realize the benefits described above.

Our Financial Debt Maturity Profile if the Debt Renegotiation is Successful

The table below sets forth our actual aggregate scheduled payments of principal and our principal payments as adjusted to give effect to a successful renegotiation strategy assuming 90% of the existing 2004 notes, existing 2008 notes and existing Cointel notes are tendered for exchange prior to the relevant proxy delivery deadline. The table below does not include any cash payments that may be made in respect of accrued and unpaid interest. In order to prepare the table, we have assumed that holders of 50% of the existing Series B notes tendered for exchange elect our new U.S. dollar-denominated notes and the remaining holders elect our new conversion notes.

Total Financial Debt in U.S. dollars as of March 31, 2003	2003	2004	2005	2006	2007	2008	2009	2010	2011	Thereafter	Total
Actual
As adjusted

The table above only represents an example of our possible financial debt maturity profile. Because none of the exchange offers are contingent on the success of any of the other exchange offers, our actual maturity profile will depend on the number of exchange offers that are successfully concluded, the principal amount of notes tendered for exchange in the successful exchange offers, the amount of existing notes tendered prior to the proxy delivery deadline and the principal amount of existing Series B notes tendered for the new conversion notes. In particular, if we decide to materially lower the minimum tender condition of any exchange offer our debt maturity profile may differ materially from the debt maturity profile set forth above.

Cointel’s financial debt maturity profile will remain unchanged regardless of the level of participation in the exchange offers because the existing Cointel notes will remain outstanding and either owed to Cointel’s current creditors or to Telefónica Internacional.

Adverse Consequences to the Holders of Existing Cointel Notes if the Exchange Offers Fail

If the exchange offers for the existing Cointel notes fail, it is possible that Cointel will have to commence reorganization proceedings in Argentina at or prior to the maturity of the existing Cointel notes. Because Cointel is our holding company, all of the existing Cointel notes are structurally junior to our debt. Accordingly, in the event of a reorganization or bankruptcy of Cointel, all of our debt will be structurally senior to the existing Cointel notes. In a reorganization or bankruptcy proceeding, holders of existing Cointel notes will only have rights with respect to Cointel’s direct assets, which is its 64.83% interest in our capital stock. Furthermore, we have been advised by our Argentine counsel that in the case of a reorganization proceeding, holders of the existing Cointel notes should expect, among other things, the following:

•	the existing Cointel notes will no longer accrue interest;

•	claims under the existing Cointel notes will be restructured;

•	holders will only be able to make claims against Cointel in accordance with Argentine bankruptcy law;

•	filing and obtaining acknowledgement of such claims could be a lengthy and costly judicial process;

•	holders will have to wait for a long period of time before the proceedings are concluded;

•	holders may not receive any payments during the process; and

•	if the outcome of the reorganization proceedings results in Cointel owning less than 51% of our capital stock in class A shares without the prior authorization of the Secretary of Communications of Argentina, we are at risk of losing our license to provide telecommunications services and, as a result, our operations may be materially adversely affected by the process which will, in turn, materially and adversely affect our and Cointel’s liquidity.

Argentine reorganization proceedings are subject to considerable uncertainty because they would be governed by a statute amended in 2002. Substantial aspects of the amended statute have not yet been interpreted. Consequently, the actual outcome for creditors is uncertain.

Proxy Solicitation and Meetings of Existing Noteholders

We are soliciting proxies from holders of the existing Cointel notes to amend important provisions of the indenture governing the existing Cointel notes. The effect of these amendments will be to eliminate substantially all of the restrictive covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of existing Cointel notes that is required to accelerate the existing Cointel notes from 25% to 51% and eliminate the ability of the trustee to accelerate the existing Cointel notes absent instructions. To effectuate these amendments, a vote at a noteholders’ meeting for the relevant series of existing Cointel notes at which a quorum is present will be necessary. The indenture governing the existing Cointel notes requires that holders representing the majority of the aggregate principal amount of the relevant series of existing notes present or represented at a duly convened meeting at which a quorum is present or represented must vote to approve any proposed changes.

For each class of existing Cointel notes, the quorum requirement for the first meeting is 60% of the aggregate principal amount of the relevant series of existing Cointel notes. The first noteholders’ meeting for each series of existing Cointel notes is scheduled for             , 2003. If a quorum is not established for the first noteholders’ meeting, a second noteholders’ meeting to amend the existing Cointel notes will be necessary and will be held on             , 2003. The quorum for the second noteholders’ meeting is 30% of the aggregate principal amount of the relevant series of existing Cointel notes. Once changes to terms and conditions of the existing Series A or Series B notes are approved at the relevant noteholders’ meeting, the only condition to effectiveness is that we accept for tender the relevant series of existing Cointel notes.

THE EXCHANGE OFFERS AND PROXY SOLICITATIONS

Securities for Which We Are Making the Exchange Offers and Proxy Solicitations

All existing 8.85% Series A Notes due 2004 and 10 3/8% Series B Notes due 2004 of Compañía Internacional de Telecomunicaciones S.A.

There are currently U.S.$225 million aggregate principal amount of existing Series A notes, which are denominated in U.S. dollars and Ps.175 million aggregate principal amount of existing Series B notes, which are denominated in Argentine pesos.

The CUSIP numbers for the existing Series A notes are 20445LAA2, 20445EAA8 and 20445FAA5 and the ISIN number of the existing Series A notes is US20445FAA57.

The CUSIP numbers of the existing Series B notes are 20445EAB6 and 20445FAB3 and the ISIN number of the existing Series B notes is US20445FAB31.

The Exchange Offers	For each U.S.$1,000 principal amount of existing Series A notes that you validly tender, we are offering:

•      for holders tendering before the proxy delivery deadline, U.S.$850 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011 and U.S.$150 in cash (U.S.$75 of which constitutes a proxy payment); and

•      for holders tendering after the proxy delivery deadline, U.S.$925 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011 and U.S.$75 in cash.

For each Ps.1,000 principal amount of existing Series B notes that you validly tender, we are offering either:

(a)   for holders tendering before the proxy delivery deadline, the U.S. dollar equivalent of Ps.850 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011, calculated using the forward exchange rate set forth below and Ps.150 in cash (Ps.75 of which constitutes a proxy payment);

and

       for holders tendering after the proxy delivery deadline, the U.S. dollar equivalent of Ps.925 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011, calculated using the forward exchange rate set forth below and Ps.75 in cash;

or

(b)   for holders tendering before the proxy delivery deadline, Ps.850 principal amount of our new peso-denominated Conversion Notes due August 1, 2011 and Ps.150 in cash (Ps.75 of which constitutes a proxy payment);

and

for holders tendering after the proxy delivery deadline, Ps.925 principal amount of our new peso-denominated Conversion Notes due August 1, 2011 and Ps. 75 in cash.

The new U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 principal amount and integral multiples thereof. Any fractional principal amount of new notes will be paid in cash.

The new conversion notes will be issued in denominations of Ps.1 and integral multiples thereof and, after August 1, 2004, in denominations of U.S.$1 and integral multiples thereof. Any fractional principal amount of new conversion notes due upon conversion will be disregarded and cancelled.

Forward Exchange Rate	The forward exchange rate used in connection with the exchange of existing Series B notes for new U.S. dollar-denominated notes will be equal to the sum of:

•      Ps.        , the average reference spot exchange rate quoted by the Central Bank for the last five trading days prior to               , 2003, the commencement date of the exchange offers, plus

•      Ps.        , which is an amount equal to the difference between the twelve-month forward price of the U.S. dollar (as calculated by us taking into account available information) on the trading day immediately preceding             , 2003, the commencement date of the exchange offers, less Ps.        , the average reference spot exchange rate.

We make no representation that the forward price of the U.S. dollar that we have chosen to use in order to calculate the forward exchange rate set forth above is a forward price that is available for the purchase of U.S. dollars with pesos in the forward exchange markets. In addition, the forward exchange rate may not reflect the currency conversion rate for the new conversion notes, which is the average reference spot exchange rate for the five available trading days ending on or prior to July 30, 2004. Given the volatility in the exchange rate, we cannot assure you whether an investment in the new conversion notes or the new U.S. dollar denominated notes will be better than an investment in the other series of notes.

Accrued Interest	If you tender your existing Cointel notes in the exchange offers, you will receive any accrued and unpaid interest up to, but not including, the settlement date for the exchange offer for those notes.

Expiration Date

11:59 p.m., New York City time,             ,             , 2003, unless extended by us in our sole discretion in respect of any series of existing Cointel notes, in which case the expiration date shall mean, with respect to any series of existing Cointel notes as to which we have made an extension, the latest date and time to which that expiration date is extended. We will announce such extension no later than 9:00 a.m., New York City time, on the day after the previously scheduled expiration date.

Minimum Tenders of Existing Cointel Notes

Each of the exchange offers for the existing Series A notes and existing Series B notes is conditioned on the receipt of a minimum number of tenders for such series of existing Cointel notes, as follows:

Existing Cointel Notes	Minimum Tender
Existing Series A Notes	90%
Existing Series B Notes	90%

The minimum tender conditions set forth above are for our sole benefit and may be waived by us.

General Conditions to the Exchange Offers

In addition to the minimum tender conditions described above, the exchange offers are also subject to various customary conditions, all of which we may assert or waive. These conditions are described under “The Exchange Offers—Conditions to the Exchange Offers.” The exchange offers are not conditioned upon the success of either of the exchange offers for our existing 2004 notes, 2008 notes or the other series of Cointel notes, as the case may be.

Extensions; Amendments; Termination	We expressly reserve the right, in our sole discretion at any time prior to the expiration date, to:

•      terminate any exchange offer and proxy solicitation,

•      waive any condition to any exchange offer,

•      extend any exchange offer,

•      extend any proxy delivery deadline, or

•      amend any exchange offer and proxy solicitation in any respect.

Any amendment applicable to the exchange offers and proxy solicitations will apply to all existing Cointel notes tendered for the relevant exchange offer.
Proxy Delivery Deadline

11:59 p.m., New York City time, on             ,            , 2003, unless extended by us in our sole discretion in respect of any series of existing Cointel notes, in which case the proxy delivery deadline shall mean, with respect to any series of existing Cointel notes as to which we have made such an extension, the latest date and time to which that proxy delivery deadline is extended. The proxy delivery deadline for any series of existing Cointel notes shall be automatically extended to             , 2003 if a second noteholders’ meeting is necessary for the existing Series A notes or existing Series B notes, as the case may be. We will announce any extension no later than 9:00 a.m., New York City time, on the day after the previously scheduled proxy delivery deadline.

Proxy Solicitations and Deliveries

Each holder that tenders existing Cointel notes pursuant to the exchange offers prior to the proxy delivery deadline will have (a) delivered its proxy to vote in favor of the proposed resolutions described below under “—The Proposed Resolutions” and (b) appointed the exchange agent or representatives of the exchange agent to appear on its behalf as proxy with authority at the noteholders’ meeting for the existing Series A notes or existing Series B notes, as the case may be, to vote in favor of the proposed resolutions. You may not tender your existing Cointel notes without delivering your proxy to vote in favor of the proposed resolutions.

We must receive your proxy to vote in favor of the proposed resolutions by no later than the proxy delivery deadline. The first noteholders’ meeting will be held on         , 2003, which is three business days after the initial proxy delivery deadline, if a number of proxies sufficient to establish a quorum have been delivered. Quorum for the first noteholders’ meeting will be established if holders representing 60% of the aggregate principal amount of the relevant series of existing notes are present or represented. If a second meeting is

necessary for the relevant series of existing Cointel notes, it will be held on         , 2003 and we will publish a notice calling such noteholders’ meeting in order to inform you of the second meeting. Quorum for the second noteholders’ meeting will be established if holders representing 30% of the aggregate principal amount of the relevant class of existing notes are present or represented. If you do not wish to participate in the exchange offers you do not need to deliver a proxy in respect of the proposed resolutions.

The Proposed Amendments to Existing Notes

We are soliciting proxies from holders of the existing Cointel notes to vote in favor of resolutions that would authorize amendments to the indenture under which the existing Cointel notes were issued and the terms and conditions of the existing Cointel notes in order to delete substantially all of the restrictive covenants and events of default, as well as eliminate our contractual obligation to file reports with the SEC. In addition, the proposed resolutions would also authorize amending the acceleration provisions contained in the existing indenture in order to increase the principal amount of the relevant series of existing Cointel notes that is required to accelerate the principal due on such existing Cointel notes from 25% to 51% and would eliminate the trustee’s ability to accelerate the principal due on such existing Cointel notes absent instructions from holders representing at least 51% of the aggregate principal amount of such existing Cointel notes.

The restrictive covenants and events of default we propose to delete from the existing Cointel notes include the following:

•      the limitation on incurrence of indebtedness,

•      the limitation on restricted payments,

•      the limitation on transactions with affiliates,

•      the limitation on liens,

•      the requirement that Cointel purchase notes upon a change of control,

•      the requirement that Cointel purchase notes upon a change of control of our company by Cointel,

•      limitation on sale of assets,

•      the requirement that Cointel purchase notes upon a failure to maintain under certain conditions a fixed charge coverage ratio,

•      the requirement that Cointel maintain its corporate existence and properties,

•      the requirement that Cointel comply with all applicable laws and material agreements, and maintain all governmental approvals,

•      the requirement that Cointel pay certain taxes and other claims,

•      the requirement that Cointel maintain adequate insurance,

•      the requirement that Cointel ensure a pari passu ranking for the existing Cointel notes with all its other unsecured and unsubordinated indebtedness,

•      the requirement that Cointel maintain adequate books and records,

•      the limitation on consolidation, mergers, and sale of assets,

•      the requirement that Cointel comply with the reporting requirements of the Exchange Act, and

•      all events of default, including the cross-default provisions, except the event of default triggered by Cointel’s failure to make a scheduled principal or interest payment on the existing Cointel notes, or pay any additional amounts due on such dates.

For details regarding the proxy solicitation for your existing Cointel notes, see “Proxy Solicitation to Holders of Existing Cointel Notes”.
Procedures for Tendering Existing Cointel Notes	To tender existing Cointel notes and participate in the exchange offers and proxy solicitations:

•      If your existing Cointel notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct this custodial entity to tender, on your behalf, pursuant to such custodial entity’s procedures. This instruction will authorize the completion, execution, and delivery of a letter of transmittal in respect of your existing Cointel notes.

•      If you are a DTC Participant, the exchange agent and DTC have confirmed that the exchange offers and proxy solicitations are eligible for DTC’s Automated Tender Offer Program, or ATOP. Accordingly, DTC participants must electronically transmit their acceptance of the exchange offers and proxy solicitations by causing DTC to transfer their existing Cointel notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer. DTC will then send an outstanding “agent’s message” to the exchange agent.

•      If your existing Cointel notes are held through Euroclear or Clearstream Luxembourg, you must comply with the procedures established by Euroclear or Clearstream Luxembourg, as applicable, for the exchange offers. Direct participants must instruct Euroclear and Clearstream Luxembourg to (i) tender existing Cointel notes held by them on behalf of their direct participants and (ii) “block” any transfer of existing Cointel notes so tendered until the completion of the exchange offers. Euroclear and Clearstream Luxembourg may impose additional deadlines in order to properly process these instructions. As a part of tendering through Euroclear or Clearstream Luxembourg, you are required to become aware of any such deadlines.

Holders desiring to tender their existing Cointel notes on or prior to the proxy delivery deadline or expiration date should allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on the relevant dates and should allow sufficient time for completion of the procedures of Euroclear and Clearstream Luxembourg. See “The Exchange Offers—

Procedures for Tendering Notes” for more information on how to tender existing Cointel notes. We are not responsible for the consequences if you fail to meet these deadlines and cannot participate in the exchange offers.

By tendering notes (or instructing your custodian to tender such notes on your behalf), you will have:

(1)    delivered your proxy to vote in favor of the proposed resolutions; and

(2)    appointed the exchange agent or representatives of the exchange agent to appear on your behalf as proxy with authority at the relevant noteholders’ meeting to vote in favor of the proposed resolutions.

You may not tender your existing Cointel notes without delivering your proxy to vote in favor of the proposed resolutions.

Additional Procedures for Holders of Existing Series B Notes

If you are a holder of existing Series B notes you must also complete and sign the letter of transmittal and deliver it to the exchange agent before the expiration date in order for the exchange agent, or its authorized representative in Argentina, to be able to deliver to you your cash payment in Argentine pesos. In the letter of transmittal you will be required to specify a bank account number in Argentina where the exchange agent, or its authorized representative, may transfer the cash payments in pesos that you are entitled to receive upon consummation of the exchange offer for the existing Series B notes. If you elect to receive new conversion notes, you may, in the letter of transmittal, elect to receive payments of interest due on or prior to August 1, 2004 in U.S. dollars instead of pesos at the exchange rate prevailing on the date such payment is due. See “Description of the New Notes—Payments and Paying Agents.” If you fail to make this election, you will be deemed to have elected to receive such payments in pesos at the account set forth in the letter of transmittal. Currently holders of existing Series B notes receive payment on their notes in pesos in Argentina. Accordingly, the default election will provide the same payment election as the Series B Notes. Your failure to timely deliver this letter of transmittal will delay your receipt of the cash payment to which you are entitled to but will not affect your tender of existing Series B notes or your delivery of proxies.

Withdrawal of Tenders and Proxies

Tenders of existing notes may be withdrawn, and proxies may be revoked, at any time prior to 11:59 p.m., New York City time, on         , 2003 (which is the initial proxy delivery deadline) in accordance with the procedures described under “The Exchange Offers—Withdrawal of the Tenders”. In addition, if your existing notes have not been accepted for exchange, you will be able to withdraw tenders of existing notes beginning on     , 2003. Proxies may be revoked only by making a valid withdrawal of your existing notes prior to the initial proxy delivery deadline. After the initial proxy delivery deadline, you will not be able to withdraw your existing notes or revoke your proxies, even if you tender after the initial proxy delivery deadline, unless the notes have not been accepted for exchange by         , 2003.

Settlement Date	The new notes will be issued, and the cash payments will be paid, on the third business day following the expiration date, or as soon as practicable thereafter.
United States Federal Income Taxation

The exchange by a U.S. Holder (as defined under the heading “Taxation—U.S. Federal Income Taxation”) of either series of existing Cointel notes for new notes pursuant to the exchange offers will constitute a taxable exchange in which gain or loss is recognized for U.S. federal income tax purposes. For additional information regarding U.S. federal income tax considerations relating to the exchange offers and proxy solicitations, including the U.S. federal income tax consequences of the proxy payment, and the ownership and disposition of our new notes, you should read the discussion under the heading “Taxation—U.S. Federal Income Taxation.”

Argentine Taxation

For Argentine income tax purposes, when the aggregate of the principal amount of the new notes and the cash payment arising from the exchange offers is equal to or less than the principal amount of the existing Cointel notes, the cash payment arising from the exchange offers could be characterized as a partial repayment of the principal amount of the existing notes, and therefore not subject to income tax in Argentina.

Exchange Agent

The Bank of New York is the exchange agent for the exchange offers and proxy solicitations. The address and telephone number of the exchange agent are set forth on the back cover page of this prospectus and proxy solicitation.

Information Agent

D.F. King & Co., Inc. is the information agent for the exchange offers and proxy solicitations. The address and telephone number of the information agent are set forth on the back cover page of this prospectus and proxy solicitation.

Dealer Manager and Solicitation Agent

Morgan Stanley & Co. Incorporated, together with its affiliates, is the dealer manager and solicitation agent for the exchange offers and proxy solicitations. The address and telephone number of the dealer manager and solicitation agent are set forth on the back cover page of this prospectus and proxy solicitation.

Argentine Solicitation Agent	We plan to appoint an Argentine solicitation agent.

Further Information

Any questions or requests for assistance concerning the exchange offers may be directed to either the dealer manager and solicitation agent or the information agent at their respective telephone numbers and addresses set forth on the back cover page of this prospectus and proxy solicitation. Additional copies of this prospectus and proxy solicitation may be obtained by contacting the information agent at the telephone number and address set forth on the back cover page of this prospectus and proxy solicitation. Information relating to the exchange offers and proxy solicitations is also available via “MCM Corporate Watch” on Bloomberg pages      and      and Telerate pages      and     .

THE NEW NOTES

Issuer	Telefónica de Argentina S.A.
New Notes Offered	U.S. dollar-denominated 8.85% Notes due 2011 and peso-denominated Conversion Notes due 2011.
Currency Conversion

The new notes will be initially denominated in pesos and accrue interest at the rate of 10 3/8% until August 1, 2004. Thereafter, the new conversion notes will be converted into U.S. dollars and accrue interest at the rate of 8.85%. The principal amount of the new conversion notes will be converted from pesos to U.S. dollars at the average reference spot exchange rate quoted by the Central Bank for the last five available trading days ending on or prior to July 30, 2004.

Minimum Denominations

The new U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 principal amount and integral multiples thereof.

The new conversion notes will be issued in denominations of Ps.1 and integral multiples thereof and, after August 1, 2004, in denominations of U.S.$1 and integral multiples thereof. Any fractional principal amount of new conversion notes due upon conversion will be disregarded and cancelled.

Maturity Date	August 1, 2011.
Interest Payment Dates	February 1 and August 1 of each year, commencing February 1, 2004.
Interest on the new notes will accrue from the settlement date of the exchange offers.
Interest Rates	U.S. dollar-denominated 8.85% Notes due 2011: 8.85%. Conversion Notes due 2011: 10 3/8% until August 1, 2004 and 8.85% thereafter.
Status and Ranking

The new notes will constitute non-convertible obligaciones negociables (negotiable obligations) under, and will be issued pursuant to, and in compliance with, all of the requirements of Law No. 23,576, as amended (the Negotiable Obligations Law) and any other applicable Argentine laws and regulations. Our payment obligations under the new notes will be, except as is or may be provided by Argentine law, direct, unsecured and unconditional and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations and will be senior in right of payment to all existing and future subordinated obligations.

Optional Redemption for Tax Reasons

We may redeem all, but not less than all, of each series of our new notes upon not less than 15 nor more than 60 days notice in the event that we become obligated to pay additional amounts as described under “Description of the New Notes—Additional Amounts.” The redemption price will equal 100% of the principal amount of the new notes, plus accrued and unpaid interest to the date fixed for redemption. See “Description of the New Notes—Tax Redemption.”

Optional Redemption Related to Changes in Personal Assets Tax

We may redeem all, but not less than all, of each series of our new notes upon not less than 30 nor more than 60 days notice to holders in the event that we become obligated for the payment of the Argentine personal assets tax in respect of the relevant series of new notes. The redemption price will equal
100% of the principal amount of the new notes, plus accrued and unpaid interest to the date fixed for redemption. See “Description of the New Notes—Redemption related to the Personal Assets Tax”.

Withholding Taxes; Additional Amounts

Subject to certain exceptions, we will pay additional amounts, as defined under “Description of the New Notes—Additional Amounts”, so that the net amount received by each holder after payment of any Argentine withholding tax will be equal to the amount that would have been received by that holder if no withholding tax had been payable. For additional information about these additional amounts and the applicable exceptions, see “Description of the New Notes—Additional Amounts.”

Payment Currency	The principal of and interest on the new U.S. dollar-denominated notes will be paid in U.S. dollars.

Up to, and including, August 1, 2004, the principal of and interest on the new conversion notes will be paid in U.S. dollars from funds paid by us in pesos and exchanged for U.S. dollars by the currency conversion agent, unless holders elect to receive such payments in pesos. All currency exchange costs will be borne by the holders of the new conversion notes not electing payment in pesos. Unless otherwise included in the letter of transmittal, holders will be deemed to have elected to receive payments in pesos. See “Risk Factors—Factors Relating to the Notes—Foreign Exchange Risks” and “Description of the Notes—Payment of and Principal and Interest”. After August 1, 2004 (excluding payments made after such date but due prior to such date), principal of, and interest on, the new conversion notes will only be paid in U.S. dollars.

Covenants

The new indenture will contain covenants that will restrict us from, among other things, engaging in certain mergers, consolidations or sales of assets, sale and leaseback transactions and, in some cases, the creation of liens on our assets. The differences between the new notes and the existing Cointel notes are described under “Summary—Comparison of Noteholder Rights”.

Listing

We intend to list the new U.S. dollar-denominated notes on the New York Stock Exchange and on the Buenos Aires Stock Exchange. We intend to list the new conversion notes on the Buenos Aires Stock Exchange.

Book Entry, Delivery and Form	The new notes will initially be held through The Depository Trust Company, the book-entry transfer facility.
Governing Law

The Negotiable Obligations Law will govern the requirements for the new notes to qualify as non-convertible obligaciones negociables (negotiable obligations) thereunder, while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations will govern our capacity and corporate authorization to execute and deliver the new notes and the authorization of CNV for the offering of the new notes in Argentina. All other matters in respect of the new notes will be governed by and construed in accordance with the law of the State of New York, United States of America.

Governing Law

The Negotiable Obligations Law will govern the requirements for the new notes to qualify as non-convertible obligaciones negociables (negotiable obligations) thereunder, while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations will govern our capacity and corporate authorization to execute and deliver the new notes and the authorization of CNV for the offering of the new notes in Argentina. All other matters in respect of the new notes will be governed by and construed in accordance with the law of the State of New York, United States of America.

Currency Conversion Agent	The Bank of New York
Trustee, Co-Registrar and Principal Paying Agent	The Bank of New York
Registrar and Argentine Paying Agent	Banco Río de la Plata S.A.

COMPARISON OF NOTEHOLDER RIGHTS

The covenants of the new notes will be similar in most respects to those of our existing 2004 notes and will have the same terms and conditions as our new 2007 and 2010 notes. However, our new notes will have fewer covenants than the existing Cointel notes. For example, our new notes will not contain a limitation on incurrence of indebtedness, limitations on dividends and other restricted payments, the ability of holders to require early payment through a put upon a change of control or any other financial ratio tests. However, as a result of the exchange, you will cease to be a creditor of a holding company and your claims will no longer be structurally subordinated to our debt.

The following is a summary of the material differences between your rights as holders of the existing Cointel notes and your rights under the new notes. In addition to these differences, the new conversion notes will initially be denominated in pesos and be converted into U.S. dollars as described under “Description of New Notes—Currency Conversion”.

	New Notes	Cointel 8.85% Series A Notes due 2004 and Cointel 10 3/8% Series B Notes due 2004
Covenants:
Redemption for changes in personal assets tax	We may redeem the new notes if we become liable for payment of the Argentine personal assets tax as described under “Description of the New Notes—Redemption Related to Personal Assets Tax.”

Includes a substantially similar provision to that in the new indenture except that this covenant requires Cointel to waive any right to seek reimbursement from holders or direct owners of existing Cointel notes for the payment of any Argentine personal assets tax on their notes.

Additional amounts	We must pay additional amounts with respect to the new notes, subject to certain exceptions, as described under “Description of the New Notes—Payments of Additional Amounts.”

Includes a substantially similar provision to that in the new indenture except that it does not contain similar exceptions from payment for (1) any Argentine personal assets tax, (2) any tax, assessment or other governmental charge payable other than by deduction or withholding from payments of principal or interest or (3) any payment of principal or interest to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment.

Limitations on incurrence of indebtedness, restricted payments, transactions with affiliates and sale of assets	Does not include these provisions.	The indenture governing the existing Cointel notes included these provisions.
Purchase of notes upon a change of control, upon a change of control of Telefónica by Cointel and upon a failure to maintain a fixed charge coverage ratio	Does not include these provisions.	The indenture governing the existing Cointel notes included these provisions under certain conditions.

	New Notes	Cointel 8.85% Series A Notes due 2004 and Cointel 10 3/8% Series B Notes due 2004
Covenants:
Payments of taxes and other claims	Does not include this provision.

Under the indenture governing the existing Cointel notes, Cointel agreed to pay or discharge, and to cause each of its material subsidiaries to pay or discharge, certain taxes and other claims before they become delinquent.

Pari passu	Does not include this provision.	Under the indenture governing the existing Cointel notes, Cointel agreed to ensure a pari passu ranking for the existing Cointel notes with all its other unsecured and unsubordinated indebtedness.
Consolidation, merger and sale of assets	We may not consolidate, merge or sell our assets except under certain circumstances as described in “The Description of the New Notes—Mergers, Consolidations, Sales and Leases.”

Includes a substantially similar provision to that in the new indenture except that it includes the following additional restrictions on consolidation, merger and sale of assets: (1) Cointel or the surviving entity has to be able to incur at least U.S.$1.00 of additional indebtedness immediately before and immediately after the transaction in accordance with Section 3.1 of such indenture and (2) if the transaction would cause any of Cointel’s property or assets to become subject to any lien, Cointel must be in compliance with the provisions of Section 3.4 of such indenture.

Sale and leaseback transactions	We may not engage in any sale and leaseback transactions except under certain circumstances as described in “The Description of the New Notes—Sale and Leaseback Transactions.”	Contains a substantially similar provision.
Reports to SEC	Does not include this provision.	Requires Cointel to comply with the reporting requirements of the Exchange Act notwithstanding that the Exchange Act may not require us to file such reports.

	New Notes	Cointel 8.85% Series A Notes due 2004 and Cointel 10 3/8% Series B Notes due 2004
Covenants:
Definition of Permitted Liens:

Under the new indenture, the following liens, among others, are permitted liens: (1) liens created by the pledge or assignment of accounts receivable from non-Argentine telecommunications carriers and administrators for connection to the Argentine telephone network and created to secure indebtedness solely for financing related to our fixed assets, which indebtedness shall not be, at any time, greater than U.S.$60,000,000 and (2) liens granted where immediately after such grant, the aggregate indebtedness of our company and our material subsidiaries secured by liens other than certain other permitted liens would not exceed U.S.$30,000,000.

The indenture governing the existing Cointel notes does not designate these two types of liens as permitted liens, but it does designate the following two types of liens, which the new indenture does not, as permitted liens: (1) liens on any property or assets of a subsidiary granted in Cointel’s favor or in the favor of any of Cointel’s subsidiaries and (2) any interest or title of a lessor under a capitalized lease obligation not greater than $5,000,000.

Quorum requirements:

The new indenture establishes quorum for first call noteholders’ meetings at 60% of the aggregate principal amount of outstanding new notes of any series and quorum for second call noteholders’ meetings at 30% of the aggregate principal amount of outstanding new notes of any series. Noteholder consent requirements will be the same as in the existing Cointel notes.

Establishes quorum requirements for first call noteholders’ meetings at 60% in the case of for extraordinary meetings and 51% for ordinary meetings and for second call noteholders’ meetings at 30% for extraordinary meetings and the presence of at least one holder of existing Cointel notes of the relevant series for ordinary meetings.

	New Notes	Cointel 8.85% Series A Notes due 2004 and Cointel 10 3/8% Series B Notes due 2004
Covenants:
Indemnification of court taxes:	Does not include this provision.

Requires Cointel to indemnify the holders from and against all court taxes or other taxes and duties, including interest and penalties, imposed on or paid in any jurisdiction in connection with any action to enforce the obligations of Cointel under the Cointel notes.

Events of default:
Grace period for interest payment default	Provides a grace period for a default of an interest payment of 10 days before it is an event of default.	Provides a grace period for a default of an interest payment of 45 days before it is an event of default.
Cross default provision

The new indenture contains the cross default provision set forth in paragraph (2) under “Description of Notes—Events of Default”, which provides that, if we default in our payment of indebtedness under our existing 2004 notes or our existing 2008 notes, it will not trigger a cross default on the new notes.

Contains substantially similar provision except it does not carve-out payment default under existing notes.
License revocation default	Our Argentine basic telephone service license is revoked, suspended or terminated.	Does not include this event of default.
Enforcement proceedings provision	The new indenture provides that only enforcement proceedings commenced against our property that exceed U.S.$20,000,000 will give rise to an event of default.	The indenture governing the existing Cointel notes sets the event of default threshold for enforcement proceedings at U.S.$15,000,000, rather than at U.S.$20,000,000.
Materially misleading representation or warranty default	Includes the additional event of default described in clause (5) under “Description of the New Notes—Events of Default”.	Does not include this provision.
Displaced management default	Includes the additional event of default described in clause (6) under “Description of the New Notes—Events of Default”.	Does not include this provision.
Meeting of holders:	First and second call meetings may be held on the same date.	Requires first and second call meetings to be held with a difference of not less than 15 days.

SUMMARY OF OUR 2004 NOTES EXCHANGE OFFER AND NEW 2007 NOTES

Exchange Offer

Securities for Which We Are Making our 2004 notes Exchange Offer	All of our existing 11 7/8% Notes due 2004 There are currently U.S.$300 million aggregate principal amount of our existing 2004 notes.
The Exchange Offer

For each U.S.$1,000 principal amount of our existing 2004 notes, we are offering:

•      for holders tendering before the proxy delivery deadline, U.S.$850 principal amount of our new 2007 notes and U.S.$150 in cash (U.S.$75 of which constitutes a proxy payment) and

•      for holders tendering after the proxy delivery deadline, U.S.$925 principal amount of our new 11 7/8% Notes due November 1, 2007 and U.S.$75 in cash.

Accrued Interest	We will also pay any accrued and unpaid interest on the existing 2004 notes up to, but not including, the settlement date of the exchange offer for the existing 2004 notes.
Expiration Date	11:59 p.m., New York City time, , , 2003, unless extended by us in our sole discretion, in which case the expiration date shall mean the latest date and time to which that expiration date is extended.
Minimum Tender Condition	The 2004 notes exchange offer is conditioned on the receipt of at least 90% of our existing 2004 notes.
General Conditions to the Exchange Offer

The exchange offer is also subject to the same general conditions as the exchange offers for the existing Cointel notes. The exchange offers for our existing 2004 notes are not conditioned upon the success of any of the Cointel notes exchange offers or our 2008 notes exchange offer.

New 2007 Notes
Issuer	Telefónica de Argentina S.A.
New Notes Offered	11 7/8% Notes due 2007
Maturity Date	November 1, 2007
Interest Payment Dates	May 1 and November 1 of each year, commencing November 1, 2003. Interest on the new 2007 notes will accrue from the settlement date of the exchange offer.

Status and Ranking

The new 2007 notes will constitute non-convertible obligaciones negociables (negotiable obligations) under, and will be issued pursuant to, and in compliance with, all of the requirements of Law No. 23,576, as amended (the Negotiable Obligations Law) and any other applicable Argentine laws and regulations. Our payment obligations under the new 2007 notes will be, except as is or may be provided by Argentine law, direct, unsecured and unconditional and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations and will be senior in right of payment to all existing and future subordinated obligations.

Listing	We intend to list the new 2007 notes on the New York Stock Exchange and on the Luxembourg Stock Exchange.
Terms and conditions of New 2007 Notes

The new 2007 notes will be a series of notes that will be issued under the indenture that will govern the new notes to be issued as part of the exchange offers for the existing Cointel notes. Accordingly, the new 2007 notes will be subject to the same general terms and conditions as those notes. See “—The New Notes” or “Description of Notes” for more information on these terms and conditions.

SUMMARY OF OUR 2008 EXCHANGE OFFER AND NEW 2010 NOTES

Exchange Offer

Securities for Which We Are Making our 2008 Exchange Offer	All of our existing 9 1/8% Notes due 2008 There are currently U.S.$368.5 million aggregate principal amount of our existing 2008 notes.
The Exchange Offer

For each U.S.$1,000 principal amount of our existing 2008 notes, we are offering to each holder:

•      for holders tendering before the proxy delivery deadline, U.S.$900 principal amount of our new 2010 notes and U.S.$100 cash (U.S.$50 of which constitutes a proxy payment that will only be paid if you deliver your proxy prior to the proxy delivery deadline) and

•      for holders tendering after the proxy delivery deadline, U.S.$950 principal amount of our new 9 1/8% Notes due November 7, 2010 and U.S.$50 in cash.

Accrued Interest	We will also pay any accrued and unpaid interest on the existing 2008 notes up to, but not including, the settlement date of the exchange offer for the existing 2008 notes.
Expiration Date	11:59 p.m., New York City time, , , 2003, unless extended by us in our sole discretion, in which case the expiration date shall mean the latest date and time to which that expiration date is extended.
Minimum Tender Condition	The 2008 notes exchange offer is conditioned on the receipt of at least 90% of the existing 2008 notes. The minimum tender conditions set forth above are for our sole benefit and may be waived by us.
General Conditions to the Exchange Offer

The exchange offer is also subject to the same general conditions as the exchange offers for the existing Cointel notes. The exchange offers for the existing 2008 notes are not conditioned upon the success of any of the Cointel notes exchange offers or the 2004 notes exchange offer.

New 2010 notes
Issuer	Telefónica de Argentina S.A.
New Notes Offered	9 1/8% Notes due 2010.
Maturity Date	November 7, 2010.
Interest Payment Dates	November 7 and May 7 of each year, commencing November 7, 2003. Interest on the new 2010 notes will accrue from the settlement date of the exchange offer.

Status and Ranking

The new 2010 notes will constitute non-convertible obligaciones negociables (negotiable obligations) under, and will be issued pursuant to, and in compliance with, all of the requirements of Law No. 23,576, as amended (the Negotiable Obligations Law) and any other applicable Argentine laws and regulations. Our payment obligations under the new 2010 notes will be, except as is or may be provided by Argentine law, direct, unsecured and unconditional and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations and will be senior in right of payment to all existing and future subordinated obligations.

Listing	We intend to list the new 2010 notes on the New York Stock Exchange and the Luxembourg Stock Exchange.
Terms and conditions of New 2010 Notes

The new 2010 notes will be a series of notes that will be issued under the indenture that will govern the new notes and the new 2010 notes to be issued as part of the exchange offers for the existing Cointel notes. Accordingly, the new 2010 notes will be subject to the same general terms and conditions as those notes. See “—The New Notes” or “Description of Notes” for more information on these terms and conditions.

SELECTED CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

The following tables set forth our selected consolidated financial and operating information for the fiscal year ended December 31, 2002, the three-month fiscal year ended December 31, 2001, the unaudited three-month period ended December 31, 2000 and the unaudited twelve-month period ended December 31, 2001, and for each of the fiscal years ended September 30, 2001, 2000, 1999 and 1998. The financial information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated annual financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 which is incorporated by reference in this prospectus and proxy solicitation, Item 5: “Operating and Financial Review and Prospects” included in that Annual Report. The financial information presented as of and for the fiscal years ended September 30, 1999 and 1998 was derived from our audited financial statements that are not included in the Annual Report, and as of and for the unaudited financial information for the three-month period ended December 31, 2000 and the twelve-month period ended December 31, 2001, have been included in the selected financial data for comparative purposes.

The following tables also set forth Cointel’s selected consolidated financial and operating information for the unaudited three-month fiscal year ended December 31, 2002, the unaudited three-month period ended December 31, 2001, the fiscal years ended September 30, 2002, 2001, 2000 and 1999 and for the nine-month fiscal year ended September 30, 1998. The financial information set forth below with respect to Cointel should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated annual financial statements included in Cointel’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002, Item 5: “Operating and Financial Review and Prospects” included in that Form 20-F. The financial information presented as of and for the fiscal years ended September 30, 1999 and 1998 was derived from Cointel’s audited financial statements that are not included in the Form 20-Fs have been included in the selected financial data for comparative purposes. Cointel’s selected consolidated financial and operating information as of and for the unaudited three-month fiscal year ended December 31, 2002 and the unaudited three-month period ended December 31, 2001 have been derived from Cointel’s audited financial statements included in its Report on Form 6-K dated April 15, 2003 is incorporated by reference in this prospectus and proxy solicitation.

We and Cointel maintain our financial books and records and publish our financial statements in pesos and prepare our financial statements to conform to generally accepted accounting principles in Argentina. This prospectus and proxy solicitation sometimes refers to those accounting principles as Argentine GAAP. Argentine GAAP differs from generally accepted accounting principles in the United States. For example, one of the reasons why we and Cointel have larger accumulated losses than under Argentine GAAP and each of our shareholders’ equity under U.S. GAAP was negative in 2002 is primarily because of the elimination of inflation accounting under U.S. GAAP. Inflation accounting has been discontinued as of March 1, 2003. Note 21 to our consolidated annual financial statements and Note 18 to Cointel’s consolidated annual financial statements as of September 30, 2002 provides a summary of this and other significant differences between Argentine GAAP and U.S. GAAP, as they relate to us and Cointel, including the impact of such differences on net income and total shareholders’ equity.

Our financial statements as of December 31, 2002 have been prepared assuming that we will continue as a going concern. As discussed in Note 14 to the consolidated annual financial statements, as of December 31, 2002 our consolidated current assets in foreign currency are lower than our current liabilities in foreign currency, and it is uncertain whether we will obtain refinancing or additional credit lines to be able to pay our short-term debt or whether the Central Bank will authorize us to make transfers abroad to pay to foreign creditors when required. Also, the amount booked in fixed assets in accordance with Argentine GAAP corresponding to our telecommunications business and the minimum presumed income tax credit may be negatively affected by the outcome of the tariff renegotiation with the Argentine government and therefore impact our results of operations. These situations give rise to substantial doubt about our ability to continue as a going concern. On May 6, 2003, the Central Bank lifted most of the restrictions on the transfer of funds abroad. Accordingly, the uncertainty related to obtaining authorization from the Central Bank for transfers abroad no longer applies. Our discussion concerning these matters are also described in Notes 11 and 14 to the consolidated audited financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002. The financial statements as of December 31, 2002 do not include any adjustments or reclassifications that might result from the outcome of these uncertainties. Our consolidated audited financial statements incorporated by reference in this prospectus and proxy solicitation should be read in conjunction with “Summary—Developments Adversely Affecting Our Financial Condition.”

Cointel’s financial statements as of September 30, 2002 have been prepared assuming that it will continue as a going concern. As discussed in Note 8 to its consolidated annual financial statements, as of September 30, 2002 its consolidated current assets in foreign currency are lower than its current liabilities in foreign currency, and it is uncertain whether it will obtain refinancing or additional credit lines to be able to pay its short-term debt or whether the Central Bank will authorize it to make transfers abroad to pay to foreign creditors when required. Also, the amount booked in fixed assets in accordance with Argentine GAAP corresponding to the telecommunications business and the minimum presumed income tax credit and the booked amount of goodwill related to its investment in us may be negatively affected by the outcome of our tariff renegotiation with the Argentine government as a result of the impact in its results of operations. These situations give rise to substantial doubt about Cointel’s and our ability to continue as a going concern. On May 6, 2003, the Central Bank lifted most of the restrictions on the transfer of funds abroad. Accordingly, the uncertainty related to obtaining authorization from the Central Bank for transfers abroad no longer applies. Its discussion concerning these matters are also described in Notes 8 and 12 to its consolidated audited financial statements. The financial statements as of September 30, 2002 do not include any adjustments or reclassifications that might result from the outcome of these uncertainties. Cointel’s consolidated audited financial statements incorporated by reference in this prospectus and proxy solicitation should be read in conjunction with “Summary—Developments Adversely Affecting Our Financial Condition.”

During the time we and Telecom Argentina STET-France Telecom S.A. jointly owned several companies, we allocated our equity share in the income (loss) of these companies among the various lines of our consolidated income statement. The main objective of such allocation was to provide more complete and representative information on our results of operations. We obtained approval for this method of presentation from CNV and the Buenos Aires Stock Exchange.

Financial statements prior to those for fiscal year 2002 were audited by Pistrelli Díaz y Asociados, a member firm of Arthur Andersen, and have not been reaudited. See “Financial Statements Incorporated by Reference into the Registration Statement and this Prospectus and Proxy Solicitation.”

The effective date of our 2001 reorganization was February 1, 2001. This reorganization is described in detail in Item 4: “Information on the Company—Our History and Development—Our Reorganization” included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 which is incorporated by reference in this prospectus and proxy solicitation. As a result, our consolidated balance sheets at December 31, 2002 and 2001 and Cointel’s consolidated balance sheets at December 31, 2002, September 30, 2002 and 2001 included in our respective consolidated annual financial statements do not include the assets and liabilities of the spun-off businesses.

Following our policy to present our interest in the income (loss) from companies in which we have control or joint control and taking into account the effects of our 2001 reorganization, our income statements for the fiscal year ended December 31, 2002, the three-month fiscal year ended December 31, 2001, the fiscal years ended September 30, 2001, 2000, 1999, the unaudited three-month period ended December 31, 2000 and unaudited twelve-month period ended December 31, 2001 and Cointel’s income statements for the fiscal years ended September 30, 2002, 2001, 2000 and 1999, include:

•	the income (loss) from the businesses that were spun off, either from us, or from companies over which we exercised control or joint control until the spin-off, in the line “Net income (loss) from spun-off businesses”;

•	the income (loss) from businesses merged into us belonging to companies in which we had control or joint control before our 2001 reorganization, for years prior to such merger, incorporated line-by-line; and

•	the income (loss) from our interests held in E-Commerce Latina S.A. in the line “Income (loss) from long-term investments” is not incorporated line-by-line because in the opinion of our management the income from this company is not material to our income (loss).

We and Cointel have not applied this policy to balance sheet figures for 1999 and 1998 and income statement and cash flow figures of 1998. We both present these figures as originally reported in previous Annual Reports on Form 20-F that we have filed with the SEC. See Notes 1.2, 2.4 and 2.5 to our consolidated annual financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 and Notes 2.4, 2.10 and 4.2 to the consolidated annual financial statements included in Cointel’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002 and incorporated by reference in this prospectus and proxy solicitation.

Our and Cointel’s financial statements included the effects of inflation through August 31, 1995, utilizing the inflation restatement methodology established in Technical Resolution No. 6 of the Federación Argentina de Consejos Profesionales de Ciencias Económicas, the Argentine Federation of Professional Councils in Economic Science, or FACPCE. On August 22, 1995, the Argentine government issued Decree 316/95 discontinuing the requirement that financial information for any date or period after August 31, 1995 be restated for inflation. Effective September 1, 1995, as required by rules issued by the CNV, we discontinued the restatement methodology, maintaining the effects of inflation accounted for in the prior periods.

As a result of the new inflationary environment in Argentina (there was an increase in the applicable index for restatement of financial statements (wholesale prices) of 118.2% in the period January through December 31, 2002) and the conditions created by the Public Emergency Law No.25,561, which we refer to as the Public Emergency Law, the Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires, the Professional Council of Economic Sciences of The City of Buenos Aires approved on March 6, 2002, Resolution MD No. 3/2002 applicable to financial statements for fiscal years or interim periods ending on or after March 31, 2002, requiring the reinstatement of inflation accounting in financial statements in accordance with the guidelines contained in Technical Resolution No. 6 with the changes recently incorporated by Technical Resolution No. 19 issued by the FACPCE adopted by Resolution CD No. 262/01 of the Professional Council of the Economic Sciences, and provides that all recorded amounts restated by changes in the general purchasing power through August 31, 1995, as well as those arising between that date and December 31, 2001 are considered to be stated in currency as of December 31, 2001 (the stability period).

On July 16, 2002, the Argentine government issued Decree 1,269/02 repealing Decree 316/95, instructing the CNV, among others, to issue the necessary regulations for the acceptance of balance sheets or financial statements prepared in constant currency. On July 25, 2002, under Resolution No. 415/02, the CNV reinstated the requirement to submit financial statements in constant currency.

As required by Decree 316/95, our financial statements as of December 31, 2001, September 30, 2001, 2000, 1999 and 1998 and for the three-month fiscal year ended December 31, 2001 and for the fiscal years ended September 30, 2001, 2000, 1999 and 1998 and Cointel’s financial statements as of September 30, 2001, 2000, 1999 and 1998 and for the fiscal years ended September 30, 2001, 2000, 1999 and 1998 were not restated to reflect changes in the Argentine wholesale price index published by the Instituto Nacional de Estadísticas y Censos, the Argentine Institute of Statistics and Census, corresponding to periods between September 1995 and December 2001. However, for comparative purposes, figures presented in this prospectus and proxy solicitation corresponding to our balance sheet data as of and for the three-month fiscal year ended December 31, 2001, the unaudited three-month period ended December 31, 2000 and the fiscal years ended September 30, 2001, 2000,

1999 and 1998 and the unaudited twelve-month period ended December 31, 2001 and income statements and cash flow data for the three-month fiscal year ended December 31, 2001, the unaudited three-month period ended December 31, 2000 and the unaudited twelve-month period ended December 31, 2001 and the fiscal years ended September 30, 2001, 2000, 1999 and 1998, are restated for inflation from January 1, 2002 to December 31, 2002 of 118.2% based on the wholesale price index. Figures presented in this prospectus and proxy solicitation corresponding to Cointel’s balance sheet data as of September 30, 2002, 2001, 2000, 1999 and 1998 and its income statement and cash flow data for the fiscal years ended September 30, 2002, 2001, 2000, 1999 and 1998 are restated for the inflation from January 1, 2002 to December 31, 2002 of 118.2% based on the wholesale price index. See Note 2.2 to the consolidated annual financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 and Note 2.3 to Cointel’s consolidated annual financial statements included in its Annual Report on Form 20-F for the fiscal year ended September 30, 2002.

On March 25, 2003, Decree 664/03 rescinded the requirement that financial statements be prepared in constant currency, effective for financial statements issued in future periods. On April 8, 2003, the CNV issued Resolution No. 441/03 discontinuing inflation accounting as of March 1, 2003.

Cointel’s audited financial statements for the fiscal years ended September 30, 2002, 2001 and 2000 included in its Annual Report on Form 20-F for the fiscal year ended September 30, 2002 have been restated in constant pesos as of September 30, 2002. We have elected to present the financial information derived from Cointel’s financial statements in constant pesos as of December 31, 2002 because we believe that it provides you with better comparative information.

According to generally accepted accounting principles applied by Telefónica, our ultimate parent company which directly and indirectly owns 98% of our capital stock, for purposes of its consolidated financial statements for its own financial reporting, Argentina did not meet the definition of a highly inflationary economy. Therefore, Telefónica incorporates, for purposes of preparing its consolidated financial statements, our balances without computing any inflation adjustments for the inflation experienced during 2002. In line with this, and for our own U.S. GAAP reconciliation, we have elected not to use the alternative of maintaining the 2002 inflation adjustment that the Securities and Exchange Commission permits for countries such as Argentina, where local GAAP continues to require price level adjustments. Therefore, we have included in our U.S. GAAP reconciliation an item eliminating the effect of the restatement computed under Argentine GAAP for inflation during the fiscal year ended December 31, 2002 and Cointel has included in its U.S. GAAP reconciliation an adjustment eliminating the effects of the restatement computed under Argentine GAAP for inflation during the fiscal year ended September 30, 2002.

OUR SELECTED CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

	Twelve-Month Fiscal Year Ended December 31,	Unaudited Twelve-Month Period Ended December 31,	Three-Month Fiscal Year Ended December 31,	Unaudited Three-Month Period Ended December 31,	Twelve-Month Fiscal Year Ended September 30,
	2002	2001	2001	2000	2001	2000	1999		1998(1)
	(in millions of constant pesos as of December 31, 2002, except share capital)
Operations Statement Data:(2)
Argentine GAAP
Net revenues	3,039	5,966	1,414	1,558	6,112	6,456	6,247		7,496
Costs of services provided(3)	(2,220)	(3,043)	(766)	(820)	(3,099)	(3,742)	(3,256)		(3,533)
Gross profit	819	2,923	648	738	3,013	2,714	2,991		3,963
Administrative expenses(3)	(433)	(610)	(153)	(161)	(618)	(476)	(487)		(596)
Selling expenses(3)	(439)	(1,113)	(382)	(179)	(912)	(456)	(622)		(1,366)
Operating loss/income	(53)	1,200	113	398	1,483	1,782	1,882		2,001
Income (loss) on equity investments investments	2	(11)	(9)	(2)	(4)	(4)	2		—
Other expenses, net	(152)	(234)	(52)	(65)	(247)	(329)	(290)		(172)
Financial (loss)/income on assets	(725)	68	15	11	63	105	89		87
Financial (loss)/income on liabilities	(2,511)	(334)	(79)	(74)	(329)	(362)	(303)		(251)
Unusual items	—	(15)	—	—	(15)	—	—		—
Income tax	—	(312)	(65)	(124)	(371)	(441)	(415)		(550)
Net loss/income from continuing operations	(3,439)	362	(77)	144	580	751	965		1,115
Net loss/income of spun-off businesses	—	(13)	—	(76)	(89)	(2)	28		—
Net loss/income	(3,439)	349	(77)	68	491	749	993		1,115
U.S. GAAP
Net loss/income(4)	(3,454)	(1,185)	(1,409)	(23)	201	339	412		506
Balance Sheet Data:
Argentine GAAP
Cash and current investments	397	145	145	140	69	849 (6)	360	(1)	247
Fixed assets	8,417	9,649 (5)	9,649 (5)	10,195	9,821	10,363	11,775	(1)	11,205
Total assets	9,564	11,736	11,736	13,924	12,176	14,893	15,366	(1)	14,288
Share capital(7)	1,746	1,746	1,746	2,141	1,746	2,141	2,141	(1)	2,141
Short-term bank and financial debt	3,271	2,494	2,494	2,854	2,557	3,502	1,628	(1)	1,298
Long-term bank and financial debt	2,943	1,796	1,796	1,925	1,859	2,217	4,153	(1)	4,100
Total liabilities	7,171	5,904	5,904	6,476	5,942	7,511	8,076	(1)	7,338
Shareholders’ equity (net assets)	2,393	5,832	5,832	7,448	6,236	7,383	7,288	(1)	6,948
Net assets of spun-off business	—	—	—	1,325	—	1,445	(1)		—
Unappropriated losses/earnings	(3,490)	(51)	(51)	229	706	1,292	1,302		583
U.S. GAAP
Shareholders’ equity(4)	(2,242)	1,212	1,212	3,306	2,771	3,329	3,290		3,178

OUR SELECTED CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

	Twelve-Month Fiscal Year Ended December 31,	Unaudited Twelve-Month Period Ended December 31,	Three-Month Fiscal Year Ended December 31,	Unaudited Three-Month Period Ended December 31,	Twelve-Month Fiscal Year Ended September 30,
	2002	2001	2001	2000	2001	2000	1999	1998(1)
	(in millions of constant pesos as of December 31, 2002, except for per share amounts, share capital, operating information and ratios)
Other Financial Data:
Argentine GAAP
Cash dividends paid	—	654	327	—	327	654	654	622
Cash dividends per share:
in pesos	—	0.30 (8)	0.15 (8)	—	0.15 (8)	0.30	0.30	0.28
in dollars(9)	—	0.14	0.07	—	0.07	0.14	0.14	0.13
Capital expenditures(10)	135	915	208	135	844	943	890	1,497
Depreciation and amortization(11)	1,377	1,380	364	332	1,349	1,521	1,503	1,798

Cash Flow Data:
Argentine GAAP
Cash flows from continuing operating activities	808	1,945	535	364	1,777	2,086	2,426	2,891
Cash used in continuing investing activities	(135)	(991)	(208)	(135)	(920)	(943)	(831)	(1,602)
Cash used in continuing financing activities	(421)	(949)	(251)	(984)	(1,682)	(137)	(1,178)	(1,135)
Spun-off assets	—	(144)	—	—	(144)	—	—	—
Cash flows provided by spun-off businesses	—	107	—	55	161	(489)	(303)	—
Increase (decrease) in cash and cash equivalents	252	(32)	76	(700)	(808)	517	114	155

CNV Required Data:
Current assets to current liabilities	0.24	0.49	0.49	0.52	0.54	0.58	0.67	0.74
Shareholders’ equity to total liabilities	0.33	0.99	0.99	1.15	1.05	0.98	0.90	0.95
Non-current assets to total assets	0.90	0.85	0.85	0.84	0.84	0.81	0.85	0.85
Return on equity(12)	(0.84)	0.05	(0.01)	0.01	0.07	0.10	0.14	0.15

Fixed-charge coverage ratio:
Argentine GAAP	(14)	2.8	1.1	3.1	3.1	3.4	4.1	5.0
U.S. GAAP	(14)	N/A	(14)	N/A	2.9	2.9	3.5	4.6

Operating Information:
(unaudited)
Lines installed	4,888,902	4,876,264	4,876,264	4,737,920	4,851,308	4,669,189	4,384,041	4,232,756
Lines in service	4,419,162	4,556,297	4,556,297	4,319,183	4,521,414	4,258,924	3,934,178	3,973,798
Lines in service per 100 inhabitants (Southern region)(13)	23.8	24.5	24.5	24.7	24.4	24.4	22.9	23.4
Number of employees	8,998	9,410	9,410	9,856	9,680	9,984	10,186	11,107
Lines in service per employee	491.1	484.2	484.2	438.2	467.1	426.6	386.2	357.8
Digitalization	100%	100%	100%	100%	100%	100%	100%	100%

(1)	Figures have not been restated to reflect the effect of our 2001 reorganization. See Item 4: “Information on the Company—Our History and Development—Our Reorganization” included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002.

(2)	See Note 2.4 to the consolidated annual financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 for the basis of presentation of consolidated operations statement amounts and presentation of financial information elsewhere in this document.
(3)	Includes depreciation and amortization.
(4)	Not adjusted for inflation.
(5)	Net of Ps.4 million transferred to inventories.
(6)	Net of Ps.28 million (in constant pesos of December 31, 2002) corresponding to the spun-off business.
(7)	Our 2001 reorganization had the effect of reducing our capital stock by 394,789,234 class B ordinary shares. Share capital at Ps.1.00 per share is shown rounded to the nearest Ps.1 million.
(8)	Dividends per share were computed based on the number of shares outstanding before the capital stock reduction, since the related share exchange had not yet been completed as of the distribution date. See Note 1.2 to the Consolidated Annual Financial Statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002.
(9)	Cash dividends per share in U.S. dollars are translated into U.S. dollars from pesos using the exchange rate as of each payment date.
(10)	Net of Ps.388 million, Ps.652 million, Ps.180 million, Ps.40 million, Ps.41 million and Ps.15 million financed by trade, bank and financial payables for the fiscal years ended September 30, 1998, 1999, 2000 and 2001, the three-month period ended December 31, 2000 and the fiscal year ended December 31, 2002 (each in constant pesos of December 31, 2002), respectively, and for the fiscal year ended December 31, 2002 net of Ps.29 million of capitalized exchange difference.
(11)	Excludes portion included in financial expenses. Consolidated on the basis of presentation of consolidated operations statement amounts. See Note 2.4 to the Consolidated Annual Financial Statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002.
(12)	Ratio of net (loss) income to average shareholders’ equity for the period.
(13)	Southern region means the southern half of Argentina, including most of the province of Buenos Aires and more than half of the City of Buenos Aires. According to INDEC as of December 31, 2002, there were approximately 17 million inhabitants in the southern region.
(14)	The ratio of earnings to fixed charges is not meaningful for the periods that result in a deficit.

COINTEL’S SELECTED CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

	Unaudited Three-Month Fiscal Year Ended December 31, 2002	Unaudited Three-Month Period Ended December 31, 2001	Twelve-Month Fiscal Years Ended September 30,				Nine-Month Fiscal Year Ended September 30, 1998(1)
			2002	2001	2000	1999
	(in millions of constant pesos as of December 31, 2002 )
Operations Statement Data:
Argentine GAAP
Net revenues	620	1,414	3,832	6,112	6,453	6,014	4,840
Cost of services provided(2)	(498)	(766)	(2,488)	(3,100)	(3,740)	(3,172)	(2,258)
Gross profit	122	648	1,344	3,012	2,713	2,842	2,582
Administrative expenses(2)	(106)	(159)	(512)	(648)	(524)	(513)	(408)
Selling expenses(2)	(69)	(382)	(752)	(911)	(456)	(598)	(842)
Operating income	(53)	107	80	1,453	1,733	1,731	1,332
Income/(loss) on equity investments	1	(9)	(8)	(4)	(9)	70	54
Other expenses, net	(51)	(52)	(153)	(247)	(327)	(290)	(144)
Financial (loss) income on assets(3)	45	15	(744)	(105)	205	81	249
Financial (loss) income on liabilities(3)	407	(105)	(3,296)	(475)	(497)	(450)	(279)
Other income	—	—	—	—	—	—	109
Unusual items	—	—	—	(15)	—	—	—
Income tax	—	(65)	(66)	(371)	(441)	(375)	(358)
Minority interest in subsidiaries	(100)	28	1,337	(239)	(367)	(474)	(380)
Net (loss)/income from continuing operations	249	(81)	(2,850)	(3)	299	293	583
Net (loss)/income of Telefónica Argentina’s spun-off businesses	—	—		(45)	(2)	15	—
Net (loss)/income for the year	249	(81)	(2,850)	(48)	297	308	583
U.S. GAAP
Net (loss) income(4)	N/A	N/A	(4,545)	86	125	155	313

	Unaudited Three-Month Fiscal Year Ended December 31, 2002	Unaudited Three-Month Period Ended December 31, 2001	Twelve-Month Fiscal Years Ended September 30,					Nine-Month Fiscal Year Ended September 30, 1998(1)
			2002	2001	2000	1999
	(in millions of constant pesos as of December 31, 2002)
Balance Sheet Data:
Argentine GAAP
Cash and current investments	397	152	351	73	853 (5)	475	(1)	247
Fixed assets	8,417	9,649	8,705	9,821	10,365	11,775	(1)	11,205
Intangible assets and deferred charges	429	475	429	486	515	1,186	(1)	628
Net assets of spun-off businesses	—	—	—	—	1,444	—		—
Total assets	9,904	12,109	10,303	12,555	15,615	16,095	(1)(6)	15,042
Short-term bank and financial debt	3,661	2,664	4,045	2,909	3,554	1,748	(1)	1,532
Long-term bank and financial debt	3,876	2,693	4,224	2,757	3,419	5,293	(1)	5,194
Shareholders’ equity (net assets)	566	3,085	318	3,167	3,228	3,250		2,965
U.S. GAAP:
Total Assets(4)	N/A	N/A	5,377	5,978	8,328	7,388		6,902
Shareholders’ equity(4)	N/A	N/A	(3,126)	1,430	1,364	1,380		1,228
Cash Flow Data:
Argentine GAAP
Cash flows from continuing operating activities	251	416	854	1,469	1,645	1,970		2,371
Cash flows used in continuing investing activities	(37)	(208)	(306)	(920)	(943)	(832)		(1,217)
Cash flows (used in) provided by continuing financing activities	(168)	(127)	(270)	(1,373)	191	(607)		(1,113)
Spun-off assets	—	—	—	(144)	—	—		—
Cash flows provided by (used in) spun-off businesses	—	—	—	161	(488)	(303)		—
Increase (decrease) in cash and cash equivalents	46	81	278	(807)	405	228		41

(1)	Figures have not been restated to reflect the effect of the Reorganization Transactions. See Item 4: “Information on the Company—Our History and Development—Telefónica Argentina’s Reorganization”.
(2)	Includes depreciation and amortization.
(3)	Net financial (loss) gain includes gains of Ps.239 million for the irregular nine-month fiscal year ended September 30, 1998 related to the revaluation of certain shares at market value over the equity value.
(4)	Not adjusted for inflation.
(5)	Net of Ps.29 million, in constant pesos as of December 31, 2002, corresponding to spun-off businesses.
(6)	Includes Ps.70 million reclassified from assets (net) to liabilities in the Consolidated Annual Financial Statements.

RECENT DEVELOPMENTS

Consolidated financial data and operating data as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002

The following tables set forth our and Cointel’s consolidated financial and operating information as of March 31, 2003 and for the unaudited three-month periods ended March 31, 2003 and 2002. The financial information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our Report on Form 6-K dated May 22, 2003, which is incorporated by reference in this prospectus and proxy solicitation, including our unaudited financial statements included therein, and Cointel’s Report on Form 6-K dated May 22, 2003 which is incorporated by reference in this prospectus and proxy solicitation, including its unaudited financial statements included therein. Our and Cointel’s consolidated financial and operating information as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002 have been derived from our and Cointel’s unaudited consolidated financial statements. The results of operations for interim periods are not necessarily indicative of our or Cointel’s full year’s operations.

Our and Cointel’s financial data as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002 have been restated in constant pesos as of February 28, 2003. With the exception of this financial data, and except as otherwise indicated, financial data for all other periods throughout this prospectus and proxy solicitation with respect to us and Cointel have been restated in constant pesos as of December 31, 2002. We and Cointel have not restated all of the financial data included in this prospectus and proxy solicitation in constant pesos as of February 28, 2003 because there was low inflation in Argentina during the period. From January 1, 2003 to February 28, 2003 the wholesale price index in Argentina increased 0.7%. On April 8, 2003, the CNV issued Resolution No. 441/03 discontinuing inflation accounting as of March 1, 2003.

As described in note 2.3 to our consolidated financial statements as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002 included in our Report on Form 6-K dated May 22, 2003 and note 2.4 to Cointel’s consolidated financial statements as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002 included in Cointel’s Report on Form 6-K dated May 22, 2003 (both incorporated by reference in this prospectus), we have begun to apply new Argentine professional accounting rules, which have had the following effects:

•	Our financial statements—We have modified the initial balance of retained earnings (losses) for the three-month period ended March 31, 2002 and the fiscal year ended December 31, 2002 amounting to an accumulated loss of Ps.51 million relating to the effect of deferred income tax balances as of December 31, 2001. We also charged retained earnings (losses) as of January 1, 2003 for a loss of Ps.37 million to take into account the transition effect for the initial valuation of derivative financial instruments at fair value.

•	Cointel’s financial statements—As a result of the above mentioned effects in our financial statements, Cointel has modified the initial balance of retained earnings (losses) for the three-month period ended March 31, 2002 and the twelve-month period ended December 31, 2002 amounting to an accumulated loss of Ps.33 million relating to the effect of deferred income tax balances as of December 31, 2001. Cointel has also charged retained earnings (losses) as of January 1, 2003 for a loss of Ps.24 million to take into account the transition effect for the initial valuation of derivative financial instruments at fair value.

Under the new accounting rules, when financial statements are presented for comparative purposes, the changes resulting from the application of deferred income tax accounting must be applied retroactively to all periods presented while as the changes resulting from the fair value calculation of derivative instruments do not. The calculation of the retroactive effect of the deferred income tax accounting on our results of operations for the year ended December 31, 2002 would have resulted in a decrease to our income tax expense and net loss of Ps.51 million. We have not calculated the retroactive effect on the rest of the periods presented in this prospectus or incorporated by reference from our or Cointel’s annual report because they are not presented for comparative purposes in the abovementioned interim period financial statements included in the respective Form 6-Ks. Accordingly, the financial data for the three-month periods ended March 31, 2003 and March 31, 2002 presented in the following tables may not be comparable to the results of operations for the periods presented in “Selected Consolidated Financial Data and Operating Data”.

Telefónica of Argentina

	Unaudited As of and For the Three-Month Period Ended March 31,
	2003	2002
	(in millions of constant pesos as of February 28, 2003, except share capital)
Operations Statement Data:(1)
Argentine GAAP
Net revenues	611	1,145
Costs of services provided(2)	(480)	(628)
Gross profit	131	517
Administrative expenses(2)	(92)	(131)
Selling expenses(2)	(43)	(190)
Operating (loss) income	(4)	196
Income (loss) on equity investments	(1)	3
Other expenses, net	(22)	(30)
Financial loss on assets	(58)	(180)
Financial income (loss) on liabilities	649	(3,670)
Income tax	—	51
Net income (loss)	564	(3,630)

Balance Sheet Data:
Argentine GAAP
Cash and current investments	524
Fixed assets	8,162
Total assets	9,313
Share capital(3)	1,746
Short-term bank and financial debt	2,863
Long-term bank and financial debt	2,560
Total liabilities	6,376
Shareholders’ equity (net assets)	2,937
Unappropriated losses	(2,986)

	Unaudtied Three-Month Period Ended March 31,
	2003	2002
	(in millions of constant pesos as of February 28, 2003, except for operating information and ratios)
Other Financial Data:
Argentine GAAP
Capital expenditures(4)	16	105
Depreciation and amortization(5)	323	322

Cash Flow Data:
Argentine GAAP
Cash flows from continuing operating activities	342	530
Cash used in continuing investing activities	(16)	(105)
Cash used in continuing financing activities	(201)	(298)
Increase in cash and cash equivalents	125	127

CNV Required Data:
Current assets to current liabilities	0.28
Shareholders’ equity to total liabilities	0.46
Non-current assets to total assets	0.90
Return on equity(6)	0.21

Fixed-charge coverage ratio:
Argentine GAAP	4.9

Operating Information:
(unaudited)
Lines installed	4,890,481	4,884,052
Lines in service	4,413,506	4,546,068
Lines in service per 100 inhabitants (Southern region)(7)	23.7	24.4
Number of employees	8,808	9,418
Lines in service per employee	501.1	482.7
Digitalization	100	100

(1)	See Note 2.5 to the consolidated financial statements included in our Report on Form 6-K for the three- month period ended March 31, 2003 for the basis of presentation of consolidated operations statement amounts.
(2)	Includes depreciation and amortization.
(3)	Share capital at Ps.1.00 per share is shown rounded to the nearest Ps.1 million.
(4)	Net of Ps.3 million financed by bank and financial payables for the three-month period ended March 31, 2002 and for the three-month period ended March 31, 2002 net of Ps.1,250 million of capitalized exchange difference.
(5)	Excludes portion included in financial expenses.
(6)	Ratio of net (loss) income to average shareholders’ equity for the period.
(7)	Southern region means the southern half of Argentina, including most of the province of Buenos Aires and more than half of the City of Buenos Aires. According to INDEC as of March 31, 2003, there were approximately 17 million inhabitants in the southern region.

Cointel

	Unaudited Three-Month Periods Ended March 31,
	2003	2002
	(in millions of constant pesos as of February 28, 2003)
Operations Statement Data(1):
Argentine GAAP
Net revenues	611	1,145
Cost of services provided(2)	(480)	(628)
Gross profit	131	517
Administrative expenses(2)	(92)	(132)
Selling expenses(2)	(43)	(190)
Depreciation of goodwill on investment in Telefónica of Argentina	(6)	(6)
Operating income	(10)	189
Income/(loss) on equity investments	(1)	3
Other expenses, net	(22)	(30)
Financial (loss) income on assets	(58)	(172)
Financial income (loss) on liabilities	761	(4,396)
Income tax	—	51
Minority interest in subsidiaries	(197)	1,278
Net income (loss)	473	(3,077)

	Unaudited as of and for the Three-Month Period Ended March 31,
	2003	2002
	(in millions of constant pesos as of February 28, 2003)
Balance Sheet Data:
Argentine GAAP
Cash and current investments	525
Fixed assets	8,162
Intangible assets, goodwill and deferred charges	423
Total assets	9,654
Short-term bank and financial debt	3,242
Long-term bank and financial debt	3,405
Shareholders’ equity (net assets)	1,019

Cash Flow Data:
Argentine GAAP
Cash flows from continuing operating activities	337	533
Cash flows used in continuing investing activities	(16)	(105)
Cash flows used in continuing financing activities	(195)	(308)
Increase (decrease) in cash and cash equivalents	126	120

(1)	See Note 2.2 to the consolidated financial statements included in our Report on Form 6-K for the three-month period ended March 31, 2003 for the basis of presentation of consolidated operations statement amounts.
(2)	Includes depreciation and amortization.

Our Management Contract

Pursuant to an agreement between us and Telefónica, dated April 30, 2003, the parties have agreed to continue to negotiate during the period from May 1, 2003 until June 30, 2003 with respect to the amount to be paid by us under the management contract and, that during the negotiation period, we will suspend payment of the management fee. Once an agreement is reached as to the amount of the applicable fee, we will pay such amount retroactively as from May 1, 2003. See “Risk Factors—The interests of our affiliates, as our equity owners and creditors, may conflict with the interests of the holders of our notes or shares”.

RISK FACTORS

In addition to the other information contained in this prospectus and proxy solicitation, holders of existing Cointel notes should review carefully the following risk factors before tendering their existing Cointel notes in the exchange offers and delivering their proxies in the proxy solicitation.

Risks Relating to the Current Economic Crisis in Argentina

Overview

We are an Argentine sociedad anónima (a corporation of limited liability) and substantially all of our operations, facilities and customers are presently located in Argentina. Accordingly, our financial condition and results of operations depend to a significant extent on the macroeconomic and political conditions of Argentina.

The Argentine economy has experienced significant volatility in recent decades, characterized by periods of low or negative growth and high and variable levels of inflation and devaluation. In 1988, 1989 and 1990, the annual inflation rates were approximately 338%, 4,924% and 1,344%, respectively, based on the Argentine consumer price index and approximately 432%, 5,386% and 798%, respectively, based on the Argentine wholesale price index. As a result of inflationary pressures, the Argentine currency was devalued repeatedly during the 1960s, 1970s and 1980s, and macroeconomic instability led to broad fluctuations in the real exchange rate of the Argentine currency relative to the U.S. dollar. To address these pressures, the Argentine government during this period implemented various plans and utilized a number of exchange rate systems during this period. Prior to December 1989, the Argentine foreign exchange market was subject to exchange controls.

In April 1991, the Argentine government launched a plan aimed at controlling inflation and restructuring the economy, enacting Law No. 23,928 and its Regulatory Decree No. 529/91, known as the Convertibility Law. The Convertibility Law fixed the exchange rate at one peso per U.S. dollar and required that the Central Bank maintain reserves in gold and foreign currency at least equivalent to the monetary base. Following the enactment of the Convertibility Law, inflation declined steadily and the economy experienced growth through most of the period from 1991 to 1997. In the fourth quarter of 1998, however, the Argentine economy entered into a recession that caused the gross domestic product to decrease by 3.4% in 1999, 0.8% in 2000, 4.4% in 2001 and 10.9% in 2002. Beginning in the second half of 2001, Argentina’s recession worsened significantly, precipitating the political and economic crisis described in greater detail below.

Beginning in December 2001, the Argentine government implemented a number of monetary and currency-exchange control measures that included restrictions on the free disposition of funds deposited with banks and tight restrictions on the transfer of funds abroad, with certain exceptions for transfers related to foreign trade and other authorized transactions, which were generally subject to prior approval by the Central Bank, most of which as of May 6, 2003 are no longer applicable in connection with repayments to foreign creditors. In December 2001, the Argentine government declared an official default on Argentina’s foreign debt payments. On January 7, 2002, the Argentine Congress enacted the Public Emergency Law, which introduced dramatic changes to Argentina’s economic model and amended the currency board that had pegged, statutorily, the peso at parity with the U.S. dollar since the enactment of the Convertibility Law in 1991. The Public Emergency Law empowered the Federal Executive Branch of Argentina to implement, among other things, additional monetary, financial and exchange measures to overcome the current economic crisis in the short term, such as determining the rate at which the peso was to be exchanged into foreign currencies. Since a new administration was appointed by the Argentine Congress on January 1, 2002, the Argentine government has implemented measures, whether by decrees, Central Bank regulation or legislation passed by the Argentine Congress, attempting to address the effects of amending the Convertibility Law, recovering access to financing, reducing government spending, restoring liquidity to the financial system, reducing unemployment, and generally stimulating the economy.

As detailed below, the Argentine economy has experienced a severe recession and political and economic crisis, and the abandonment of dollar-peso parity has led to significant devaluation of the peso against major international currencies. Argentine government actions concerning the economy, including with respect to inflation, interest rates, price controls, foreign exchange controls and taxes, have had and may continue to have a material adverse effect on private sector entities including us. Although some economic indicators of the Argentine economy stabilized in the first quarter of 2003, we cannot provide any assurance that future economic, social and political developments in Argentina, over which we have no control, will not further impair our business, financial condition, or results of operations or impair our ability to make payments of principal and/or interest on our outstanding indebtedness. The recession, the macroeconomic situation in Argentina and the actions taken by the Argentine government pursuant to the Public Emergency Law will continue to affect us.

Recent economic and political instability resulted in a severe recession in 2002 and may result in continued economic turmoil and recession.

In the fourth quarter of 1998, the Argentine economy entered into a recession that caused the gross domestic product to decrease by 3.4% in 1999. Following his election in October 1999, President Fernando De la Rúa was confronted with the challenges of dealing with Argentina’s enduring recession and obtaining political consensus on critical issues related to the economy, public sector spending, legal reforms and social programs. The De la Rúa administration failed to address adequately the growing public sector deficit, both at the federal and at the provincial levels. Gross domestic product contracted by 0.8% in 2000 and by 4.4% in 2001. As the recession caused tax revenues to drop, the public sector relied increasingly on financing from local and, to a lesser extent, foreign banks, effectively foreclosing private sector companies from bank financing. As the public sector’s creditworthiness deteriorated, interest rates reached record highs, bringing the economy to a virtual standstill. The lack of confidence in the country’s economic future and its ability to sustain the peso’s parity with the U.S. dollar led to massive withdrawals of deposits and capital outflows.

To prevent further capital outflows, on December 1, 2001, the Argentine government effectively froze bank deposits and introduced exchange controls restricting capital outflows. The measures were perceived as further paralyzing the economy for the benefit of the banking sector and caused a sharp rise in social discontent, ultimately triggering public protests, outbreaks of violence and the looting of stores throughout Argentina. On December 20, 2001, after declaring a state of emergency and suspending civil liberties, President Fernando De la Rúa tendered his resignation to Congress. After a series of interim presidents, on January 1, 2002, Eduardo Duhalde, a Peronist senator who had lost the presidential election to President De la Rúa in 1999, was appointed by Congress at a joint session to complete the remaining term of former President De la Rúa until December 2003.

Since his appointment on January 1, 2002, President Duhalde has undertaken a number of far-reaching initiatives including:

•	ratifying the suspension of payment of certain of Argentina’s sovereign debt declared by interim President Rodríguez Saá;

•	amending the Convertibility Law, with the resulting devaluation and volatility of the peso;

•	converting certain U.S. dollar-denominated debts into peso-denominated debts, which we refer to as pesification, at a one-to-one exchange rate plus an adjustment for variations in consumer prices, referred to as the CER, or in salaries, referred to as the CVS, and U.S. dollar-denominated bank deposits into peso-denominated bank deposits at an exchange rate of Ps.1.40 per U.S.$1.00 as adjusted by the CER;

•	converting most U.S. dollar-denominated obligations with non-financial institutions into peso-denominated debts at a one-to-one exchange rate, plus an adjustment by CER or CVS, as the case may be, plus an equitable adjustment, in certain cases;

•	restructuring the maturity and interest rates on bank deposits and maintaining restrictions on bank withdrawals;

•	enacting an amendment to the Central Bank’s charter to (1) allow it to print currency in excess of the amount of foreign asset reserves it holds, (2) make short-term advances to the federal government and (3) provide financial assistance to financial institutions with liquidity constraints or solvency problems;

•	converting public service tariffs, including those of telephone services, which had been originally established in U.S. dollars, into pesos at a one-to-one exchange rate;

•	freezing public service tariffs, including those of telephone services, and not permitting indexing of any kind;

•	authorizing the federal government to renegotiate public service rates on a case-by-case basis;

•	imposing restrictions on transfers of funds abroad subject to certain exceptions, most restrictions in connection with repayments to foreign creditors having recently been lifted, and

•	requiring the deposit into the Argentine financial system of foreign currency earned from exports, subject to certain exceptions.

On April 27, 2003 presidential elections were held in Argentina. Néstor Kirchner, the candidate supported by Argentina’s current president, Eduardo Duhalde, became the president-elect of Argentina. Mr. Kirchner is scheduled to assume office on May 25, 2003.

Commercial and financial activities were virtually paralyzed in 2002, further aggravating the economic recession that precipitated the current crisis. Moreover, due to the ongoing social and political protests, Argentina’s economy and society continue to or may face risks including (1) civil unrest, rioting, looting, nationwide protests, widespread social unrest and strikes, (2) expropriation, nationalization and forced renegotiation or modification of existing contracts, (3) changes in taxation policies, including tax increases and retroactive tax reforms and (4) mandatory salary increases.

The recession, including a 10.9% decrease in GDP in 2002, high unemployment and underemployment that preceded and that has followed the devaluation of the peso and high inflation has led to a reduction of wages in real terms and of disposable income and has resulted in changes in consumer behavior across all class sectors of the Argentine population. Such effects have resulted and may continue to result in a decrease in the number of clients, the use of our services and the type of products and services demanded, with a possible corresponding reduction in our revenues. See “Factors Related to Us—Our revenues have been and may continue to be adversely affected by a decrease in the number of customers and usage of our services.”

During the first quarter of 2003, some economic indicators of the Argentine economy began to stabilize. GDP growth during the first quarter of 2003 was estimated at 1.8%. Inflation has also stabilized as the peso has strengthened versus the U.S. dollar. As of March 31, 2003, the exchange rate was Ps.2.98 per U.S. dollar compared to Ps.3.37 per U.S. dollar as of December 31, 2002. Notwithstanding this recent and partial stabilization, the Argentine economy has quickly deteriorated in the past, and may quickly deteriorate in the future, and until sustained growth is achieved we cannot assure you if, or when, the Argentine economy will begin a sustained recovery.

Argentina’s insolvency and default on its public debt could prolong the current financial crisis.

As a result of its growing fiscal deficit, Argentina’s ability in the short-term to stimulate economic growth, appease social unrest and repay its debt is likely to depend on external financial assistance. Due to failure to meet fiscal deficit targets, including those for the fourth quarter of 2001, on December 5, 2001, the International Monetary Fund, or IMF, suspended further disbursements. This decision deepened the economic and political crisis.

On December 23, 2001, interim President Rodríguez Saá declared the suspension of debt payments on approximately U.S.$63 billion of Argentina’s sovereign debt total of approximately U.S.$144.5 billion as of December 31, 2001. On January 2, 2002, President Duhalde ratified such decision. Consequently, the principal international rating agencies downgraded the rating of Argentina’s sovereign debt.

In January 2002, President Duhalde initiated talks with the IMF. On January 24, 2003, the IMF approved an eight-month stand-by credit facility for Argentina of approximately U.S.$2.98 billion that is designed to provide transitional financial support through the period ending August 31, 2003, which replaces Argentina’s prior arrangements with the IMF. In addition, the IMF agreed to extend by one year U.S.$3.8 billion dollars in payments Argentina would have been expected to make through August 2003. On March 19, 2003, the IMF made available to Argentina U.S.$307 million under this stand-by credit facility granted to Argentina in January. To date the IMF and other multilateral and official sector lenders have indicated that additional amounts of financial aid will be dependent on the implementation of a sustainable economic program. The IMF, through various pronouncements, indicated that such program should include improving methods of tax collection, reforming intergovernmental tax distributions between the federal government and the provinces, imposing spending controls on the federal and provincial governments, and restructuring the foreign indebtedness on which Argentina has defaulted.

The Argentine government’s current insolvency and inability to obtain financing can be expected to affect significantly its ability to implement any reforms and restore economic growth. This could further undermine the ability to restore economic growth and may result in deeper recession, higher inflation, greater unemployment, and greater social unrest. If this happens, our financial condition and results of operations would likely continue to be materially and adversely affected.

The Argentine financial system may collapse, thereby impeding economic recovery.

In 2001, especially in the fourth quarter, a significant amount of deposits was withdrawn from financial institutions as a result of increasing political instability and uncertainty. This run on deposits had a material adverse effect on the Argentine financial system as a whole. The magnitude of deposit withdrawals, the general unavailability of external or local credit, together with the restructuring of the public sector debt with local holders (a substantial portion of which was placed with banks), created a liquidity crisis which undermined the ability of Argentine banks to pay their depositors. To prevent a run on the U.S. dollar reserves of local banks, on December 1, 2001, the De la Rúa administration restricted the amount of cash that account holders could withdraw from banks and introduced exchange controls restricting capital outflows. Although many of these restrictions, known as the corralito, are no longer in place, the Duhalde administration subsequently implemented a schedule, known as the corralón, which stated how and when money in savings and checking accounts and maturing time deposits would become available, in an attempt to stop the continuing drain on bank reserves. Despite the corralito and corralón, between January 1 and April 30, 2002, approximately Ps.13.0 billion were withdrawn from banks as the result of judicial orders, an average of Ps.109 million per day.

On February 4, 2002, pursuant to Emergency Decree No. 214/02, the Argentine government converted all foreign-denominated bank deposits into peso-denominated deposits at the exchange rate of Ps.1.40 per U.S. dollar, with an adjustment of such new peso deposits pursuant to the CER. The Argentine government also announced the conversion of most U.S. dollar-denominated debts with Argentine financial institutions into peso-denominated debts at a one-to-one exchange rate, to be adjusted pursuant to the CER. In March 2002, the Argentine government issued Decree No. 762/02 by which it replaced the CER, for certain debts, with the CVS.

All these factors, including the different exchange rates applied to the conversion of foreign currency-denominated bank deposits and loans have increasingly strained the Argentine financial system. Since January 2002, the Central Bank has been forced to grant substantial financial aid to most of the banks in the Argentine financial system. The corralito, corralón and certain other measures have, to a significant extent, shielded banks from a further massive withdrawal of deposits, but they have also led to the paralysis of virtually all commercial and financial activities, diminished spending and greatly increased social unrest, exacerbating the already severe recession. As a result, there has been widespread public repudiation of, and protests directed against, financial institutions, which also has had a material adverse effect on the Argentine financial system.

On June 1, 2002, the Argentine government enacted Decree No. 905/02, which gave owners of rescheduled foreign- and peso-denominated bank deposits the option (during a period of 30 banking business days starting on June 1, 2002) to receive certain bonds issued by the Argentine government in lieu of payment of such deposits. These bonds could be applied to the payment of certain loans under certain conditions. On September 17, 2002, Decree No. 1,836/02 launched another exchange option. Depositors, however, showed little interest in the first or second stages of the voluntary exchange of deposits for bonds. The Argentine government has continued to indicate that it is committed to providing depositors the option to exchange their money for bonds, rather than forcing them to do so through an obligatory exchange.

In a decision dated March 5, 2003, the Supreme Court of Argentina struck down the mandatory conversion of U.S. dollar deposits held by the Province of San Luis with Banco Nación pursuant to Emergency Decree

No. 214/02 on constitutional grounds. Under Argentine law, the Supreme Court rulings are limited to the particular facts and defendant in the case; however, lower courts tend to follow the precedents set by the Supreme Court. There are also numerous other cases in the Argentine judicial system challenging the constitutionality of the pesification pursuant to the Public Emergency Law. The Supreme Court’s rulings create uncertainty as to the implications for the banking system as a whole, including the need for the Argentine government to provide additional financial assistance to the banks in the form of U.S. dollar-denominated bonds. This, in turn, could add to the country’s outstanding debt and is viewed with concern by holders of Argentina’s outstanding bonds.

Through Decree 739/03 dated March 28, 2003 the Argentine government made a further attempt to eliminate the corralón by giving depositors the option to be reimbursed pursuant to a schedule for their deposits in pesos, at a Ps.1.40 per U.S.$1.00 exchange rate adjusted pursuant to CER, plus accrued interest, and to receive a 10-year U.S. dollar denominated bond to be issued by the Argentine government to cover the difference between the amount in pesos to be received by the depositors and the face amount of the original deposit made in U.S. dollars at the exchange rate applicable on April 1, 2003.

The factors mentioned above have increased the pressures on a weakened financial system. Certain foreign controlled banks have closed down operations. Given the depositors’ loss of confidence in the financial system, the elimination of the corralón could likely result in an attempt by such depositors to withdraw all of their deposits and convert such pesos into U.S. dollars. If these withdrawals were to flow to the foreign exchange market, the recent increase in the level of bank deposits could be quickly reversed, causing a sharp increase in the exchange rate and inflation. Moreover, due to the liquidity problems of Argentine banks, these withdrawals could result in the collapse of the financial system and could exacerbate the depreciation of the peso. In the event that the Central Bank provides financial assistance to financial institutions in order to avoid such collapse, liberated funds could flow into the foreign exchange market.

The banking system’s collapse, or the collapse of one or more of the largest banks in the system, would have a material and adverse effect on the prospects for economic recovery and political stability resulting in a loss of consumer confidence, lower disposable income and few financing alternatives for consumers. Such a collapse and its effect on consumers would also have a material and adverse effect on us, including lower usage of our services and a higher level of delinquent and uncollectible accounts.

The devaluation of the Argentine peso, the pesification and freezing of our tariffs, and the macroeconomic conditions currently prevailing in Argentina, have had, and may continue to have, a material adverse effect on our results of operations and financial condition.

The Argentine government’s economic policies and any future decrease in the value of the peso against the U.S. dollar could adversely affect our financial condition and results of operations. The peso has been subject to large devaluations in the past and may be subject to significant fluctuations in the future.

The Public Emergency Law put an end to ten years of U.S. dollar-peso parity and authorized the Argentine government to set the exchange rate. After devaluing the peso, the Argentine government initially established a dual exchange rate of Ps.1.40 per U.S. dollar for certain transactions and a free-floating rate for all other transactions. This dual system was later eliminated in favor of a single free-floating exchange rate for all transactions. Since the devaluation of the peso, the peso has fluctuated significantly, causing the Central Bank to intervene in the market to support the value of the peso by selling U.S. dollars and, lately, by buying U.S. dollars. As of May 12, 2003, the exchange rate was Ps.2.79 per U.S. dollar; however, it reached Ps. 3.90 per U.S. $1.00 as of June 25, 2002.

We cannot assure you that future polices to be adopted by the Argentine government will be able to control the value of the peso, and, therefore, the peso could be subject to significant fluctuations and depreciations in the future, which could materially and adversely affect our financial conditions and results of operations. Also, the Argentine government is facing severe fiscal problems as a result of the devaluation of the peso. As most of the Argentine government’s financial liabilities are U.S. dollar-denominated, there has been an increase in the amount of the Argentine government’s total debt as a result of the devaluation. Peso-denominated tax revenues constitute the majority of its tax receipts and, due to inflation, tax revenues have increased in nominal terms, but have decreased in U.S dollar terms. Therefore, the government’s ability to honor its foreign debt obligations has been materially and adversely affected by the devaluation of the peso.

We realize substantially all of our revenues in Argentina in pesos and, as a result, the devaluation of the peso and the pesification and freezing of our tariffs have had a material adverse effect on our earnings, because our indebtedness is largely denominated in foreign currency and therefore the devaluation has significantly increased our debt in peso terms. In addition, some portion of our expenses, including capital expenditures, is also denominated in foreign currency. Furthermore, the devaluation of the peso has had a material adverse effect on our financial condition, as our largely peso-denominated assets have depreciated accordingly against our largely foreign currency-denominated indebtedness. Any further depreciation of the peso against the U.S. dollar will correspondingly increase the amount of our debt in pesos, with further adverse effects on our results of operations and financial condition. As of December 31, 2002 and March 31, 2003, our consolidated debt in foreign currency was the equivalent of U.S.$1,842 million and U.S.$1,819 million, respectively.

Given the continuing economic crisis in Argentina and the economic and political uncertainties, it is impossible to predict whether, and to what extent, the value of the peso may further depreciate or appreciate against the U.S. dollar and how those uncertainties will affect consumption of telephone services. Moreover, we cannot predict whether the Argentine government will further modify its monetary policy and, if so, what impact these changes could have on our financial condition and results of operations.

The Argentine economy may continue to experience significant inflation and a substantial part of our revenues is not currently subject to indexing.

On January 24, 2002, the Argentine government amended the charter of the Central Bank to allow the Central Bank to print currency without having to maintain a fixed and direct relationship to the foreign currency and gold reserves. This change allows the Central Bank to make short-term advances to the federal government to cover its anticipated budget deficits and to provide assistance to financial institutions with liquidity or solvency problems.

There is considerable concern that if the Central Bank prints currency to finance public-sector spending or assist financial institutions in distress, significant inflation could result. During 2002, the Argentine consumer price index increased 41% and the wholesale price index increased 118%. During the first quarter of 2003 the Argentine consumer price index increased by 2.5% and the wholesale price index increased by 0.2%. In the past, inflation materially undermined the Argentine economy and the Argentine government’s ability to create conditions that would permit growth.

We derive our revenues from monthly basic charges, measured service charges and other charges. Prior to the enactment of the Public Emergency Law, those revenues were linked to a rate per unit of usage expressed in U.S. dollars and we also had the right to adjust that rate semiannually in accordance with variations in the U.S. consumer price index. Currently, however, the Public Emergency Law provides that, in agreements executed by the federal government under public law regulations, including those related to public works and services, which includes the telecommunications services offered by us, indexation clauses based on foreign currency price indices or any other indexation mechanism are annulled. In this regard, the law sets forth that the prices and rates resulting from such provisions be established in pesos at a rate of Ps.1.00 per U.S.$1.00. Any further inflation will result in further decreases in our revenues in real terms and will adversely affect our results of operations, provided that our tariffs do not keep pace with inflation. We are in the process of renegotiating our tariffs with the Argentine government. We cannot give you any assurance that the outcome of these negotiations will be favorable to us. See “Risk Factors Related to Us—In January 2002, the Argentine government pesified and froze our tariffs and the current renegotiation of our tariffs may result in tariffs that may have a material adverse impact on our future financial position. We may continue to have operating losses as a result and the value of our assets may be negatively affected.”

Moreover, any further inflation could result in further increases in our expenses, including capital expenditures. The current mismatch between revenues and expenses, especially in a potentially inflationary economy like that of Argentina, has affected and may continue to affect materially our results of operations.

Future exchange controls may prevent us from servicing our foreign currency-denominated debt obligations.

Since early December 2001, the Argentine authorities implemented a number of monetary and currency exchange control measures that included restrictions on the withdrawal of funds deposited with banks and tight restrictions for making transfers abroad, most restrictions in connection with repayments to foreign creditors having recently been lifted. However, transfers abroad in connection with payments of principal on financial debt prior to the maturity or repayment of interest on financial debt prior to 15 days before its due date requires prior Central Bank approval. These regulations have been changing constantly since they were first promulgated and we cannot assure you that they will not be put in place again and, if they are, whether they will be made stricter than they were before.

Factors Related to Us

Even if all or part of our debt renegotiation strategy is successful, we will continue to have a substantial amount of short-term indebtedness owed to Telefónica Internacional and there will continue to be substantial doubt regarding our ability to remain a going concern.

As of March 31, 2003, we had Ps.2,863 million (equivalent to U.S.$961 million) of short-term debt obligations, of which Ps.2,589 million (U.S.$869 million) was owed to Telefónica Internacional, a wholly owned subsidiary of Telefónica (our ultimate parent company). Assuming that the debt renegotiation strategy is successful and 90% of our existing notes and existing Cointel notes are tendered in the exchange offers prior to the proxy delivery deadline, 50% of the Series B notes tendered in the exchange elect our new U.S. dollar-denominated notes and the remainder of the Series B notes elect our new conversion notes and we have transferred all acquired existing Cointel notes to Telefónica Internacional in exchange for a reduction of our short-term debt, as of March 31, 2003, we would still have had a substantial amount of short-term debt, equal to U.S.$             million, of which U.S.$             million would be short-term debt owed to Telefónica Internacional.

Substantially all of our debt to Telefónica Internacional is currently rolled over on a monthly basis, subject to Telefónica Internacional’s right to immediately accelerate such indebtedness if, among other things:

•	there are changes in our equity, economic and financial situation that, due to their adverse nature, may adversely affect our ability to comply with our obligations under the loan agreements, including our ability to pay interest, and

•	proceedings are commenced against us which may result in an auction or attachment of an amount which is greater than a certain percentage of our shareholders’ equity.

Telefónica Internacional has advised us in writing that it has waived these acceleration conditions until September 20, 2003 and will not accelerate our debt on the basis of the effects of the Public Emergency Law. Notwithstanding this waiver, Telefónica Internacional is under no obligation to continue rolling over our debt when it becomes due and may also assign the debt to third parties. If it were to stop rolling over such debt, we would not have the ability to repay, refinance or renegotiate this short-term indebtedness.

Given that after the successful completion of our debt renegotiation strategy there will continue to be uncertainty regarding our ability to repay or refinance the substantial amount of our short-term debt that will remain outstanding, due to the uncertainty surrounding the outcome of tariff renegotiations with the Argentine government and the uncertainty regarding our ability to access the capital markets, we believe that even if our debt renegotiation strategy is successful that there will continue to be substantial doubt regarding our ability to remain a going concern.

If we fail to complete our exchange offer for existing 2004 notes, we do not expect to generate sufficient cash flows from operations or be able to access the capital or credit markets in order to repay or refinance our debt obligations maturing or subject to repurchase in 2004.

Since 2001, we have been unable to access the capital markets and credit markets and we believe it will be difficult for us to access the capital and credit markets in the near or medium term. As a result, it is not possible for us to refinance our substantial short-term debt obligations and it may not be possible for us to refinance or repay our debt obligations maturing or subject to repurchase in 2004 even if Telefónica Internacional decided to continue to roll over our short-term indebtedness.

As of March 31, 2003, we had U.S.$300 million of our existing 2004 notes outstanding and scheduled to mature in November 2004. Furthermore, if, as of July 1, 2004, the outstanding principal amount of our existing 2004 notes exceeds U.S.$90 million, including any refinancing or renegotiation of those notes with indebtedness having a maturity date prior to July 1, 2006, we will be required in July 2004 to make an offer to purchase all of these notes at 100% of their principal amount, plus accrued and unpaid interest. As of March 31, 2003 there was U.S.$71.4 million of our 2006 notes outstanding.

As a result of our poor prospects for gaining access to the capital or credit markets and because we may not generate sufficient cash flows to repay our existing 2004 notes, the exchange offer for the existing 2004 notes is our best means for attempting to refinance the existing 2004 notes prior to maturity. A successful completion of the exchange offer for the existing 2004 notes will also allow us to avoid having to make an offer to purchase existing 2006 notes in July 2004, thereby effectively maintaining the maturity of the existing 2006 notes in July 2006.

If the exchange offer for the existing 2004 notes fails, we cannot assure you that we will be able to repay, refinance or renegotiate the existing 2004 notes at maturity, be able to complete the offer to purchase the existing 2006 notes or repay any other indebtedness maturing during or after 2004. If we cannot repay, refinance or renegotiate this indebtedness we may not be able to continue as a going concern. See “—The effects on us of the current macroeconomic situation in Argentina and of recent changes to regulations have given rise to conditions that raise substantial doubt as to our ability to remain as a going concern.”

The effects on us of the current macroeconomic situation in Argentina and of changes to regulations have given rise to conditions that raise substantial doubt as to our ability to remain as a going concern.

Our financial statements included in our Annual Report on Form 20-F and incorporated by reference herein contain the following uncertainties affecting our assumption that we will remain as a going concern:

•	the potential adverse effect of the outcome of our pending tariff renegotiation with the Argentine government;

•	whether we will be able to obtain refinancing or additional credit lines to be able to pay our short-term debt; and

•	whether the Central Bank will authorize transfers abroad to pay our foreign creditors.

Our auditors have noted in their audit report dated February 12, 2003 that the potential results of the issues listed above give rise to substantial doubt about our ability to continue as a going concern. However, on May 6, 2003, the Central Bank lifted most of the restrictions on the transfer of funds abroad. Accordingly, the uncertainty related to obtaining authorization from the Central Bank for transfers abroad no longer applies. Our financial statements as of December 31, 2002 do not include any adjustments or reclassifications that might result from the outcome of these uncertainties.

In January 2002, the Argentine government pesified and froze our tariffs and the current renegotiation of our tariffs may result in new tariffs that may have a material adverse impact on our future financial position. We may continue to have operating losses as a result and the value of our assets may be negatively affected.

We have stated in our financial statements included in our Annual Report on Form 20-F and incorporated by reference herein that the amount booked in fixed assets in accordance with Argentine GAAP corresponding to our telecommunications business and the minimum presumed income tax credit, totaling Ps.8,402 million and Ps.48 million, respectively, may be negatively affected by the outcome of our tariff renegotiation and the resulting impact on our operations. See Notes 2.3e, 2.3i and 11 to our financial statements included in an Annual Report on Form 20-F and incorporated by reference herein. Future negative economic developments may result in the adoption of further measures by the Argentine government, including changes to measures already adopted. We cannot assure you what effect these developments and measures may have on the value of our assets or our results of operations.

In January 2002, tariffs for basic telephone services and long-distance services which we charge our customers were converted to pesos from U.S. dollars and fixed at an exchange rate of Ps.1.00 per U.S. dollar. Our tariffs were also frozen, as indexation of any kind is not permitted under the Public Emergency Law. The Public Emergency Law also authorized the Argentine government to renegotiate its contracts related to public works and services. We are currently in negotiations with the Argentine government regarding the rates we may charge in the future. According to the Public Emergency Law, the government must consider the following factors when negotiating the new tariff regime:

•	the effect of these tariffs on the competitiveness of the general economy and in the distribution of income,

•	the quality of the services,

•	the investment plans when such issues are included in the pertinent agreements,

•	consumer protection and accessibility of the services,

•	the security of the systems, and

•	profitability of the company.

The outcome of the tariff renegotiation is uncertain and therefore we cannot assure you that our tariffs that result from the renegotiation will maintain their value in U.S. dollars or constant pesos over time to compensate for any past and future increases in inflation or declines in exchange rates. Inflation in terms of wholesale price index and consumer price index for the year ended December 31, 2002 was 118% and 41%, respectively, and devaluation amounted to 237%. Pursuant to the process established for the renegotiations, we have submitted both an interim request for a tariff increase and a comprehensive proposal regarding our tariff regime within the time period established. We do not know when the renegotiations will be concluded and whether they would be concluded in a manner that will not have a material adverse effect on us.

On January 23, 2003, the Argentine government issued Emergency Decree No. 120/03 which established that the Argentine government may provide for interim tariff increases or adjustments until the process of renegotiation of public service contracts and licenses required under the Public Emergency Law is completed. On January 29, 2003, the Argentine government declared an interim tariff increase of approximately 10% for the electricity and gas sectors. The National Ombudsman, the Ombudsman of the City of Buenos Aires and certain other organizations filed objections to both these decrees with various courts. Pursuant to these objections, a court issued a preliminary injunction prohibiting the increase in these tariffs. Furthermore, there is a possibility that electricity and gas providers may be required to refund the portion of their revenues corresponding to such interim rate increase if the court determines that the increase in tariffs was prohibited under the Public Emergency Law. We cannot assure you that we will receive any interim tariff increase, or if we do, that we will not be enjoined from increasing our rates pursuant to any such increase.

We are subject to tariff regulation and we could be subject to further adverse regulatory “price caps”.

We are currently and will continue to be subject to tariff regulation in areas of service where “effective competition” does not exist. Pursuant to our license to provide telephone services, we had to decrease our rates by 4% (in constant U.S. dollar terms) annually between 1997 and 1999. In connection with this tariff reduction, we agreed to implement price cap reductions. The Argentine government may also subject us to additional reductions.

In addition, Decree No. 764/00 reduced, as of November 2000, the interconnection fee rates for the origin and destination of calls in local areas for those districts with more than 5,000 inhabitants or a telephone-set density above 15 telephones for every 100 inhabitants for the remaining districts, in those areas included in the original license of independent operators, and for the transit within local areas. A 3% semiannual “price cap” reduction was applied during the first two years after these rules and regulations became effective.

The price cap system as applied to our and other regulated industries may also be subject to renegotiation as provided by the Public Emergency Law, although no assurance can be given as to the results of any such renegotiation. We do not know when the Secretary of Communications may determine that effective competition exists in any particular area or in the case of any service, and therefore we cannot assure you that we will not be subject to further reductions of our tariffs.

Tariff reductions of differing scopes and magnitudes may continue for a number of years and may reduce revenues from basic and other services. While we intend to continue to strive to control operating costs and improve productivity, those efforts may not offset, in whole or in part, the decline in operating margins that may result from mandatory tariff reductions.

We are uncertain whether the evolution of the regulatory framework will adversely affect the viability or general competitiveness of our telecommunications business. We are not in a position to control the nature, extent and timing of government action in this area. Future modifications of the regulatory framework may have a material adverse effect on our business, financial condition or results of operations.

Our revenues have been and may continue to be adversely affected by a decrease in the number of our customers and usage of our services.

Our revenues depend on our ability to retain customers. However, the current recession, unemployment and underemployment, coupled with the rise of inflation in 2002, have led to a reduction of wages in real terms and a reduction of disposable income of all class sectors of the Argentine population, which resulted in a decrease in the number of customers that use our services and in a reduction of usage per telephone line. In 2002, our lines in service were further reduced by approximately 140,000 lines with a reduction of total traffic per line of approximately 5%. This reduction in lines in service and usage of our services had a consequent reduction in our revenues and cash inflows. In addition, we cannot assure you that further reductions in demand for our service will not take place, further negatively affecting our cash flow and revenues.

Our license is revocable under certain circumstances, and revocation of the license would have a material and adverse effect on us.

We are subject to a complex series of laws and regulations with respect to the telecommunications services we provide. We provide telecommunications services pursuant to a license that is subject to regulation by various regulatory bodies. Our dissolution and the declaration of bankruptcy are events that may lead to a revocation of our license under the List of Conditions. Our dissolution will occur if our shareholders’ equity according to Argentine GAAP becomes negative for any future fiscal year end and the shareholders do not recapitalize. See “—We may be forced to make a reduction of our capital or dissolve if our shareholders do not contribute additional capital.” In addition, our license is revocable if our direct parent, Cointel, ceases to own at least 51% of our common stock in class A shares without regulatory approval. Accordingly, if Cointel entered into reorganization proceedings due to its inability to pay its debts and such proceedings resulted in Cointel ceasing to own at least 51% of our capital stock in class A shares without regulatory approval, our license could be revoked.

Our cash flows and subsequent dividend payments have been historically relied upon by Cointel, as the primary source of liquidity for it to meet its principal and interest payments on its outstanding debt. From January 1, 1994 through December 31, 2001, we paid Cointel cash dividends aggregating U.S.$1,190 million. Due to accumulated losses attributable to the macroeconomic crisis in Argentina, we did not pay dividends last year, are not able to pay dividends in 2003 in respect of our 2002 fiscal year and may not be able to pay dividends in 2004. Accordingly, Cointel’s primary source of liquidity has been eliminated. Furthermore, even if we could legally pay dividends in 2003 and 2004, we do not expect that our cash flows would be sufficient to be able to pay enough cash dividends to our shareholders for Cointel to pay its debts maturing in 2004. If Cointel were to default on its payment obligations, it is likely that Cointel would have to commence reorganization proceedings, thereby putting our license at risk. The revocation of our license, due to a change in Cointel’s ownership interest or otherwise, would have an immediate and material adverse impact on our financial condition and results of operations.

The interests of our affiliates, as our equity owners and creditors, may conflict with the interests of the holders of our notes or shares.

The Spanish telecommunications and media company Telefónica, through affiliates including Cointel, beneficially owns directly or indirectly approximately 98% of our capital stock. Cointel, which is almost 100% beneficially owned by Telefónica, owns 64.83% of our capital stock and, therefore, controls us and can determine the outcome of any action requiring shareholder approval. Actions within the control of Telefónica Spain and its affiliates include the election of the board of directors and, subject to the requirements of Argentine laws, the payment of dividends. Our day-to-day management and operations are the responsibility of Telefónica Spain, as the operator under a management contract entered into between us and Telefónica (formerly Telefónica de España S.A.) in connection with our privatization in 1990. Affiliates of Telefónica are also involved in other investments and operations in the Argentine communications and media sector, some of which may involve or affect us.

The interests of Telefónica and Cointel as our equity investors may conflict with the interests of the holders of our debt or shares. Moreover, Telefónica Internacional has made substantial extensions of credit to us and represents our largest creditor. As of March 31, 2003, we owed approximately U.S.$869 million of short-term debt to Telefónica Internacional. The interests of Telefónica Internacional as our creditor may conflict with the interests of the holders of our debt or shares. All of the intercompany loans made to us are short-term in nature and as a result, Telefónica Internacional has the legal right to cause us to pay such debt in full prior to the time we are required to make scheduled payments on our third party debt obligations. Furthermore, Telefónica Internacional may assign its rights under these loans without our consent. If Telefónica Internacional, or any assignee, as applicable, were to demand payment in respect of all of our short-term debt it would have a material adverse effect on our ability to repay our remaining debt obligations as they become due. As a result, the claims of Telefónica Internacional may, as a practical matter, enjoy payment priority over claims of any other debt holders. We cannot assure you that Telefónica or its affiliates will provide us with additional intercompany financing support or continue to roll over existing financing even after the offers are completed.

Apart from requirements of Argentine law that dividends must be paid out of net earned profits arising from an approved financial statement, there are currently no contractual restrictions on our ability to pay dividends. Under Argentine law we will be able to resume paying dividends when we have new gains and to the extent we have not consumed our legal reserve to absorb accumulated losses. Telefónica, through Cointel, may exercise its control over our ability to pay dividends (subject to requirements of Argentine law) or to increase the amount or frequency of dividend payments in order to fund expenditures or distributions by Cointel or for other purposes. As a result, Telefónica through Cointel has the legal right and voting power to cause us to pay cash dividends to our shareholders in amounts and at times that may not be in the interests of our creditors.

Conflicts of interest between us, Telefónica and other of our affiliates may also arise in connection with the negotiation and performance of duties and the payment of fees under the management contract, as well as in connection with other business activities. Telefónica, through affiliates, also has joint and separate investments in the communications and media sector in Argentina, including mobile cellular and PCS services following the effectiveness of the spin-off of our wireless services business and data transmission business. These businesses’ operations became controlled by Telefónica Móviles, S.A. and Telefónica DataCorp S.A., respectively, each of which is a controlled subsidiary of Telefónica and independent of us. In some circumstances, our interests may not be aligned with and may perhaps be adverse to the interests of Telefónica or its affiliates with influence over Cointel’s actions. We cannot assure you that Telefónica or its affiliates will not limit or cause us to forego business opportunities that other Telefónica affiliates may pursue, or that the pursuit of opportunities by other affiliates will be in our interest.

A substantial portion of our assets may be immune from attachment by creditors, preventing creditors from obtaining the amount represented by a judgment against us.

Under Argentine law, attachment prior to judgment or related to the enforcement of judgments will not be ordered by courts of Argentina with respect to property which is located in Argentina and determined by those courts to be dedicated to the provision of essential public services. A substantial portion of our assets may be considered to be dedicated to the provision of essential public services. If an Argentine court were to make such a determination with respect to certain of our assets, those assets would not be subject to attachment or other legal process, possibly limiting the ability of our creditors to obtain a judgment against our assets.

We suffered a significant loss in 2002, which resulted in an elimination of our unappropriated earnings, and therefore we lost our ability to distribute dividends.

The effect of the devaluation of the peso and the pesification and freezing of our tariffs have eliminated unappropriated retained earnings and caused us to carry accumulated losses. By the end of the fiscal year ended December 31, 2002, such losses exceeded our reserves, including our reserve for future dividends out of which cash dividends are distributed. Apart from requirements of Argentine law that dividends must be paid out of net earned profits arising from an approved financial statement, there are currently no contractual restrictions on our ability to pay dividends. Under Argentine law we will be able to resume paying dividends when we have new gains and to the extent we have not consumed our legal reserve to absorb accumulated losses.

We may be forced to make a reduction of our capital stock or dissolve if our shareholders do not contribute additional capital.

As of March 31, 2003, we had accumulated net losses of Ps.2,986 million and such losses exceeded our reserves, including our reserve for future dividends. If the losses exceed 50% of our capital stock plus reserves at any fiscal year end, we would fall under the condition for mandatory capital stock reduction set forth in under Argentine corporate law. However, Decree 1,269/02 dated July 16, 2002 has suspended the enforcement of such requirement until December 10, 2003. Also, if, after December 10, 2003, our shareholders’ equity becomes negative at any fiscal year-end and our shareholders do not recapitalize, a dissolution event will occur. We cannot assure you that, in the future, Argentine corporate law or any other law or regulation will not force us under these circumstances to effect mandatory capital reductions or to dissolve. As of the date of this prospectus and proxy solicitation, we cannot provide any assurance that, should such dissolution event occur, our shareholders would make additional capital contributions, or that we, consequently, would be able to continue our ordinary operations.

Access to the Argentine telecommunications market is now fully deregulated and as a result competition could have a material adverse effect on our results of operations.

Since 1999, the Argentine government has issued a number of decrees liberalizing the access to the telecommunications market. As a result, a number of new operators have entered the market, including the southern region of Argentina, where we are the incumbent provider of telecommunications services. The new providers of local, domestic long-distance and international telephone services are now direct competitors of wireline basic telephone service providers. Although as a result of the liberalization we began to offer telephone services in the northern region of Argentina, Telecom Argentina is the incumbent provider of telecommunications services in the northern region. The operators of data transmission networks and other companies providing wireless services (including companies spun off from us), may be our indirect competitors to the extent those services may be substitutes for wireline telephony.

Since the liberalization of access to our market, competition has affected our results of operations as we have lost customers of our long-distance service to Telecom Argentina and other smaller competitors and have had to increase our efforts in order to retain existing customers, to win back the customers we lost and to acquire new customers. We may experience, as a result of the current competitive environment, an additional loss of market share and additional competition in prices to competitors in the southern region of Argentina beyond that which has already taken place since October 1999. We may also experience a loss of market share in the future as a result of the future ability of a caller to select a long-distance provider for each call, data or internet providers entering the telecommunications market. In light of the range of regulatory, business and economic uncertainties, it is difficult for us to predict with meaningful precision and accuracy our future market share in relevant geographic areas and customer segments, the speed with which changes in our market share or prevailing prices for services may occur, or the effects of competition. Those effects could be material and adverse to our overall results of operations and financial condition.

We have a significant number of legal claims against us regarding obligations of our state-owned predecessor, Empresa Nacional de Telecomunicaciones or ENTeL; if we were to have to satisfy those claims in full without the benefit of timely and sufficient indemnification, the obligation to do so would represent a significant liability.

As of March 31, 2003, the total amount of claims against us based upon ENTel’s alleged contractual and statutory obligations to former ENTel employees (including accrued interest and legal expenses) was approximately Ps.104 million. Court decisions have followed the precedent set by the Supreme Court of Argentina in the area of joint and several liability in labor matters, under which it upheld the provisions of the Work Contract Law No. 20,744, as amended, and declared a decree derogating portions of that law unconstitutional. In the transfer contract, under which ENTel was privatized by selling 60% of its common stock to Cointel, ENTel agreed to indemnify us with respect to such claims. Also, the Argentine government has assumed joint and several liability with ENTel for such indemnity obligations and has authorized us to debit an account of the Argentine government at Banco Nación for any related amount payable by us with respect to such indemnification. We believe the Argentine government’s indemnification obligations if duly performed by the Argentine government should protect us from any material economic consequences of the employees’ claims. Under Debt Consolidation Law No. 23,982, ENTel and the Argentine government may discharge their indemnity obligations through the issuance of debt instruments such as negotiable 16-year bearer bonds. We have not created any reserve for such claims.

As of March 31, 2003, we had satisfied a number of claims through Ps.6.3 million in cash payments. We filed a claim against ENTel on December 16, 1999 seeking indemnification and reimbursement in connection with these payments in satisfaction of the labor claims. Our case has been argued in court; however, no ruling has been issued. If we lose a material portion of the current claims and the Argentine government fails to reimburse us timely and sufficiently for the claims, our results of operations may be adversely affected.

Technological advances and replacement of our equipment may require us to make significant expenditures to maintain and improve the competitiveness of the services we offer.

The telecommunications industry is subject to continuous, rapid and significant changes in technology and the related introduction of new products and services. We cannot predict the effect of technological changes on our business. New services and technological advances are likely to offer additional opportunities to compete against us on the basis of cost, quality or functionality. It may not be practicable or cost-effective for us to replace or upgrade our installed technologies in response to competitors’ actions. Responding to such change may require us to devote substantial capital to the development, procurement or implementation of new technologies, and may be dependent upon the final cost in local currency of imported technology and our ability to obtain additional financing. We may also have to devote resources to the replacement of our equipment lost to theft or vandalism. Should we need to make substantial capital expenditures due to such technological changes in order to improve our system or to compete with others in the market or to replace our equipment, no assurance can be given that we will have the funds to make such capital expenditures.

We employ a largely unionized labor force and could be subject to an organized labor action.

As of March 31, 2003, approximately 64.4% of our employees were union members. Unlike our state-owned predecessor, we have not experienced a work stoppage that has had a material effect on our operations.

We have reached agreements with the unions over the terms of new collective bargaining agreements. Although our relations with unions are currently stable and constructive, in recent years general labor unrest and related strikes in Argentina have increased in frequency. Strikes or other types of conflict with the unions or unionized personnel may have a material adverse effect on our ability to maintain ordinary service levels or otherwise operate our business in the manner that customers expect. In those circumstances, we might face an immediate loss of revenue. Damage to our reputation might also result, with a potential longer-term negative effect on revenues.

In addition, while maintaining frozen tariffs, the government may force private sector companies to increase salaries of unionized employees, as it did last year, resulting in an increase in our expenses and a negative impact on our operating income. We were required to increase salaries for unionized workers on an average of Ps.100 per month per employee.

Because the Argentine standards for disclosure and accounting differ from those of the United States, information about us may not be as detailed or comprehensive as that of non-Argentine issuers, including that of U.S. companies.

We are subject to the periodic reporting requirements of the Securities and Exchange Act of 1934. However, the periodic disclosure required of foreign issuers under the Exchange Act is more limited than the periodic disclosure required of U.S. issuers. Publicly available information about issuers of securities listed on the Buenos Aires Stock Exchange also provides less detail in certain respects than the information that is regularly published by or about listed companies in the United States or in some other countries. Furthermore, there is a lower level of regulation of the Argentine securities markets and of the activities of investors in such markets as compared with the securities markets in the United States and certain other developed countries. We prepare our financial statements in accordance with Argentine GAAP, which differs in certain respects from U.S. GAAP.

Risks Relating to the Exchange Offers and the Proxy Solicitations

If the exchange offers for the existing Cointel notes fail, Cointel may enter into Argentine reorganization proceedings prior to the maturity date of the existing Cointel notes.

If the exchange offers for the existing Cointel notes fail, it is possible that Cointel will have to commence reorganization proceedings in Argentina at or prior to the maturity of the existing Cointel notes. Because Cointel is our holding company, all of its debt is structually junior to our debt. Accordingly, in the event of a reorganization or bankruptcy of Cointel, all of our debt will be structurally senior to the existing Cointel notes. In a reorganization or bankruptcy proceeding, holders of existing Cointel notes will only have rights with respect to Cointel’s direct assets, which is its 64.83% interest in our capital stock. See “—Risk Factors Related to Us—Our license is revocable under certain circumstances, and revocation of the license would have a material adverse effect on us.” We have been advised by our Argentine counsel that in the case of a reorganization proceeding, holders of the existing Cointel notes should expect, among other things, the following:

•	the existing Cointel notes will no longer accrue interest;

•	claims under the existing Cointel notes will be restructured;

•	holders will only be able to make claims against Cointel in accordance with Argentine bankruptcy law;

•	filing and obtaining acknowledgement of such claims could be a lengthy and costly judicial process;

•	holders may have to wait for a long period of time before the proceedings are concluded;

•	holders will not receive any payments during the process; and

•	if the outcome of the reorganization proceedings results in Cointel owning less than 51% of our capital stock in class A shares without the prior authorization of the Secretary of Communications of Argentina, we are at risk of losing our license to provide telecommunications services and, as a result, our operations may be materially adversely affected by the process which will, in turn, materially and adversely affect our and Cointel’s liquidity.

Argentine reorganization proceedings are subject to considerable uncertainty because they would be governed by a statute amended in 2002. Substantial aspects of the amended statute have not yet been interpreted. Consequently, the actual outcome for creditors is uncertain.

Once holders of the relevant series of existing Cointel notes approve the changes to the terms and conditions of those notes at a duly convened bondholders’ meeting, those changes will become effective at the time we accept any existing Cointel notes of the relevant series for exchange, notwithstanding the fact that the minimum tender condition for that series of existing Cointel notes may have been reduced or that existing Cointel notes may have been withdrawn subsequent to the relevant proxy delivery deadline.

We are soliciting proxies from holders of the existing notes to amend important provisions of the indenture governing the existing Cointel notes. The effect of these amendments will be to eliminate substantially all the restrictive covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of existing Cointel notes that is required to accelerate the existing Cointel notes from 25% to 51% and eliminate the ability of the trustee to accelerate the existing Cointel notes absent instructions. To effectuate these amendments, a vote at a noteholders’ meeting for the relevant class of existing notes at which a quorum is present will be necessary. The indenture governing the existing Cointel notes requires that holders representing the majority of the aggregate principal amount of relevant series of existing Cointel notes attending a duly convened meeting at which a quorum is present or represented must vote to approve any proposed changes.

For each series of existing Cointel notes, the quorum requirement for the first meeting is 60% of the aggregate principal amount of the relevant series of existing Cointel notes. The first noteholders’ meeting for each series of existing Cointel notes is scheduled for             , 2003. If a quorum is not established for the first noteholders’ meeting, a second noteholders’ meeting to amend the existing Cointel notes will be necessary and will be held on             , 2003. The quorum for the second noteholders’ meeting is 30% of the aggregate principal amount of the relevant series of existing Cointel notes. Once changes to terms and conditions of the existing Cointel notes are approved at the relevant noteholders’ meeting, the only condition to effectiveness is that we accept for tender the relevant series of existing Cointel notes.

Although holders that tender existing notes do not currently have the ability to withdraw their existing notes, or revoke their proxies, subsequent to the initial proxy delivery deadline, we may elect to grant withdrawal rights to such holders subsequent to the initial proxy delivery deadline. However, there will be no circumstances under which you will be able to revoke proxies after the initial proxy deadline. As a result, although holders may be able to withdraw their existing Cointel notes after the relevant noteholders’ meeting, those notes will still be subject to the amendments approved at the noteholders’ meeting. If the amount withdrawn is large enough, there could be a situation in which the aggregate principal amount of existing Cointel notes participating in the relevant exchange offer is below the amount that was needed to initially approve the changes to the terms and conditions of the relevant series of existing Cointel notes. Although each exchange offer has a minimum tender requirement of 90%, we may waive this requirement. Accordingly, if there is a material change in the relevant exchange offer and we provide additional withdrawal rights to holders, you may be able to withdraw your tender of notes, but you will not be able to withdraw the affirmative vote you made by proxy for the removal of covenants and events of default from the terms and conditions of the relevant series of existing notes and those changes will be approved notwithstanding the fact that the participation level in the relevant exchange offer is below the amount that was needed to initially approve the changes to the terms and conditions of the relevant series of existing Cointel notes.

If we are declared bankrupt, you may have to return any cash you receive in the exchange offers

Under Argentine bankruptcy law, payments of debts before the scheduled maturity date made during the suspicious period by a party that is declared bankrupt are not effective against third party creditors and, accordingly, must be returned to the bankrupt estate. The suspicious period is the period from the date the court determines that the debtor was insolvent to the date on which the judgment declaring the bankruptcy of the creditor is declared, which period may not exceed two years. Any proxy payment or other payment made in cash in these exchange offers might be construed as a prepayment of principal, as it is being made prior to the scheduled maturity date of the existing notes. Therefore, if it determined that we were insolvent at the time of making the cash proxy payment, you may be required to return this cash proxy payment to our estate in bankruptcy.

If you participate in the exchange offers and the exchange offers are successful, your voting power in a reorganization proceeding will be diluted.

Cointel’s debt consists primarily of the Cointel notes and intercompany debt owed to Telefónica Internacional. In an Argentine reorganization proceeding, the indebtedness owed by Cointel to Telefónica Internacional would be treated as part of the same class as all of its other unsecured and unsubordinated indebtedness but would not be entitled to vote in an Argentine reorganization proceeding. Accordingly, under the current debt structure of Cointel the holders of the existing Cointel notes would be the only relevant holders of Cointel debt entitled to vote in an Argentine reorganization proceeding relating to Cointel. The fact that Telefónica Internacional would not be entitled to vote would allow Cointel’s other creditors to reach an agreement with respect to its assets in any reorganization proceeding without having to consult with Telefónica Internacional in its capacity as an unsecured creditor.

However, if you elect to participate in the exchange offers and your existing Cointel notes are accepted for exchange you will become a part of our unsecured and unsubordinated class of creditors. Accordingly, your voting power in such a proceeding will be significantly diluted by participating in the exchange offers. The increased number of creditors and increased principal amount of indebtedness entitled to vote in a reorganization proceeding relating to our company may also make it more difficult for our creditors to reach an agreement.

If you do not tender your existing Cointel notes and the exchange offers and proxy solicitations are consummated, your rights under the indenture governing your existing Cointel notes will be substantially diminished.

If the exchange offers are consummated, the proposed resolutions are approved and the amendments become effective, existing Cointel notes not tendered pursuant to the exchange offers will no longer be entitled to the benefit of virtually all of the restrictive covenants and events of default contained in the indenture governing the existing Cointel notes. The changes would, among other things:

•	eliminate the covenants restricting incurrence of indebtedness, debt that is not pari passu, restricted payments, transactions with affiliates and change of control,

•	eliminate the covenants restricting Cointel and its significant subsidiaries from creating liens and undertaking certain mergers, consolidations or asset sales,

•	eliminate all of the events of default, except the event of default triggered by Cointel’s failure to make a scheduled principal or interest payment on the existing Cointel notes, or pay additional amounts due on such dates,

•	increase the percentage of the principal amount of the existing Cointel notes required to accelerate such existing Cointel notes if there is an event of default and eliminate the ability of the trustee to accelerate such existing Cointel notes if there is an event of default without the instruction of the noteholders, and

•	eliminate certain reporting obligations.

The modification of the restrictive covenants would permit Cointel, absent the existence of similar covenants under other indebtedness, to take actions that could increase the credit risks, with respect to Cointel, faced by the holders of the existing Cointel notes or that could otherwise be adverse to the interests of the holders of the existing Cointel notes. The elimination of the events of default, the increase in the percentage of the principal amount of the existing Cointel notes required to accelerate the existing Cointel notes and the elimination of the trustee’s right to accelerate the existing Cointel notes could limit or delay your ability to enforce your current rights under the indenture governing the existing Cointel notes which could prejudice your rights under the existing Cointel notes. This would apply to existing Cointel notes that remain outstanding after the offers, even if you do not deliver a proxy to vote in favor of the proposed resolutions.

The new notes do not have the same terms and conditions or covenants as the Cointel notes and the holders of the new notes would be subject to less protection.

Our new notes will have less covenants and terms and conditions than the Cointel notes. For example, the new notes do not contain a limitation on incurrence of indebtedness, limitations on dividends and other restricted payments, the ability of holders to require early payment through a put upon a change of control or any other financial ratio tests. See “Comparison of Noteholder Rights” for an explanation. Also, if the proxy solicitation is successful, after the bond holders meeting eliminating most of the covenants of the existing Cointel notes, holders of the Cointel notes will also have less protection. See “Proxy Solicitation for the Existing Cointel Notes” for a description of the proposed amendments to the existing Cointel notes.

We or Cointel may make repurchases of existing Cointel notes or pay the existing Cointel notes at maturity and any repurchases or repayments could be more favorable to holders of existing Cointel notes than the terms of these offers.

We or Cointel may, at any time, purchase existing Cointel notes in the open market, in privately negotiated transactions, through subsequent tender offers or otherwise. If any existing Cointel notes remain outstanding after consummation of the exchange offers, Cointel may also pay in full at maturity those notes. Any other purchases may be on the same terms or on terms which may be more or less favorable to holders than the terms of the exchange offers. Any other purchases by us will depend on various factors existing at that time.

The exchange offers will result in reduced liquidity and fewer rights for the existing Cointel notes.

To the extent the exchange offers are successful, the trading market for existing Cointel notes that are not tendered and exchanged will become very limited due to the reduction in the amount of existing Cointel notes outstanding after the exchange offers, which might adversely affect the liquidity and market price of such existing Cointel notes. As a result, the existing Cointel notes may trade at a significant discount depending on prevailing interest rates, our performance and other factors. Furthermore, the prices at which any such trading occurs in the existing Cointel notes could be extremely volatile. Holders of existing Cointel notes not tendered and exchanged may attempt to obtain quotations for their existing Cointel notes from their brokers; however, there can be no assurance that an active market in the existing Cointel notes will exist following consummation of the exchange offers and no assurance can be given as to the prices at which the existing Cointel notes may trade. In addition, if the proxy solicitation for the existing Cointel notes is successful, the existing Cointel notes will provide fewer rights to holders than are currently available.

Risks Related to the New Notes

Our former use of Pistrelli Díaz y Asociados, former member of Andersen, as our independent financial auditors will limit your ability to seek potential recoveries from them related to their work.

Deloitte’s audit report dated February 12, 2003 and Pistrelli’s audit reports dated February 26, 2002 and November 16, 2001, except with respect to the matters discussed in Note 22 to our audited unconsolidated financial statements as to which the date is February 26, 2002, are included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 and are incorporated by reference in this prospectus and proxy solicitation. In connection the filing of our Registration Statement on Form F-4 for the registration of our new notes, of which this prospectus and proxy solicitation forms a part, the SEC requires us to file as an exhibit to the registration statement the consent of any person that is named as an expert or whose report is included in the registration statement. Because Pistrelli is no longer an Andersen member firm and Andersen ceased practice before the SEC, we cannot obtain their consent for the use of their report that has been incorporated by reference in this prospectus and proxy solicitation which forms part of our registration statement. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement of which this prospectus and proxy solicitation is a part without their written consent. Accordingly, investors will not be able to sue Pistrelli, and any recovery they may have from Pistrelli under Section 11 of the Securities Act for any material misstatements or omissions in the registration statement relating to our new notes, related to any claims that they may assert related to the financial statements audited by Pistrelli, may be limited as a result of the lack of consent from Pistrelli.

Any recovery you may have from Pistrelli related to any claims that you may assert related to the financial statements audited by Pistrelli may be limited by the financial circumstances of Pistrelli, as well as by Pistrelli’s lack of consent, which as stated above cannot be given by them.

Cointel may be able to repay the unexchanged existing Cointel notes when they mature, but we may not be able to repay or refinance the new notes when they mature.

It is possible that, following the maturity date of the existing Cointel notes but prior to the maturity of the new notes, we may become subject to a bankruptcy or similar proceeding. If so, holders of existing Cointel notes that did not exchange may be paid in full and there is a significant risk that holders who exchanged for new notes may not. Your decision to tender your existing Cointel notes should be made with the understanding that the lengthened maturity of the new notes exposes you to the risk of nonpayment for a longer period of time.

The new conversion notes are subject to foreign exchange risks.

The forward exchange rate we have selected may not reflect the currency conversion rate for the new conversion notes, which is the average reference spot exchange rate for the last five available trading days ending on or prior to July 30, 2004. Given the volatility in the exchange rate, we cannot assure you whether an investment in the new conversion notes or the new U.S. dollar-denominated notes will be better than an investment in the other series of notes.

You will bear the exchange rate risk, irrespective of which notes you choose if you decide to participate in the exchange offers. Up to, and including, August 1, 2004, the new conversion notes will be denominated in pesos and any such payment will be made from funds paid by us in pesos and, if you elect to receive U.S. dollars in the letter of transmittal, will be exchanged for U.S. dollars by the currency conversion agent at the then prevailing exchange rate. See “Description of the Notes—Payment of Principal and Interest”. On August 1, 2004, the aggregate principal amount of the new conversion notes will be converted from pesos into U.S. dollars at the average exchange rate, quoted by the Central Bank for the last five available trading days ending on or prior to July 30, 2004. We do not know what the prevailing exchange rate will be on the conversion date. Furthermore, until August 1, 2004, an investment in a security that is denominated and payable in pesos exposes an investor to significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the peso. Such risks generally depend on economic and political events over which we have no control. See “—Risks Related to the Current Economic Crisis in Argentina—The devaluation of the Argentine peso, the pesification and freezing of our tariffs, and the macroeconomic conditions currently prevailing in Argentina, have had, and may continue to have a material adverse effect on our results of operations and financial condition.”

The forward exchange rate that we have selected in order to convert Series B notes that are tendered for new U.S. dollar-denominated notes may be worse than the forward exchange rate prevailing at settlement or the prevailing spot exchange rate on the conversion date of the new conversion notes.

If you elect to tender your Series B notes for U.S. dollar-denominated notes in the exchange offers, your existing notes will be converted into U.S. dollars at the forward exchange rate. Accordingly, you will bear the risk of changes to the exchange rate until the settlement date of the exchange offer for your existing notes. We cannot assure you that the exchange rate between the peso and the U.S. dollar will not move against you prior to settlement.

The new notes will likely be treated as issued with original issue discount for U.S. federal income tax purposes.

The new notes will likely be treated as issued with original issue discount for U.S. federal income tax purposes. In such an event, a U.S. Holder (as defined in “Taxation—U.S. Federal Income Taxation”) of new notes, regardless of such holder’s regular method of tax accounting, generally will be required to accrue original issue discount in gross income over the term of the new notes using a constant yield method. Accordingly, a U.S. Holder of new notes typically would be taxed on amounts representing accrued original issue discount in advance of the receipt of cash attributable to such original issue discount. See “Taxation—U.S. Federal Income Taxation.”

The U.S. federal income tax characterization of the new conversion notes is uncertain.

No statutory, administrative or judicial authority directly addresses the U.S. federal income tax characterization of the new conversion notes. In the absence of authority directly on point, we intend to treat the new conversion notes for U.S. federal income tax purposes as indebtedness. However, alternative characterizations of the new conversion notes are possible, and no assurance can be given that the U.S. Internal Revenue Service, or IRS, will not be able to successfully assert a different characterization of the new conversion notes. Additionally, assuming such characterization as indebtedness, the manner in which income in respect of the new conversion notes should be reported for U.S. federal income tax purposes is not entirely clear under current law. Thus, there is a possibility that the IRS could assert a method of accounting for the new conversion notes that differs from the treatment proposed herein, and such method of accounting could affect the timing, amount and character of income recognized by holders of new conversion notes in significant respects. See “Taxation—U.S. Federal Income Taxation—Special Considerations in Respect of New Conversion Notes.”

Our new notes may not have an active trading market.

Each series of new notes will constitute a new issue that may not be widely distributed and for which there may be no established active trading market. When new notes corresponding to either series are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon the prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. While a listing or quotation may be obtained with respect to the new notes we cannot assure you that trading markets will develop or be maintained for them. The dealer manager and solicitation agent is not under any obligation to make a market with respect to either series of new notes. Accordingly, we cannot assure you as to the development or liquidity of any trading market for either series of new notes. If an active market of the new notes does not develop or is interrupted, the market price and liquidity of the new notes may be adversely affected.

We cannot assure you that the payments of principal under the new notes will not require the prior approval of the Central Bank if such payments are made with funds remitted from Argentina

On May 6, 2003, the Central Bank lifted most of the requirements to obtain its prior approval to make principal payments at maturity on our foreign debt. According to current Central Bank regulations the repayment of principal on foreign currency debt instruments issued by us on or after September 3, 2002, such as the new notes, is not subject to prior Central Bank approval if the proceeds of such debt instruments are brought into Argentina and converted into pesos. The new notes will not comply with this last requirement. Our Argentine legal counsel has concluded that our existing notes do not require Central Bank approval for repayment at maturity and, therefore, it is reasonable to conclude that no approval would be required to repay the new notes (which are issued to refinance our existing notes) at their respective maturity dates. Nevertheless, if the Central Bank were not to share such interpretation we may be required to seek such approval at the maturity of the new notes if exchange controls were to be in place at such time.

FORWARD-LOOKING STATEMENTS

This prospectus and proxy solicitation contains or incorporates by reference certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Some of these forward-looking statements include forward-looking phrases such as, “anticipates”, “believes”, “could”, “estimates”, “expects”, “foresees”, “intends”, “may”, “should” or “will continue”, or similar expressions or the negatives thereof or other variations on these expressions, or similar terminology, or discussions of strategy, plans or intentions. These statements also include descriptions in connection with, among other things:

•	the renegotiation of our tariffs with the Argentine government;
•	our debt maturity profile;
•	anticipated revenues, capital expenditures, future cash flows and financing requirements;
•	our ability to remain as a going concern and remain solvent;
•	the economic and political developments in Argentina (including the effects of the devaluation and restrictions on payments abroad);
•	the effect of inflation and currency volatility on our financial condition and results of operations;
•	the implementation of our business strategy;
•	descriptions of new services and anticipated demand for services and other changes in rates and tariff regulations and charges for telecommunication services;
•	descriptions of the tax consequences for holders participating in the exchange offers;
•	descriptions of the expected effects of our competitive strategies and descriptions of the effect of the liberalization of the Argentine telecommunications industry; and
•	the impact of actions taken by our competitors and other third parties, including courts and other governmental authorities.

These statements reflect our current views regarding future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that forward-looking statements may express or imply, for example:

•	the success of our renegotiation strategy,
•	the economic and political instability of Argentina,
•	the Argentine government’s insolvency,
•	the devaluation and volatility of the Argentine peso,
•	changes in inflation,
•	changes in financial and telecommunications regulation,
•	revocation of our license to provide telecommunications services,
•	our ability to successfully restructure our indebtedness or refinance our financial obligations when they become due; and
•	the outcome of pending legal claims against us.

Some of these factors are discussed in more detail under “Risk Factors” and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002, Cointel’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002, which accompany, and are incorporated by reference into, this prospectus and proxy solicitation. If one or more of these risks or uncertainties affect future events and circumstances, or if underlying assumptions did not materialize, actual results may vary materially from those described in this prospectus and proxy solicitation as anticipated, believed, estimated or expected. We have no plans to update any industry information or forward-looking statements set out or incorporated by reference in this prospectus and proxy solicitation and have no obligation to update any such statements.

THE EXCHANGE OFFERS

We are offering to exchange new notes for existing Cointel notes upon the terms and subject to the conditions set forth in this prospectus and proxy solicitation and in the letter of transmittal.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and proxy solicitation and in the letter of transmittal we are offering to exchange:

•	for each U.S.$1,000 principal amount of existing Series A notes that you validly tender:

•	for holders tendering before the proxy delivery deadline, U.S.$850 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011 and U.S.$150 in cash (U.S.$75 of which constitutes a proxy payment) and

•	for holders tendering after the proxy delivery deadline, U.S.$925 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011 and U.S.$75 in cash; and

•	for each Ps.1,000 principal amount of existing Series B notes that you validly tender, we are offering either:

(a)	for holders tendering before the proxy delivery deadline, the U.S. dollar equivalent of Ps.850 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011, calculated using the forward exchange rate described below and Ps.150 in cash (Ps.75 of which constitutes a proxy payment);

and

for holders tendering after the proxy delivery deadline, the U.S. dollar equivalent of Ps.925 principal amount of our new U.S. dollar-denominated 8.85% Notes due August 1, 2011, calculated using the forward exchange rate and Ps.75 in cash;

or

(b)	for holders tendering before the proxy delivery deadline, Ps.850 principal amount of our new peso-denominated Conversion Notes due August 1, 2011 and Ps.150 in cash (Ps.75 of which constitutes a proxy payment);

and

for holders tendering after the proxy delivery deadline, Ps.925 principal amount of our new peso-denominated Conversion Notes due August 1, 2011 and Ps.75 in cash.

The forward exchange rate used in connection with the exchange of existing Series B notes for new U.S. dollar-denominated notes will be equal to the sum of:

•	Ps. , the average reference spot exchange rate quoted by the Central Bank for the last five trading days prior to , 2003, the commencement date of the exchange offers, plus

•	Ps. , which is an amount equal to the difference between the twelve-month forward price of the U.S. dollar (as calculated by us taking into account available information) on the trading day immediately preceding , 2003, the commencement date of the exchange offers, less Ps. , the average reference spot exchange rate.

We make no representation that the forward price of the U.S. dollar that we have chosen to use in order to calculate the forward exchange rate set forth above is a forward price that is available for the purchase of U.S. dollars with pesos in the forward exchange markets.

If you tender your existing Cointel notes in the exchange offers, you will receive any accrued but unpaid interest up to, but not including, the settlement date for the exchange offer for the relevant series of existing Cointel notes.

The new notes will be issued and the cash payments will be made on the settlement date, which will be the third business day following the expiration date, or as soon as practicable thereafter. However, if you are a holder of existing Series B Notes, you must deliver a letter of transmittal to the exchange agent as described under “—Additional Procedures for Holders of Existing Series B Notes.” Your failure to timely deliver this letter of transmittal will delay your receipt of the cash payment to which you are entitled to, but will not affect your tender of existing Series B notes or your delivery of proxies. All payments required to be made in connection with the exchange offers will be made free of any Argentine withholding taxes or deductions. We will return any tendered existing Cointel notes that are not accepted for exchange, without expense, to the tendering holder as promptly as practicable following the expiration date or after we terminate the exchange offer for such series of existing Cointel notes.

Our new U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 principal amount and integral multiples thereof. Any fractional principal amount of new notes will be paid in cash. The new conversion notes will be issued in denominations of Ps.1 and integral multiples thereof, after August 1, 2004, in denominations of U.S.$1 and integral multiples thereof.

If you desire to tender your existing Cointel notes in the exchange offers prior to the proxy delivery deadline, you will be required to deliver a proxy to vote in favor of resolutions that would authorize the amendment of the terms and conditions of such existing Cointel notes to delete substantially all of the restrictive covenants and related events of default, as well as increase the percentage of the principal amount of the existing Cointel notes that is required to accelerate the relevant series of existing Cointel notes from 25% to 51% upon the occurrence of an event of default and eliminate the ability of the trustee to accelerate the relevant series of existing Cointel notes absent instructions from holders representing at least 51% of the aggregate principal amount of the relevant series of existing Cointel notes. By tendering your existing Cointel notes in the exchange offers prior to the proxy delivery deadline, you will have, among other things, delivered your proxy and appointed the exchange agent or its representatives to appear as proxy on your behalf at the relevant noteholders’ meeting to vote in favor of the proposed resolutions. For more information on the proxy solicitation and the proposed resolutions for your particular series of existing Cointel notes, see “Proxy Solicitation to Holders of Existing Cointel Notes”.

Only registered holders of existing Cointel notes can effectively tender and deliver proxies. Beneficial owners of existing Cointel notes registered in the name of a broker, dealer, commercial bank, trust company or nominee are urged to contact the registered holder promptly and instruct the registered holder to tender existing Cointel notes and deliver a proxy on their behalf pursuant to the exchange offers and proxy solicitations.

We reserve our right to purchase or make offers for any existing Cointel notes that remain outstanding subsequent to the expiration date or to terminate the exchange offers as set forth under “—Conditions to the Exchange Offers.” We also reserve our right to purchase existing Cointel notes in the open market in privately negotiated transactions or otherwise, to the extent permitted by applicable law. Following consummation of the exchange offers, the terms of any purchases or offers could differ from the terms of the exchange offers.

We reserve the right to amend the exchange offers in our sole discretion. If any exchange offer is amended in a manner that we determine constitutes a material change, we will extend the exchange offer for a period of at least five business days following notice of a material change to the exchange offer and at least ten business days following notice of a change in the consideration offered to holders of the existing Cointel notes, including any change in the amount of the proxy payments, or a change in the percentage of the relevant existing Cointel notes sought. Any change in the consideration offered to holders of existing Cointel notes, including any change in the amounts of the proxy payments, will be paid to all holders of the relevant existing Cointel notes whose existing Cointel notes have previously been validly tendered and not withdrawn pursuant to the exchange offers.

As of the date of this prospectus and proxy solicitation, U.S.$225 million principal amount of Series A notes and Ps.175 million principal amount of Series B notes are outstanding.

Tendering holders of existing Cointel notes will not be required to pay any brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing Cointel notes pursuant to the exchange offers. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offers.

Expiration Date; Extensions; Amendments; Termination

The exchange offers will expire at 11:59 p.m., New York City time, on             ,              2003, unless extended, which is 20 business days after commencement of the exchange offers. When we use the term “expiration date” in this prospectus and proxy solicitation, we mean 11:59 p.m., New York City time, on             , 2003, unless we, in our sole discretion, extend the date and time for the exchange offer in respect of any series of existing Cointel notes, in which case the expiration date means, with respect to any extended exchange offer in relation to any series of existing Cointel notes, the latest date and time to which the exchange offer is extended.

With respect to the existing Cointel notes, we may, at any time before or concurrently with the expiration date for the exchange offers:

(1)    terminate the exchange offer and proxy solicitation in respect of any series of existing Cointel notes if the conditions to the exchange offer have not been satisfied on or prior to the expiration date;

(2) modify, extend or otherwise amend any of the exchange offers and retain all tendered existing Cointel notes of any series until the expiration date, as extended, of the exchange offers, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders”); or

(3) waive the unsatisfied conditions with respect to the exchange offers and accept all existing Cointel notes of any series tendered and not previously withdrawn.

We reserve the right to terminate or amend any exchange offer and proxy solicitation at any time prior to the expiration date.

We will give oral (promptly confirmed in writing) or written notice of such delay, termination, extension or amendment to the exchange agent and the outstanding noteholders. If any exchange offer is amended in a manner that we determine constitutes a material change, we will extend the exchange offer for a period of at least five business days following notice of a material change to the exchange offer and at least ten business days following notice of a change in the consideration offered for the existing Cointel notes or a change in the percentage of the relevant existing Cointel notes sought. Any change in the consideration offered to holders of existing Cointel notes, including any change in the amounts of the proxy payments, will be paid to all holders of the relevant existing Cointel notes whose existing Cointel notes have previously been tendered and not withdrawn pursuant to the exchange offers and, in case of the proxy payments to holders who are eligible to receive this payment. There can be no assurance that we will exercise our rights to extend, terminate or amend the exchange offers.

We will announce any extension, amendment or termination of the offers by 9:00 a.m. New York City time, on the business day following such action through a press release in accordance with applicable law and the regulations of the CNV and the Buenos Aires Stock Exchange or such other means of announcement as we deem appropriate. Without limiting the manner in which we may choose to make such announcements, a press release given to the Dow Jones New Service, the newspaper La Nación based in Buenos Aires, Argentina and the Buenos Aires Stock Exchange Bulletin with a copy to the trustee for the existing Cointel notes, DTC, Euroclear and Clearstream, Luxembourg will, in all cases, be deemed sufficient means of announcement.

Conditions to the Exchange Offers

Minimum Tenders of Existing Cointel Notes

Each of the exchange offers for each series of existing Cointel notes is conditioned on the receipt of a minimum number of tenders for such series of existing Cointel notes, as follows:

Existing Cointel Notes	Minimum Tender
Existing Series A Notes	90%
Existing Series B Notes	90%

The minimum tender conditions set forth above are for our sole benefit and may be waived by us.

General Conditions to the Exchange Offers

Notwithstanding any other provisions of the exchange offers, or any extension of the exchange offers, we will not be required to distribute cash or issue new notes, and we may, at our sole discretion, terminate any exchange offer and proxy solicitation or modify, extend or otherwise amend any exchange offer and proxy solicitation at any time prior to or concurrently with the expiration of any exchange offer, if we determine, in our reasonable judgment, that any of the following conditions have not been satisfied or waived:

(1)	the CNV shall have given all the relevant approvals for the issuance of the new notes;

(2)	with respect to the U.S. dollar-denominated notes, the NYSE shall have approved, or subject only to issuance of the new U.S. dollar-denominated notes will approve, the listing of the new U.S. dollar-denominated notes on the NYSE;

(3)	the Buenos Aires Stock Exchange shall have approved, or subject only to issuance of the new notes will approve, the listing of the new notes on the Buenos Aires Stock Exchange;

(4)	the transfer abroad in connection with the cash payments relating to the exchange offers, including the payment of accrued interest 15 days prior to the due date, shall have been approved by the Central Bank;

(5)	there shall not have occurred an event of default under any of our outstanding debt;

(6)	all other consents, authorization and approvals from all applicable governmental and regulatory authorities shall have been received in respect of the exchange offers and proxy solicitations, and the issuance of the new notes, and such consents, authorizations and approvals shall remain in full force and effect, without the imposition of any condition that, in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects and that of our subsidiaries, taken as a whole, or materially impair the contemplated benefits to us of the exchange offers or the exchange of cash and new notes for existing Cointel notes under the exchange offers;

(7)	no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of cash and new notes for existing Cointel notes under the exchange offers, by or before any court or governmental regulatory or administrative agency, authority or tribunal, that either:

(a)

challenges the making of the exchange offers or proxy solicitations, the exchange of new notes and cash for existing Cointel notes under the exchange offers, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, or the exchange of new notes and cash for existing Cointel notes under the exchange offers; or

(b)	in our judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects and that of our subsidiaries, individually or taken as a whole, or materially impair the contemplated benefits to us of the exchange offers and proxy solicitations or the exchange of new notes and cash for existing Cointel notes under the exchange offers;

(8)	there shall not have occurred (a) any general suspension of or limitation on trading in securities in Argentina, the United States or other financial markets, including the over-the-counter market (whether or not mandatory), (b) any material adverse change in our business, financial conditions, results of operations or prospects or in the prices of the existing Cointel notes, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium in Argentina, the United States or other major financial markets (whether or not mandatory), (e) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to Argentina or the United States, (f) any material adverse change in political or economic conditions in the United States or other international securities or financial markets generally, (g) any imposition of exchange controls or (h) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

(9)	we shall not have received notice from any regulatory authority that the exchange offers and proxy solicitations are in violation of the laws of their jurisdiction; and

(10)	either the trustee with respect to the existing Cointel notes shall not have objected in any respect to, or taken any action that could, in our judgment, adversely affect the consummation of the exchange offers, the exchange of new notes and cash for existing Cointel notes under the exchange offers, nor shall either the trustee have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offers and proxy solicitations or the exchange of the new notes and cash for existing Cointel notes under the exchange offers.

The foregoing conditions and the minimum tender conditions are for our sole benefit and may be waived by us in whole or in part, and with respect to any series of existing Cointel notes, in our reasonable discretion. Any determination made by us concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

Effect of Tender

Any tender by a holder (and our subsequent acceptance of such tender) of any existing Cointel notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offers described herein and in the letter of transmittal. The acceptance of the exchange offers by a tendering holder of existing Cointel notes will constitute the agreement by that holder to deliver good and marketable title to the existing Cointel notes it has agreed to tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind. We reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular existing Cointel notes, whether or not waived in the case of other existing Cointel notes.

By tendering your existing Cointel notes in the exchange offers prior to the proxy delivery deadline, you will have, among other things, delivered your proxy and appointed the exchange agent or its representatives to appear as proxy on your behalf at the relevant noteholders’ meeting to vote in favor of the proposed resolutions. Prior to the proxy delivery deadline you may not tender your existing Cointel notes without delivering your proxy to vote in favor of the proposed resolutions.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Existing Cointel Notes

The tender of your existing Cointel notes will constitute your agreement to the terms of the letter of transmittal, and when we accept your tender of existing Cointel notes, the terms of the letter of transmittal will constitute a binding agreement between you and us. Upon the agreement to the terms of the letter of transmittal, as to a series of existing Cointel notes, a holder of existing Cointel notes, or the beneficial owner of such existing Cointel notes on behalf of which the holder has tendered, will be deemed, among other things, to:

(1)	irrevocably sell, assign and transfer to or upon our order or the order of our nominee, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder’s status as a holder of, all existing Cointel notes tendered thereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, or other person connected with the existing Cointel notes arising under, from or in connection with such existing Cointel notes;

(2)	waive any and all rights with respect to the existing Cointel notes tendered thereby (including, without limitation, any existing, past or continuing defaults and their consequences in respect of such existing Cointel notes); and

(3)	release and discharge us or the trustee or other person connected with the existing Cointel notes from any and all claims such holder may have, now or in the future, arising out of or related to the existing Cointel notes tendered thereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the existing Cointel notes tendered thereby (other than as expressly provided in this prospectus and proxy solicitation and the letter of transmittal) or to participate in any redemption or defeasance of the existing Cointel notes tendered thereby.

In addition, such holder of existing Cointel notes, or the beneficial owner of such existing Cointel notes on behalf of which the holder has tendered, will be deemed to acknowledge, represent, warrant and agree that:

(1)	it has received and reviewed this prospectus and proxy solicitation, as well as a copy of our Annual Report on Form 20-F for the fiscal year ended December 31, 2002, Cointel’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002 and our and Cointel’s Form 6-Ks incorporated by reference herein;

(2)	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the existing Cointel notes tendered thereby and it has full power and authority to agree to the terms of the letter of transmittal, and has full power and authority to tender, sell, assign and transfer the existing Cointel notes tendered hereby;

(3)	the existing Cointel notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that we will acquire good, indefeasible and unencumbered title to such existing Cointel notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

(4)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any existing Cointel notes tendered thereby from the date that existing Cointel notes are tendered and the terms of the letter of transmittal have been agreed to pursuant to the delivery of the “agent’s message” and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)	it acknowledges that neither we, the information agent, the exchange agent nor the dealer manager and solicitation agent nor any person acting on behalf of any of the foregoing, have made any statement, representation or warranty, express or implied, to it with respect to ourselves or the exchange offers and proxy solicitations, other than the information included in this prospectus and proxy solicitation (as supplemented to the expiration date);

(6)	the tender of existing Cointel notes and the agreement to the terms of the letter of transmittal pursuant to the delivery of an “agent’s message” shall constitute an undertaking to execute, if necessary, any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in this prospectus and proxy solicitation;

(7)	the tender of existing Cointel notes and the agreement to the terms of the letter of transmittal pursuant to the delivery of an “agent’s message” shall, subject to the terms and conditions of the exchange offers generally, constitute the irrevocable appointment of the exchange agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney and agent in relation to the existing Cointel notes tendered thereby in favor of us or such other person or persons as we may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s opinion and/or the certificate(s) and other document(s) of title relating to such existing Cointel notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offers, and to vest in us or our nominees such existing Cointel notes;

(8)	with respect to the existing Cointel notes, by tendering such existing Cointel notes prior to the proxy delivery deadline, it will have: (a) delivered its proxy to vote in favor of the proposed resolutions; and (b) appointed the exchange agent or representatives of the exchange agent to appear on its behalf as proxy with authority at the relevant noteholders’ meeting to vote in favor of the proposed resolutions;

(9)	the terms and conditions of the exchange offers shall be deemed to be incorporated in, and form a part of, the letter of transmittal which shall be read and construed accordingly; and

(10)	we and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its acquisition of the new notes are no longer accurate, it will promptly notify us.

The acknowledgments, representations, warranties and agreements of a holder tendering existing Cointel notes shall be deemed to be repeated and reconfirmed on and as of the expiration date and the exchange offer settlement date for the relevant series of existing Cointel notes. For purposes of this prospectus and proxy solicitation, the “beneficial owner” of any existing Cointel notes shall mean any holder that exercises sole investment discretion with respect to such existing Cointel notes.

Procedures for Tendering Existing Cointel Notes

Series A Notes tendered in the exchange offers must be in denominations of U.S.$1,000 principal amount and any integral multiple of U.S.$1,000. Series B Notes tendered in the exchange offers must be in denominations of Ps.1,000 principal amount and any integral multiple of Ps.1,000.

The existing Cointel notes are issued in global form and held of record by the nominee of DTC. Only DTC participants that have security positions in the existing Cointel notes in their DTC accounts will be entitled to directly participate in the exchange offers and proxy solicitations. If you are a beneficial holder and wish to tender existing Cointel notes held on your behalf by a DTC participant, you must (1) inform your nominee of your interest in tendering your existing Cointel notes pursuant to the exchange offers and (2) instruct your nominee to tender all existing Cointel notes you wish to tender in the exchange offers into the exchange agent’s account at DTC on or prior to the expiration date on the proxy delivery deadline, as the case may be.

The exchange agent and DTC have confirmed that the exchange offers and proxy solicitations are eligible for DTC’s Automated Tender Offer Program (or ATOP). Accordingly, to tender your existing Cointel notes, a DTC participant, including Euroclear and Clearstream Luxembourg, must (1) transfer existing Cointel notes to the account established by the exchange agent in respect of such existing Cointel notes as described below under “—Book-Entry Transfer” and (2) deliver a computer generated message, called an “agent’s message” to the exchange agent by means of the ATOP system. The agent’s message, in part, confirms that a book-entry transfer of the existing Cointel notes into the exchange agent’s account at the book-entry transfer facility has occurred. The agent’s message also states that the book-entry facility has received an express acknowledgement from the DTC participant tendering existing Cointel notes that:

(1)	it has received the letter of transmittal;

(2)	it has agreed to be bound by its terms;

(3)	we may enforce the terms of the letter of transmittal; and

(4)	with respect to the existing Cointel notes, it has (a) delivered its proxy to vote in favor of the proposed resolutions and (b) appointed the exchange agent or representatives of the exchange agent to appear on its behalf as proxy with authority at the relevant noteholders’ meeting to vote in favor of the proposed resolutions.

In order for a book-entry transfer to constitute a valid tender of your existing Cointel notes in the exchange offers, the exchange agent must receive a confirmation of book-entry transfer prior to the expiration date or, if you wish to receive the proxy payments in cash prior to the proxy delivery deadline.

The method of delivery of agent’s messages and all other required documents is at your election and at the risk of the holder. In all cases, you should allow sufficient time to assure timely delivery. Do not send letters of transmittal or agent’s messages or other required documents to us.

We will determine all questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered existing Cointel notes in our sole discretion, which determination will be final and binding. We reserve the right to reject any and all tendered existing Cointel notes determined by us not to be in proper form or not to be properly tendered or any tendered existing Cointel notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our sole discretion, any defects, irregularities or conditions of tender as to particular existing Cointel notes, whether or not waived in the case of other existing Cointel notes. Our interpretation of the terms and conditions of the exchange offers (including the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing Cointel notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of existing Cointel notes, neither we, the exchange agent, the information agent, the dealer manager and solicitation agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification. Tenders of existing Cointel notes may not be deemed to have been made until such defects or irregularities have been cured or waived.

Additional Procedures for Holders of Existing Series B Notes

If you are a holder of existing Series B notes (peso denominated) you must also complete and sign the letter of transmittal and deliver it to the exchange agent before the expiration date in order for the exchange agent, or its authorized representative in Argentina, to be able to deliver to you your cash payment in Argentine pesos. In the letter of transmittal you will be required to specify a bank account number in Argentina where the exchange agent, or its authorized representative, may transfer the cash payments in Pesos that you are entitled to receive upon consummation of the exchange offer for the existing series B notes. If you elect to receive new conversion notes, you may, in the letter of transmittal, elect to receive payments of interest due on or prior to August 1, 2004 in U.S. dollars instead of pesos at the exchange rate prevailing on the date such payment is due. See “Description of the New Notes—Payments and Paying Agents.” If you fail to make this election, you will be deemed to have elected to receive such payments in pesos at the account set forth in the letter of transmittal. Currently, holders of existing Series B Notes receive payment on their notes in pesos in Argentina. Accordingly, the default election is no different than the current payment mechanism under the existing Series B notes. Your failure to timely deliver this letter of transmittal will delay your receipt of the cash payment to which you are entitled to but will not affect your tender of Series B notes or your delivery of proxies.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to each series of existing Cointel notes at DTC for purposes of the exchange offers and proxy solicitations within two business days after the date of this prospectus and proxy solicitation. Once established, any financial institution that is a DTC participant in the book-entry transfer facility’s systems may make book-entry delivery of existing Cointel notes by causing the book-entry transfer facility to transfer the existing Cointel notes into the exchange agent’s account at the book-entry transfer facility in accordance with the book-entry facility’s procedures for transfer. When you tender your existing Cointel notes by book-entry delivery, you will be bound by the terms of the letter of transmittal.

Existing Cointel Notes Held Through Euroclear or Clearstream Luxembourg

A beneficial owner, which holds the existing Cointel notes through Euroclear or Clearstream Luxembourg and wishes to tender its existing Cointel notes, must instruct Euroclear or Clearstream Luxembourg, as the case may be, to block the account in respect of the tendered existing Cointel notes in accordance with the procedures established by Euroclear or Clearstream Luxembourg. Beneficial owners are encouraged to contact Euroclear or Clearstream Luxembourg directly to ascertain their procedure for tendering existing Cointel notes.

It is our understanding that Euroclear and Clearstream Luxembourg intend to collect from their direct participants (a) instructions to (1) tender existing Cointel notes held by them on behalf of their direct participants in the offers, (2) ”block” any transfer of existing Cointel notes so tendered until the completion of the exchange offers and (3) debit their account on the settlement date of the relevant exchange offer in respect of all existing Cointel notes accepted by us and (b) give irrevocable authorizations to disclose the name of the direct participants and information about the foregoing instructions. Upon the receipt of these instructions, Euroclear and Clearstream Luxembourg will advise, indirectly, the exchange agent of the amount of existing Cointel notes being tendered, and other required information. Euroclear and Clearstream Luxembourg may impose additional deadlines in order to process properly these instructions. As a part of tendering through Euroclear or Clearstream Luxembourg you are required to become aware of any such additional deadlines. We are not responsible if you fail to meet these deadlines and cannot participate in the exchange offers.

Signatures and Signature Guarantees

A DTC participant of the book-entry facility may require that a beneficial holder of an existing note sign the letter of transmittal or a notice of withdrawal, as the case may be, and provide a signature guaranty. Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either (1) a registered holder of an existing note and have not completed the box entitled “Special Issuance Instructions” or

“Special Delivery Instructions” on the letter of transmittal or (2) you are exchanging existing Cointel notes for the account of an eligible guarantor institution. An eligible guarantor institution means:

•	banks, as defined in Section 3(a) of the Federal Deposit Insurance Act;

•	brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers, as defined in the Exchange Act;

•	credit unions, as defined in Section 19B(1)(A) of the Federal Reserve Act;

•	national securities exchanges, registered securities associations, and clearing agencies, as these terms are defined in the Exchange Act; and

•	savings associations, as defined in Section 3(b) of the Federal Deposit Insurance Act.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an eligible guarantor institution.

If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and are requested to sign the letter of transmittal or a notice of withdrawal, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless this requirement is waived.

Acceptance of Existing Cointel Notes for Exchange; Delivery of Cash and New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offers, we will accept all existing Cointel notes validly tendered prior to the expiration date and not properly withdrawn and the tender of a holder’s existing Cointel notes in the exchange offers and the acceptance thereof by us will constitute a binding agreement between the tendering holder of existing Cointel notes and us upon the terms and subject to the conditions set forth in this prospectus and proxy solicitation and in the letter of transmittal. We will be deemed to have accepted validly tendered existing Cointel notes that have not been validly withdrawn or revoked as provided in this prospectus and proxy solicitation when, and if, we have given written notice thereof to the exchange agent.

We will deliver new notes and cash in exchange for existing Cointel notes on the settlement date of the relevant exchange offer, which will be no later than three business days after the expiration date, or as promptly as practicable after that date. However, if you are a holder of existing Series B notes, you must deliver a letter of transmittal to the exchange agent as described under “—Additional Procedures for Holders of Existing Series B Notes.” Your failure to timely deliver this letter of transmittal will delay your receipt of the cash payment to which you are entitled to but will not affect your tender of existing Series B notes or your delivery of proxies.

On the exchange offer settlement date for the relevant series of existing Cointel notes, new notes to be issued in exchange for existing Cointel notes accepted pursuant to the exchange offer will be delivered in book-entry form, and all cash that you are eligible to receive will be distributed by the exchange agent through DTC.

The exchange agent will act as agent for tendering holders of the existing Cointel notes for the purpose of receiving existing Cointel notes and delivering new notes and cash on the exchange offer settlement date for the applicable series of existing Cointel notes.

If any tendered existing Cointel notes are not accepted for any reason, the unaccepted existing Cointel notes will be credited to the appropriate account maintained with the book-entry transfer facility as promptly as practicable after the expiration or termination of the exchange offer without cost to the holder.

Other Procedures

You will not be responsible for the payment of any fees or commissions to the exchange agent, the trustee for the existing Cointel notes, the trustee for the new notes, the dealer manager and solicitation agent or the information agent. Participants of DTC, Euroclear or Clearstream, Luxembourg should contact the exchange agent for assistance. You should contact the information agent for additional copies of the materials for the exchange offers and proxy solicitations. You may contact the dealer manager and solicitation agent for answers to questions concerning the terms of the exchange offers and proxy solicitations.

Withdrawal of Tenders

Tenders of existing Cointel notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on             , 2003 (which is the initial proxy delivery deadline). In addition, if your existing Cointel notes have not been accepted for exchange, you will be able to withdraw tenders of existing Cointel notes on             , 2003, which is the 60th day after the date of this prospectus and proxy solicitation. If you tendered your existing Cointel notes prior to the initial proxy delivery deadline, for a withdrawal of a tender to be effective, a written notice of the withdrawal must be received by the exchange agent at the address set forth on the back cover of this prospectus and proxy solicitation prior to the initial proxy delivery deadline. After the initial proxy delivery deadline but before             , 2003, you will not be entitled to withdraw your existing Cointel notes. However, in our sole discretion, we may grant the holders of existing Cointel notes the ability to withdraw their existing Cointel notes after the initial proxy delivery deadline but before             , 2003 if we amend the terms of the exchange offers, but we are not obligated to do so.

If you are eligible to withdraw existing Cointel notes, a written notice of the withdrawal must be received by the exchange agent at the address set forth on the back cover of this prospectus and proxy solicitation from you prior to the time that you are no longer eligible to withdraw your existing Cointel notes as set forth in the preceding paragraph. Any notice of withdrawal must:

•	specify the name of the participant in DTC that tendered the existing Cointel notes to be withdrawn;

•	identify the existing Cointel notes to be withdrawn, including the principal amount of existing Cointel notes;

•	specify the number of the account at DTC from which the existing Cointel notes were tendered and specify the name and number of the account at DTC to be credited with the withdrawn existing Cointel notes and otherwise comply with the procedures of DTC; and

•	contain a statement that the existing noteholder is withdrawing its election to have the existing Cointel notes exchanged.

We will determine all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any existing Cointel notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offers. Any existing Cointel notes that have been tendered but are withdrawn will be credited to an account maintained on behalf of the tendering holder with DTC for the existing Cointel notes as soon as practicable after withdrawal. Properly withdrawn existing Cointel notes may be retendered by following the procedures described under “—Procedure for Tendering Existing Cointel notes” above at any time prior to the expiration date.

Exchange Agent

The Bank of New York has been appointed the exchange agent for the exchange offers. All correspondence in connection with the exchange offers should be sent or delivered by each holder of existing Cointel notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address and facsimile number set forth on the back cover page of this prospectus and proxy solicitation. We will pay the exchange agent’s customary fees for its services and will reimburse it for its out-of-pocket expenses in connection therewith.

Information Agent

D.F. King & Co., Inc. has been appointed as the information agent for the exchange offers and proxy solicitations and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus and proxy solicitation or the letter of transmittal should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus and proxy solicitation. Holders of existing Cointel notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offers.

Dealer Manager and Solicitation Agent

We have retained Morgan Stanley to act as dealer manager and solicitation agent in connection with the exchange offers and proxy solicitations. We will pay a fee to the dealer manager and solicitation agent for soliciting acceptances of the exchange offers and delivery of proxies. We will also reimburse the dealer manager and solicitation agent for reasonable out-of-pocket expenses it incurs in such capacity. The obligations of the dealer manager and solicitation agent to perform such functions are subject to certain conditions. We have agreed to indemnify the dealer manager and solicitation agent against certain liabilities, including certain liabilities under U.S. federal securities laws. Questions regarding the terms of the exchange offers and proxy solicitations may be directed to the dealer manager and solicitation agent at the address or telephone number set forth on the back cover page of this prospectus and proxy solicitation.

From time to time, the dealer manager and solicitation agent has provided us with investment banking and other services for customary compensation.

Source and Amount of Funds

We will bear the expenses of soliciting tenders of the existing Cointel notes, existing 2004 notes and existing 2008 notes. Assuming all existing Cointel notes, existing 2004 notes and existing 2008 notes are tendered prior to the proxy delivery deadline and we accept all such tenders, the total amount of funds we require (excluding fees and expenses and accrued interest) to pay the necessary cash payments in connection with all of these exchange offers is estimated to be approximately U.S.$124.5 million. For purposes of this estimate, we have converted the cash payments to be made in pesos into U.S. dollars at Ps.2.94 per U.S. dollar, the exchange rate in effect on May 16, 2003. We will use cash on hand to make these cash payments.

PROXY SOLICITATION TO HOLDERS OF EXISTING COINTEL NOTES

We are soliciting proxies in respect of the existing Series A and Series B notes to vote in favor of resolutions, which we refer to as the Cointel Proposed Resolutions, that would, if adopted, authorize the amendment of the indenture governing the existing Cointel notes with respect to such series of existing Cointel notes and the terms and conditions of the relevant series existing Cointel notes in order to delete substantially all of the restrictive covenants and events of default, as well as eliminate its contractual obligation to file reports with the SEC. In addition, the Cointel Proposed Resolutions would also increase the percentage of the principal amount of the existing Cointel notes that is required to accelerate the notes of such series from 25% to 51% and eliminate the ability of the trustee to accelerate such series of the existing Cointel notes absent instructions from the holders of the required majority of the relevant series of existing Cointel notes. We are seeking your proxy to vote in favor of these amendments in order to encourage the holders of existing Cointel notes to participate in the exchange offers. As provided for under the indenture the required number of holders of each series of Cointel notes must vote for the amendment. These amendments are described in greater detail below under “—The Cointel Proposed Amendments”.

In accordance with the Argentine law and the requirements of the indenture for the existing Cointel notes, we have prepared and will publish notices of the Series A noteholders’ meeting and Cointel Series B noteholders’ meeting. The notices will be published in the Official Gazette of Argentina, the Bulletin of the Buenos Aires Stock Exchange and La Nación. A notice of the relevant noteholders’ meeting will also be distributed through DTC’s notification system. If a second meeting is necessary, we will prepare and publish another notice in such publications and distribute the notice through DTC’s notification system. You may also obtain a copy of the notice of Cointel noteholders’ meetings from the trustee for the existing Cointel notes.

Adoption of the Proposed Resolutions

Adoption of the Cointel Proposed Resolutions in respect of the existing Series A notes requires a resolution to be adopted by holders of at least a majority of the existing Series A notes present or represented at a duly convened meeting of the holders of the existing Series A notes with a quorum of one or more persons present (either in person or by proxy), holding or representing, on the first call, at least 60% of the aggregate outstanding principal amount of existing Series A notes or, on the second call (if necessary), at least 30% of the aggregate outstanding principal amount of existing Series A notes.

Adoption of the Cointel Proposed Resolutions in respect of the existing Series B notes requires a resolution to be adopted by holders of at least a majority of the existing Series B notes present or represented at a duly convened meeting of the holders of the existing Series B notes with a quorum of one or more persons present (either in person or by proxy), holding or representing, on the first call, at least 60% of the aggregate outstanding principal amount of existing Series B notes or, on the second call (if necessary), at least 30% of the aggregate outstanding principal amount of existing Series B notes.

If the Cointel Proposed Resolution is approved by the holders of the relevant series of existing Cointel notes at the relevant noteholders meeting and we accept for exchange any existing Cointel notes of such series, the amendments described below will become effective. See “Risk Factors – Once holders of the relevant series of existing Cointel notes approve the changes to the terms and conditions of those notes at a duly convened bondholders’ meeting, those changes will become effective at the time we accept any existing Cointel notes of the relevant series for exchange, notwithstanding the fact that the minimum tender condition for that series of existing Cointel notes may have been reduced or that existing Cointel notes may have been withdrawn subsequent to the relevant proxy delivery deadline.”

Proxy Payment

If you validly deliver and do not revoke your proxy prior to the proxy delivery deadline in the manner described below under “—Delivery of Proxies” and we accept tenders of existing Series A notes pursuant to the exchange offer, then, on the settlement date of the exchange offer for the existing Series A notes, we will pay you a proxy payment of U.S.$75 per U.S.$1,000 principal amount of existing Series A notes that you validly tender and do not withdraw in the exchange offer. If you validly deliver and do not revoke your proxy prior to the proxy delivery deadline in the manner described below under “—Delivery of Proxies” and we accept tenders of existing Series B notes pursuant to the exchange offer, then, on the settlement date of the exchange offer for the existing Series B notes, we will pay you a proxy payment of Ps.$75 per U.S.$1,000 principal amount of equivalent existing Series B notes that you validly tender and do not withdraw in the exchange offer.

If you tender existing Cointel notes after the proxy delivery deadline you will not be entitled to the cash proxy payment even if the Cointel Proposed Resolution is approved by your series of existing Cointel notes and the proposed amendments become effective. We will not make the proxy payment if we do not receive sufficient proxies to approve the Cointel Proposed Resolutions or if we do not consummate the exchange offer for the relevant series of existing Cointel notes. If you withdraw your tender of existing Cointel notes prior to the expiration date you will not be entitled to the proxy payment in respect of those existing Cointel notes that have been withdrawn and not retendered, although Cointel’s Proposed Resolutions may have been adopted.

By tendering existing Cointel notes prior to the proxy delivery deadline, or by instructing a holder of record to tender existing Cointel notes on your behalf (if you are a beneficial holder of such existing Cointel notes), you will have delivered proxies with respect to such existing Cointel notes that vote FOR the Cointel Proposed Resolutions.

Proxy Delivery Deadline

We must receive all proxies to vote in favor of the Cointel Proposed Resolution of each relevant series by no later than 11:59 p.m. (New York City time) on             , 2003, unless extended by us in our sole discretion, in which case the proxy delivery deadline shall mean, with respect to any series of existing Cointel notes as to which we have made an extension, the latest date and time to which that proxy delivery deadline is extended. The proxy delivery deadline for any series of existing Cointel notes shall be automatically extended to 11:59 p.m. (New York City time) on             , 2003 if a second call noteholders’ meeting is necessary for the existing Series A notes or existing Series B notes, as the case may be. We will announce any extension of the proxy delivery deadline by no later than 9:00 a.m., New York City time, on the day after the previously scheduled proxy delivery deadline. In addition, if a second call noteholders’ meeting is necessary we will publish a notice of such noteholders’ meeting in order to inform you of the second call noteholders’ meeting.

Delivery of Proxies

By tendering your existing Cointel notes prior to the proxy delivery deadline, or by instructing a holder of record to tender existing Cointel notes on your behalf (if you are a beneficial holder of such existing Cointel notes), in the exchange offer in accordance with the procedures described under “The Exchange Offers—Procedures for Tendering Existing Cointel notes”, you will have (a) delivered your proxy to vote in favor of the Cointel Proposed Resolutions and (b) irrevocably appointed representatives of the exchange agent to appear on your behalf as proxy with authority at the noteholders’ meeting for the respective existing series of Cointel notes to vote for the respective Cointel Proposed Resolutions.

Revocation of Proxies

You may only revoke your proxy by validly withdrawing your tender of existing Cointel notes prior to 11:59 p.m., New York City time, on             , 2003 (which is the initial proxy delivery deadline for both series of existing Cointel notes) in accordance with the procedures described under “The Exchange Offer—Withdrawal of Tenders”. After the initial proxy delivery deadline, you will not be able to revoke your proxy, even if we grant you the ability to withdraw your series of existing Cointel notes after that date.

The Noteholders’ Meetings

The noteholders’ meeting for the respective existing series of Cointel notes will be held in accordance with the Negotiable Obligations Law and the terms and conditions of the indenture governing the existing Cointel notes. The noteholders’ meetings for the existing Series A notes and existing Series B notes has been called for   :00 p.m. (Buenos Aires time) on             , 2003 at our offices located at Avenida Ingeniero Huergo 723, City of Buenos Aires, Argentina, and if necessary due to a lack of quorum, a second meeting will be called to be held at the same location at   :00 p.m. (Buenos Aires time) on             , 2003.

We intend to execute a supplemental indenture promptly following the adoption of the Cointel Proposed Resolutions at the noteholders’ meetings in order to give effect to the proposed amendments. Although the supplemental indenture will be executed at or promptly following the date of the adoption of the Cointel Proposed Resolutions, the proposed amendments will not become operative until the settlement date of the exchange offer. If we do not consummate the exchange for the existing Cointel notes, the indenture and the terms of the existing Cointel notes will remain unchanged.

Procedures for Attending and Voting at the Meetings

Each holder who tenders existing Cointel notes in these exchange offers in accordance with the procedures described under “The Exchange Offers—Procedures for Tendering Existing Cointel notes” prior to the relevant proxy delivery deadline will have irrevocably appointed representatives of the exchange agent to appear on such holder’s behalf as proxy with authority at the respective noteholders’ meeting for the respective series of existing Cointel notes to vote for the Cointel Proposed Resolutions. On or prior to 5:00 p.m., Buenos Aires time, on the relevant third business day prior to the date called for the noteholders’ meetings, the exchange agent will deliver to us a Notice of Attendance. Each holder to which such a Notice of Attendance relates will thereupon be prevented from attending or voting at the meetings in person.

However, any holder or beneficial holder has the right to attend in person or appoint a proxy to appear on its behalf to attend and vote at the meeting, provided that we are given notice by such proxy acting on behalf of such beneficial holder (a “Notice of Attendance”). A Notice of Attendance must state such holder’s or beneficial holder’s intention to attend and vote at the meeting, including the manner in which such person will vote. Such Notice of Attendance must be delivered to us at Avenida Ingeniero Huergo 723, (C1107AOT) Buenos Aires, Argentina, Attention: Manuel Alvarez Trongé, on or prior to the third business day prior to the date called for the noteholders’ meeting.

We will keep a register of attendance to the noteholders’ meeting for the relevant series of the existing Cointel notes and will make notations therein setting forth the Notice of Attendance or the proxies, if any, received from the exchange agent or holders and the proxies, if any, received on behalf of other beneficial holders, as the case may be, on or prior to the third business day prior to the date called for the noteholders’ meeting. After such date, we will not make any further notations in the register of attendance to the meetings and any Notice of Attendance or proxy received by us will not entitle the holders to which any such documents relate to attend or vote at the noteholders’ meeting for the relevant series of the existing Cointel notes either in person or by proxy.

The Proposed Amendments

The Cointel Proposed Resolution, if adopted, would authorize Cointel to enter into a supplemental indenture with the trustee of the existing Cointel notes to eliminate or amend the following covenants, events of default and other provisions from the indenture in respect of the relevant series of existing Cointel notes that have voted to adopt the Cointel Proposed Resolution:

•

Maintenance of Existence, Properties and Insurance.    Under Sections 3.13 and 3.16 of the indenture governing the existing Cointel notes, Cointel agreed to do all things necessary to preserve it and its material subsidiaries’ corporate existence, properties and insurance in sufficient amounts to adequately cover its business. Under the amendments, these covenants will be deleted in their entirety. If these covenants are deleted, under the terms of the indenture Cointel would no longer be required to do all things necessary to preserve it and its material subsidiaries’ corporate existence and properties and Cointel would no longer be required to have insurance. If Cointel’s corporate existence is terminated or it does not maintain its properties, or if Cointel eliminates its insurance and is adversely affected by unforeseen risks, it would adversely impact its ability to conduct its business, which would adversely impact its ability to satisfy its obligations to holders of existing Cointel notes.

•	Limitation on Liens and Limitation on Incurrence of Indebtedness. Sections 3.1 and 3.4 of the indenture governing the existing Cointel notes prohibits Cointel and its material subsidiaries, subject to certain exceptions, from granting certain liens upon any of its or their property or assets or incurring indebtedness above certain limits. Under the amendments, these covenants will be deleted in their entirety. If these covenants are deleted, Cointel and its material subsidiaries would be able to grant liens on any of its or their property or assets or incur indebtedness under the terms of the indenture. As a result, it may be able to incur obligations which may be senior to its obligations under the existing Cointel notes and which could adversely impact its ability to repay the existing Cointel notes.

•	Limitation on Restricted Payments. Section 3.2 of the indenture governing the existing Cointel notes prohibits it, subject to certain exceptions, from making restricted payments, directly or indirectly. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, Cointel would no longer be prohibited from making restricted payments, such as payments of dividends or distributions on its common stock or early payments on its subordinated indebtedness, which could adversely impact its ability to repay the existing Cointel notes.

•	Limitation on Transactions with Affiliates. Section 3.3 of the indenture governing the existing Cointel notes prohibits Cointel, subject to certain exceptions, from engaging in transactions with affiliates under certain circumstances. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, Cointel would be able to enter into transactions with affiliates that are less favorable to it than those that could have been obtained in arm’s-length transactions with unrelated third parties who are not affiliates, which could adversely impact its business and its ability to repay the existing Cointel notes.

•	Purchase of Notes upon a Change of Control of Cointel, a Change of Control of Telefónica of Argentina by Cointel or a Failure to Maintain the Fixed Charge Coverage Ratio. Under Sections 3.5, 3.7 and 3.8 of the indenture governing the existing Cointel notes, Cointel agreed to purchase the existing Cointel notes upon the request of holders in the event of a change of control of Cointel, a change of control of us by Cointel or Cointel’s failure to maintain the fixed charge coverage ratio under certain conditions. Under the amendments, these covenants will be deleted in their entirety. If these covenants are deleted, Cointel will not be required to purchase holders’ notes if there is a change of control of its company, if there is a change of control of us which results in its loss of control of us or if it fails to maintain the fixed charge coverage ratio under certain conditions, each of which could adversely impact its profitability, which would adversely impact its ability to repay the existing Cointel notes.

•	Limitation on Sale of Assets. Section 3.6 of the indenture governing the existing Cointel notes prohibits Cointel, subject to certain exceptions, from engaging in asset sales. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, Cointel would be able to sell its assets for less than fair market value, which could adversely impact its ability to conduct its business, which would adversely impact its ability to repay the existing Cointel notes.

•

Financial Statements and Reports.    Sections 3.9 and 12.3 of the indenture governing the existing Cointel notes require Cointel to furnish to the trustee certain reports, including financial statements and notices of an event of default, to file reports with the SEC as required by the Exchange Act and to make available, upon request, to any holder or prospective purchaser of existing Cointel notes the information specified in Rule 144A(d)(4) of the Securities Act if it ceases to be subject to the periodic reporting requirements of the Exchange Act. Under the amendments, these covenants will be deleted in their entirety. If these covenants are deleted, Cointel would no longer be required to furnish reports to the trustee, file reports with the SEC under the terms of the indenture or make available to holders or prospective purchasers of existing Cointel notes the information specified in Rule 144A(d)(4). As a result, there may be substantially less information available to you about Cointel and you may not know if or when a default or an event of default under the indenture or the terms of the existing Cointel notes has occurred.

•	Compliance with Laws and Other Agreements. Section 3.14 of the indenture governing the existing Cointel notes requires Cointel and its material subsidiaries to comply with applicable laws and the terms of its or their material agreements. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, under the terms of the indenture neither Cointel nor its material subsidiaries, in particular us, would be required to comply with applicable laws or the terms of its or their material agreements. As a result, Cointel would not be prohibited from violating a law or breaching a material agreement, which could negatively impact its business and its ability to repay the existing Cointel notes.

•	Payments of Taxes and Other Claims. Under Section 3.15 of the indenture governing the existing Cointel notes, Cointel agreed to pay or discharge, or cause to be paid or discharged by any of its material subsidiaries, certain taxes and other claims before they become delinquent. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, Cointel would not be prohibited from allowing certain taxes and other claims to become delinquent, which could negatively impact its business and its ability to repay the existing Cointel notes.

•	Pari Passu. Under Section 3.17 of the indenture governing the existing Cointel notes, Cointel agreed to ensure a ranking for the existing Cointel notes pari passu with all its other unsecured and unsubordinated indebtedness. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, Cointel’s other unsecured and unsubordinated indebtedness may become senior to its obligations under the existing Cointel notes, which could adversely impact its ability to repay the existing Cointel notes.

•	Maintenance of Books and Records. Section 3.18 of the indenture governing the existing Cointel notes requires Cointel and its subsidiaries to keep proper books of record and accounts in compliance with Argentine GAAP. Under the amendments, this covenant would be deleted in its entirety. If this covenant is deleted, Cointel would no longer be required to keep proper books of record and accounts under the terms of the indenture. Inadvertent mistakes or omissions of accounting may occur and could adversely impact its ability to repay your existing Cointel notes.

•	Consolidation, Merger, and Sale of Assets. Section 3.19 of the indenture governing the existing Cointel notes prohibits Cointel from consolidating or merging or transferring all or substantially all of its assets unless certain conditions are met. Under the amendments, this covenant will be deleted in its entirety. If this covenant is deleted, Cointel would be able to consolidate, merge or transfer all or substantially all of its assets under the terms of the indenture. As a result, Cointel may consolidate or merge with another corporation, which could increase its credit risk and adversely impact its ability to repay existing Cointel notes.

•	Further Assurances. Section 3.20 of the indenture governing the existing Cointel notes requires us at our own cost and expense, to execute and deliver to the Trustee all such documents, instruments and agreements and do or cause to be done all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under the indenture and under the documents, instruments and agreements required under the indenture and to carry our the intent of the indenture.

•

Events of Default.    All of the events of default listed in Section 4.1 of the indenture governing the existing Cointel notes, other than Sections 4.1(a) and 4.1(b) which establish as events of default Cointel’s failure to pay principal and interest on the existing Cointel notes when due, will be deleted in their entirety. These are Sections 4.1(c) through 4.1(l) of the indenture, which include, among other things, the cross default and bankruptcy proceedings events of default. If these events of default are deleted, the holders of existing Cointel notes will only have the ability to require acceleration of the maturity of the existing Cointel notes if Cointel fails to pay principal or interest on the existing Cointel notes when due. As a result, your ability to enforce certain provisions of the indenture, as currently in effect, may be delayed or impaired, which could prejudice your interests and adversely impact the likelihood that it will be able to satisfy its obligations under the existing Cointel notes.

•	Acceleration of Maturity. Section 4.2 of the indenture governing the existing Cointel notes provides that upon the occurrence of certain events of default, the trustee or the holders of at least 25% in aggregate principal amount of the existing Cointel notes may, by written notice, and that the trustee upon the request of the holders of not less than 25% in aggregate principal amount of the existing Cointel notes shall, declare the default amount of the outstanding principal amount of the existing Cointel notes to be immediately due and payable. Under the amendments, these acceleration rights will be amended to allow only holders of at least 51% in aggregate principal amount of the existing Cointel notes (and not the trustee) to declare the default amount of the outstanding principal amount of the existing Cointel notes to be immediately due and payable. If these provisions are amended, the holders of existing Cointel notes will find it more difficult to declare the default amount of the outstanding principal amount of the existing Cointel notes to be immediately due and payable. As a result, your ability to enforce the provisions of the indenture for the existing Cointel notes may be delayed or impaired which could prejudice your interests and adversely impact the likelihood that Cointel will be able to satisfy its obligations under the existing Cointel notes.

The Cointel Proposed Resolutions, if adopted, would also authorize (i) Cointel to execute, and the trustee to authenticate, a new global note representing each series of the existing Cointel notes in order to modify the terms and conditions of each series of the existing Cointel notes to reflect the amendments to the indenture and (ii) authorize Cointel and the trustee to make any additional changes to the indenture, execute and deliver any additional documents and make any governmental filings as may be necessary in order to properly effectuate the amendments to the indenture.

For more complete information regarding the covenants, events of default and other provisions proposed to be deleted or amended we urge you to review the indenture governing the existing Cointel notes, copies of which the information agent can provide to you upon request.

EXCHANGE RATES

From April 1, 1991 until the beginning of 2002, the Convertibility Law introduced a system that established a fixed exchange rate under which the Central Bank was obliged to sell U.S. dollars at a fixed rate of one peso per U.S. dollar, was applicable in Argentina. Under the Convertibility Law, all foreign exchange controls were eliminated and no restrictions were placed on capital flows.

Beginning in December 2001, the Argentine government placed severe restrictions on the withdrawal of bank deposits and introduced exchange controls subjecting transfers of foreign currency abroad to Central Bank approval, most of which have been lifted. The reintroduction of foreign exchange controls had a significant impact on the foreign exchange market, and the peso began to trade at less than parity with the U.S. dollar, despite the fact that the Convertibility Law remained in effect.

In the case of dollars, the Banco Nación quotes for such exchange rates were Ps.1.00 = U.S.$1.00 until December 23, 2001. From December 24, 2001 to January 10, 2002, the exchange market was officially suspended. On January 10, 2002, the Argentine government established a dual exchange rate system. The exchange rate in the free market began to float for the first time since April 1991. On January 10, 2002, the free market rate was Ps.1.70 = U.S.$1.00 while the official market rate was Ps.1.40 = U.S.$1.00. On February 8, 2002, the Argentine government repealed the dual exchange rate and since February 11, 2002, Argentina has had one freely floating exchange rate for all transactions. As of December 31, 2002, the only exchange market available was the free market and the quotation was approximately Ps.3.37 = U.S.$1.00 and as of May 16, 2003 the exchange rate was Ps.2.94 = U.S. dollar. You should not construe the translation of currency amounts in this prospectus and proxy solicitation to be representations that the peso amounts actually represent U.S. dollar amounts or that any person could convert the peso amounts into U.S. dollars at the rate indicated or at any other exchange rate.

The following table sets forth, for the periods indicated, the high, low, average and period-end exchange rates for the purchase of U.S. dollars expressed in nominal pesos per U.S. dollar. The Federal Reserve Bank of New York does not report a noon buying rate for pesos.

Nominal Exchange Rates

	Exchange Rate
	High(1)	Low(2)	Average(3)	Period End
Year Ended December 31, 1997	1.00	1.00	1.00	1.00
Year Ended December 31, 1998	1.00	1.00	1.00	1.00
Year Ended December 31, 1999	1.00	1.00	1.00	1.00
Year Ended December 31, 2000	1.00	1.00	1.00	1.00
Year Ended December 31, 2001(4)	1.00	1.00	1.00	N/A
Year Ended December 31, 2002	3.90	1.70	3.15	3.37
Month Ended November 30, 2002	3.64	3.48	3.54	3.64
Month Ended December 31, 2002	3.58	3.37	3.49	3.37
Month Ended January 31, 2003	3.35	3.10	3.26	3.21
Month Ended February 28, 2003	3.21	3.11	3.16	3.19
Month Ended March 31, 2003	3.21	2.88	3.07	2.98
Month Ended April 30, 2003	2.96	2.82	2.89	2.82
Period Ended May 16, 2003	2.94	2.76	2.81	2.94

Source: Banco Nación

(1)	The high rate shown was the highest month-end rate during the year or any shorter period, as noted.
(2)	The low rate shown was the lowest month-end rate during the year or any shorter period, as noted.
(3)	Average of year-end, month-end or period-end daily closing rates, as noted.
(4)	From December 24, 2001 through January 10, 2002, Banco Nación did not publish an official exchange rate due to governmental suspension of the exchange market.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes. See “The Exchange Offers—Source and Amount of Funds” for information on the cash we need to conduct these exchange offers.

CAPITALIZATION

The following table sets forth our historical consolidated cash and capitalization as of March 31, 2003 in accordance with Argentine GAAP and as adjusted as described below. A U.S. dollar convenience translation has also been provided, with amounts converted at Ps.2.98 per U.S. dollar, the exchange rate published by Banco Nación on March 31, 2003. The adjusted columns gives effect to the exchange offers, the exchange offer for the existing Cointel notes and the transfer of these existing Cointel notes to Telefónica Internacional in exchange for a reduction of our short-term indebtedness owed to Telefónica Internacional, assuming that:

•	90% of the existing notes and 90% of the existing Cointel notes are tendered in the exchange offers prior to the proxy delivery deadline,

•	no cash payments are necessary in respect of accrued and unpaid interest, and

•	holders of 50% of the existing Series B notes tendered for exchange elect our new U.S. dollar-denominated notes due 2011 and the remaining existing Series B notes elect our new conversion notes due 2011.

You should read this table in conjunction with “Item 5: Operating and Financial Review and Prospects” and our audited consolidated financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002, and our unaudited consolidated financial statements included in our Report on Form 6-K and filed on May 22, 2003, which are incorporated by reference in this prospectus and proxy solicitation. The adjusted amounts below represent only one possible outcome of the exchange offers based on the foregoing assumptions. Our actual long-term debt and total capitalization will differ, perhaps significantly, if the actual participation in the offers differs from our assumptions or if less than all of the tenders are made prior to the proxy delivery deadline.

	As of March 31, 2003
	Actual		As adjusted	Actual		As adjusted
	(Unaudited)			(Unaudited)
	(in millions of constant pesos as of February 28, 2003)			(in millions of U.S.$)
Cash and temporary investments		Ps. 524		U.S.$	176

Short-term debt and current portion of long-term debt:
Negotiable obligations (interest accrued)		90			30
Telefónica Internacional		2,589			869
Bank loans		129			43
Imports financing		48			16
Long-term financing		7			2
Total short-term debt		2,863			960

Long-term debt, excluding current portion:
Bank loans	.	265			89
Imports financing		22			7
Long-term financing		68			23
Existing 2004 notes		894			300
Existing 2006 notes		213			71
Existing 2008 notes		1,098			369
New 2007 notes		—			—
New 2010 notes		—			—
New U.S. dollar-denominated notes due 2011		—			—
New conversion notes due 2011		—			—
Total long-term debt		2,560			859
Total debt		5,423			1,819

Shareholders’ equity:
Capital contribution		3,881			1,302
Legal reserve and reserves for future dividends		2,042			685
Unappropriated losses		(2,986)			(1,002)
Total shareholders’ equity		2,937			985

Total capitalization		Ps. 7,836		U.S.$	2,628

DESCRIPTION OF THE NEW NOTES

General

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Telefónica of Argentina” or “our company” refers only to Telefónica de Argentina S.A. and not to its subsidiaries.

The issuance of the new notes has been authorized by resolutions of our shareholders adopted on             , 2003 and by resolutions of our board of directors adopted on             , 2003. The new U.S. dollar-denominated notes and the new conversion notes, as well as the new 2007 notes and the new 2010 notes, will each be issued as separate series under an indenture to be entered into among Telefónica of Argentina, The Bank of New York, as trustee, co-registrar, principal paying agent, and Banco Río de la Plata S.A., as registrar and Argentine paying agent, to be dated as of the issue date.

The new indenture and its associated documents contain the full legal text of the matters described in this section. The following summary is not complete. The summary is subject to, and is qualified in its entirety by reference to, all the provisions of the new indenture, including the definitions of certain terms in the new indenture and those terms made a part thereof by reference to the Trust Indenture Act. A copy of the new indenture has been filed with the SEC as part of our registration statement of which this prospectus and proxy solicitation forms a part. See “Where You Can Find More Information About Us” for information on how to obtain a copy. We are also filing a copy of the new indenture with the CNV.

Brief Description of the New Notes

The new notes will be issued only in the following manner:

•	in fully registered form,

•	without coupons, and

•	with respect to the new U.S. dollar denominated notes, in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 and, with respect to the new conversion notes, will be initially issued in denominations of Ps.1 and any integral multiple of Ps.1, subject to the currency conversion provisions set forth below under “—Currency Conversion”.

You will not have to pay a service charge for any registration of transfer or exchange of the new notes, but Telefónica of Argentina may require payment of a sum to cover any transfer tax or other similar governmental charge payable in connection with the registration or exchange.

The new notes:

•	will be direct, unsecured and unconditional obligations of Telefónica of Argentina, and

•	will mature on August 1, 2011.

Interest on the new notes:

•	with respect to the U.S. dollar-denominated notes, will bear interest at a rate of 8.85% per year from the issue date or will accrue from the most recent interest payment date to which interest has been paid or duly provided for,

•	with respect to the conversion notes, will bear interest at a rate of 10 3/8% per year from the issue date until, but not including, August 1, 2004, and thereafter at a rate of 8.85% or will accrue from the most recent interest payment date to which interest has been paid or duly provided for,

•	will be payable semiannually in arrears on February 1 and August 1, commencing on February 1, 2004, and

•	will be computed on the basis of a 360-day year of twelve 30-day months.

Interest will be paid to the holders of the new notes at the close of business on the January 15 and July 15 immediately preceding the relevant interest payment date. If an event of default occurs, the stated interest rate will continue to apply with respect to the new notes.

Currency Conversion

The new conversion notes will be initially denominated in Argentine pesos until August 1, 2004. Thereafter the new conversion notes will be converted into U.S. dollars. The aggregate principal amount of the new conversion notes will be converted from pesos into U.S. dollars at the average reference spot exchange rate quoted by the Central Bank for the last five available trading days ending on or prior to July 30, 2004, which we refer to as the calculation period.

The currency conversion agent, which shall initially be The Bank of New York, will make the exchange rate calculation in respect of each global note representing the new conversion notes and will thereafter notify the trustee with respect to the aggregate principal amount in U.S. dollars of each global note representing the new conversion notes. We shall provide the currency conversion agent with an officers’ certificate prior to the close of business on July 30, 2004 certifying the closing exchange rates between the peso and the U.S. dollar as quoted by the Central Bank during the calculation period in order for the currency conversion agent to make the exchange rate calculation. The currency conversion agent shall convert, on a DTC participant basis, the outstanding principal amount of new conversion notes denominated in pesos into U.S. dollars. The minimum denomination of the new conversion notes after conversion into U.S. dollars shall be U.S.$1 and integral multiples thereof. Any fractional principal amount owed to any DTC participant after conversion shall be disregarded and deemed cancelled.

On August 1, 2004, the trustee will make an annotation on each global note representing the new conversion notes as to the outstanding principal amount of such global note in U.S. dollars. The principal amount and the payment currency shall thereafter be fixed until the maturity of the new conversion notes. Interest payments to be accrued and paid after August 1, 2004 shall be paid in U.S. dollars in respect of the aggregate principal amount of new conversion notes outstanding in U.S. dollars.

Payments and Paying Agents

Payments in respect of the new U.S. dollar-denominated notes will be made in U.S. dollars. Payments in respect of the new conversion notes will be made in U.S. dollars or pesos as set forth below for all payments due on or before August 1, 2004. Payments in respect of the new conversion notes due after August 1, 2004 will be made in U.S. dollars.

Payments of principal of or interest on the global notes representing the new U.S. dollar-denominated notes will be made to DTC or its nominee as the registered owner thereof in immediately available funds. Payments of principal and interest due after August 1, 2004 on the global notes representing the new conversion notes will be made to DTC or its nominee as the registered owner thereof in immediately available funds. See “—Global Notes”. Payments of principal of and interest on the global notes due on or before August 1, 2004, representing the new conversion notes will be paid in U.S. dollars unless a holder elects to receive such payments in pesos. All holders of new conversion notes will be deemed to have elected to receive payment in pesos unless they have elected otherwise in the letter of transmittal. If a holder elects to receive U.S. dollars, the U.S. dollar amount to be received will be the amount of dollars received by DTC from the trustee, as paying agent, resulting from the conversion by the currency conversion agent to U.S. dollars of the pesos deposited in a bank account designated by the trustee by us, after the deduction of applicable taxes and expenses, and after the paying agent has paid any holder electing to receive pesos. The trustee, as paying agent, will deliver to DTC such U.S. dollar amount in same day funds for payment through DTC’s settlement system in the same manner as the new conversion notes after August 1, 2004. In the event that the currency conversion agent is not able to convert pesos into U.S. dollars, the paying agent will notify DTC that the entire payment is to be made in pesos in Argentina. DTC will thereafter ask its participants for payment instructions and will forward such instructions to the paying agent, which shall use such instructions to pay the DTC participants directly in pesos in Argentina.

If a holder of new conversion notes has elected to receive payments in U.S. dollars for payments due on or prior to August 1, 2004, a holder may elect to receive the payment of principal of or interest on the global notes representing the new conversion notes in pesos by notifying the DTC participant through which its interest is held on or prior to the applicable record date, in the case of a payment of interest, and by the day established by the relevant participant, in the case of a payment of principal, of such holder’s election to receive all or a portion of such payment in pesos. On or prior to the third business day after the record date for any payment of interest and 12 days prior to the payment of principal, such participant shall notify DTC of (i) its election to receive all, or a specified portion, of such payment in pesos and (ii) its instructions for wire transfer of such payment to a peso bank account (unless the payment of the full amount thereof in pesos is illegal or effectively precluded by exchange controls or similar restrictions). DTC will notify the paying agent on or prior to the fifth business day after the record date for any payment of interest and the tenth day prior to the payment date for the payment of principal of the amount of such payment to be received in pesos and the applicable wire transfer instructions, and the paying agent will make such payments directly to the bank account designated in such instructions.

Payments in respect of the principal of and interest on the new notes will be made at the corporate trust office of the principal paying agent in the City of New York and at the office of the paying agent located in the City of Buenos Aires and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other paying agent appointed by our company for such purpose. Payments in respect of principal on the new notes will be made only against surrender of such new notes, in the same manner as payments of interest as set forth below. Payments in respect of interest on each interest payment date with respect to any new note will be made by check in the relevant currency drawn on a bank in the City of New York or the City of Buenos Aires or, in the case of a registered holder of at least U.S.$1,000,000 principal amount of new notes (or in the case of new notes denominated in pesos, the U.S. dollar equivalent thereof), by wire transfer to a U.S. dollar account or peso account maintained by the payee with a bank in the United States or in Argentina, as the case may be; provided that the registered holder so elects by giving written notice to such effect designating such account which is received by the trustee or a paying agent no later than the regular record date immediately preceding such interest payment date. Unless such designation is revoked, any such designation made by such holder with respect to such new notes will remain in effect with respect to any future payments with respect to such new note payable to such holder.

With respect to holders of new conversion notes that have not elected to receive payment in pesos, on or before 12:00 noon Buenos Aires time, two business days prior to each date on which a payment of principal or interest (if any) in respect of new conversion notes is due, we will deposit in pesos in a bank account designated by the trustee the aggregate amount of principal and interest due on such date with respect to the relevant new conversion notes. The U.S. dollar amount to be received by holders of new conversion notes not electing to receive pesos will be the amount of pesos received by the trustee with respect to such new conversion notes from us converted by the currency conversion agent to U.S. dollars, after the deduction of applicable taxes and expenses.

If the due date for payment of any principal or interest in respect of any new note is not a business day at the place in which it is presented for payment, the holder of such new note will not be entitled to payment of the amount due until the next succeeding business day at such place and will not be entitled to any further interest or other payment in respect of any such delay. When we refer to business day, we mean a day on which banks are open for business and carrying out transactions in U.S. dollars in The City of New York, except that, with respect to any date on which a payment is made in respect of the new notes by a paying agent located outside The City of New York, a day on which banks are open for business and carrying out transactions in U.S. dollars in the city of the paying agent effecting such payment.

The new indenture will provide that any money deposited with the trustee or any paying agent in trust for the payment of the principal of or interest or Additional Amounts (as defined below), if any, on any new note and remaining unclaimed for two years after such principal, interest or Additional Amounts, if any, has become due and payable shall be paid to our company on our company’s request, or shall be discharged from such trust; and the holder of such new note will thereafter, as an unsecured general creditor, look only to our company for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money shall thereupon cease.

Under the terms of the new notes, in the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of the new notes will be made, to the extent permitted by such restriction or prohibition, in U.S. dollars obtained through (i) the sale of Bonex (External Bonds of Argentina) of any series or of any other public or private bond issued in dollars in Argentina or (ii) any other legal mechanism for the acquisition of dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain dollars will be borne by our company.

Global Notes

The new U.S. dollar-denominated notes will be issued only in fully registered form, without coupons, in denominations of U.S.$1,000 and any integral multiples thereof and the new conversion notes will be issued only in fully registered form, without coupons, in denominations of Ps.1 and any integral multiple thereof until August 1, 2004 and after August 1, in denominations of U.S.$1 and any integral multiple thereof. The new notes will initially be represented by one or more registered global notes which will be deposited with the trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company.

Ownership of beneficial interests in a global note will be limited to persons, known as participants, who have accounts with DTC or persons who hold interests through participants. Euroclear and Clearstream Luxembourg are participants of DTC. Accordingly, if you are a participant of Euroclear or Clearstream Luxembourg, or persons who hold interests through such clearing systems, your interest in the global note will be credited to your account by such clearing systems. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the global note for all purposes under the indenture and the new notes. No beneficial owner or an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures (and, if applicable, the procedures of Euroclear and Clearstream Luxembourg), in addition to those provided for under the indenture.

Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither our company, the trustee nor any paying agent will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Our company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Our company also expects that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Those payments will be the responsibility of the participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC participants, on the one hand, and directly or indirectly through Euroclear or Clearstream Luxembourg participants, on the other, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream Luxembourg as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream

Luxembourg as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream Luxembourg as the case may be will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in any global note, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as the case may be) immediately following the DTC settlement date and such credit of any transactions in interests in a global note settled during such processing day will be reported to the relevant Euroclear or Clearstream Luxembourg participant on such day. Cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream Luxembourg participant to a DTC participant will be received for value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day following settlement in DTC.

Our company expects that DTC will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in a global note is credited and only in respect of such portion of the aggregate principal amount of new notes as to which that participant or participants has or have given such direction. However if there is an Event of Default under the new notes, DTC will exchange the applicable global note for certificated new notes, which it will distribute to its participants.

Our company understands that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York,

•	a “banking organization” within the meaning of New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the Uniform Commercial Code and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others, for example banks, brokers, dealers and trust companies and other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC, Euroclear and Clearstream Luxembourg are expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among their participants, DTC, Euroclear and Clearstream Luxembourg are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither our company nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Tax Redemption

If at any time after the date of the new indenture as a result of any change in, or amendment to, the laws or regulations of Argentina or any political subdivision or authority of Argentina having power to tax or as a result of any change in the application or official interpretation of these laws or regulations (including any assertion by any Argentine tax authority that debt securities issued pursuant to exchanges are not entitled to the benefits of the withholding tax exemption set forth in the Negotiable Obligations Law), which change or amendment becomes effective after the date of the new indenture, our company has become or will be obligated to pay any Additional Amounts as provided under “—Additional Amounts” and this obligation cannot be avoided by our company taking reasonable measures available to it, then each series of new notes will be redeemable as a whole, but not in part, at the option of Telefónica of Argentina, at any time upon not less than 30 nor more than 60 days’ notice given to the trustee and not less than 15 nor more than 60 days’ notice given to the holders of the new notes, as provided in the new indenture, at 100% of their principal amount together with accrued and unpaid interest on such new notes to the redemption date. Our company will also pay to the holders of the new notes on the redemption date any Additional Amounts which are then payable.

In order to effect a redemption of the new notes under this paragraph, our company is required to deliver to the trustee at least 45 days prior to the redemption date:

•	an officers’ certificate stating that the obligation to pay Additional Amounts cannot be avoided by our company taking reasonable measures available to it and

•	an opinion of independent legal counsel of recognized standing to the effect that our company has or will become obligated to pay Additional Amounts as a result of this change or amendment.

No notice of redemption may be given earlier than 60 days prior to the earliest date on which our company would be obligated to pay those Additional Amounts were a payment in respect of the new notes then due.

Redemption Related to Changes in Personal Assets Tax

If Telefónica of Argentina becomes responsible for the payment of the Argentine personal assets tax established by Law No. 23,996, what we refer to as the personal assets tax law, in respect of new notes of either series and this obligation cannot be avoided by Telefónica of Argentina taking reasonable measures available to it, then such new notes as to which Telefónica of Argentina has become responsible for the payment of the personal assets tax will be redeemable as a whole, but not in part, at the option of Telefónica of Argentina, at any time upon not less than 30 nor more than 60 days’ notice given to the holders of such new notes as provided for in the new indenture equal to 100% of their principal amount together with accrued and unpaid interest on such new notes to the redemption date and any Additional Amounts then payable on such new notes.

In order to affect a redemption of new notes as described in this section, Telefónica of Argentina is required to deliver to the trustee immediately prior to the filing of the redemption notice:

•	a certificate signed by an authorized officer of Telefónica of Argentina stating that the obligation to pay this personal assets tax with respect to such new notes cannot be avoided by Telefónica of Argentina taking reasonable measures available to it and

•	an opinion of independent legal advisers of recognized standing to the effect that Telefónica of Argentina has or will become obligated to pay such personal assets tax;

provided, however, that:

•	no notice of redemption may be given earlier than 60 days prior to the earliest date on which Telefónica of Argentina would be obligated to pay such personal assets tax and

•	at the time such notice of redemption with respect to any new notes is given, such obligation to pay such personal assets tax with respect to such new notes remains in effect. Such notice, once delivered by Telefónica of Argentina to the trustee, will be irrevocable.

In order to comply with the certification requirements of the personal assets tax law, Telefónica of Argentina may from time to time request each holder of new notes to provide Telefónica of Argentina with the documents required by Argentine laws and regulations to prove to the relevant Argentine authorities whether it is an offshore foreign entity and whether it is an exempt foreign entity, all as required by applicable Argentine law and regulations, and therefore subject to the personal assets tax.

Additional Amounts

All payments in respect of the new notes, including, without limitation, payments of principal and interest, will be made by our company without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature in effect on the date of the new indenture or imposed or levied in the future by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless our company is required by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, our company will make such withholding, make payment of the amount so withheld to the appropriate governmental authority and forthwith pay such additional amounts (which we define as “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holders of the new notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the new notes in the absence of such withholding or deduction. Notwithstanding the foregoing, no such Additional Amounts will be payable:

•	to or on behalf of a holder or beneficial owner of a new note that is liable for Argentine taxes with respect to such new note by reason of having some present or former connection with Argentina (or any political subdivision or taxing authority thereof or therein) other than solely by reason of the holding or owning of such new note or the receipt of income or any payments in respect thereof;

•	to or on behalf of a holder in respect of Argentine taxes that would not have been imposed but for the failure of such holder to present a new note for payment, where presentation is required, more than 30 days after the Relevant Date (as defined below), except to the extent that the holder would have been entitled to an Additional Amount on presenting the same for payment on such 30th day;

•	with respect to any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or governmental charges;

•	with respect to any Personal Assets Tax;

•	with respect to any tax, assessment or other governmental charges which is payable otherwise than by deduction or withholding from payments of principal or interest on such new note;

•	with respect to any taxes, duties, assessments or other governmental charges that would not have been imposed but for the failure of the holder to comply with any certification, identification, information, documentation or other reporting requirement (within 30 days following a written request from our company to the holder for compliance) to the extent such compliance is required by law, regulation, administrative practice or an applicable treaty, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such taxes; or

•	with respect to any payment of principal of or interest on the new notes to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such new notes.

For purposes of this “Additional Amounts” provision, the following definition shall apply:

“Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received in New York City by the principal paying agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the new notes.

Any reference herein or in the new notes to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed so as to exclude Additional Amounts from references to principal and/or interest in those provisions hereof where such express reference to Additional Amounts is not made.

In addition, our company will pay any stamp, registration, documentary or other similar taxes and duties, including interest and penalties, imposed by Argentina or the United States or any political subdivision or taxing authority thereof or therein in respect of the creation, issuance and offering of the new notes.

Ranking

The indebtedness evidenced by the new notes will:

•	be direct, unsecured and unconditional obligations of Telefónica of Argentina,

•	rank equally among themselves in right of payment with all other existing and future unsecured and unsubordinated obligations of Telefónica of Argentina, and

•	be senior in right of payment to all existing and future subordinated obligations.

The new notes will be effectively subordinated to all secured indebtedness of Telefónica of Argentina, if any, and to all indebtedness and other obligations of subsidiaries of Telefónica of Argentina.

As of March 31, 2003 Telefónica of Argentina had no secured indebtedness and Telefónica of Argentina’s subsidiaries had approximately U.S.$39 million in liabilities.

Covenants

Under the terms of the new notes, Telefónica of Argentina will covenant and agree that, so long as any of the new notes remain outstanding:

Payment of Principal and Interest.    Our company will duly and punctually pay the principal of and interest and Additional Amounts, if any, on the new notes in accordance with the terms of the new notes and the new indenture.

Maintenance of Offices or Agencies.    Telefónica of Argentina will maintain in each of Buenos Aires and the Borough of Manhattan, The City of New York, an office or agency where the new notes may be presented or surrendered for payment, where the new notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the new notes and the new indenture may be served.

Maintenance of Existence and Properties.    Our company will, and will cause each of its Material Subsidiaries to,

•	maintain in effect its corporate existence and all registrations necessary therefor, except as otherwise permitted under the covenant “—Mergers, Consolidations, Sales and Leases” below,

•	take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations, and

•	keep all its property in good working order or condition with due regard to the age and condition of such property;

provided, however, that this covenant will not require our company or any Material Subsidiary to maintain any such right, privilege, title to property or franchise or to preserve the corporate existence of any Material Subsidiary, if the board of directors or the shareholders, as the case may be, of our company shall determine that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of our business and the business of our Material Subsidiaries, taken as a whole, and that the non-maintenance or non-preservation thereof is not, and will not be, adverse in any material respect to the holders of the new notes.

Maintenance of Insurance.    Our company will and will cause each of our Material Subsidiaries to, maintain insurance in such amounts and covering such risks as is usually carried by major companies engaged in similar business and owning and/or operating properties in the same general areas of business in which we own and/or operate our properties, subject to any applicable laws and regulations of Argentina.

Negative Pledge.    Our company will not, and will not permit any of our Material Subsidiaries to, create or suffer to exist any Lien on any of its present or future property, in each case to secure Indebtedness, unless at the same time or prior thereto the obligations of our company under each series of new notes (x) are secured equally and ratably therewith or (y) have the benefit of such other Lien, guarantee, indemnity or other arrangement as shall be approved by a resolution passed at a meeting of the holders of the new notes of such series at which a quorum is present, except for any Permitted Lien.

Sale and Leaseback Transactions.    Our company will not, and will not permit any of our Material Subsidiaries to, enter into, assume, guarantee or otherwise become liable with respect to any sale and leaseback transaction, unless, immediately after entering into such transaction, the sum of (a) the aggregate Attributable Debt of our company and our Material Subsidiaries then existing in respect of all sale and leaseback transactions entered into after the date of the new indenture and (b) the aggregate Indebtedness of our company and our Material Subsidiaries secured by Permitted Liens would not exceed 15% of the consolidated tangible assets of our company as reported in the most recent audited financial statements of our company prepared in accordance with Argentine GAAP.

Financial Statements.    Our company will furnish or cause to be furnished to the trustee (a) annual reports in English, which shall include a report of our company’s board of directors and annual audited financial statements prepared in conformity with Argentine GAAP, together with a reconciliation to U.S. GAAP of net income and shareholders’ equity if we otherwise prepare such U.S. GAAP reconciliation and (b) quarterly reports in English which shall include unaudited interim financial information prepared in accordance with Argentine GAAP.

Compliance with Laws and Other Agreements.    Our company will and will cause each of our Material Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any governmental agency having jurisdiction over it or its business and all covenants and other obligations contained in any material agreements to which our company or any Material Subsidiary is a party, except where the failure to so comply would not be adverse in any material respect of the holders of the new notes.

Maintenance of Books and Records.    Our company will maintain books, accounts and records in accordance with Argentine GAAP.

Mergers, Consolidations, Sales and Leases. Our company will not merge or consolidate with or into, or convey, transfer or lease,

•	our properties and assets substantially as an entirety or

•	our License,

to any person, unless, immediately after giving effect to such transaction,

•	no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and

•

with respect to a merger or consolidation of our company with or into any person (a) any corporation formed by any merger or consolidation with our company or other person which acquires by conveyance or transfer, or which leases, the properties of our company substantially as an entirety (“our company’s successor corporation”) shall expressly assume the due and punctual payment of the principal of and interest and Additional Amounts, if any, on all the new notes according to their terms and the due and punctual performance of all of the covenants and obligations of our company under all the new notes and the new indenture and (b) our company’s successor corporation, except in the case of leases, if any, succeeds to and becomes substituted for our company with the same effect as if it had been named in the new notes as our company.

Further Assurances.    Our company will take any action, satisfy any condition or do anything, including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration, at any time required in accordance with applicable laws and regulations to be taken, fulfilled or done in order (x) to enable our company lawfully to enter into, exercise its rights and perform and comply with its obligations under the new notes, (y) to ensure that those obligations are legally binding and enforceable and (z) to make the new notes admissible in evidence in the courts of Argentina.

Our company will, at its own cost and expense, execute and deliver to the trustee all such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the trustee, to enable the trustee to exercise and enforce its rights under the new indenture and under the documents, instruments and agreements required under the new indenture to be delivered and to carry out the intent of the new indenture.

Purchases of New Notes by Us

Telefónica of Argentina or any of its subsidiaries and affiliates may, to the extent permitted by applicable law, at any time or from time to time purchase new notes in the open market, or by an exchange, or by tender or by private agreement at any time. Any new notes purchased may be held by or for Telefónica of Argentina’s account or may be cancelled.

Events of Default

The following events will be defined as “Events of Default” in the new indenture:

(1) our company shall fail to pay the principal of any of the new notes on the date when due; or

(2) our company shall fail to pay any interest or Additional Amounts, if any, payable on any of the new notes on the date when due and such default continues for a period of ten days; or

(3) except for indebtedness under our existing 2004 or 2008 notes, (a) any other Indebtedness of our company or any Material Subsidiary becomes due and payable prior to its maturity date otherwise than at the option of our company (or, as the case may be, the Material Subsidiary), or (b) any such Indebtedness is not paid when due or, as the case may be, within the applicable grace period, or (c) our company or any Material Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness, provided that the aggregate amount of the relevant Indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this subparagraph (2) have occurred and are continuing equals or exceeds U.S.$20,000,000 or its equivalent in other currencies; or

(4) our company shall fail duly to perform or observe any other covenant or agreement in respect of the new notes contained in the new indenture and the new notes which is incapable of remedy or which, if capable of remedy, shall not have been remedied within 30 days of our company becoming aware of such failure; or

(5) any representation or warranty made by us in the new indenture or any other document delivered in connection with the new indenture or the issuance of each series of new notes proves to have been incorrect, incomplete or misleading in any material respect at the time it was made and, if capable of remedy, shall not have been remedied within 30 days of our company becoming aware that such representation or warranty is incorrect, incomplete or misleading; or

(6) a preliminary or final judicial or administrative decision has been made to temporarily or permanently displace the management of our company or any Material Subsidiary and such decision is not discharged or stayed within 30 business days; or

(7) a distress, attachment, execution, seizure before judgment or other proceeding, except a distress, attachment, execution, seizure before judgment or other proceeding relating to the existing notes, having a similar effect is levied, enforced or sued out on or against all or any part of the property, assets or revenues of our company or any Material Subsidiary and such process is not contested in good faith by our company or the relevant Material Subsidiary or is not discharged or stayed within 60 business days, provided that the sum of (a) the aggregate value of the property, assets or revenues subject to any such process and (b) the aggregate value of any property in respect of which foreclosure proceedings or other proceeding having a similar effect have been commenced under subparagraph (9) below exceeds U.S.$20,000,000 or its equivalent in other currencies; or

(8) any foreclosure proceedings or other proceedings, except foreclosure or other proceedings relating to the existing notes, having a similar effect are commenced by any person to enforce any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by our company or any Material Subsidiary (including the taking of possession or the appointment of a receiver, manager or other similar person) and such process is not discharged or stayed within 60 business days after notification of the commencement of such proceedings to our company or such Material Subsidiary, provided that the sum of (a) the aggregate value of the property secured by such mortgage, charge, pledge, lien or other encumbrance, present or future, and (b) the aggregate value of any property, assets or revenues in respect of which a distress, attachment, execution, seizure before judgment or other proceeding having a similar effect is levied, enforced or sued out under subparagraph (7) above exceeds U.S.$20,000,000 or its equivalent in other currencies; or

(9) our company or any Material Subsidiary (a) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, (b) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or consents to the entry of an order for relief in an involuntary case under any such law, (c) proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any such debts, or (d) declares or agrees to a moratorium in respect of or affecting all or any material part of the debts of our company or any Material Subsidiary; or

(10) an order is made or an effective resolution passed for the winding-up or dissolution of our company or any Material Subsidiary, or our company or any Material Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation in the case of a Material Subsidiary, whereby the undertaking and the assets of the Material Subsidiary, or all of the undertaking and assets relating to our company’s direct or indirect shareholding in a Material Subsidiary, as the case may be, are transferred to or otherwise vested in our company or any other Material Subsidiary or Subsidiary which as a result of such transfer would become a Material Subsidiary; or

(11) it becomes unlawful for our company to perform or comply with any one or more of its material obligations under any of the new notes or the new indenture; or

(12) the License is revoked, suspended or terminated.

If an Event of Default (other than with respect to an Event of Default of the type described in subparagraph (9)(a), (9)(c) or (9)(d) above) has occurred and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the new notes of either series at any time outstanding may, by written notice to our company (and to the trustee, if given by the holders), declare the principal amount of all new notes of such series to be due and payable immediately (however, the holders of a series of new notes shall not have the right to declare the principal of (and premium and Additional Amounts, if any) and any accrued interest with respect to its own series of new notes to be due and payable immediately upon an Event of Default under an unrelated series of new notes). If an Event of Default of the type described in subparagraph (9)(a), (9)(c) or (9)(d) above shall occur, the principal of (and premium and Additional Amounts, if any) and any accrued and unpaid interest on all outstanding new notes shall become immediately due and payable without the need of any notice to our company or the trustee, as the case may be; provided, however, that after any such acceleration of the new notes of either series, the holders of a majority in aggregate principal amount of new notes of that series at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the new indenture. For information as to waiver of defaults, see “Modifications, Waivers and Amendments; Meetings of Holders.”

The foregoing provisions shall be without prejudice to the rights of each individual holder of new notes to initiate an action against our company for the payment of any principal (and premium and Additional Amounts, if any) and any interest past due on any new note, as the case may be.

Replacement of the New Notes

If any new note shall at any time become mutilated, defaced, destroyed, stolen or lost, such new note may be replaced at the cost of the applicant at the specified office of the trustee, upon provision of evidence satisfactory to the trustee and our company that such new note was destroyed, stolen or lost, together with such indemnity as the trustee and our company may require. Mutilated or defaced new notes must be surrendered before replacements will be issued.

Notices

Our company is required to give notice to the trustee of any event which requires notice to be given to the holders of the relevant series of new notes in sufficient time for the trustee to provide such notice to such holders in the manner provided in the new indenture. All notices regarding the relevant series of new notes will be given by the trustee.

All notices regarding the relevant series of new notes will be deemed to have been sufficiently given upon the mailing by first-class mail, postage prepaid, of such notices to each such holder at the address of such holder as it appears in the note register, in each case not earlier than the earliest date and not later than the latest date prescribed in the new indenture for the giving of such notice and, while there are holders of the relevant series of new notes domiciled in Argentina, published in a general newspaper having general circulation in Argentina and, in the cases required by Argentine law, in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. The trustee shall forward to each such registered holder the reports received by the trustee, as described under “—Covenants—Financial Statements.”

Satisfaction and Discharge of New Indenture

The new indenture will upon our company’s request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of new notes therein expressly provided for and except as otherwise therein expressly provided for), and the trustee, on demand of and at the expense of our company, will execute proper instruments acknowledging satisfaction and discharge of the new indenture, when:

(1)

either (a) all new notes theretofore authenticated and delivered (other than (i) new notes which have been destroyed, lost or stolen and which have been replaced or paid as described under “—Replacement of the New Notes” and (ii) new notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by our company and thereafter repaid to our company or discharged from such trust, as provided under the new indenture) have been delivered to the trustee for cancellation; or (b) all such new notes not theretofore delivered to the trustee for cancellation have become due and payable, and our company has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust for the purpose of an amount sufficient to pay and discharge the entire indebtedness on such new notes not theretofore delivered to the trustee for cancellation, for principal and Additional Amounts, if any, and interest to the date of such deposit (in the case of new notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2)	our company has paid or caused to be paid all other sums payable under the new indenture by our company; and

(3)	our company has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the new indenture relating to the satisfaction and discharge of the new indenture have been complied with.

Notwithstanding the satisfaction and discharge of the new indenture, the obligations of our company to the trustee with respect to compensation and reimbursement, the obligations of our company to any registrar, co-registrar or paying agent under the new indenture and, if money shall have been deposited with the trustee pursuant to subclause (ii) of clause (a) above, the obligations of the trustee with respect to the application of trust money under the new indenture shall survive.

Defeasance and Covenant Defeasance

Our company may at its option by board resolution, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to any series of new notes, which we refer to as defeasance. In general, upon a defeasance, our company shall be deemed to have paid and discharged the entire indebtedness represented by the new notes of such series and to have satisfied all of its obligations under the new notes of such series except for

•	the rights of holders of the new notes of such series to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of and interest and Additional Amounts, if any, on the new notes of such series when such payments are due,

•	certain provisions relating to ownership, registration and transfer of the new notes,

•	the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and

•	certain provisions relating to the rights, powers, trusts, duties and immunities of the trustee.

In addition, our company may at its option by board resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released with respect to any series of new notes from the covenants described above under the captions “Covenants—Maintenance of Existence and Properties”, “—Maintenance of Insurance”, “—Negative Pledge”, “—Sale and Leaseback Transactions”, “—Financial Statements”, “—Compliance with Laws and Other Agreements”, “—Maintenance of Books and Records”, and the provisions of clause (a) under “—Mergers, Consolidations, Sales and Leases.” Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the new indenture with respect to the new notes of such series.

In order to cause a defeasance or covenant defeasance with respect to any series of new notes, our company will be required to satisfy, among other conditions, the following conditions:

(1) our company shall have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust money or U.S. government obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of and each installment of interest on the new notes of such series on the stated maturity of such principal or installment of interest in accordance with the terms of the new notes of such series, and such amounts will be applied for such purpose;

(2) in the case of an election fully to defease the new notes of such series, our company shall have delivered to the trustee an opinion of counsel stating that (x) our company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the new indenture there has been a change in the applicable U.S. federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the new notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(3) in the case of a covenant defeasance, our company shall have delivered to the trustee an opinion of counsel to the effect that the holders of the new notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(4) our company shall have delivered to the trustee an officers’ certificate to the effect that the new notes of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit;

(5) no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(6) such defeasance or covenant defeasance shall not cause the trustee to have a conflicting interest as defined under the new indenture and for the purposes of the Trust Indenture Act with respect to any new notes of such series;

(7) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which our company is a party or by which it is bound;

(8) our company shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

(9) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

Reports to Holders by the Trustee

The trustee shall transmit to holders of the new notes such information, documents and reports, and such summaries thereof, concerning the trustee and its actions under the new indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same is so required to be filed with the SEC. A copy of each such report shall, at the time of such transmission to holders, be filed by the trustee with any stock exchange upon which any new notes are listed, with the SEC and with our company. Our company will notify the trustee when any new notes are listed on any stock exchange.

Modifications, Waivers and Amendments; Meetings of Holders

The trustee or our company shall, upon the request of the holders of at least five percent in aggregate principal amount of the new notes of any series at the time outstanding, or our company or the trustee, at its discretion, may, call a meeting of the holders of the new notes of any series at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the new notes of such series to be made, given or taken by the holders of the new notes of such series. With respect to all matters not contemplated in the new indenture, meetings of holders of the new notes of any series will be held in Buenos Aires in accordance with the Negotiable Obligations Law. In any such case, meetings shall be held at such time and at such place as our company or the trustee shall determine in such cities. If a meeting is being held pursuant to a request of holders of the new notes of any series, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the trustee or our company, as the case may be. Notice of any meeting of holders of the new notes of any series (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Official Gazette of Argentina and also in the manner provided above under “—Notices” and any publication of such notice shall be for five consecutive business days in each place of publication.

Any holder of new notes of the relevant series may attend the meeting in person or by proxy. Directors, officers, managers, members of the supervisory committee and employees of our company may not be appointed as proxies. Holders of new notes who intend to attend a meeting of holders must notify the registrar of their intention to do so at least three days prior to the date of such meeting.

Meetings are subject to a first and a second call. The quorum for a first call will be persons holding or representing 60% in aggregate principal amount of the new notes of any series at the time outstanding, and upon the failure to reach such quorum, persons holding or representing 30% in aggregate principal amount of the new notes of any series at the time outstanding, will constitute a quorum for the meeting convened on the second call. In both cases, decisions shall be made by the affirmative vote of holders of the majority in aggregate principal amount of the new notes of any series, as the case may be, at the time outstanding, present or represented at a meeting of such holders at which a quorum is present; provided, however, that the affirmative vote of the holders of the applicable percentage in aggregate principal amount of the new notes of any series at the time outstanding specified under “Events of Default” shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the holders of the new notes of any series affected thereby shall be required to adopt a valid decision on:

(1)	changing the stated maturity of the principal of or any installment of interest on any new note of such series;

(2)	reducing the principal amount or the rate of interest on or any Additional Amounts payable in respect of any new note of such series;

(3)	changing any obligation of our company to pay Additional Amounts in respect of any new note of such series;

(4)	changing the place of payment where, or the coin or currency in which, principal of or interest or Additional Amounts (if any) on any new note of such series is payable;

(5)	impairing the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(6)	reducing the percentage in principal amount of outstanding new notes of such series necessary to modify or amend the new notes of such series or consent to any waiver under the new notes of such series or the new indenture, as applicable to the new notes of such series, or reduce the requirements for voting or quorum described above; or

(7)	modifying the foregoing requirements or reducing the percentage in principal amount of outstanding new notes of such series necessary to waive a past default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the new notes will be conclusive and binding on all holders of the new notes of such series, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the new notes of such series, if duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

Telefónica of Argentina and the trustee may, without the consent of any holder, modify and amend the new notes or the new indenture for any of the following purposes:

•	to evidence the succession of another person to our company as obligor under the new indenture;

•	to add to the covenants for the benefit of the holders of all or any series of new notes;

•	to add Events of Default for the benefit of the holders of all or any series of new notes;

•	to secure the new notes;

•	to provide for the acceptance of appointment by a successor trustee, registrar, co-registrar, paying agent or transfer agent;

•	to cure any ambiguity, defect or inconsistency in the new indenture or the new notes;

•	to comply with any requirements of the SEC in connection with the qualification of the new indenture under the Trust Indenture Act; or

•	make any change that, in the good faith opinion of our board of directors, does not materially and adversely affect the right of any holder of the relevant series of new notes.

Governing Law and Enforceability

The Negotiable Obligations Law governs the requirements for the new notes to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of our company to execute and deliver the new notes and the authorization of the public offering of the new notes by the CNV. All other matters in respect of the new notes and the new indenture, are governed by the laws of the State of New York, United States of America.

Our company has consented to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and has waived any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the new indenture and the new notes. Our company has appointed CT Corporation System as its agent to receive and forward any writs, process and summonses in any suit, action or proceeding brought in connection with the new indenture or the new notes against our company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City and has agreed that such appointment shall be so long as any of the new notes remain outstanding or until the appointment by our company of a successor in The City of New York as its agent for such purpose and the acceptance of such appointment by such successor.

Currency Indemnity

U.S. dollars is the sole currency of account and payment for all sums payable by our company under or in connection with the new notes, including damages. Any amount received or recovered in currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order or a court of any jurisdiction, in the winding up or dissolution of our company or otherwise) by any holder of new notes in respect of any sum expressed to be due to it from our company shall only constitute a discharge of our company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any new note, our company shall indemnify such recipient against any loss sustained by it as a result. In any event, our company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the holder of new notes to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from our company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any holder of new notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any new note or any other judgment or order.

Certain Definitions

The following terms have the following definitions in the new indenture:

“Attributable Debt” means, as to any lease that is the subject of any sale and leaseback transaction, at the date of determination, the present value, discounted at a rate per annum equal to 11 7/8% for so long as the new 2007 notes remain outstanding, and thereafter at a rate equal to 9 1/8% for so long as the new 2010 notes remain outstanding, and thereafter at a rate equal to 8.85%, compounded annually, of the total net amount of rent required to be paid under such lease during the remaining term thereof including renewal terms at the option of the lessor (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents).

“Indebtedness” means any present or future obligation (actual or contingent) for the payment or repayment of money which has been borrowed or raised, including obligations which may arise under a guarantee or indemnity or other similar obligation.

“License” means the license to provide basic telephone service in Argentina granted to our company by the National Executive Power pursuant to Decree No. 2344/90 as amended or modified from time to time after the date hereof.

“Lien” means any mortgage, pledge, lien, security interest, charge or other encumbrance or preferential arrangement having the effect of constituting a security interest including, without limitation, any equivalent created or arising under the laws of any country where our company owns property.

“Material Subsidiary” means at any relevant time a Subsidiary of our company (a) whose total assets, net worth or gross revenues (or, where the Subsidiary in question prepares consolidated accounts, whose total consolidated assets, net worth or consolidated gross revenues, as the case may be) attributable to our company represent not less than 10% of the total consolidated assets, consolidated net worth or the consolidated gross revenues of our company, all as calculated by reference to the then latest annual accounts (or consolidated accounts as the case may be) of such Subsidiary and the then latest consolidated annual audited accounts of our company and its consolidated Subsidiaries; or (b) to which is transferred all or substantially all the assets and undertakings of a Subsidiary which immediately prior to such transfer is a Material Subsidiary. At the date hereof, no Subsidiary is a Material Subsidiary.

“Permitted Lien” means any Lien:

(1)	existing at the date of the new indenture;

(2)	created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by our company or, as the case may be, any Material Subsidiary after the date of the new indenture, provided that any such Lien shall be confined solely to the property so acquired;

(3)	created by our company or any of our Material Subsidiaries or any successor in business or a Material Subsidiary by the pledge or assignment of current or future accounts receivable due from non-Argentine telecommunications carriers and administrators for connection to the Argentine telephone network and created to secure Indebtedness incurred solely for purposes of financing the acquisition, construction or installation of fixed assets by our company or any Material Subsidiary, which Indebtedness shall not at any time be greater than U.S.$60,000,000 or its equivalent in other currencies.

(4)	created to secure an extension or refinancing of the Indebtedness for which that Lien was originally created, provided that:

(a)	the Lien is created over:

•	the original asset secured or

•	a substituted asset (x) of a similar class or nature to the original asset secured and (y) having no more than the market value of the original asset secured not later than 15 days prior to such substitution, to be evidenced in the case of (x) and (y) by the delivery by our company to the trustee of an officers’ certificate, and in the case of (y) by the delivery of our company to the trustee of an opinion of independent auditors of recognized international standing to the effect that the substituted asset has such value, and

(b)	the principal, capital or nominal amount of the relevant Indebtedness secured by the Lien as at the date on which the original Indebtedness was incurred is not increased;

(5)	arising by operation of law (including with respect to taxes); or

(6)	granted in circumstances where, immediately after the granting of the Lien, the aggregate Indebtedness of our company and our Material Subsidiaries secured by Liens on any of their property then outstanding (excluding any Liens referred to in paragraphs (1) through (5) of this definition) would not exceed U.S.$30,000,000 or its equivalent in other currencies.

“Subsidiary” means any corporation, partnership, joint venture, trust or estate or other entity of which (or in which) more than 50% of (a) the outstanding voting stock, (b) the interest in the capital or profits of such partnership or joint venture, or (c) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by our company, by our company and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Tangible Assets” means, for any person, the total assets of such person determined in accordance with Argentine GAAP consistent with those applied in the preparation of our company’s annual audited financial statements; excluding, however, from such determination (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles and (b) any items not included in clause (a) above which are treated as intangibles in conformity with Argentine GAAP.

TAXATION

U.S. Federal Income Taxation

The following is a summary of the material U.S. federal income tax consequences of the exchange offer, including the ownership and disposition of new notes acquired in the exchange offer, to U.S. Holders (as defined below) that have held the existing Cointel notes and that, if applicable, will hold the new notes as capital assets (generally, property held for investment). This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations (including proposed regulations) thereunder, and administrative and judicial interpretations thereof, all as in effect and available as of the date of this prospectus and proxy solicitation, and all of which are subject to change (which change could apply retroactively and could affect the U.S. federal income tax consequences described below) and to different interpretations. This summary does not address all of the U.S. federal income tax considerations that may be relevant to the particular circumstances of U.S. Holders, or to certain U.S. Holders that may be subject to special tax rules, such as the following: certain financial institutions; insurance companies; real estate investment trusts; regulated investment companies; dealers and traders in securities or foreign currencies; tax-exempt entities; persons subject to alternative minimum tax; persons that hold existing Cointel notes or new notes as part of an integrated investment, including a straddle, or as part of a hedging, conversion or repurchase transaction for U.S. federal income tax purposes; persons that have a functional currency other than the U.S. dollar; or partnerships or other entities classified as partnerships for U.S. federal income tax purposes. This summary does not discuss any state, local or non-U.S. tax consequences of the exchange offer, and does not consider any aspects of U.S. federal tax law other than income taxation.

U.S. Holders should be aware that we have not obtained, and will not request, a ruling from the IRS in connection with the exchange offer. Accordingly, no assurances can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

The existing Cointel notes and the new notes take the form of debt instruments. U.S. Holders should be aware that no statutory, administrative or judicial authority directly addresses the characterization of the existing Cointel notes or the new notes for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership or disposition of existing Cointel notes or new notes are not clear. In the absence of any authority directly on point, we intend to treat the existing Cointel notes and the new notes as debt instruments for U.S. federal income tax purposes, and except where expressly indicated to the contrary, this summary assumes that such characterization is appropriate.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISERS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PARTICIPATING IN THE EXCHANGE OFFER AND OF OWNING AND DISPOSING OF NEW NOTES ACQUIRED IN THE EXCHANGE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of existing Cointel notes or new notes that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident alien individual of the United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (3) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds existing notes or new notes generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisers.

The Exchange Offer

For U.S. federal income tax purposes, the exchange of existing Cointel notes for new notes and cash by a U.S. Holder pursuant to the exchange offer will be a taxable transaction. Accordingly, a U.S. Holder would recognize taxable gain or loss equal to the difference, if any, between the amount realized on the exchange and the U.S. Holder’s adjusted tax basis in the existing Cointel notes. The amount realized in the exchange will be the issue price of the new notes received (determined for each new note received as described below) plus the amount of cash received (other than amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income by the U.S. Holder). A U.S. Holder’s adjusted tax basis in its existing Cointel notes generally equals the cost of such existing Cointel notes to such U.S. Holder, (i) increased by the amount of any market discount previously included in gross income by the U.S. Holder with respect to such existing Cointel notes pursuant to an election to include market discount in gross income currently as it accrues and (ii) reduced by any bond premium allowed as an offset against interest income with respect to such existing Cointel notes pursuant to an election to amortize bond premium on an annual basis. In general, market discount is the excess, if any, of the stated principal amount of an existing Cointel note over the U.S. Holder’s tax basis therein at the time of acquisition (unless the amount of such excess is less than a specified de minimis amount, in which case market discount is considered to be zero). Generally, bond premium on an existing Cointel note equals the excess, if any, of the purchase price of the existing Cointel note over the amount payable at maturity of the existing Cointel note (other than stated interest thereon).

A U.S. Holder’s holding period for the new notes received in the exchange would not include the period during which the U.S. Holder held the existing Cointel notes exchanged, and the U.S. Holder’s initial tax basis in the new notes would equal the issue price of such new notes (determined as described below). Any gain or loss recognized by a U.S. Holder in respect of the exchange of existing Cointel notes for new notes and cash generally would be treated as capital gain or loss, and would be treated as long-term capital gain or loss if the existing Cointel notes had been held for more than one year at the time of the exchange, except that any gain recognized by the U.S. Holder on the exchange of any existing Cointel notes acquired by such U.S. Holder at a market discount would be recharacterized as ordinary interest income to the extent of the accrued market discount that has not previously been included in gross income of the U.S. Holder. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The ability of a U.S. Holder to deduct a capital loss is subject to limitations under the Code.

Additional special rules will apply to the existing Series B notes due to the fact that such notes are denominated in a currency other than the U.S. dollar. Any gain or loss recognized by a U.S. Holder upon the exchange of the existing Series B notes for new notes and cash pursuant to the exchange offer will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which such U.S. Holder held the existing Series B notes. Additionally, amounts received in the exchange offer that are attributable to accrued but unpaid interest on the existing Series B notes will be included in gross income by a cash basis U.S. Holder at the U.S. dollar value of such amount regardless of whether the payment is in fact converted into U.S. dollars. Generally, an accrual basis U.S. Holder will recognize foreign currency gain or loss on the receipt of such amounts attributable to accrued but unpaid interest on the existing Series B notes if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of such interest income. Such foreign currency gain or loss will be treated as ordinary income or loss. Gain or loss attributable to changes in exchange rates generally would be recognized by a U.S. Holder only to the extent of the total gain or loss recognized by such U.S. Holder in the exchange. U.S. Holders should consult their own tax advisors regarding the application of the U.S. federal income tax rules relating to foreign currency.

If the Cointel Proposed Resolutions are adopted, U.S. Holders of existing Cointel notes that do not participate in the exchange offer may be deemed to have engaged in an exchange for U.S. federal income tax purposes if, under applicable U.S. Treasury regulations, the adoption of the Cointel Proposed Resolutions results in a “significant modification” of the existing Cointel notes. Adoption of the Cointel Proposed Resolutions would result in a “significant modification” if, based on all the facts and circumstances and taking into account all modifications, other than certain specified modifications, the legal rights and obligations under the existing Cointel notes are altered in a manner that is “economically significant.” Applicable U.S. Treasury regulations provide that a modification that adds, deletes or alters customary accounting and financial covenants is not a significant modification, but there is no authority that directly addresses certain other changes that could be made if the Cointel Proposed Resolutions are adopted.

While the matter is not free from doubt, we believe that the adoption of the Cointel Proposed Resolutions should not result in a significant modification of the existing Cointel notes. Accordingly, U.S. Holders should not recognize taxable gain or loss solely as a result of the adoption of the Cointel Proposed Resolutions and, thus, should have the same adjusted tax basis and holding period in the existing Cointel notes after the adoption of the Cointel Proposed Resolutions that such U.S. Holder had in the existing Cointel notes immediately before such adoption. U.S. Holders, however, are urged to consult their own tax advisers with regard to the tax consequences of not participating in the exchange offer.

The New Notes

Set forth below is a summary of the principal U.S. federal income tax consequences of the ownership and disposition of new notes and, in the case of the new conversion notes, is subject to the discussion below under “—Special Considerations in Respect of New Conversion Notes.”

Stated Interest

Stated interest paid on the new notes, including certain Additional Amounts as discussed below under the caption “Additional Amounts,” will be includible in a U.S. Holder’s gross income as ordinary interest income in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

A U.S. Holder on the cash method of tax accounting that receives an interest payment in pesos in respect of the new conversion notes will be required to include in gross income the U.S. dollar value of such payment (determined using the spot rate in effect on the date such payment is received) regardless of whether such payment is subsequently converted into U.S. dollars. Such U.S. Holder will not recognize exchange gain or loss with respect to the receipt of such payment; however, such U.S. Holder will recognize exchange gain or loss, if any, upon any subsequent conversion of the pesos received. Argentine pesos received as interest on, or as proceeds from the sale or other taxable disposition of, a new conversion note will have a tax basis equal to their U.S. dollar value at the time such interest or proceeds are received by the U.S. Holder. The amount of gain or loss recognized on a sale or other taxable disposition of such pesos will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other currency or property received in such sale or other disposition, and (ii) the adjusted tax basis of such pesos.

A U.S. Holder on the accrual method of tax accounting that receives an interest payment in pesos in respect of the new conversion notes will be required to include in gross income the U.S. dollar value of the amount of pesos interest income that has accrued on a new conversion note in a taxable year, determined by translating such income at the average rate of exchange for the relevant interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the portion of such interest accrual period within the taxable year. The average rate of exchange for an interest accrual period (or portion thereof) is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied). Such U.S. Holder may elect to translate interest income on such new conversion note at the spot rate in effect on the last day of an interest accrual period (or the last day of the taxable year for the portion of such period within the taxable year). In addition, such U.S. Holder may elect to use the spot rate in effect on the date of receipt for such purpose if such date is within five business days of the last date of an interest accrual period. The election must be made in a statement filed with the U.S. Holder’s return, and is applicable to all debt instruments for such year and thereafter unless changed with the consent of the IRS.

An accrual basis U.S. Holder, upon receipt of an interest payment in pesos in respect of the new conversion notes (including, upon a disposition of such new conversion notes, amounts treated as attributable to accrued but unpaid interest) will recognize ordinary gain or loss with respect to accrued interest income in an amount equal to the difference between the U.S. dollar value of the payment received (determined using the spot rate in effect on the date such payment is received, or disposed of) in respect of such interest accrual period and the U.S. dollar value of the interest income that has accrued during such interest accrual period (as determined in the preceding paragraph). Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the IRS.

Certain special tax considerations relevant to U.S. Holders of new conversion notes are discussed below under “—Special Considerations in Respect of New Conversion Notes.”

Original Issue Discount

The new notes will be treated as issued with “original issue discount” (“OID”) for U.S. federal income tax purposes to the extent that the stated redemption price at maturity of the new notes exceeds their issue price, subject to a de minimis exception. A new note’s “stated redemption price at maturity” is the sum of all payments provided by the new note other than stated interest (all such payments to be expressed in U.S. dollars, in the case of new conversion notes). The amount of OID is de minimis (and therefore treated as zero) if the amount of OID is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity from the issue date.

Because we expect that a substantial amount of the new notes will be “traded on an established market” (generally meaning that the new notes will be listed on a major securities exchange, appear on a quotation medium of general circulation or otherwise will be readily quotable by dealers, brokers or traders) during the 60-day period ending 30 days after the date of the exchange (“publicly-traded”), the issue price of the new notes should equal their fair market value (expressed in U.S. dollars, in the case of new conversion notes) at the time of the exchange. If the new notes are not considered publicly- traded, but the existing Cointel notes are considered publicly-traded, the issue price of the new notes would equal the fair market value (expressed in U.S. dollars, in the case of new conversion notes) of the existing Cointel notes at the time of the exchange. If neither the new notes nor the existing Cointel notes are publicly-traded, the issue price of the new notes would equal their stated principal amount (expressed in U.S. dollars, in the case of new conversion notes), and there would not be any OID in respect of the new notes for U.S. federal income tax purposes.

A U.S. Holder of a new note with OID will be required to include OID in gross income as it accrues on a constant yield to maturity basis, regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. The amount of OID includible in gross income by such a U.S. Holder will equal the sum of the daily portions of OID with respect to the new note for each day during the taxable year on which such U.S. Holder held such new note (“accrued OID”). In general, the daily portion is determined by allocating to each day in any accrual period a pro rata portion of the excess of (1) the product of the new note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (2) the sum of any stated interest payments allocable to such accrual period. The “yield to maturity” is the discount rate that, when applied to all payments under the new note, results in a present value equal to the issue price. The “adjusted issue price” of a new note at the beginning of any accrual period will equal its issue price increased by the accrued OID for each prior accrual period, and reduced by all payments in respect of such new note (other than payments of stated interest) before such accrual period.

Additional Amounts and Argentine Withholding Taxes

If a U.S. Holder receives Additional Amounts in respect of Argentine income taxes withheld from payments on the new notes, such U.S. Holder generally should include such Additional Amounts in gross income as received or accrued in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. U.S. Holders should be aware, however, that the IRS might assert that Additional Amounts should be treated as OID, which could affect the manner in which the Additional Amounts are reported for U.S. federal income tax purposes.

If any Argentine income taxes are withheld from payment in respect of the new notes, a U.S. Holder would be entitled to claim a foreign tax credit for the amount of such Argentine incomes taxes against such U.S. Holder’s U.S. federal income tax liability, subject to certain limitations and restrictions that may vary depending upon such holder’s circumstances. For purposes of calculating the limitations applicable to foreign tax credits, interest income (including OID) in respect of the new notes generally would constitute “passive income” or, for certain types of U.S. Holders, “financial services income” (unless, in either case, such income is subject to withholding of Argentine income taxes at a rate of at least 5%, in which case such interest income (including OID) generally would constitute “high withholding tax interest”) derived from sources outside the United States. Instead of claiming the foreign tax credit, a U.S. Holder may, at such holder’s election, deduct the U.S. dollar value of such Argentine income taxes in computing such U.S. Holder’s U.S. taxable income, subject to generally applicable limitations under U.S. federal income tax law. The rules relating to foreign tax credits are extremely complex and the availability of a foreign tax credit would depend on various factors. U.S. Holders are urged to consult their own tax advisers with regard to the availability of foreign tax credits in light of their particular circumstances.

Sale, Retirement or Other Taxable Disposition of New Notes

Upon the sale, retirement or other taxable disposition of new notes, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, retirement or other taxable disposition and the U.S. Holder’s adjusted tax basis in the new notes. In general, a U.S. Holder’s adjusted tax basis in the new notes will equal the initial tax basis of such new notes (determined in the manner discussed above) at the time of receipt pursuant to the exchange offer, increased by the amount of any OID in respect of the new notes previously included in gross income by such U.S. Holder, and decreased by all payments received in respect of the new notes (other than payments of stated interest).

Subject to the discussion in the next paragraph relating to the new conversion notes, any gain or loss from the sale, retirement or other taxable disposition of new notes generally would be capital gain or loss (except that amounts attributable to accrued but unpaid stated interest will be taxable as ordinary interest income to the extent not previously included in gross income by the U.S. Holder), and would be treated as long-term capital gain or loss if the new notes had been held for more than one year at the time of the sale, retirement or other taxable disposition. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. Any gain or loss recognized on the sale, retirement or other taxable disposition of our new notes generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. The ability of a U.S. Holder to deduct a capital loss is subject to limitations under the Code.

Any gain or loss you recognized on the sale, retirement or other taxable disposition of a new conversion note that is attributable to changes in the rate of exchange between the U.S. dollar and the Argentine peso will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the IRS. Such foreign currency gain or loss is recognized on the sale or retirement of a new conversion note only to the extent of total gain or loss recognized on the sale or retirement of such new conversion note.

Special Considerations in Respect of New Conversion Notes

No statutory, administrative or judicial authority directly addresses the U.S. federal income tax characterization of the new conversion notes. In the absence of authority directly on point, we intend to treat the new conversion notes for U.S. federal income tax purposes as indebtedness. However, alternative characterizations of the new conversion notes are possible, and no assurance can be given that the IRS will not be able to successfully assert a different characterization of the new conversion notes. In particular, the new conversion notes might be characterized as equity interests in us, or as derivative financial contracts issued by us, in which case the U.S. federal income tax consequences of the ownership and disposition of the new conversion notes would differ in certain respects from those described above.

Additionally, assuming characterization of the new conversion notes as indebtedness for U.S. federal income tax purposes, the manner in which income in respect of the new conversion notes should be reported for U.S. federal income tax purposes is not clear under current law. Thus, while we intend to account for the new conversion notes in accordance with the discussion herein, there can be no assurance that the IRS will not be able to successfully assert, among other things, that (i) principles similar to those governing contingent payment debt instruments should be applied to the new conversion notes, (ii) a U.S. Holder should recognize foreign currency exchange gain or loss upon the conversion of the new conversion notes into U.S. dollar denominated obligations, or (iii) payments of stated interest in respect of the new conversion notes should be accrued as OID. U.S. Holders should be aware that alternative characterizations of the new conversion notes or certain aspects of the ownership of such new conversion notes could affect the timing, amount or character of income recognized by U.S. Holders in respect of the new conversion notes and could be materially different than the U.S. federal income tax consequences described herein.

U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax characterization of the new conversion notes and the U.S. federal income tax consequences of owning the new conversion notes.

Backup Withholding Tax and Information Reporting

Under certain circumstances, a U.S. Holder may be subject to information reporting requirements with respect to certain payments, including certain payments of principal and interest with respect to existing Cointel notes or new notes and proceeds from the sale or redemption of such notes. Additionally, a U.S. Holder may be subject to “backup withholding tax“ (currently at a rate of 30%) with respect to such payments, unless such U.S. Holder (i) is treated as a corporation for U.S. federal income tax purposes or falls within certain other exemptions (and demonstrates this fact when so required), or (ii) furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding tax rules. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder generally may be claimed as a credit against such U.S. Holder’s U.S. federal income tax liability provided that the required information is furnished to the IRS.

Argentine Tax Considerations

The following summary is based upon tax laws of Argentina as in effect on the date of this prospectus and proxy solicitation and is subject to any change in Argentine law that may come into effect after such date. You are advised to consult your own tax advisers as to the consequences of participating in the exchange offers according to the tax laws of your country of residence.

Argentina has entered into tax treaties with several countries in order to avoid double taxation on income and capital. There is currently no income tax treaty in force or convention between Argentina and the United States.

The Exchange Offer

For Argentine income tax purposes, when the aggregate of the principal amount of the new notes and the cash payment arising from the exchange offers is equal to or less than the principal amount of the existing Cointel notes, the cash payment arising from the exchange offers could be characterized as a partial repayment amount of the existing notes, and therefore not subject to income tax in Argentina.

The New Notes

Income Tax

Except as described below, interest payments on the new notes will be exempt from Argentine income tax, provided that the new notes are issued in accordance with the Argentine Negotiable Obligations Law, and qualify for tax exempt treatment under Article 36 of such law. Under this section, interest on the new notes shall be exempt if the following conditions (the “Article 36 Conditions”) are satisfied:

(a)	the new notes must be placed through a public offering authorized by the CNV;

(b)	the proceeds of the offering made hereby must be used by our company for one or more of the following purposes: (i) investments in tangible assets located in Argentina, (ii) working capital in Argentina, (iii) refinancing of debt, whether at its original maturity or prior to such maturity, and (iv) capital contributions to controlled or affiliated companies, provided that such corporations use the proceeds of such contributions for the purposes set forth in (i), (ii), or (iii) above; and

(c)	our company must provide evidence to the CNV, in the time and manner prescribed by regulation, as to the use of the proceeds of the offering made hereby for any of the purposes described in paragraph (b) above.

If our company does not comply with the Article 36 Conditions, Article 38 of the Negotiable Obligations Law provides that our company will be responsible for the payment that would have corresponded to the holders. In such a case, our company will be liable for the payment of such taxes so that holders would receive the amount of interest provided in the new notes as though no such taxes had been required. See also “Description of the New Notes—Additional Amounts.”

Presidential Decree No. 1,076 of July 3, 1992 as amended by Decree No. 1,157 of July 15, 1992, both of which were ratified by Law No. 24,307 of December 30, 1993 (the “Decree”) eliminated the exemption from Argentine income tax described above with respect to those taxpayers subject to the tax adjustment for inflation rules pursuant to Title VI of the Argentine income tax law (in general entities organized or incorporated under Argentine law, local branches of foreign entities, sole proprietorships and individuals carrying on certain commercial activities in Argentina). As a result of the Decree, interest paid to holders that are subject to the tax adjustment for inflation rules (and thus cannot avail themselves of the Article 36 exemption) is subject to the Argentine income tax as prescribed by Argentine tax regulations.

Law No. 25,063, effective December 31, 1998, provided that the holders referred to in the proceeding paragraph are subject to a withholding of 35.0% of interest payments on negotiable obligations where an issuer having identical characteristics to those holders subject to the Argentine income tax makes such interest payments. This withholding will be considered a payment on account of the income tax to be paid by such local holder.

Resident and non-resident individuals and foreign entities without a permanent establishment in Argentina are not subject to taxation on capital gains derived from the sale or other disposition of the new notes. As a result of the Decree, those taxpayers subject to the tax adjustment for inflation rules of the Argentine Income Tax Law are subject to taxes on capital gains on the sale or other disposition of the New Notes as prescribed by Argentine tax regulations.

Personal Assets Tax

Certain amendments introduced by Law No. 24,468, dated March 23, 1995 and its implementing Decree No. 127/96 and Decree No. 812/96 to Law No. 23,966 dated August 20, 1991 (the “Personal Assets Tax Law”), have eliminated the previously existing exemption with respect to the tax on personal assets (the “Personal Assets Tax”) for negotiable obligations publicly offered in Argentina, such as the new notes. In accordance with such amendments, individuals domiciled and undivided estates located in Argentina or abroad must include securities, such as the new notes, in order to determine their tax liability for the Personal Assets Tax. This tax is upon the assets held as of December 31 of each year, at the rate of 0.5% on taxable amounts below Ps.200,000 and a rate of 0.75% on taxable amounts over Ps.200,000 of either the market value, in the case of listed securities, or acquisition cost plus accrued and unpaid interest, in the case of securities which are not tradable in local or foreign exchanges. There is a non-taxable amount of Ps.102,300 in respect of individuals domiciled and undivided estates located in Argentina. Although new notes directly held by individuals domiciled, and undivided estates located outside Argentina are technically subject to the Personal Assets Tax, the Personal Assets Tax Law foresees no specific method or procedure for the collection of such tax in respect of securities, including the new notes, that are directly held by such individuals or undivided estates.

It is presumed as a matter of law that (i) the negotiable obligations governed by Law 23,576; (ii) the shares of other equity interests in companies, other than those governed by Law 19,550; (iii) interests in mutual funds; and (iv) quotas of cooperatives, belong to individuals estates domiciled or, as applicable, located in Argentina, if they are owned by: (i) corporations; (ii) any other legal entities; (iii) business concerns; (iv) permanent establishments; (v) trusts; or (vi) exploitations, domiciled, or, as applicable, established or located abroad in countries that do not require private securities to be held in registered form. In that case, the law imposes on our company (the “Substitute Obligor”) the obligation to pay Personal Assets Tax at a rate of 1.5% notwithstanding our company’s right to be reimbursed for the amount so paid by withholding or enforcing on the assets that gave rise to such payment.

The above legal presumption shall not apply to the following foreign legal entities that directly own securities: (i) insurance companies, (ii) open-end investments funds, (iii) pension funds and (iv) banks or financial entities whose head office is located in a country whose Central Bank or equivalent authority has adopted the international standards of supervision established by the Basle Committee. In addition, pursuant to Decree No. 127/96, dated February 16, 1996, the Argentine tax authority limited the extent of the presumption establishing that such presumption shall not apply to (a) foreign legal entities of which capital is represented by shares or other securities that are considered to be in registered form by the applicable law in the country of its incorporation or (b) foreign legal entities which, as a result of the legal nature of such entities or provisions of their by-laws do not have as a principal activity investing outside the country of incorporation, and/or are not prohibited from carrying out certain transactions and/or investments in the country of their incorporation.

Notwithstanding the above, Decree No. 812/96, dated July 24, 1996, establishes that the legal presumption discussed above shall not apply to debt-related private securities, such as the new notes, whose public offering has been authorized by the CNV and which are tradable on the stock exchanges located in Argentina or abroad. In order to ensure that this legal presumption will not apply and correspondingly, that our company will not be liable as a Substitute Obligor in respect of the new notes, our company shall keep in its records a duly certified copy of the CNV resolution authorizing the public offering of debt related private securities as well as the time limit that will be in effect as required by Resolution No. 4,203 of the DGI dated August 1, 1996.

Value Added Tax

Interest payments made in respect of the new notes will also be exempt from any value added tax when the new notes satisfy the Article 36 Conditions, including that the new notes are issued pursuant to a public offering authorized by the CNV. Further, so long as the new notes satisfy the Article 36 conditions, any benefits related to the offering, subscription, underwriting, transfer, authorization and cancellation will be exempt from any value added tax in Argentina.

Stamp and Transfer Taxes

No Argentine stamp taxes shall be payable by holders of the new notes under Article 35 of the Negotiable Obligations Law. No Argentine transfer taxes are applicable on the sale or transfer of the new notes.

Tax on bank accounts

Pursuant to Law 25,413 (Official Gazette March 26, 2001), as amended, a 0.6% tax applies to credits and debits made to or from accounts held at Argentine financial entities. Other money transfers not conducted through bank accounts may also be subject to this tax, at a rate of 1.2%.

Court Tax

In the event that it becomes necessary to institute enforcement proceedings in relation to the new notes in Argentina, a court tax (currently at a rate of 3%) will be imposed on the amount of any claim brought before the Argentine courts sitting in the city of Buenos Aires.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Argentina. Most of our directors and officers are residents of Argentina or Spain and all or a substantial portion of the assets of those directors and officers and substantially all of our assets are located in Argentina and, in the case of certain directors, in Spain. As a result, it may not be possible for you to effect service of process upon us or those directors and officers outside Argentina or Spain, or to enforce judgments of courts outside Argentina predicated upon the civil liabilities of such directors or officers under the laws of jurisdictions other than Argentina, including any judgments predicated upon civil liabilities under U.S. federal securities laws. We have been advised by our Argentine counsel, Estudio O’Farrell, that there is doubt as to the enforceability, in original actions in Argentine courts, of liabilities predicated solely on the U.S. federal securities laws and that the enforceability in Argentine courts of judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws will be subject to compliance with certain requirements under Argentine law, including the condition that such judgments do not violate Argentine public policy.

EXPERTS

On June 30, 2002 we and Cointel appointed Deloitte & Co. S.R.L., Member Firm of Deloitte Touche Tohmatsu, or Deloitte, to replace Pistrelli Díaz y Asociados, Member Firm of Andersen, or Pistrelli, as our independent auditors. This decision was ratified at our shareholders’ meeting on April 22, 2003 and Cointel’s shareholders’ meeting of December 27, 2002. Andersen ceased practicing before the SEC on August 31, 2002.

Our consolidated balance sheet as of December 31, 2001 and our consolidated statements of operations, cash flow and changes in shareholders’ equity for the three-month fiscal year ended December 31, 2001 and the fiscal years ended September 30, 2001 and 2000 incorporated by reference in this prospectus and proxy solicitation from our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 have been audited by Pistrelli, as stated in their audit reports, dated February 26, 2002 and November 16, 2001, respectively except with respect to the matters discussed in Note 22 to our audited consolidated financial statements as to which the date is February 26, 2002, respectively (which include an explanatory paragraph with respect to the uncertainty regarding our ability to continue as a going concern).

Cointel’s consolidated balance sheet as of September 30, 2001 and its consolidated statements of operations, cash flow and changes in shareholders’ equity for the fiscal years ended September 30, 2001 and 2000 incorporated by reference herein from its Annual Report on Form 20-F for the fiscal year ended September 30, 2002 have been audited by Pistrelli, as stated in their audit report, dated November 16, 2001, except with respect to the matters discussed in Note 22 to its audited consolidated financial statements as to which the date is February 26, 2002 (which also includes an explanatory paragraph with respect to the uncertainty regarding Cointel’s and our ability to continue as a going concern).

Because Pistrelli is no longer an Andersen member and Andersen has ceased to practice before the SEC, we have not been able to obtain the consent of Pistrelli to the incorporation by reference in this prospectus and proxy solicitation of their audit reports. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement, of which this prospectus and proxy solicitation is a part, without their written consent. Accordingly, investors will not be able to sue Pistrelli, and any recovery they may have from Pistrelli under Section 11 of the Securities Act for any material misstatements or omissions in the registration statement and on the prospectus and proxy solicitation relating to our new notes or relating to any claims that they may assert with respect to the financial statements audited by Pistrelli, may be limited as a result of the lack of consent from Pistrelli.

The consolidated financial statements as of December 31, 2002 and for the year then ended incorporated in this prospectus and proxy solicitation by reference from our Annual Report on Form 20-F for the year ended December 31, 2002 have been audited by Deloitte & Co. S.R.L., independent auditors, as stated in their report dated February 12, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph with respect to uncertainties regarding our ability to continue as a going concern), which is incorporated in this prospectus and proxy solicitation by reference. The financial statements as of and for the year ended December 31, 2002 of our consolidated subsidiary, Telinver S.A., which are not presented separately in our Annual Report on Form 20-F have been audited by PricewaterhouseCoopers, as stated in their report dated January 30, 2003 contains an explanatory paragraph relating to Telinver’s ability to continue as a going concern). This report is included in our Annual Report on Form 20-F and incorporated by reference in this prospectus and proxy solicitation. Our financial statements are included in our Annual Report on Form 20-F in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. The audited financial statements incorporated by reference in this prospectus and proxy solicitation should be read in conjunction with “Summary—Recent Developments” and our Report on Form 6-K dated May 22, 2003.

Cointel’s consolidated financial statements as of September 30, 2002 and for the year then ended incorporated in this prospectus and proxy solicitation by reference from Cointel’s Annual Report on Form 20-F for the year ended September 30, 2002 have been audited by Deloitte & Co. S.R.L., independent auditors, as stated in their report dated November 22, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph with respect to uncertainties for the existence of substantial doubt about Cointel’s and our ability to continue as a going concern) which is incorporated in this prospectus and proxy solicitation by reference. The financial statements of Telinver, which are not presented separately in Cointel’s Annual Report on Form 20-F, have been audited by PricewaterhouseCoopers, as stated in their report dated November 4, 2002 (which contains an explanatory paragraph relating to the uncertainty regarding Telinver’s ability to continue as a going concern. This report is included in Cointel’s Annual Report on Form 20-F and incorporated by reference in this prospectus and proxy solicitation. Our and Cointel’s financial statements are included in Cointel’s Annual Report on Form 20-F in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. The consolidated audited financial statements incorporated by reference in this prospectus and proxy solicitation should be read in conjunction with “Summary—Recent Developments” and Cointel’s Report on Form 6-K dated May 22, 2003.

All of the foregoing firms are independent auditors.

LEGAL MATTERS

Certain legal matters in connection with U.S. law and New York law and with respect to the validity of the new notes will be passed upon for us by Shearman & Sterling, New York, New York. Certain legal matters in connection with U.S. law and New York law will be passed upon for the dealer manager and solicitation agent by Simpson Thacher & Bartlett, New York, New York. Certain matters in connection with Argentine law will be passed upon for us by Estudio O’Farrell. Certain matters as to Argentine law will be passed upon for the dealer manager and solicitation agent by Pérez Alati, Grondona, Benites, Arntsen & Martínez de Hoz (h). Shearman & Sterling will rely, without independent investigation, upon the opinion of Estudio O’Farrell with respect to matters of Argentine law.

WHERE TO FIND ADDITIONAL INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form F-4 with respect to the exchange offers and the new notes. This prospectus and proxy solicitation, which constitutes a part of the registration statement on Form F-4, does not contain all of the information set forth in that registration statement. For further information about us and the new notes we refer you to that registration statement.

This prospectus and proxy solicitation incorporates by reference the following documents which accompany this prospectus and proxy solicitation.

1.	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2002.

2	Cointel’s Annual Report on Form 20-F for the fiscal year ended September 30, 2002.

3.	Cointel’s Report on Form 6-K dated April 15, 2003.

4.	Our Report on Form 6-K dated May 5, 2003.

5.	Cointel’s Report on Form 6-K dated May 5, 2003.

6.	Our Report on Form 6-K dated May 22, 2003.

7.	Cointel’s Report on Form 6-K dated May 22, 2003.

We and Cointel file annual and current reports and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings after November 8, 2002 are also available to the public through the SEC’s web site at http://www.sec.gov.

No person is authorized to give any information or represent anything not contained in this prospectus and proxy solicitation. We are only offering the new notes in places where sales of those securities are permitted. The information contained in this prospectus and proxy solicitation, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

Telefónica de Argentina S.A.

Avenida Ingeniero Huergo 723

(C1107A0T) Buenos Aires, Argentina

INFORMATION AGENT D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, NY 10005 Fax: (212) 809-8839 Tel: (212) 493-6920	EXCHANGE AGENT The Bank of New York 101 Barclay Street New York, NY 10286 Tel: (212) 815-5381 Fax: (212) 815-5802

AUDITORS

Deloitte & Co. SRL,

Member Firm of Deloitte Touche Tohmatsu

Florida 234, 5th Floor

C1005AAF Buenos Aires, Argentina

DEALER MANAGER AND SOLICITATION AGENT

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Tel. (toll free): (800) 624-1808

(Outside the U.S.): (212) 761-1893

LEGAL ADVISORS TO TELEFÓNICA DE ARGENTINA

In respect of U.S. Law Shearman & Sterling 599 Lexington Avenue New York, NY 10022	In respect of Argentine Law Estudio O’Farrell Avenida de Mayo 645/651 (1084) Buenos Aires, Argentina

LEGAL ADVISORS TO THE DEALER MANAGER AND SOLICITATION AGENT

In respect of U.S. Law Simpson Thacher & Bartlett 425 Lexington Avenue New York, NY 10017	In respect of Argentine Law Pérez Alati, Grondona, Benites, Arntsen & Martínez de Hoz (h) Suipacha 1111, piso 18º (C1008AAW) Buenos Aires, Argentina

Any questions or requests for assistance may be directed to Morgan Stanley & Co. Incorporated and its affiliates at the address and telephone numbers set forth below. You may also direct requests for additional copies of this prospectus and proxy solicitation, the reports incorporated by reference in this prospectus and proxy solicitation and the letter of transmittal to D.F. King & Co., Inc. at the address and telephone number set forth below. Beneficial owners should contact their brokers, dealers, banks, trust companies or other nominees for assistance concerning these exchange offers. Information relating to the exchange offers and proxy solicitations is also available via “MCM Corporate Watch” on Bloomberg pages        and        and Telerate pages        and       .

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS AND PROXY SOLICITATION

Item 20.    Indemnification of Directors and Officers

Neither the laws of Argentina nor the Registrant’s enabling documents provide for the indemnification of controlling persons, directors or officers. The Registrant has insured its directors, officers and statutory auditors against civil liabilities in connection with the registration, offering and sale of the securities.

Item 21.    Exhibits and Financial Statement Schedules

The following is a list of exhibits to this Registration Statement:

Exhibit No.	Description

1.1	Form of Dealer Management Agreement to be entered into between Telefónica de Argentina S.A. and Morgan Stanley & Co. Incorporated, as Dealer Manager and Solicitation Agent.*

3.1	English translation of the By-laws (Estatutos) of Telefónica de Argentina S.A., as amended, including the corporate charter.**

4.1	Indenture, dated November 3, 1994, among Telefónica de Argentina S.A., Bankers Trust Company, as trustee, co-registrar and principal paying agent, and Bankers Trust S.A., as paying agent.***

4.2

Indenture, dated as of July 31, 1997 among Compañía Internacional de Telecomunicaciones S.A., The Bank of New York, as trustee, co-registrar, paying agent and transfer agent, and The Bank of New York S.A., as registrar, paying agent and transfer agent.

4.3

Fiscal Agency Agreement, dated January 9, 1998, among Telefónica de Argentina S.A., The Bank of New York, as fiscal agent, co-registrar, principal paying agent and transfer agent, Banco Río de la Plata S.A., as registrar, Argentine paying agent and Argentine transfer agent, and Banque Internationale a Luxembourg S.A., as Luxembourg paying agent and Luxembourg transfer agent.

4.4

Form of Indenture to be entered into among Telefónica de Argentina S.A., The Bank of New York, as trustee, co-registrar and principal paying agent, and Banco Rio de la Plata S.A., as registrar and Argentine paying agent in respect of the Registrant’s new 11 7/8% Notes due 2007, new 9 1/8% Notes due 2010, new 8.85% Notes due 2011 and new Conversion Notes due 2011.*

4.5

Form of Supplemental Indenture to be entered into among Telefónica de Argentina S.A., Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as trustee, co-registrar and principal paying agent, and [Deutsche Bank S.A.] (successor to Bankers Trust S.A.), as paying agent relating to the proposed changes to the Indenture described in exhibit 4.1.*

4.6	Form of Amendment to the terms and conditions of the Registrant’s 9 1/8% Notes due 2008.*

4.7

Form of Supplemental Indenture to be entered into among Compañía Internacional de Telecomunicaciones S.A., The Bank of New York, as trustee, co-registrar, paying agent and transfer agent, and The Bank of New York S.A., as registrar, paying agent and transfer agent relating to the proposed changes to the Indenture described in exhibit 4.2.*

5.1	Opinion of Estudio O’Farrell, Argentine counsel to Telefónica de Argentina S.A.

5.2	Opinion of Shearman & Sterling, outside counsel to Telefónica de Argentina S.A.

10.1	Management Agreement, dated November 80, 1990, between Telefónica de Argentina S.A. and Telefónica de España S.A., together with an English summary thereof.***

10.2

System Operation and Maintenance Outsourcing Master Agreement dated June 26, 2000 by and between IBM Argentina S.A., Telefónica de Argentina S.A., Telefónica Communicaciones Personales S.A., Telinver S.A., Telefónica Data Argentina, and Telecommunicaciones y Sistemas, as amended.****

Exhibit No.	Description

10.4	Preliminary Spin-off and Merger Agreement by and among Telefónica de Argentina S.A., Telefónica Data Argentina and Telefónica Móviles S.A. (English Translation).*****

10.5	Telefónica S.A. Stock Option Agreement, dated June 26, 2001, between Telefónica S.A. and Telefónica de Argentina S.A. (English Translation).**

10.6	Agreement dated March 21, 2003 between IBM Argentina S.A., Telefónica de Argentina S.A. and others (English Translation).******

10.7	Agreement dated May 20, 2003 between Telefónica Internacional S.A. and Telefónica de Argentina S.A. (English Translation).

23.1	Consent of Deloitte & Co. S.R.L., Firm Member of Deloitte Touche Tohmatsu.

23.2	Consent of Deloitte & Co. S.R.L., Firm Member of Deloitte Touche Tohmatsu.

23.3	Consent of PriceWaterhouse & Co. S.R.L., Member Firm of PriceWaterhouse Coopers.

23.4	Consent of PriceWaterhouse & Co. S.R.L., Member Firm of PriceWaterhouse Coopers.

23.5	Consent of Estudio O’Farrell (included in Exhibit 5.1).

23.6	Consent of Shearman & Sterling (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	Form T-1 Statement of Eligibility of Trustee.

99.2	Form of Letter of Transmittal for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.3	Form of Letter of Transmittal for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

99.4	Form of Letter to Clients for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.5	Form of Letter to Clients for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

99.6	Form of Broker-Dealer Letter for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.7	Form of Broker-Dealer Letter for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

99.8	Exchange Agent Agreement, dated , 2003, between Telefónica de Argentina S.A. and The Bank of New York for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.9	Exchange Agent Agreement, dated , 2003, between Telefónica de Argentina S.A. and The Bank of New York for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

99.10	Information Agent Agreement, dated , 2003, between Telefónica de Argentina S.A. and D.F. King & Co., Inc. for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.11	Information Agent Agreement, dated , 2003, between Telefónica de Argentina S.A. and D.F. King & Co., Inc for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

*	To be filed by amendment.
**	Incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended September 30, 2001
***	Incorporated by reference to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on October 28, 1993 (Registration No. 33-70982).
****	Incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended September 30, 2000.
*****	Incorporated by reference to Amendment No. 1 to the Registrant’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 12, 2001.
******	Incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002.

Item 22.    Undertakings.

The undersigned registrant hereby undertakes:

(1)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2)  (i)  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(4)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to paragraph a(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant certifies that it meets all requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TELEFÓNICA DE ARGENTINA S.A.

By:	/S/ JUAN IGNACIO LÓPEZ BASAVILBASO

Name: Juan Ignacio López Basavilbaso Title: Chief Financial Officer

Dated: May 22, 2003

We, the undersigned directors and officers of Telefónica de Argentina S.A., do hereby constitute and appoint Miguel Angel Gutiérrez and Juan Ignacio López Basavilbaso and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MIGUEL ANGEL GUTIÉRREZ Name: Miguel Angel Gutiérrez	Chairman of Board of Directors and President	May 22, 2003

Name: José María Alvarez-Pallete López	Vice Chairman of Board of Directors

/S/ JUAN IGNACIO LÓPEZ BASAVILBASO Name: Juan Ignacio López Basavilbaso	Chief Financial Officer and Controller	May 22, 2003

/S/ LUIS RAMÓN FREIXAS PINTO Name: Luis Ramón Freixas Pinto	Director	May 22, 2003

Name: José Fernando de Almansa Moreno-Barreda	Director

/S/ ALFREDO JORGE MACLAUGHLIN Name: Alfredo Jorge MacLaughlin	Director	May 22, 2003

/S/ MARIO EDUARDO VÁSQUEZ Name: Mario Eduardo Vásquez	Director	May 22, 2003

Name: Antonio Viana-Baptista	Director

Signature	Title	Date

/S/ GUILLERMO HARTENECK Name: Guillermo Harteneck	Director	May 22, 2003

PUGLISI & ASSOCIATES

/S/ DONALD J. PUGLISI By Donald J. Puglisi	Authorized Representative in the United States	May 22, 2003

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Dealer Management Agreement to be entered into between Telefónica de Argentina S.A. and Morgan Stanley & Co. Incorporated, as Dealer Manager and Solicitation Agent.*

3.1	English translation of the By-laws (Estatutos) of Telefónica de Argentina S.A., as amended, including the corporate charter.**

4.1	Indenture, dated November 3, 1994, among Telefónica de Argentina S.A., Bankers Trust Company, as trustee, co-registrar and principal paying agent, and Bankers Trust S.A., as paying agent.***

4.2

Indenture, dated as of July 31, 1997 among Compañía Internacional de Telecomunicaciones S.A., The Bank of New York, as trustee, co-registrar, paying agent and transfer agent, and The Bank of New York S.A., as registrar, paying agent and transfer agent.

4.3

Fiscal Agency Agreement, dated January 9, 1998, among Telefónica de Argentina S.A., The Bank of New York, as fiscal agent, co-registrar, principal paying agent and transfer agent, Banco Rio de la Plata S.A., as registrar, Argentine paying agent and Argentine transfer agent, and Banque Internationale a Luxembourg S.A., as Luxembourg paying agent and Luxembourg transfer agent.

4.4

Form of Indenture to be entered into among Telefónica de Argentina S.A., The Bank of New York, as trustee, co-registrar and principal paying agent, and Banco Rio de la Plata S.A., as registrar and Argentine paying agent in respect of the Registrant’s new 11 7/8% Notes due 2007, new 9 1/8% Notes due 2010, new 8.85% Notes due 2011 and new Conversion Notes due 2011.*

4.5

Form of Supplemental Indenture to be entered into among Telefónica de Argentina S.A., Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as trustee, co-registrar and principal paying agent, and [Deutsche Bank S.A.] (successor to Bankers Trust S.A.), as paying agent relating to the proposed changes to the Indenture described in exhibit 4.1.*

4.6	Form of Amendment to the terms and conditions of the Registrant’s 9 1/8% Notes due 2008.*

4.7

Form of Supplemental Indenture to be entered in among Compañía Internacional de Telecomunicaciones S.A., The Bank of New York, as trustee, co-registrar, paying agent and transfer agent, and The Bank of New York S.A., as registrar, paying agent and transfer agent relating to the proposed changes in the Indenture described in exhibit 4.2.*

5.1	Opinion of Estudio O’Farrell, Argentine counsel to Telefónica de Argentina S.A.

5.2	Opinion of Shearman & Sterling, outside counsel to Telefónica de Argentina S.A.

10.1	Management Agreement, dated November 80, 1990, between Telefónica de Argentina S.A. and Telefónica de España S.A., together with an English summary thereof.***

10.2

System Operation and Maintenance Outsourcing Master Agreement dated June 26, 2000 by and between IBM Argentina S.A., Telefónica de Argentina S.A., Telefónica Communicaciones Personales S.A., Telinver S.A., Telefónica Data Argentina, and Telecommunicaciones y Sistemas, as amended.****

10.4	Preliminary Spin-off and Merger Agreement by and among Telefónica de Argentina S.A., Telefónica Data Argentina and Telefónica Móviles S.A. (English Translation).*****

10.5	Telefónica S.A. Stock Option Agreement, dated June 26, 2001, between Telefónica S.A. and Telefónica de Argentina S.A. (English Translation).**

10.6	Agreement dated March 21, 2003 between IBM Argentina S.A., Telefónica de Argentina S.A. and others (English Translation).******

10.7	Agreement dated May 20, 2003 between Telefónica Internacional S.A. and Telefónica de Argentina S.A. (English Translation).

12.1	Ratio of Earnings to Fixed Charges.

Exhibit No.	Description

23.1	Consent of Deloitte & Co. S.R.L., Firm Member of Deloitte Touche Tohmatsu.

23.2	Consent of Deloitte & Co. S.R.L., Firm Member of Deloitte Touche Tohmatsu.

23.3	Consent of PricewaterhouseCoopers & Co. S.R.L., Member Firm of Price Waterhouse Coopers.

23.4	Consent of PricewaterhouseCoopers & Co. S.R.L., Member Firm of Price Waterhouse Coopers.

23.5	Consent of Estudio O’Farrell (included in Exhibit 5.1).

23.6	Consent of Shearman & Sterling (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	Form T-1 Statement of Eligibility of Trustee.

99.2	Form of Letter of Transmittal for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.3	Form of Letter of Transmittal for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

99.4	Form of Letter to Clients for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.5	Form of Letter to Clients for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

99.6	Form of Broker-Dealer Letter for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.7	Form of Broker-Dealer Letter for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

99.8	Exchange Agent Agreement, dated , 2003, between Telefónica de Argentina S.A. and The Bank of New York for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.9	Exchange Agent Agreement, dated , 2003, between Telefónica de Argentina S.A. and The Bank of New York for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

99.10	Information Agent Agreement, dated , 2003, between Telefónica de Argentina S.A. and D.F. King & Co., Inc. for exchange of our 11 7/8% Notes due 2004 and 9 1/8% Notes due 2008.*

99.11	Information Agent Agreement, dated , 2003, between Telefónica de Argentina S.A. and D.F. King & Co., Inc for exchange of Cointel’s 8.85% Notes due 2004 and 10 3/8% Notes due 2004.*

*	To be filed by amendment.
**	Incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended September 30, 2001
***	Incorporated by reference to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on October 28, 1993 (Registration No. 33-70982).
****	Incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended September 30, 2000.
*****	Incorporated by reference to Amendment No. 1 to the Registrant’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 12, 2001.
******	Incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002.